As filed with the Securities and Exchange Commission on December 12, 2025.

Registration No. 333-276557

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 4
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________

BRB FOODS INC.
(Exact name of registrant as specified in its charter)

________________________________

Wyoming	2000	92-1196935
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

Rua Doutor Eduardo de Souza Aranha
387 – Conjunto 151
São Paulo, SP, Brazil, 04543-121
+55 4040-5766
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________

Wyoming Discount Registered Agent, Inc.
36 Shadow Brook Lane
Lander, WY 82520
(775) 782-6587
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copies to:

Mitchell L. Lampert, Esq. Robinson & Cole LLP 1055 Washington Boulevard Stamford, CT 06901 Tel.: (203) 462-7559	Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Tel.: +852-3923-1111

________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company,” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

1.      This registration statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus.    A prospectus to be used for the public offering of 3,750,000 shares of common stock of the Registrant (the “Public Offering Prospectus”) through the underwriters named on the cover page of the Public Offering Prospectus. The estimated initial public offering price for the common stock to be sold in the offering is expected to be between $4.00 and $5.00 per share of common stock.

•        Resale Prospectus.    A prospectus to be used for the resale by the selling shareholders set forth therein of 2,572,642 shares of common stock of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different front covers and back covers;

•        they contain different Offering sections in the Prospectus Summary section;

•        they contain different Use of Proceeds sections;

•        the Capitalization and Dilution sections are deleted in the Resale Prospectus;

•        a selling shareholder section is included in the Resale Prospectus;

•        The Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place; and

•        the Legal Matters section in the Resale Prospectus on page Alt-15 deletes the reference to counsel for the underwriters.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholders.

2.      Post-Effective Amendment

On January17, 2024, the Registrant initially filed a registration statement on Form S-1 (File No. 333-276557) (the “Prior Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was subsequently declared effective by the SEC on August 11, 2025. On August 28, 2025, the Registrant filed Pos-Effective Amendment No.1 to the Prior Registration Statement to include interim consolidated financial statements at June 30, 2025 and for the six months ended June 30, 2025 and 2024 and to update certain other information contained therein (the “First Post-Effective Amendment”). On September 25, 2025, the Registrant filed post-effective amendment no. 2 to the registration statement on Form S-1 (the “Second Post-Effective Amendment”). On October 22, 2025, the Registrant filed post effective amendment no. 3 to the registration statement on Form S-1 (the “Third Post-Effective Amendment”) pursuant to Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), to allow automatic effectiveness in light of the then-ongoing suspension of the SEC’s operations and to restart the 15-business-day pricing period provided by Rule 430A(a)(3).

The Registrant is filing this post-effective amendment no. 4 to the registration statement on Form S-1 (the “Fourth Post-Effective Amendment”) to the registration statement on Form S-1 to (i) include interim consolidated financial statements at September 30, 2025 and for the nine months ended September 30, 2025 and 2024 and to update certain other information contained in the Third Post-Effective Amendment, and (ii) amend the cover page hereto by re-inserting the delaying amendment language pursuant to Rule 473 under the Securities Act. This Fourth Post-Effective Amendment does not make any substantive changes to the prospectus included in the Third Post-Effective Amendment and is not registering any additional securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 12, 2025

3,750,000 Shares

of Common Stock

This is the initial public offering of shares of common stock of BRB Foods Inc., a corporation incorporated under the laws of the State of Wyoming. We are offering 3,750,000 shares of our common stock, par value $0.001 per share. The estimated initial public offering price for the common stock to be sold in the offering is expected to be between $4.00 and $5.00 per share of common stock.

Prior to this offering and the sales of our common stock by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, there has been no public market for our common stock. We anticipate that the initial public offering price for our shares of common stock will be between $4.00 and $5.00 per share. Simultaneously with the initial public offering, the selling shareholders (as defined herein) are offering up to 2,572,642 shares of our common stock pursuant to the Resale Prospectus (as defined herein). We will not receive any proceeds from the sale of the shares of our common stock to be sold by the selling shareholders.

We have applied to have the shares of our common stock listed on the Nasdaq Capital Market under the symbol “BRBF”. If our application to have the shares of common stock listed on the Nasdaq Capital Market is not approved, we will not proceed with this offering.

We have also agreed to issue warrants exercisable for shares of our common stock equal to 7.0% of the aggregate number of shares sold in this offering, exercisable at a price per share equal to 125% of the initial public offering price per share in this offering, to the representative of the underwriters See “Underwriting”.

After the completion of this offering, Mr. Paulo R. Bonifacio will continue to own a majority of the voting power of shares eligible to vote in the election of our directors, representing approximately 54.0% of the combined voting power of our outstanding common stock assuming no exercise of the underwriters’ option to purchase additional shares of common stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. As a result, we will be exempt from certain corporate governance requirements set forth in the Nasdaq listing rules. However, we do not expect to rely on the “controlled company” exemption under the listing standards of the Nasdaq. See “Management — Corporate Governance” and “Principal Stockholders”. Following the completion of this offering, public investors will own approximately 23.1%, representing approximately 23.1% of the combined voting power, of our outstanding shares of common stock assuming no exercise of the underwriters’ option to purchase additional shares of common stock.

We are an “emerging growth company” as defined under the federal securities laws and, as such, we will be subject to certain reduced reporting requirements after this offering. See “Prospectus Summary — Emerging Growth Company Status”.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities and before purchasing shares of our common stock.

	Per Share	Total
Initial public offering price(1)	$4.50	$16,875,000
Underwriting discounts and commissions(2)	$0.36	$1,350,000
Proceeds, before expenses, to us(3)	$4.14	$15,525,000

____________

(1)         Initial public offering price per share is assumed to be $4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

(2)         Represents underwriting discount equal to 8% of the public offering price. We have also agreed to issue warrants exercisable for shares of our common stock equal to 7.0% of the aggregate number of shares sold in this offering, exercisable at a price per share equal to 125% of the initial public offering price per share in this offering, to the representative of the underwriters and to reimburse the underwriters for certain expenses. See “Underwriting” for a description of the compensation payable to the underwriters.

(3)         The amount of offering proceeds to us presented in this table does not give effect to any exercise of the over-allotment option we have granted to the underwriters as described below or the warrants being issued to the representative of the underwriters in this offering.

We have granted the underwriters an option, exercisable for a period of 45 days from the date of this prospectus, to purchase up to an additional 562,500 shares of our common stock at the initial public offering price less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise the option in full, and assuming an offering price of $4.50 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, the total underwriting discounts and commissions payable by us will be $1,552,500 and the total proceeds, before expenses, to us will be $19,406,250.

Our auditor, Russell Bedford GM Auditores Independentes S/S, an independent registered public accounting firm headquartered in Brazil, is currently subject to PCAOB inspections and has not been inspected by the PCAOB on a regular basis. If the PCAOB is unable to inspect the work papers of our auditor, such lack of inspection could cause trading in our common stock to be prohibited, and as a result, an exchange may determine not to list or to delist our common stock. The delisting and the cessation of trading of our common stock, or the threat of our common stock being delisted and prohibited from being traded, may materially and adversely affect the value of your investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about [•], 2025.

Joint Book-Runners

Alexander Capital, L.P.	Network 1 Financial Securities, Inc.

The date of this prospectus is [•], 2025

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in any free writing prospectus. We and the underwriters have not authorized anyone to provide you with information different from that contained in this prospectus. We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

Neither we, the selling shareholders, nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used or incorporated by reference in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, trademark (™) and service mark (SM) symbols, but those references are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensor to these trademarks, tradenames and service marks.

We obtained the statistical data, market data and other industry data and forecasts described or incorporated by reference in this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

Market, Industry and Other Data

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources and on our knowledge of the markets for our services.

These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information and cannot assure you of its accuracy or completeness. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial Information

We are a holding company and do not have any material operations of our own. We conduct our activities through our subsidiaries in Brazil, BR Brands S.A. (formerly BR Brands Ltda.) and Boni Logistica Ltda., using the Brazilian Real (“BRL”), the currency of Brazil as our functional currency. Our reporting currency is the United States dollars (“US$” or “U.S. dollars”). All translations of Brazilian Real into U.S. dollars in our financial statements have been made using the following criteria: (i) assets and liabilities translated to U.S. dollars using the exchange rate for the quarter; (ii) income statement, comprehensive income statement, and statement of cash flows translated to U.S. dollars using monthly average rates; and (iii) equity translated to U.S. dollars at the historical amount of composition. Exchange rate variations from the conversion of the aforementioned accounts are recognized in a specific account of equity named “Equity valuation adjustments”. No representation is being made that the Brazilian Real amounts could have been, or could be, converted, realized or settled into U.S. dollars at such rate, or at any other rate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Public Offering Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Forward-looking statements in this prospectus may include, for example, statements about:

•        our current and future capital requirements to support our operations;

•        our ability to maintain or protect the validity of our intellectual property;

•        our ability to retain key executive members;

•        our ability to hire and continue to hire qualified personnel;

•        our ability to maintain and continue acceptance within the food industry;

•        competitors and competition;

•        our cash on hand and continued investment;

•        the accuracy of our estimates regarding expenses and capital requirements; and

•        regulation.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the law of the State of Wyoming; however, most of our executive officers and directors and some of the experts named in this prospectus are located in Brazil and all or a substantial portion of their assets or of our assets are located outside the United States. As a result, it may be difficult for stockholders to effect service of process on our officers, directors and experts who are located outside of the United States, and any judgment obtained in the United States against any of our officers, directors or such experts may not be collectible within the United States. See “Risk Factors — Risks Related to Doing Business in Brazil — Enforcement risks related to civil liabilities due to our subsidiaries and our officers and directors being located in Brazil”.

We have been advised by our Brazilian counsel, Cescon, Barrieu, Flesch & Barreto Advogados, that, subject to certain requirements described below, a final conclusive judgment for civil liabilities rendered by any court in the United States would be recognized by Brazilian courts (to the extent they have jurisdiction) without reconsideration of the merits of the original lawsuit, upon recognition by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). Decisions on interlocutory measures may likewise be enforced in Brazil in accordance with applicable laws. Recognition will occur, according to Article 963 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended), if the foreign decision:

•        complies with all formalities necessary for its enforcement under the laws of the place where it was issued;

•        is issued by a court of competent jurisdiction or authority within the jurisdiction where it was awarded, after proper service of process on the relevant party (and, if the relevant party is located in Brazil, service of process has been made in accordance with Brazilian law) or the absence of the relevant party is duly certified;

•        is final and therefore not subject to appeal (res judicata) in the jurisdiction where it was awarded;

•        is not contrary to Brazilian national sovereignty or public policy or morality or violates human dignity;

•        does not violate a final and unappealable decision issued by a Brazilian court;

•        does not violate the exclusive jurisdiction of Brazilian courts; and

•        is duly authenticated by a competent Brazilian consulate or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, and be accompanied by a sworn translation thereof into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory.

The judicial recognition process may be time-consuming and may also give rise to difficulties in enforcing the foreign decision in Brazil. There can be no assurance that confirmation will be obtained, that the process described above will be conducted in a timely manner or that Brazilian courts will enforce a monetary judgment of the United States or other jurisdictions outside Brazil.

We have also been advised that:

•        civil actions may be brought before Brazilian courts based on the federal securities laws of the United States or other jurisdiction outside Brazil and that, subject to applicable law, Brazilian courts may enforce liability arising from such actions against us or our directors and officers (provided that provisions of the federal securities laws of the United States or other jurisdiction outside Brazil do not contravene Brazilian public policy, good morals, human dignity or national sovereignty and provided further that Brazilian courts can assert jurisdiction over the particular action); and

•        the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law to the extent that assets are located in Brazil.

A plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real estate property in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses, including attorney fees, except in the case of (1) exemptions from an international agreement or treaty to which Brazil is signatory; (2) an action for enforcement of an extrajudicial instrument (título executivo extrajudicial), which may be enforced in Brazilian courts without review on the merits; (3) enforcement of a judgment, including foreign judgments that have been duly recognized by the Brazilian Superior Court of Justice; (4) counterclaims; and (5) in the event of an international agreement ratified by Brazil that does not require the obligation to post a bond, as established under the Brazilian Code of Civil Procedure.

Notwithstanding the foregoing, we cannot assure that (1) the confirmation of any judgment issued by a foreign court will be obtained, (2) the proceedings described above can be conducted promptly, or (3) Brazilian courts will enforce any penalty established by the foreign final judgment in the event the defendant refuses to comply with it.

Our Brazilian counsel has further advised us that (1) original actions based on the federal securities laws of the United States may be brought in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce civil liabilities in such actions against us, our directors and executive officers named in this prospectus (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals, human dignity or national sovereignty and provided further that Brazilian courts can assert jurisdiction over the particular action); and (2) the ability of a creditor to satisfy a judgment by attaching certain assets of ours is limited by provisions of Brazilian law, to the extent that such assets are located in Brazil.

If proceedings are brought before the Brazilian courts seeking to enforce obligations against us, payment shall be made in Brazilian Real. Any judgment rendered in Brazilian courts in respect of any payment obligations would be expressed in Brazilian Real.

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PUBLIC OFFERING PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors,” “Business” and our financial statements and the related notes included elsewhere in this prospectus before investing in our common stock.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “BRBF”, “Company,” “we,” “us,” “our,” or similar references mean BRB Foods Inc. and its subsidiaries on a consolidated basis.

Company Overview

BRB Foods Inc. (the “Company” or “BRBF”), through its Brazilian based subsidiaries, is a manufacturer and distributor of dry food products sold under name brands licensed from Unilever Brasil Ltda. (“Unilever Brasil”), Unilever IP Holdings B.V. (“Unilever IP”), Mãe Terra Produtos Naturais Ltda. (“Mãe Terra”), and Conopco, Inc. (“Conopco”) d/b/a Unilever. Our Company specializes in the entire process of acquiring, processing, manufacturing, selling and packaging high-quality dry food products that are distributed to and marketed at major retailers and food service establishments throughout Brazil. We employ sales personnel who prepare retail displays at the physical locations of products’ sales, also known as the Point of Sale. For the nine months ended September 30, 2025, we did not generate any net revenue. We generated net revenue of approximately $0.04 million and $10.1 million during our fiscal years ended December 31, 2024 and 2023, respectively.

Our product portfolio includes a wide range of dry food products such as pasta, rice, beans, corn, cassava, potato, snacks, and other dry food items that are produced under strict quality guidelines and procedures. Our most popular brand products include Knorr, Maizena and Mãe Terra.

We are committed to sustainability and responsible sourcing. We work with local farmers and suppliers to ensure that our raw materials are ethically sourced and sustainably produced. Our production processes are designed to minimize waste and reduce our environmental impact. Since the beginning of activities in 2020, we have always been very clear that the entire approval process would be based on the pillars of the environmental, social, and corporate governance (“ESG”) philosophy, focusing on food safety, quality associated with excellence and tradition of brands and work safety, in addition to strict respect for the environment, sustainability and good market practices.

We work closely with our clients to ensure that their specific needs and requirements are met, and we strive to provide them with the highest level of customer service and product quality. Our state-of-the-art facilities utilize the latest technology to ensure that our products meet the highest standards of food safety and quality control. Our team of experienced professionals is dedicated to providing our clients with exceptional service and high-quality products that meet their specific needs. We are proud to partner with name brand food companies such as Unilever.

Financial Performance Summary

We began operations in 2020 (through our subsidiaries). As a result of our limited operating history, we have limited financial data that can be used to evaluate our current business, and such data may not be indicative of future performance. Since 2020, most of our free cash flow has been used to fund our operations and growth, capital expenditure investments, human resources and other expenses. As a result, we experienced losses in fiscal year 2021. In 2022, we carried out a series of management, asset and financial adjustments, laying the foundations for improving the Company’s performance for the year ended December 31, 2022. As a result, in the fiscal year of 2022, due to the increase in our performance, we did not record a net loss, but recorded a net profit of US$405,192. However, for the year ended December 31, 2023, we recorded a net loss of approximately $5.8 million due to high cost of money and all the investments made in people, systems, packaging, processes and logistics and for the year ended December 31, 2024, we recorded a net loss of approximately $1.6 million due to the high cost of capital in Brazil, where the benchmark interest rate is currently 12.73% per year, and investments in preserving critical business infrastructure and personnel to support the planned launch of 41 new products in the first quarter of 2026. For the nine months ended September 30, 2025, we recorded a net loss of approximately $0.8 million.

We voluntarily suspended all product sales in the second quarter of 2024. Our product sales pause was not the result of operational failure, but a decision taken to align our current go-to-market strategy in preparation for our anticipated launch of 41 additional products under our licensed brands (including Knorr, Maizena, and Mãe Terra) in Brazil. We decided that selling our then-existing 3 products in the limited region of São Paulo, Brazil only was not commercially viable. Instead, we decided to focus on product development, logistical readiness, and finalizing preparations to introduce 41 new products, across all 27 states of Brazil, utilizing 14 independent distribution centers. Due to our suspension of product sales, we recorded no net revenues for the nine months ended September 30, 2025, compared to net revenues of $40,463 for the nine months ended September 30, 2024, and our net revenues for the year ended December 31, 2024 declined to $40,463, compared to $10,054,390 in 2023.

We have encountered, and expect to continue to encounter, risks and difficulties frequently experienced by growing companies, including challenges in financial forecasting accuracy, determining appropriate investments, developing new products and features, maintaining minimum cash and working capital levels, among others.

Despite these major challenges faced by the Company in 2022, we were able to record the best financial performance in the Company’s history in fiscal year 2022. During this period, processes were reviewed, costs were cut, therefore promoting a stronger and more efficient structure to the Company.

Although we did not record a net loss in fiscal year 2022, it is necessary to highlight that the continuance of our growth and expansion required new investments in 2023, retention of cash and accrual of expenses, additional financing needs, which adversely impacted and eliminated our profitability in 2023. As a result of the foregoing and external challenges such as limited credit availability and high financing costs, we recorded a 29.43% decline in revenues in 2023.

The most visible achievements for our business were the additional leadership recruited from the São Paulo metropolitan in the first quarter of 2023 and the continued business with our major cash-and-carry companies, who were able to observe that if we have full operational and financial capacity we will be able to lead in each category of our product portfolio.

At the end of FYE 2022, Brazil’s Central Bank set the monetary policy rate at 12.73%, increased from 4.91% in the previous year. That meant an increase in the cost of working capital financing, which also reduced the availability of credit lines, resulting in significant financial expenses of US$1,466,976 in fiscal year 2023 and US$1,172,087 in fiscal year 2024. While financial expenses decreased year-over-year, they remained a significant component of the Company’s cost structure. At the end of FYE 2024, the benchmark interest rate remained 12.73% per year.

We agreed to create and launch 61 new products under well-known brands such as Arisco, Maizena, Knorr and Mãe Terra. One of the four license agreements, which covers 20 of the 61 planned new products under the Arisco brand, expired on December 1, 2025. We are in discussions with Unilever regarding a potential extension of this agreement; however, extension has not been finalized and there can be no assurance that this agreement will be renewed or extended on acceptable terms, if at all. The remaining three Unilever agreements remain in effect and they continue the eventual launch of the remaining 41 planned products. The remaining 41 products will complement our current offerings and will be distributed nationwide by the end of the first quarter of 2026, positioning the Company for significant growth in market share and revenue. Our product portfolio expansion, resulting in 44 products across various categories, including rice, corn, pasta, natural sugars, and cereals, is expected to boost both revenue and earnings before interest, taxes, depreciation, and amortization (“EBITDA”). This comprehensive portfolio is designed to meet consumer demand for healthier, more nutritious food, while taking advantage of economies of scale to lower production and distribution costs.

For the nine months ended September 30, 2025 and 2024:

•        Our net revenue was US$0 and US$40,463, respectively.

•        Our net loss was US$(812,788) and US$(959,559), respectively.

For the fiscal years ended December 31, 2024 and 2023:

•        Our net revenue was US$40,463 and US$10,054,390 respectively.

•        Our net loss was US$1,627,821 and US$5,839,344, respectively.

Market Opportunities

•        Increase market performance in Brazil with national and international well-known brands with more than 100 years.

•        Development of our fully-owned logistics company subsidiary to increase efficiency and expand tailor-made logistics services.

•        Development of new products using the well-known brands utilized by the Company.

•        Acquisition and mergers with existing companies in order to extend our presence even further and expanding the relationship with customers.

Competitive Strengths

In response to the market opportunities, we have the following competitive strengths:

•        Multiple traditional brands.

•        Well recognized for the quality of our licensed brands products.

•        Strategic price position.

•        Key commercial relationships with large supermarket chains.

•        Brands with more than 100 years on the market.

•        Deep logistics knowledge and fully-owned logistics company subsidiary providing operational logistics support.

•        Experienced management team.

Growth Strategy

Innovation, focus on the customer, sustainability, an agile cost-efficient structure, improved sales processes and customer experience, and absolute quality are the essential elements that we were able to strengthen during the fiscal year 2023, resulting in an improved relationship between the Company and Unilever, the licensor of our major brands. In 2025, we will continue to improve the national distribution of certain products we sell which were previously regionalized and standardize distribution of these products nationally.

The Company aims to implement different sales strategy, unlike other companies in the industry. Our main focus is on the sell-out, which is an industry specific term that refers to actions taken at the physical location where the product is sold. Such sell-out actions are intended to promote more efficient product visibility for consumers, thereby, increasing final sales. Once combined with certain key elements, sell-out actions become a powerful tool for sales, as illustrated in the following graphic:

In 2022 and 2023, we signed new agreements with Unilever for the creation and launch of 61 different products such as rice, corn, potatoes, pasta, natural sugars, cocoa and cereals, under the brands Arisco, Maizena, Knorr and Mãe Terra. One of these four Unilever agreements, which covers 20 of the 61 planned new products under the Arisco brand, expired on December 1, 2025. We are in discussions with Unilever regarding a potential extension of this agreement; however, extension has not been finalized and there can be no assurance that this agreement will be renewed or extended on acceptable terms, if at all. The remaining three Unilever agreements remain in effect and they continue to support the eventual launch of the remaining 41 planned products. The remaining products will be launched by the end of the first quarter of 2026, which, when combined with our existing 3 products, provides us with a portfolio totaling 44 products. We have a responsibility to deliver convenient, innovative and reliable products that respond to the needs of consumers and respect the cultures of our country. In addition, we are a vertically operated company and must ensure we make good use of assets, have cohesion in our values and practices, maintain win-win relationships in the value chain and cultivate leaders capable of adequately guiding the business.

Our strategic direction is based on strengthening as a national food company and paving the way to international operations through profitable growth, through the expansion of operational efficiency with optimization in the use of natural resources, reduction in the use of packaging and product development. We expect the expansion to take place through the following pillars:

•        Current business growth through geographic diversification. To this end, we intend to pay particular attention to our portfolio, product mix and distribution channels, taking advantage of the existing logistics network, with a focus on agile processes.

•        Entry into new planning categories that may occur organically or inorganically, focusing on products that have synergy with the current business and strategy. Entry into new categories will focus on expanding the Company’s portfolio, with brands and products with greater added value, increasing current margins.

To sustain our growth strategy, the Company relies on a business model and commercial strategy based on consistent investments in marketing, trade marketing, assertive pricing models, use of technology and new methodologies to meet market trends. Innovation is also an important pillar of the strategy. SAP Business One (a business management software designed for small and medium-sized businesses and sold by the software company SAP SE) was implemented for all sectors of the Company at the end of the first quarter of 2023, further increasing control and speed and accuracy of key information, thereby allowing the management team to make strategic data-based decisions on a daily-basis.

The Company relies on the involvement of all areas of its business in the growth strategy and vision. The future foresees consolidation as a large national and international food company, with diversified operations, sustainable growth and respect for origins. Our strategic pillars include:

•        Strategic national relaunch in Brazil:    Coordinated launch of 44 products under highly recognized brands, replacing the prior limited portfolio.

•        Brand strength:    Leveraging licensed brands (including Knorr, Maizena, and Mãe Terra) to drive immediate consumer recognition.

•        Optimized logistics:    14 distribution centers, all system-integrated, to support national fulfillment at scale.

•        Technology backbone:    SAP ERP and WMS/TMS infrastructure implemented to support operational efficiency and control.

•        Deferred margin optimization:    Deliberate suspension of low-scale operations to enable high-margin national rollout of our portfolio of 44 products.

•        Excellent operational and financial management:    The Company operates its leased factory and warehouse, duly equipped, with balance sheets being audited by external auditors since 2020 and excellence in operational controls.

•        Significant growth:    we achieved relevant sales growth in 2021 and 2022, when the company obtained 7% market share. In 2024, we strategically decided to halt sales to prepare to launch 41 new products nationwide through our 14 independent distribution centers. We plan the launch of these 41 new products for the first quarter of 2026.

Recent Management Changes

On February 11, 2025, Bruno Bonifacio, the then Chief Executive Officer and director of the Company, provided written notice to our board of directors of his resignation as the Chief Executive Officer and a member of the board of directors, effective February 11, 2025. Mr. Bruno Bonifacio’s resignation was not due to any disagreements between him and the Company or our board of directors.

On February 12, 2025, our board of directors appointed Mr. Paulo R. Bonifacio, the President of our Company, as Chief Executive Officer and Director of the Company. Mr. Paulo R. Bonifacio is our principal executive officer.

Summary of Risk Factors

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. These risks are discussed more fully in the section entitled “Risk Factors,” following this prospectus summary. These include:

•        We have incurred net losses from operations, experienced net cash outflows from our operating activities and our independent registered public accounting firm included an explanatory paragraph concerning substantial doubt about our ability to continue as a going concern in its report on our financial statements for the years ended December 31, 2024 and 2023. If we do not effectively manage our cash and other liquid financial assets, execute our plan to increase profitability and obtain additional financing, our ability to continue as a going concern could be negatively affected;

•        Our principal assets are our indirect ownership interests in our subsidiaries BR Brands S.A. (formerly BR Brands Ltda.) and Boni Logística Ltda. If these subsidiaries are restricted from distributing or otherwise transferring funds to us, pursuant to applicable law, regulation or otherwise, our liquidity, financial condition or results of operations could be materially and adversely affected;

•        The categories in which we participate are very competitive, and if we are not able to compete effectively, our results of operations could be adversely affected;

•        Price changes for the commodities we depend on for raw materials, packaging, and energy may adversely affect our profitability;

•        Concerns with the safety and quality of our products could cause consumers to avoid certain products or ingredients;

•        We rely heavily on certain vendors, suppliers, logistics suppliers and distributors, which could adversely affect our business;

•        If our products become adulterated, misbranded, or mislabeled, we might need to recall those items and may experience product liability claims if consumers are injured;

•        We may be unable to anticipate changes in consumer preferences and trends, which may result in decreased demand for our products;

•        We may be unable to grow our market share or add products that are in faster growing and more profitable categories;

•        Our results may be negatively impacted in the event of non-renewal, termination or breach of the existing Intellectual Property License Agreements;

•        Our results may be negatively impacted if consumers do not maintain their favorable perception of our licensed brands;

•        One of our key intellectual property license agreements covering 20 of our planned new products expired on December 31, 2025, and failure to renew this agreement may materially limit our product launch plan and our ability to generate expected revenue;

•        Our reporting currency is the US dollar but a significant portion of our revenue and costs and expenses are denominated in Brazilian Reais, so that exchange rate movements may affect our financial performance;

•        Climate change and other sustainability matters could adversely affect our business;

•        Economic downturns could limit consumer demand for our products;

•        We have a history of net losses and may incur losses in the future;

•        We may experience higher operating costs, including increases in supplier prices and employee salaries and benefits, which could adversely affect our financial performance;

•        We could face workplace-related lawsuits and be subject to complex social security and employment laws;

•        Litigation concerning food quality, health, employee conduct and other issues could require us to incur additional liabilities;

•        We have a limited operating history with financial results that may not be indicative of future performance, and our revenue growth rate is likely to slow as our business matures;

•        We are subject to economic and political risk, the business cycles and credit risk of our customers and issuing banks and volatility in the overall level of consumer, business and government spending, which could negatively impact our business, financial condition and results of operations;

•        Our insurance policies may not be sufficient to cover all claims;

•        We are subject to regulatory activity and antitrust litigation under competition laws;

•        Changes in tax laws, tax incentives, the termination of existing tax benefits or differing interpretations of tax laws may adversely affect our results of operations;

•        The costs and effects of pending and potential future litigation, investigations or similar matters, or adverse facts and developments related thereto, could materially affect our business, financial position and results of operations;

•        If we lose key personnel our business, financial condition and results of operations may be adversely affected;

•        Our operations may be adversely affected by a failure to timely obtain or renew any licenses required to operate our hubs;

•        Requirements associated with being a public company in the United States will require significant Company resources and management attention;

•        Our holding company structure makes us dependent on the operations of our subsidiaries;

•        We may not be able to secure financing on favorable terms, or at all, to meet our future capital needs;

•        The Brazilian federal government has exercised, and continues to exercise, significant influence over the Brazilian economy. This involvement, as well as Brazil’s political and economic conditions, could harm us and the price of our shares;

•        Political instability and economic uncertainty in Brazil may adversely affect us;

•        Exchange rate instability may have adverse effects on the Brazilian economy, and, as result, us;

•        We are dependent on retail partners for a significant portion of our sales;

•        We are dependent on certain third-party suppliers and contract manufacturers;

•        There is no existing market for our shares, and we do not know whether one will develop to provide you with adequate liquidity. If the trading price of our shares fluctuates after this offering, you could lose a significant part of your investment;

•        The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders and you may lose all or part of your investment;

•        Our ability to pay dividends to our shareholders may be restricted in the future by applicable laws and regulations and by the ability of our subsidiaries to pay dividends to us;

•        We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the federal securities laws. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis, or CD&A, of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

•        engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•        comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•        submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; or

•        disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, an “emerging growth company” may use the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earliest to occur of the following:

•        the last day of the first fiscal year in which our annual gross revenues are at least $1.235 billion;

•        the date on which we have, during the previous three-year period, issued more than $1 billion of non-convertible debt securities;

•        the last day of the fiscal year during which the aggregate market value of our common equity securities held by non-affiliates as of our most recently completed second fiscal quarter is at least $700 million, we have been subject to public company reporting requirements for at least 12 months and we have filed at least one annual report as a public company; and

•        the last day of our fiscal year following the fifth anniversary of the completion of this offering.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Implications of being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250 million as of the prior September 30; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Our Corporate Structure

In November, 2022 the Company and its then-existing shareholders undertook a corporate restructuring whereby: (i) all membership interests of Thamuz LLC were contributed to the Company by certain members of the Bonifacio family (Mr. Rafael Bonifacio, Mr. Bruno Bonifacio and Ms. Daniela S. Bonifacio), thereby making the Company the sole shareholder of Thamuz LLC. Thamuz LLC, in turn, is the 100% owner of each of BR Brands S.A. (formerly BR Brands Ltda) and Boni Logística Ltda., (both companies are incorporated under the laws of Brazil); and (ii) Mr. Paulo R. Bonifacio contributed to the capital of the Company, according to his services and vesting agreement. Mr. Paulo R. Bonifacio is (and shall be after the consummation of this offering) owner of record and beneficial owner of the majority of the shares of the Company and therefore is the controlling shareholder.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Corporate Information

We were incorporated in Delaware on October 13, 2022. On September 12, 2023, we filed articles of continuance with the Wyoming Secretary of State to continue from being a corporation governed by the Delaware General Corporation Law to a corporation governed by the Wyoming Business Corporation Act. Effective September 28, 2023, we changed our state of incorporation from the State of Delaware to the State of Wyoming (the “Continuation”) and changed our corporate name from “BRB Foods Ltd.” To BRB Foods Inc. The Continuation was accomplished by the issuance of a certificate of continuance by the Secretary of State of the State of Wyoming on September 28, 2023. Our subsidiaries include: Thamuz LLC, a Delaware limited liability company formed on June 2, 2022; Boni Logistica Ltda., a Brazilian limited company formed on February 26, 2020; and BR Brands S.A. (formerly BR Brands Ltda), a Brazilian corporation (sociedade anônima) formed on December 1, 2020. Our principal executive offices are located at Rua Doutor Eduardo de Souza Aranha, 387 — Conjunto 151 Vila Nova Conceição, São Paulo, SP 04543-121, Brazil. Our telephone number is +55 11 4040-5766. We maintain a website at www.brbf.com.br. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

The Offering

Common stock offered by us	3,750,000 shares of common stock, par value $0.001 per share.
Common stock immediately outstanding before this offering	12,000,000 shares.
Common stock to be outstanding immediately after this offering

16,304,467 shares (or 16,866,967 shares assuming the underwriters exercise the over-allotment option in full), which includes shares issuable upon conversion of existing notes at closing of the offering.

Over-allotment option

We have granted the underwriters a 45-day option to purchase up to an additional 562,500 shares from us at the public offering price per share, less underwriting discounts and commissions, to cover over-allotments, if any.

Use of proceeds

We intend to use the net proceeds from this offering to fund (i) general corporate purposes, including working capital, capital expenditures, and operating expenses such as procurement of IT systems, marketing and sales expenses, supply chain expenses, and logistics; (ii) additional resources to support our product developments and business growth strategies; and (iii) potential strategic investments in unaffiliated entities or joint ventures that are aligned with our long-term objectives and intended to enhance our operational capabilities and/or expand our geographic reach.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the representative of the underwriters (the “Representative”) warrants (“Representative’s Warrants”) to purchase that number of shares of our common stock equal to 7.0% of the number of shares sold in the offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the commencement of sales in this offering and expiring on the fifth anniversary thereof at an exercise price equal to 125% of the public offering price per share in this offering. See “Underwriting — Representative’s Warrants”. The registration statement of which this prospectus is apart also covers the Representative’s Warrants and the shares of our common stock issuable upon exercise of the Representative’s Warrants.

Lock-Up Agreements

We, our directors and officers and holders of the outstanding shares of our common stock have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or securities convertible into shares of our common stock for a period of one (1) year after the closing date of the Offering. See “Underwriting — Lock-Up Agreements”.

Dividends	We do not anticipate paying any dividends in respect of shares of our common stock for the foreseeable future. See “Dividend Policy”.
Listing

We have applied to have the shares of our common stock offered hereby listed on the Nasdaq Capital Market under the symbol “BRBF”. There can be no assurance that such application will be approved. If our application to list shares of our common stock on Nasdaq is not approved, we will not proceed with the offering.

Risk factors

Investing in our common stock involves a high degree of risk because our business is subject to numerous risks and uncertainties, as fully described below. The principal factors and uncertainties that make investing in our common stock risky include:

•   Our continuing need to raise capital

•   Risks related to our plans to expand our product offerings

•   Competition from companies with greater resources

•   Our ability to comply with new and existing government regulations in Brazil and abroad.

See “Risk Factors,” beginning on page 12.

Transfer agent and registrar	Vstock Transfer, LLC

The number of shares of our common stock to be outstanding immediately after this offering excludes the following:

•        The number of shares of common stock (154,467 as of the date hereof) issuable upon conversion of convertible notes (said convertible notes convert at a conversion price equal to 65% of the offering price per share of common stock in this offering. Which is assumed to be $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus);

•        Shares of common stock issuable upon exercise of the Representative’s Warrants;

•        Shares of common stock issuable upon exercise of the underwriters’ over-allotment option;

•        Shares of common stock issuable upon conversion of existing stock options, restricted stock units, stock appreciation rights or restricted stock that are issued and outstanding prior to this offering.

•        815,000 shares of common stock reserved for issuance under the 2023 Equity Incentive Plan.

Unless otherwise stated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option to purchase additional shares.

Summary Consolidated Financial Data

The following table summarizes our consolidated statement of operations data for the nine months ended September 30, 2025 and 2024 and for the years ended December 31, 2024 and 2023. The summary statement of operations data for the years ended December 31, 2024 and 2023 and the summary balance sheet data as of December 31, 2024 and 2023 have been derived from our audited consolidated financial statements (restated) as of and for the fiscal years ended December 31, 2024 and 2023 included elsewhere in this prospectus. The summary statement of operations data for the nine months ended September 30, 2025 and 2024 and the summary balance sheet data as of September 30, 2025 have been derived from our unaudited interim consolidated financial statements as of and for the nine months ended September 30, 2025 and 2024 included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the generally accepted accounting principles in the United States of America, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

The following summary financial data should be read in conjunction with the sections of this prospectus entitled “Presentation of Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our audited consolidated financial statements and related notes included elsewhere in this prospectus.

	For the Nine Months Ended September 30, 2025 ($)	For the Nine Months Ended September 30, 2024 ($)	Restated For the Fiscal Year Ended December 31, 2024 ($)	Restated For the Fiscal Year Ended December 31, 2023 ($)
Consolidated statement of operations data:
Net revenue	—	40,463	40,463	10,054,390
Cost of products sold	—	(48,616)	(48,616)	(10,703,707)
Gross deficit	—	(8,153)	(8,153)	649,317
Operating expenses	(557,250)	(286,751)	(444,639)	(3,747,152)
Loss from operations	(557,250)	(294,904)	(452,792)	(4,396,469)
Financial expenses, net	(255,538)	(661,713)	(1,172,087)	(1,441,346)
Net loss before tax	(812,788)	(956,617)	(1,624,879)	(5,837,815)
Income tax	—	(2,942)	(2,942)	(1,529)
Net loss	$(812,788)	(959,559)	$(1,627,821)	$(5,839,344)
	At September 30, 2025 ($)	Restated At December 31, 2024 ($)	Restated At December 31, 2022 ($)
Consolidated balance sheet data:
Cash and cash equivalents	17	26	7,765
Current assets	1,442,576	1,412,114	1,561,956
Total assets	2,088,671	2,172,299	2,547,193
Current liabilities	8,761,234	6,992,147	5,943,336
Total liabilities	8,823,358	7,045,505	7,284,226
Total stockholders’ deficit	(6,734,687)	(4,873,206)	(4,737,033)
Total liabilities and stockholders’ deficit	2,088,671	2,172,299	2,547,193
Negative net working capital	(7,318,658)	(5,580,033)	(4,869,809)

RISK FACTORS

The following section discusses material risks and uncertainties that could adversely affect our business and financial condition. Investing in our securities involves substantial risks. You should carefully consider the following risk factors, as well as all of the other information contained in this prospectus, including “Management’s Discussion and Analysis of the Financial Condition and Results of Operations” and the combined consolidated financial statements and related notes thereto included elsewhere in this prospectus, before deciding to invest in our common stock.

Risks Related to Our Business and Industry

We have incurred net losses from operations, experienced net cash outflows from our operating activities and our independent registered public accounting firm included an explanatory paragraph concerning substantial doubt about our ability to continue as a going concern in its report on our financial statements for the years ended December 31, 2024 and 2023. If we do not effectively manage our cash and other liquid financial assets, execute our plan to increase profitability and obtain additional financing, our ability to continue as a going concern could be negatively affected.

We have incurred significant operating losses, experienced net cash outflows from operations and we have accumulated deficit. Our net loss was approximately $0.8 million for the nine months ended September 30, 2025, $1.6 million for the year ended December 31, 2024 and $5.8 million for the year ended December 31, 2023. As of September 30, 2025 and December 31, 2024, the Company had negative working capital of approximately $7.3 million and $5.6 million, respectively. In its report on our financial statements for the years ended December 31, 2024 and 2023, our independent registered public accounting firm included an explanatory paragraph stating that our accumulated losses, driven by increased company investments during fiscal year ended December 31, 2024, raise substantial doubt about our ability to continue as a going concern. Our management has implemented various efforts to improve liquidity and conserve cash. If we are unable to obtain sufficient funding, increase revenue and reduce operating expenses, our business, prospects, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or a part of their investment.

Our principal assets are our indirect ownership interests in our subsidiaries BR Brands S.A. (formerly BR Brands Ltda.) and Boni Logistica Ltda. If these subsidiaries are restricted from distributing or otherwise transferring funds to us, pursuant to applicable law, regulation or otherwise, our liquidity, financial condition or results of operations could be materially and adversely affected.

We have no material assets other than our indirect ownership of the equity interests in our subsidiaries in Brazil and no sources of revenue other than from our subsidiaries. To the extent that we need funds and our subsidiaries may be restricted under applicable law or regulation from paying dividends or making other distributions or are otherwise unable to provide such funds, such restrictions or inability could materially adversely affect our liquidity, financial condition, and results of operations.

Brazilian law permits the Brazilian government to impose temporary restrictions on conversions of Brazilian currency into foreign currencies and on remittances to foreign investors of proceeds from their investments in Brazil, whenever there is a serious imbalance in Brazil’s balance of payments or there are reasons to expect a pending serious imbalance. Although no such restrictions are currently in place, Brazilian banks may also impose similar restrictions on conversions and remittances. Any imposition of restrictions on conversions and remittances could hinder or prevent our Brazilian subsidiaries from converting Brazilian currency into US dollars or other foreign currencies and remitting dividends or distributions abroad. As a result, any imposition of exchange controls restrictions could reduce the market price of the shares of our common stock.

Cash repatriation restrictions and exchange controls may also limit our ability to convert foreign currencies such as the Brazilian Real into US dollars or to remit payments by our Brazilian subsidiaries or businesses located in or conducted within a country imposing restrictions or controls. While we have repatriated cash historically, should we need to do so in the future to fund our operations, we may be unable to repatriate or convert such cash, or be unable to do so without incurring substantial costs which may have a material adverse effect on our operating results and financial condition.

We have paused sales of our products since the second quarter of 2024 and there is no assurance that we will be able to successfully re-enter the market or regain customer and/or vendor relationships.

During the second quarter of fiscal 2024, we made the strategic decision to temporarily pause sales of our products in order to focus on preparation and future launch of our expanded product line. As a result, we have not generated sales revenue since the second quarter of fiscal 2024. While this pause was intended to support our long-term growth, it has introduced a number of risks and uncertainties. These include the potential inability to recover lost market share due to changes in customer behavior or increased competition, as well as the possibility that customer loyalties may have shifted during our product sales pause period. Some of our former customers may have entered into longer-term arrangements with competitors or may harbor concerns regarding our ability to ensure product supply continuity and reliability.

Our ability to re-establish our market position depends on a number of factors, including the successful introduction and launch of our new products, which we expect to occur by the end of the first quarter of fiscal 2026, competitive pricing, effectiveness of our marketing campaigns, and our ability to restore and expand our sales and distribution channels. We may face challenges in renegotiating commercial terms with key retailers and vendors, particularly if they have filled gaps left by pause in product sales. We may also face delays, operational challenges, or unexpected costs in relaunching our product sales.

In addition, our competitors may have captured market share during our period of sales inactivity, making it more difficult for us to regain market share. If we are unable to successfully re-enter the market, re-engage effectively with our customers and vendors, rebuild our distribution network, and generate sustainable revenue from our new product offerings, our business, financial condition, and results of operations could be materially adversely affected.

The categories in which we participate are very competitive, and if we are not able to compete effectively, our results of operations could be adversely affected.

The food industry categories in which we participate, which correspond mainly to rice, beans, corn, pasta, potatoes and cassava which make up a significant part of Brazilian individuals’ basic food, are very competitive. Our principal competitors in these categories are manufacturers, as well as retailers with their own branded and private label products. Competitors also market and sell their products through the same distribution channels as we do, including brick-and-mortar stores and e-commerce. Some of our principal competitors have substantial financial, marketing, and other resources. In most product categories, we compete not only with other widely advertised branded products, but also with regional brands and with generic and private label products that are generally sold at lower prices. Competition in our product categories is based on product innovation, product quality, price, brand recognition and loyalty, effectiveness of marketing, promotional activity, convenient ordering and delivery to the consumer, and the ability to identify and satisfy consumer preferences. If our large competitors were to seek an advantage through pricing or promotional changes, we could choose to do the same, which could adversely affect our margins and profitability. If we choose not do the same, our revenues and market share could be adversely affected. Our market share and revenue growth could also be adversely impacted if we are not successful in introducing innovative products in response to changing consumer demands or to new product introductions by our competitors. If we are unable to build and sustain brand loyalty offering recognizably superior product quality, we may be unable to maintain premium pricing over generic and private label products.

In addition, our future success and earnings growth depend in part on our ability to be efficient in providing our products in highly competitive markets. Gaining additional efficiencies may become more difficult over time. Our failure to reduce costs through productivity gains or by eliminating redundant costs resulting from acquisitions or divestitures could adversely affect our profitability and weaken our competitive position. Many productivity initiatives involve complex reorganization of manufacturing facilities and production lines. Such manufacturing realignment may result in the interruption of production, which may negatively impact product volume and margins. We periodically engage in restructuring and cost savings initiatives designed to increase our efficiency and reduce expenses. If we are unable to execute these initiatives as planned, we may not realize all or any of the anticipated benefits, which could adversely affect our business and results of operations.

We may be unable to maintain our profit margins in the face of a consolidating retail environment.

There has been significant consolidation in the grocery industry, resulting in customers with increased purchasing power. In addition, large retail customers may seek to use their position to improve their profitability through improved efficiency, lower pricing, increased payment deadlines and reliance on their own brand name products, increased emphasis on generic and other economy brands, and increased promotional programs. If we are unable to use our scale, marketing expertise, product innovation, knowledge of consumers’ needs and product category leadership positions to respond to these demands, our profitability and volume growth could be negatively impacted. In addition, the loss of any large customer (e.g. supermarkets) could adversely affect our sales and profits.

We may be unable to maintain our profit margins in the face of loss of our tax benefits granted by Brazilian government.

Many of our products are included in the basic elements of food consumption in Brazil (cesta básica) and therefore are subject to a special tax treatment that enables us to benefit from certain tax relief that reduces most of our taxation burden (in particular, in relation to consumer taxes). If the Brazilian government reduces or eliminate these benefits, our sales may be negatively impacted and/or prices of our products will have to be increased, which may hinder the ability of poorer people to acquire our products.

We have no agreements with our customers and depend on a few major customers; the loss of any of these customers could have a material adverse effect on our business, financial condition and results of operations.

We currently have no written agreements with any of our customers and our customers are therefore not obligated to purchase any items from us. In addition, a relatively limited number of our customers make up a large portion of our sales.

For the nine months ended September 30, 2025 we did not generate any revenue, and therefore did not have revenue concentration for that period. However, as of September 30, 2025, 2 wholesale customers each represented approximately 10.1% and 9.1% of our accounts receivable, respectively.

For the year ended December 31, 2024, one wholesale customer represented approximately 10.1% of our revenues. As of December 31, 2024, two wholesale customers represented approximately 10.1% and 9.1% of our accounts receivable, net, respectively.

For the year ended December 31, 2023, one wholesale customer represented approximately 10.1% of our revenues. As of December 31, 2023, two wholesale customers represented approximately 10.1% and 9.1% of our accounts receivable, net, respectively.

Due to the concentration of revenues from a limited number of customers, if we do not receive the payments from, or if our relationships with said customers become impaired, our revenue, results of operation and financial condition will be negatively impacted.

In addition, we cannot assure that any of our customers in the future will not cease using our products, significantly reduce orders or seek price reductions in the future, and any such event could have a material adverse effect on our revenue, profitability, and results of operations.

Price changes for the commodities we depend on for raw materials, packaging, and energy may adversely affect our profitability.

The principal raw materials that we use are commodities that experience price volatility caused by external conditions such as weather, climate change, product scarcity, limited sources of supply, commodity market fluctuations, currency fluctuations, trade tariffs, pandemics (such as the COVID-19 pandemic), wars (including international sanctions imposed on Russia for its invasion of Ukraine), and changes in governmental agricultural and energy policies and regulations. Commodity prices have become, and may continue to be, more volatile during geopolitical distress. Commodity price changes may result in unexpected increases in raw material, packaging, energy and transportation costs. If we are unable to increase productivity or increase our prices to offset these increased costs, we may experience reduced margins and profitability. We do not hedge against changes in commodity prices, and the risk management procedures that we do use may not always work as intended.

Concerns with the safety and quality of our products could cause consumers to avoid certain products or ingredients.

We could be adversely affected if consumers in our principal markets lose confidence in the safety and quality of certain of our products or ingredients. Adverse publicity about these types of concerns, whether valid or not, may discourage consumers from buying our products or cause production and delivery disruptions.

Disruption of our supply chain could adversely affect our business.

Our ability to make, move, and sell products (and maintain certain working capital levels) is critical to our success. Damage or disruption to raw material supplies and products by our suppliers or our distribution capabilities due to weather, climate change, natural disaster, fire, terrorism, cyber-attack, pandemics (such as the COVID-19 pandemic), war, governmental restrictions or mandates, labor shortages, strikes, import/export restrictions, or other factors could impair our ability to manufacture or sell our products. Many of our product lines and raw materials used in our products are manufactured at diverse locations or sourced from multiple suppliers. The failure of third parties on which we rely, including those third parties who supply our ingredients, packaging, capital equipment and other necessary operating materials, contract manufacturers, commercial transport, distributors, contractors, and external business partners, to meet their obligations to us, or significant disruptions in their ability to do so, may negatively impact our operations. Our suppliers’ policies and practices can damage our reputation and the quality and safety of our products. Disputes with significant suppliers, including disputes regarding pricing or performance, could adversely affect our ability to supply products to our customers and could materially and adversely affect our sales, financial condition, and results of operations. Failure to take adequate steps to mitigate the likelihood or potential negative impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location or supplier, could adversely affect our business and results of operations, as well as require additional resources to restore our supply chain.

Additionally, short-term or sustained increases in consumer demand at our retail customers may exceed our production capacity or otherwise strain our supply chain. Our failure to meet the demand for our products could adversely affect our business and results of operations.

We rely heavily on certain vendors, suppliers, logistics suppliers and distributors, which could adversely affect our business.

We rely heavily on certain vendors, suppliers, logistics suppliers and distributors. For the nine months ended September 30, 2025, 4 vendors accounted for approximately 45%, 15%, 5% and 5% of the Company’s accounts payable, respectively. For the year ended December 31, 2024, 4 vendors accounted for approximately 75%, 15%, 5% and 5% of the Company’s accounts payable, respectively. For the year ended December 31, 2023, 4 vendors accounted for approximately 45%, 15%, 5% and 5% of the Company’s accounts payable, respectively.

Our ability to maintain consistent prices and product quality depends in part upon our ability to acquire specified food products and supplies in sufficient quantities from third-party vendors, suppliers and distributors at a reasonable cost. We do not control the businesses of our vendors, suppliers, logistic suppliers and distributors, and our efforts to specify and monitor the standards under which they perform may not be successful. Furthermore, certain food items are perishable, and we have limited control over whether these items will be delivered to us in appropriate condition for use in our business. Our reliance on a limited number of vendors increases our risks, because if we experience a significant increase in demand for our products, or if we need to replace an existing vendor, we may not be able to supplement a service or replace a vendor on acceptable terms, which may undermine our ability to deliver products to customers in a timely manner. If any of our vendors, suppliers, logistic suppliers or distributors are unable to fulfill their obligations to meet our standards, or if we are unable to find replacement providers in the event of a supply or service disruption, we could encounter supply shortages and incur higher costs to secure adequate supplies, which could materially adversely affect our business, financial condition and results of operations.

If our products become adulterated, misbranded, or mislabeled, we might need to recall those items and may experience product liability claims if consumers are injured.

We may need to recall some of our products if they become adulterated, misbranded, or mislabeled. A widespread product recall could result in significant losses due to the costs of a recall, the destruction of product inventory, and lost sales due to the unavailability of our product for a period of time. We could also suffer losses from a significant product liability judgment against us. A significant product recall or product liability case could also result in adverse publicity, damage to our reputation, and a loss of consumer confidence in our products, which could have an adverse effect on our business results and the value of our brands.

We may be unable to anticipate changes in consumer preferences and trends, which may result in decreased demand for our products.

Our success depends in part on our ability to anticipate the tastes, eating habits, and purchasing behaviors of consumers and to offer products that appeal to their preferences in channels where they shop. Consumer preferences and category-level consumption may change from time to time and can be affected by a number of different trends and other factors. If we fail to anticipate, identify or react to these changes and trends, such as adapting to emerging e-commerce channels, or to introduce new and improved products on a timely basis, we may experience reduced demand for our products, which would in turn cause our revenues and profitability to suffer. Similarly, demand for our products could be affected by consumer concerns regarding the health effects of ingredients in our products such as sodium, trans fats, genetically modified organisms, sugar, processed wheat, or grain-free or legume-rich pet food, or other product ingredients or attributes.

We may be unable to grow our market share or add products that are in faster growing and more profitable categories.

The food industry’s growth potential is constrained by population growth. Our success depends in part on our ability to grow our business faster than populations are growing in the markets that we serve. One way to achieve that growth is to enhance our portfolio by adding innovative new products in faster growing and more profitable categories. Our future results will also depend on our ability to increase market share in our existing product categories. If we do not succeed in developing innovative products for new and existing categories, our growth and profitability could be adversely affected.

Our results may be negatively impacted in the event of non-renewal, termination or breach of our existing Intellectual Property License Agreements.

Our business model relies on marketing our portfolio of products under nationwide and widely known brands that are licensed to us by third parties under bilateral agreements with an average term duration of three years. The agreements may be extended if timely negotiated among the parties. In addition, Unilever may terminate these agreements for convenience without penalty or further liability. There is no guarantee that our current license agreements will not be terminated or that they will be renewed on terms suitable to us. Termination of these agreements by licensor, or breach thereof, may negatively impact our ability to continue to use such brands and have an adverse effect on our sales and therefore revenues.

One of our key intellectual property license agreements covering 20 of our planned new products expired on December 31, 2025, and failure to renew this agreement may materially limit our product launch plan and our ability to generate expected revenue.

As disclosed elsewhere in this prospectus, our business model relies on our ability to commercialize products under licensed brands pursuant to several intellectual property license agreements with Unilever. One of these license agreements, which covers 20 of the 61 new products included in our planned 2026 product portfolio, expired on December 1, 2025. We are in active discussions with Unilever regarding the potential renewal of this agreement. If this agreement is not renewed or extended, we will not be permitted to manufacture or sell the affected products which would reduce the number of products available for our first quarter of 2026 commercialization plan, and could materially limit our expected revenue and contribution margin. As of the date of this prospectus, Unilever has not agreed to renew the agreement and there can be no assurance that renewal of the agreement will occur, or that any renewal will occur on commercially acceptable terms.

Our results may be negatively impacted if consumers do not maintain their favorable perception of our licensed brands.

The value of our licensed brands is based in large part on the degree to which consumers react and respond positively to these brands. Brand value could diminish significantly due to a number of factors, including consumer perception that the brand owner or we have acted in an irresponsible manner, adverse publicity about our products, failure to maintain the quality of our products, the failure of our products to deliver consistently positive consumer experiences, concerns about food safety, or our products becoming unavailable to consumers. Consumer demand for our products may also be impacted by changes in the level of advertising or promotional support. The use of social and digital media by consumers, us, and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our licensed brands, or our products on social or digital media could seriously damage our reputation. If we do not maintain the favorable consumer perception of our licensed brands, our business results could be negatively impacted.

Our reporting currency is the US dollar but a significant portion of our revenue and costs and expenses are denominated in Brazilian Reais, so that exchange rate movements may affect our financial performance.

We generate revenue and incur costs and expenses in our Brazilian operations in Brazilian reais. The results of our Brazilian operations are translated from reais into US dollars when we prepare our consolidated financial statements. When the US dollar weakens relative to the Brazilian Real, the contribution of our Brazilian operations to our overall results of operations increases as a function of translating our consolidated financial statements from the Brazilian reais to the weakened US dollar. By contrast, when the US dollar strengthens against the Brazilian Real, the contribution of our Brazilian operations tends to decrease, as a function of translating our consolidated financial statements from the Brazilian reais to the stronger US dollar, on the overall result and profitability of the Company. See “Risk Factors — Risks Related to Doing Business in Brazil — Exchange rate instability may have adverse effects on the Brazilian economy, and, as result, us” on page 32 for a discussion of more risks on the exchange rate fluctuation and regulations in Brazil.

The Brazilian currency has historically been subject to significant exchange rate fluctuations in relation to the US dollar and other currencies and has been devalued frequently over the past decades. These exchange rate movements have been attributable to economic conditions in Brazil, Brazilian governmental policies and actions, developments in global foreign exchange markets and other factors. The Brazilian government has in the past implemented various economic plans and used various exchange rate policies to address exchange rate fluctuation and there can be no assurances the government will not take similar actions in the future.

Our reported consolidated results of operations have periodically been affected by the strength of the US dollar relative to the Brazilian Real and further appreciation of the US dollar in future periods could adversely affect our consolidated results of operations in those periods. Disruptions in financial markets may also result in significant changes in foreign exchange rates in relatively short periods of time which further increases the risk of an adverse currency effect. We do not currently use financial derivatives or hedging agreements to manage our currency exposure. In the future, we may choose to use a combination of natural hedging techniques and financial derivatives to protect against foreign currency exchange rate risks. However, such activities may be ineffective or may not offset more than a portion of the adverse financial effect resulting from foreign currency variations.

An appreciation of the US dollar rate versus the Brazilian Real may have an adverse effect on Brazilian inflation, energy and supply chain costs and therefore may adversely impact our prices, revenues and profitability.

Our products are subject to multiple regulatory requirements and constant scrutiny from government authorities in Brazil, and our inability to meet those requirements may generate losses in the future, which may cause the market price of our shares to decline.

Our facilities and products are subject to many laws and regulations in Brazil, including, among others, regulations related to the production, packaging, labelling, storage, distribution, quality, merchandise and market, and safety of food products and the health and safety of our employees.

Most of our food products are subject to registration with the Brazilian Agriculture Ministry. Changes in regulation by the Ministry may impact our production and operational costs or even create additional burdens that may not necessarily be transferred to prices and therefore may impact our revenues and profitability. Failure to comply with the regulatory requirements set out in the regulations, which includes obtaining the applicable licenses and registrations from the competent agencies, may result in penalties for the Company, including, without limitation, interdiction of the facilities and fines. See “Business — Government Regulations” on page 72 for a discussion of regulatory matters to which the Company is subject to in Brazil.

Our failure to comply with such laws and regulations could subject us to lawsuits, administrative penalties, and civil remedies, including fines, injunctions, and recalls of our products, as well as sealing off production facilities or create impediments to marketing our products. We advertise our products and could be the target of claims relating to alleged false or deceptive advertising under federal, state, and foreign laws and regulations. Further, our advertising activities are also subject to sanctions or restrictions imposed by the advertisement self-regulation body, the Conselho Nacional de Autorregulamentação Publicitária, or CONAR, which is a Brazilian non-governmental organization that self-regulates the advertising sector in Brazil.

Changes in laws or regulations that impose additional regulatory requirements on us could increase our cost of doing business or restrict our actions, causing our results of operations to be adversely affected.

Significant COVID-19-related changes in the political conditions in markets in which we manufacture, transport, sell or distribute our products (including quarantines, import/export restrictions, price controls, governmental or regulatory actions, closures or other restrictions that limit or close our operating and manufacturing facilities, restrict our employees’ ability to travel or perform necessary business functions or otherwise prevent our third-party partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for the production, transportation, distribution, sale, and support of our products) could adversely impact our operations and results.

Our activities are subject to environmental regulation, including obtaining and maintaining licenses and authorizations. These regulations may increase our costs, limit our operations or otherwise adversely affect us.

We are subject to various federal, state, local, and foreign environmental laws and regulations. Our failure to comply with environmental laws and regulations, including obtaining and maintaining licenses and authorizations, could subject us to lawsuits, administrative penalties, and civil remedies. We cannot guarantee that (a) our compliance with environmental laws in general, will not exceed our established liabilities or otherwise have an adverse effect on our business and results of operations; or (b) we will timely obtain or renew any such licenses required to operate. Our operations may be adversely affected by a failure to timely obtain or renew any such licenses.

In addition, we may also be subject to direct and indirect, strict and joint and several liability, being obliged to repair environmental damages, regardless of our fault. The liability of companies does not exclude individuals, offenders, principals or accessories, often times extending the liability for these acts to the members of management of these companies, who took part in decisions or omitted themselves, when they could have avoided the resulting losses. We cannot guarantee that our compliance with environmental laws in general, will not exceed our established liabilities or otherwise have an adverse effect on our business and results of operations.

Climate change and other sustainability matters could adversely affect our business.

There is growing concern that carbon dioxide and other greenhouse gases in the earth’s atmosphere may have an adverse impact on global temperatures, weather patterns, and the frequency and severity of extreme weather and natural disasters. If such climate change has a negative effect on agricultural productivity, we may experience decreased availability and higher pricing for certain commodities that are necessary for our products. Increased frequency or severity of extreme weather could also impair our production capabilities, disrupt our supply chain, impact demand for our products, and increase our insurance and other operating costs. Increasing concern over climate change or other sustainability issues also may adversely impact demand for our products due to changes in consumer preferences or negative consumer reaction to our commitments and actions to address these issues or increase energy or supply chain costs. We may also become subject to additional legal and regulatory requirements relating to climate change or other sustainability issues, including greenhouse gas emission regulations (e.g., carbon taxes), energy policies, sustainability initiatives (e.g., single-use plastic limits), and disclosure obligations. If additional legal and regulatory requirements are enacted and are more aggressive than the sustainability measures that we are currently undertaking to monitor our emissions and improve our energy efficiency and other sustainability goals, or if we chose to take actions to achieve more aggressive goals, we may experience significant increases in our costs of operations.

We are in the process of establishing goals and commitments to reduce our carbon footprint and to develop, sustain and increase our ESG programs. If we fail to achieve or establish these programs aimed toward achieving our carbon emissions reduction goals and commitments, then the resulting negative publicity could harm our reputation and adversely affect demand for our products.

Economic downturns could limit consumer demand for our products.

The willingness of consumers to purchase our products depends in part on local economic conditions. In periods of economic uncertainty, consumers may purchase more generic, private label, and other cheaper brands and may forego certain purchases altogether. In those circumstances, we could experience a reduction in sales of higher margin products or a shift in our product mix to lower margin offerings. In addition, as a result of economic conditions or competitive actions, we may be unable to raise our prices sufficiently to protect margins. Consumers may also reduce the amount of food that they consume. Any of these events could have an adverse effect on our results of operations.

We have a history of net losses and may incur losses in the future

Our operations began in 2020 and throughout our history most of our free cash flow has been used to fund our operations and growth, capital expenditure investments, human resources and other expenses. As a result, we experienced losses of US$173,435 in our fiscal year ended December 31, 2021. We recorded a net profit of US$405,191 for our fiscal year ended December 31, 2022, we recorded a net loss of US$5,839,344 for our fiscal year ended December 31, 2023, we recorded a net loss of US$1,627,82 for our fiscal year ended December 31, 2024, and we recorded a net loss of US$812,788 for the nine months ended September 30, 2025. We anticipate our continued growth and expansion will require further investment, retention of cash and accrual of expenses, additional financing needs and obtaining bank lines of credit, which will adversely impact or even eliminate altogether our profitability.

We may experience higher operating costs, including increases in supplier prices and employee salaries and benefits, which could adversely affect our financial performance.

Our ability to maintain consistent quality throughout our services and products depends, in part, upon our ability to acquire fresh and quality food products, including substantial quantities of beans and flour products, and related items from reliable sources in accordance with our specifications and in sufficient quantities. We do not have long-term pricing agreements with our suppliers for our product purchases and for our purchases of certain other commodities in Brazil. The prices we acquire our products are determined by day-to-day fluctuation of commodities prices. Fluctuation of supplier prices generally results in price changes for the final consumer. If our suppliers do not perform adequately or otherwise fail to distribute supplies to our Company, we may be unable to replace them in a short period of time on acceptable terms. Any inability to so replace suppliers could increase our costs or cause product shortages at our business, which could result in a loss of customers and, consequently, decreased revenue during the time of the product shortage.

If we pay higher prices for food items or other supplies or increase compensation or benefits to our employees, we will sustain an increase in our operating costs. Many factors affect the prices paid for food and other items, including conditions affecting the markets, weather, energy and water supply, changes in demand and inflation. Factors that may affect compensation and benefits paid to our employees include changes in minimum wage, benefits included in collective bargaining agreements and changes in employee benefits laws as discussed below under “Risk Factors — Risk Relating to Our Business and Industry — We could face workplace-related lawsuits and be subject to complex social security and employment laws”.

We could face workplace-related lawsuits and be subject to complex social security and employment laws

Various federal labor laws govern our relationships with our employees and affect operating costs. Our business may be adversely affected by legal or governmental proceedings brought by or on behalf of our employees. Termination of a significant number of employees may disrupt our operations and/or cause temporary increases in our labor costs as we train new employees.

In recent years, a number of companies, including our Company, have been subject to lawsuits and other claims, including lawsuits alleging violations of federal law governing workplace and employment matters such as various forms of discrimination, wrongful termination, harassment and similar matters. A number of these lawsuits and claims against other companies have resulted in various penalties, including the payment of damages by the defendants. In addition, lawsuits by employees or on behalf of employees are common in Brazil after termination of employment and we have been subject to such lawsuits. The Company is currently exposed to a total amount of US$57,738.48 for two (2) of these lawsuits representing the approximate amount claimed by the relevant plaintiffs. Any amount granted by courts can be increased by court fees, attorneys’ fees, social security charges and a gross-up of income taxation. Insurance may not be available at all or in sufficient amounts to cover all liabilities with respect to these matters. Accordingly, we may incur substantial damages and expenses resulting from claims and lawsuits, which would increase our operating costs, decrease funds available for the development of our business and result in charges to our income statements resulting in decreased profitability or net losses. Employee claims against us create legal and financial liability and negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations.

Brazil has specialized courts for labor disputes, which have jurisdiction over any disputes involving a company and their employees. Brazilian labor courts are historically very biased in favor of the employees, and this usually works as an incentive for terminated employees to sue the company in labor courts.

Our Company’s workforce is currently comprised mostly of managerial roles and salesforce personnel. Our Company has limited exposure to outsourcing practices, but the ratio of primary-to-outsourced workforce may change as our Company’s growth continues and is sustained. Moreover, the structure adopted by the Company to engage employees primarily involved in sales may expose the Company to increased labor litigation risks.

The Brazilian workforce market experiences a widespread lack of specialized labor. Our Company may also face certain challenges to increase its workforce due to this situation and therefore may have difficulties in delivering its growth if it suffers from the shortage of specialized employees.

Litigation concerning food quality, health, employee conduct and other issues could require us to incur additional liabilities; we have no product liability insurance.

Companies in our industry have from time to time faced lawsuits alleging that a customer suffered illness, including actions seeking damages resulting from food-borne illness and relating to lack of notices with respect to chemicals contained in food products provided by these companies. Similarly, food tampering, employee hygiene and cleanliness failures or improper employee conduct could lead to product liability or other claims. To date, we are not aware of any lawsuit asserting such a claim or any other claim regarding product safety or integrity and/or consumer claims. However, we are involved in two (2) proceedings initiated by former employees of one of our business partners, in which we are exposed to an aggregate total claimed amount of US$15,996 for the two (2) lawsuits, not including court fees, attorneys’ fees, social security charges and a gross-up of income taxation. We believe that we have been wrongfully associated with these claims and expect that we will not be liable to pay any amounts, although there can be no assurance that the Company is correct in such belief. See “Business — Legal Proceedings”. We do not currently maintain insurance coverage for product liability issues. We cannot assure you that such a lawsuit will not be filed against us, and we cannot guarantee that our internal controls and training will be fully effective in preventing claims and/or how such claims, if and when brought against us, will affect our reputation. Claims for products liability could be substantial and a successful claim for products liability could have a material adverse effect on the Company, its results of operations and liquidity.

We are also subject to various claims arising in the ordinary course of our business, including personal injury claims, contract claims and other matters. Regardless of whether any claims against us are valid or whether we are ultimately held liable, these claims may be expensive to defend and may divert management attention and other resources from our operations and may negatively affect our financial performance. A judgment significantly in excess of our insurance coverage for any claims would materially adversely affect our results of operations and financial condition. In addition, adverse publicity resulting from any such claims may negatively impact our revenue.

We may be subject to intellectual property rights claims and validity challenges by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Third parties may assert claims of infringement of intellectual property rights or initiate invalidity proceedings challenging our licensed intellectual property, against us for which we may be liable or have an indemnification obligation. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from operating our business. We might not have the necessary capital to defend against any potential claims which could adversely affect our business. There can be no assurance that any proprietary intellectual property we may develop and we may file will be granted by the Brazilian Trademark and Patents Office (INPI) and/or foreign patent offices in the future.

Although third parties may offer a license to their intellectual property, the terms of any offered license may not be acceptable and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same intellectual property licensed to us. Alternatively, we may be required to develop non-infringing intellectual property, which could require significant effort and expense and ultimately may not be successful. Any of these events could seriously harm our business financial condition and results of operations.

Our future investments to sustain our growth may impact our profitability and such growth may or may not be achieved by the Company, which may cause the market price of our shares to decline.

We intend to make significant investments in our business, including with respect to our employee base, sales and marketing, including but not limited to expenses relating to increased direct marketing efforts, development of new products, services, and features; expansion of office space, data management, data centers and other infrastructure, development of international operations and general administration, including legal, finance, and other compliance expenses related to being a public company. Moreover, in order to maintain our growth ratio and increase in operations and efficiency, a higher level of working capital will have to be employed, retained and sustained by the Company.

If the costs associated with acquiring and supporting new or larger customers materially rise in the future, including the fees we pay to third parties to advertise our products and services, our expenses may rise significantly. In addition, increases in our client base could cause us to incur losses, because costs associated with new clients are generally incurred up front, while revenue is recognized thereafter as customers utilize our services. If we are unable to generate adequate revenue growth and manage our expenses, or maintain our working capital needs, our results of operations and operating metrics may fluctuate and we may incur significant losses in the future, which could cause the market price of our shares to decline.

We occasionally invest in developing products or services that we believe will improve our long-term results of operations. However, these improvements often cause us to incur significant up-front costs and may not result in the long-term benefits that we expect, which may materially and adversely affect our business. Successful implementation of our growth strategy will require significant expenditures before any substantial associated revenue is generated. We cannot assure you that our increased investment in marketing activities will actually result in corresponding revenue growth.

We have a limited operating history with financial results that may not be indicative of future performance, and our revenue growth rate is likely to slow as our business matures.

We began operations in 2020. As a result of our limited operating history, we have limited financial data that can be used to evaluate our current business, and such data may not be indicative of future performance. In particular, we have experienced periods of high revenue growth since we began selling our products and services, and we do expect to be able to maintain the same rate of revenue growth as our business matures. However, estimates of future revenue growth are subject to many risks and uncertainties and our future revenue may be materially lower than projected.

We have encountered, and expect to continue to encounter, risks and difficulties frequently experienced by growing companies, including challenges in financial forecasting accuracy, determining appropriate investments, developing new products and features, maintaining minimum cash and working capital levels, among others. Any evaluation of our business and prospects should be considered in light of our limited operating history, and the risks and uncertainties inherent in investing in early-stage companies.

We may face challenges in expanding into new geographic regions outside of Brazil.

Although currently there are no specific plans for expansion outside of Brazil, the Company may decide in the future to expand its activities to other countries, in particular to Latin America and North America (but also for other regions). The expansion to new jurisdictions may impose additional challenges, costs, regulatory demands, working capital needs and investments, and therefore can affect our revenue and profitability.

Any acquisitions, partnerships or joint ventures that we make or enter into could disrupt our business and harm our financial condition.

Acquisitions, partnerships and joint ventures are part of our growth strategy. We evaluate, and expect in the future to evaluate, potential strategic acquisitions of, and partnerships or joint ventures with, complementary businesses, services or technologies. We may not be successful in identifying viable acquisition, partnership and joint venture targets. In addition, we may not be able to successfully finance or integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture, and we may lose customers as a result of any acquisition, partnership or joint venture. Furthermore, the integration of any acquisition, partnership or joint venture may divert management’s time and resources from our core business and disrupt our operations and impact the overall results of the Company. Certain acquisitions, partnerships and joint ventures we make may prevent us from competing for certain clients or in certain lines of business, may lead to a loss of clients and may adversely impact our minimum cash requirements and working capital needs. We may spend time and money on projects that do not increase our revenue. To the extent we pay the purchase price of any acquisition in cash, it would reduce our cash reserves, and to the extent the purchase price is paid with our shares, it could be dilutive to our shareholders. To the extent we pay the purchase price with proceeds from the incurrence of debt, it would increase our level of indebtedness and could negatively affect our liquidity and restrict our operations. Our competitors may be willing or able to pay more than us for acquisitions, which may cause us to lose certain acquisitions that we would otherwise desire to complete. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

We are subject to economic and political risk, the business cycles and credit risk of our clients and issuing banks and volatility in the overall level of consumer, business and government spending, which could negatively impact our business, financial condition and results of operations.

The food industry depends heavily on the overall level of consumer, business and government spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. A sustained deterioration in general economic conditions, including a rise in unemployment rates in Brazil, or increases in interest rates may adversely affect our financial performance by reducing the number of consumers of our products and services. A reduction in the amount of consumer spending could result in a decrease in our revenue and profits.

Our insurance policies may not be sufficient to cover all claims.

Our insurance policies may not adequately cover all risks to which we are exposed. A significant claim not covered by our insurance, in full or in part, may result in significant expenditures by us. Moreover, we may not be able to maintain insurance policies in the future at reasonable costs or on acceptable terms, which may adversely affect our business and the trading price of our shares.

We are subject to costs and risks associated with increased or changing laws and regulations affecting our business, including those relating to the sale of consumer products.

We operate in a complex regulatory and legal environment that exposes us to compliance and litigation risks that could materially affect our results of operations. These laws may change, sometimes significantly, as a result of political, economic or social events, as legislators may be subject to political and social influence/unrest. Some of the federal, state or local laws and regulations in Brazil that affect us include: those relating to consumer products, product liability or consumer protection; those relating to the manner in which we advertise, market or sell products; labor and employment laws, including wage and hour laws; tax or social security laws or interpretations thereof; bank secrecy laws, data protection and privacy laws and regulations; and securities and exchange laws and regulations. There can be no guarantee that we will have sufficient financial resources to comply with any new regulations or successfully compete in the context of a shifting regulatory environment.

These laws and regulations may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible they will be interpreted and applied in ways that will materially and adversely affect our business. Any failure, real or perceived, by us to comply with our posted privacy policies or with any regulatory requirements or orders or other local, state, federal, or international privacy or consumer protection-related laws and regulations could cause sellers or their customers to reduce their use of our products and services and could materially and adversely affect our business.

We depend on our information technology systems, and any failure of these systems could adversely affect our business and subject us to risks associated with non-compliance with the applicable data protection laws.

We are subject to the Brazilian Internet Law (Law No. 12,965/2014) and to Law No. 13,709/18 (“Brazilian Data Protection Law” or “LGPD”) which lays down rules relating to the processing of personal data in Brazil. Failure by us to comply with the LGPD and any additional privacy laws or regulations enacted or approved in Brazil or in other jurisdictions in which we operate could adversely affect our business, financial condition or results. The LGPD regulates practices related to the processing of personal data and establishes the principles to be observed by all sectors of the economy in the processing of personal data, regardless of how personal data is collected (electronic or physical environment). Failure to comply with any provisions provided for in that law may expose us to the following risks: (i) legal proceedings or administrative procedures filed by competent, individual or collective bodies preferring damages resulted from violations, based not only on the LGPD, but on sparse and sectoral legislation on data protection still in force; (ii) the application of penalties provided for in LGPD; and (iii) the application of penalties provided for in sparse legislation, such as the Consumer Protection Code and Internet Law, by some consumer protection agencies, since they have already applied penalties in the past, especially in cases of security breaches that result in unauthorized access to personal data. If we fail to comply with its obligations under the LGPD, we may be liable for individual or collective damages it may cause and may be subject to the administrative sanctions of warning, obligation to disclose the incident, temporary blocking and/or exclusion of personal data and fine of up to 2% (two percent) of the company, group or conglomerate in Brazil in its last fiscal year, excluding taxes, up to the total amount of R$50 million for infringement.

The Company currently handles limited amounts of customers’ personal data, and the information that we have access to is mostly public and available in general to other parties. However, the Company is yet to establish policies for data processing to fully comply with the requirements of the LGPD.

The servers of the Company, in which such information is stored, may be subject to attacks and the Company is implementing safeguards to ensure that no third-party information or management/Company proprietary information is exposed.

We are subject to regulatory activity and antitrust litigation under competition laws.

We are subject to scrutiny from governmental agencies under competition laws in Brazil. Brazilian legislation also provides private rights of action for competitors or consumers to assert claims of anticompetitive conduct. Other companies or governmental agencies may allege that our actions violate antitrust or competition laws, or otherwise constitute unfair competition. Contractual agreements with buyers, sellers, or other companies could give rise to regulatory action or antitrust investigations or litigation. Also, our trade market practices, albeit within market standards, could give rise to regulatory action or antitrust investigations or litigation. Some regulators may perceive our business to have such significant market power such that otherwise uncontroversial business practices could be deemed anticompetitive. Any such claims and investigations, even if they are unfounded, may be expensive to defend, involve negative publicity and substantial diversion of management time and effort, and could result in significant judgments against us.

Changes in tax laws, tax incentives, the termination of existing tax benefits or differing interpretations of tax laws may adversely affect our results of operations.

Brazilian tax and social security are highly complex and subject to various interpretation, especially considering that taxation is imposed at the Federal, State and Municipal levels, in which city the Company operates.

Changes in tax laws, regulations, related interpretations and tax accounting standards in Brazil, may result in a higher overall tax rate on our earnings and revenues, assets or profits, which may significantly reduce our net profits and cash flows. For example, in 2015 the Brazilian government increased the rate of PIS (social integration program)/COFINS (contribution for the financing of social security) tax (which is a tax levied on revenues) from 0% to approximately 4% on financial income realized by Brazilian companies that are taxed under the non-cumulative regime. Most of our products are subject to tax exemptions and therefore to an overall tax rate of 0%. However, whenever we provide logistics services, such services (and the resulting revenues and profits) are subject to regular taxation applicable under Brazilian law.

In addition, our results of operations and financial condition may decline if certain tax incentives are cancelled by the Brazilian government and/or if the Brazilian government creates additional taxes or charges. If the taxes applicable to our business increase or any tax benefits are revoked and we cannot alter our cost/pricing structures to pass our tax increases on to customers through price increase in our products, our financial condition, results of operations and cash flows could be seriously harmed.

As the Company operates in several states in Brazil, we are subject to the State Tax on the Circulation of Merchandise (ICMS), and each state has its own legislation, regulations, benefits and reliefs, that may be applicable to us and/or to our competitors. If a competitor is entitled to a certain tax benefit that is not similarly extended to us, we may be less competitive and lose market share, as our prices or profitability may be hindered. See “Risk Factors — Risks Related to Our Business and Industry — We may be unable to maintain our profit margins in the face of loss of our tax benefits granted by Brazilian government” on page 14 for a discussion of the risks pertaining to the tax benefits that the Company is entitled to.

On January 16, 2025, the Brazilian government passed Supplementary Law No. 214, which regulates the consumer tax reform bill (PEC 45/2019) passed by the Brazilian national congress (“Brazilian Congress”) on December 15, 2023, to simplify the Brazilian tax framework. Supplementary Law No. 214/2025 creates a dual value-added tax, or VAT, system, which includes the State Tax on Goods and Services (Imposto sobre Bens e Serviços, or IBS) and the federal Contribution on Goods and Services (Contribuição sobre Bens e Serviços, or CBS), replacing five taxes, including the ICMS, the federal Social Integration Program (Programa de Integração Social) or PIS, and Contribution for Social Security Funding (Contribuição para o Financiamento da Seguridade Social, or COFINS) taxes. Tax collection on the new VAT taxes will be a tax on consumption (rather than a tax on production, as in the prior system). Under Supplementary Law No. 214/2025, the new dual VAT system will be implemented within a 7-year transition period beginning with a testing period in 2026 and ending with the full adoption of the new system in 2033. Different IBS and CBS rates may apply to specific goods and services listed in the Brazilian Constitution. Although it is still not possible to calculate the actual IBS and CBS rates, Supplementary Law No. 214/2025 sets forth that if the sum of all such rates reaches an amount that is greater than 26.5%, the government shall discuss a new bill of law to reduce such rates so that they are equal to or lower than 26.5%.

Supplementary Law No. 214/2025 also sets forth a new tax (Imposto Seletivo, or IS) to discourage the consumption of goods and services that are harmful to human health and the environment. In the food industry, as of the date of this prospectus, only drinks with added sugar are subject to the IS, but future regulatory changes in taxation of food and beverages may be put in place. For example, in 2023 Colombia introduced a tax on products with added sugars, sodium, and saturated fats that exceed specific thresholds, beginning at 10% and set to increase to 15% in 2024 and 20% in 2025. Other tax regimes, such as the research and development tax incentive program (Lei do Bem) and the deduction of interest on shareholders’ equity, may be revoked to increase the government’s revenues in light of a possible reduction in the income tax rate.

The effects of the tax reform measures and any other changes that could result from the enactment of new and additional tax regulations have not been, and cannot be, quantified yet. We cannot guarantee that the IBS and CBS rates will not be higher than the levies currently applied to our business, that the Brazilian government will not impose penalty taxes to certain of our raw materials, or that the new tax regulations to be passed by the Brazilian Congress congress will not have a material adverse effect on our business, financial condition, results of operation and prospects.

Distribution of dividends is currently exempted from income tax in Brazil, but there are several legislative initiatives to impose taxation on dividends. If the Brazilian Congress approves legislation to that effect, the amount of revenues received by us from our Brazilian subsidiaries will be reduced.

Furthermore, we are subject to tax laws and regulations that may be interpreted differently by tax authorities and us. The application of indirect taxes, such as sales and use tax, value-added tax, or VAT, provincial taxes, goods and services tax, business tax and gross receipt tax, to businesses like ours is a complex and evolving issue. Significant judgment is required to evaluate applicable tax obligations. In many cases, the ultimate tax determination is uncertain because it is not clear how existing statutes apply to our business. One or more states, or Municipalities, the federal government or other countries may seek to challenge the taxation or procedures applied to our transactions imposing the charge of taxes or additional reporting, record-keeping or indirect tax collection obligations on businesses like ours. New taxes could also require us to incur substantial costs to capture data and collect and remit taxes. If such obligations were imposed, the additional costs associated with tax collection, remittance and audit requirements could have a material adverse effect on our business and financial results.

The costs and effects of pending and future litigation, investigations or similar matters, or adverse facts and developments related thereto, could materially affect our business, financial position and results of operations.

We are, and may be in the future, party to legal, arbitration and administrative investigations, inspections and proceedings arising in the ordinary course of our business or from extraordinary corporate, tax or regulatory events, involving our clients, suppliers, customers, as well as competition, government agencies, tax and environmental authorities, particularly with respect to civil, tax and labor claims. Litigation in Brazil may be very time-consuming and cost inefficient. Our insurance indemnities may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation. Furthermore, there is no guarantee that we will be successful in defending ourselves in pending or future litigation or similar matters under various laws. Should the ultimate judgments or settlements in any pending litigation or future litigation or investigation significantly exceed our indemnity rights, they could have a material adverse effect on our business, financial condition and results of operations and the price of our shares. Further, even if we adequately address issues raised by an inspection conducted by an agency or successfully defend our case in an administrative proceeding or court action, we may have to set aside significant financial and management resources to settle issues raised by such proceedings or to those lawsuits or claims, which could adversely affect our business.

If we lose key personnel our business, financial condition and results of operations may be adversely affected.

We are dependent upon the ability and experience of a number of key personnel who have substantial experience with our operations and the markets in which we carry our business. Many of our key personnel were recruited by us specifically due to their industry experience. It is possible that the loss of the services of one or a combination of our senior executives or key managers, including our chief executive officer, could have a material adverse effect on our business, financial condition and results of operations.

Our operations may be adversely affected by a failure to timely obtain or renew any licenses required to operate our hubs.

The operation of the hubs and properties we occupy or may come to occupy are subject to certain license and certification requirements under applicable law, including operation and use licenses (alvará de licença de uso e funcionamento) from the municipalities in which we operate and certificates of inspection from applicable local fire departments and health and sanitation authorities. Our operations may be adversely affected by a failure to timely obtain or renew any such licenses required to operate our hubs. In addition, we cannot assure you that we will obtain such licenses in a timely manner for the opening of new hubs.

If we are unable to renew or obtain such licenses, we may be subject to certain penalties, which include the imposition of fines and the suspension or termination of our operations at the respective hub. The imposition of such penalties, or, in extreme scenarios, the sealing off of the premises by relevant public authorities pending compliance with all the requirements demanded by the municipalities and fire departments, may adversely affect our operations and our ability to generate revenues at the relevant location.

We are subject to anti-corruption, anti-bribery and anti-money laundering laws and regulations.

We operate in jurisdictions that have a high risk for corruption and we are subject to anti-corruption, anti-bribery and anti-money laundering laws and regulations, including the Brazilian Federal Law No. 12,846/2013, or the Clean Company Act, and the United States Foreign Corrupt Practices Act of 1977, as amended, or the FCPA. Both the Clean Company Act and the FCPA impose liability against companies who engage in bribery of government officials, either directly or through intermediaries. Moreover, Brazil is a signatory to the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of the Organization of Economic Cooperation and Development (OECD). We are yet to implement a comprehensive compliance program that is designed to manage the risks of doing business in light of these new and existing legal and regulatory requirements. Violations of the anti-corruption, anti-bribery and anti-money laundering laws and regulations could result in criminal liability, administrative and civil lawsuits, significant fines and penalties, forfeiture of significant assets, as well as reputational harm.

Regulators may increase enforcement of these obligations, which may require us to make adjustments to our compliance program, including the procedures we use to verify the identity of our customers and to monitor our transactions. Costs associated with fines or enforcement actions, changes in compliance requirements, or limitations on our ability to grow could harm our business, and any new requirements or changes to existing requirements could impose significant costs.

Any determination that we have violated the anti-corruption laws mentioned above could subject us to, among other things, civil and criminal penalties or material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect our business prospects, financial position or the market value of our shares.

Requirements associated with being a public company in the United States will require significant Company resources and management attention.

Upon completion of this offering, we expect to incur costs associated with corporate governance requirements that will become applicable to us as a public company, including rules and regulations of the SEC, under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Exchange Act, as well as the rules of the Nasdaq. These rules and regulations are expected to significantly increase our accounting, legal and financial compliance costs and make some activities more time-consuming. We also expect these rules and regulations to make it more expensive for us to obtain and maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors or as executive officers. Accordingly, increases in costs incurred as a result of becoming a publicly traded company may materially and adversely affect our business, financial condition and results of operations.

If we fail to establish and maintain effective internal controls, our ability to produce accurate financial statements and other disclosures on a timely basis could be impaired.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is accumulated and communicated to our principal executive and financial officers.

We are also continuing to expand our internal controls over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs, external audits and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC.

Our management team has identified no material weaknesses in our disclosure controls and procedures. Despite no material weaknesses being identified, and while the Company’s management team makes continuous efforts to reduce the likelihood of occurrence of any material weaknesses in the future, there can be no assurance that it will be successful. To that end, the Company has invested in (i) advanced systems and software controls; and (ii) adding and expanding its teams with qualified and experienced personnel, to ensure security, information speed, information quality and governance. Recent investments have consisted of the upgrade of our ERP system (SAP was implemented in the first quarter of 2023) and new warehouse management system (WMS) and transportation management systems (TMS) were implemented in the third quarter of 2024.

We are dependent on retail partners for a significant portion of our sales.

We derive significant revenue from our network of international retail partners, consisting of large retail traders, supermarkets and other retailers, among others. A decision by any of our major retail partners, whether motivated by marketing strategy, competitive conditions, financial difficulties or otherwise, to decrease significantly the amount of merchandise purchased from us, or to change their manner of doing business with us, could substantially reduce our revenue and have a material adverse effect on our profitability. In addition, store closings by our retail partners shrink the number of doors carrying our products, while the remaining stores may purchase a smaller amount of our products and/or may reduce the retail floor space designated for our products. If any disputes with our retail partners arose, if we were to lose any of our key retail partners or if any of our key retail partners consolidate and/or gain greater market power, our business, results of operations and financial condition may be materially adversely affected. In addition, we may be similarly adversely impacted if any of our key retail partners experience any operational difficulties or generate less traffic.

Certain of our retail partners may from time to time experience financial difficulties, including bankruptcy or insolvency. If our retail partners suffer significant financial difficulty, they may reduce their orders from us or stop purchasing from us and/or be unable to pay the amounts due to us timely or at all, which could have a material adverse effect on our ability to collect on receivables and our results of operations. It is possible that retail partners may contest their contractual obligations to us under bankruptcy laws or otherwise. Further, we may have to negotiate significant discounts and/or extended financing terms with these retail partners in such a situation. If we are unable to collect upon our accounts receivable as they come due in an efficient and timely manner, our business, results of operations and financial condition may be materially adversely affected. In addition, product sales are dependent in part on high-quality merchandising and an appealing retail environment to attract consumers, which requires continuing investments by retailers. Retailers that experience financial difficulties may fail to make such investments or delay them, resulting in lower sales and orders for our products. Consolidations among our retail partners would concentrate our credit risk with a relatively small number of retailers, and, if any of these retailers were to experience a shortage of liquidity or consumer behavior shifts away from traditional retail, it would increase the risk that their outstanding payables to us may not be paid. In addition, increasing market share concentration among one or a few retailers in a particular region increases the risk that if any one of them substantially reduces their purchases of our products, we may be unable to find a sufficient number of other retail outlets for our products to sustain the same level of sales and revenue.

We are dependent on certain third-party suppliers and contract manufacturers.

We purchase ingredients, packaging and other materials from third-party suppliers and, in certain cases, we engage contract manufacturers to produce and/or package our products. We purchase raw materials from manufacturers and distributors globally. As is customary in our industry, we generally do not have long-term contracts or even written agreements with our suppliers. Instead, we often enter into short term contracts (and/or one-time deals) for raw materials at fixed prices to provide us with time to address price increases and mitigate impact on our margins and in other cases we may buy at spot prices. These one-time deals for purchases, are purchases occurring through a broker or through our purchase team acquiring the product directly from a farmer. These one-time deal purchases are documented by purchase orders generated within our systems and by invoices issued by the vendor. We may not be able to negotiate such contracts or deals on acceptable terms, if at all. For our business to be successful, our suppliers and contract manufacturers must provide us with quality products in substantial quantities, in compliance with regulatory requirements, at acceptable costs and on a timely basis. Our ability to obtain a sufficient selection or volume of merchandise on a timely basis at competitive prices could suffer as a result of any deterioration or change in our supplier or contract manufacturer relationships, quality, manufacturing or other regulatory issues, or events that adversely affect our suppliers or contract manufacturers.

There can be no assurance we will be able to detect, prevent or fix all defects that may affect raw materials from our suppliers or products or components of products manufactured by our contract manufacturers. Failure to detect, prevent or fix defects, or the occurrence of real or perceived quality or safety problems or material defects in such raw materials, components of products or finished products could result in a variety of consequences, including a greater number of product returns than expected from consumers and our retail partners, litigation, class-actions, complaints, regulatory investigations and enforcement actions, product recalls and withdrawals and credit, warranty or other claims, among others, which could expose us to liability and harm our results of operations and financial condition. Such problems could negatively impact consumer confidence in our products and hurt our brand image, which is critical to maintaining and expanding our business.

Material increases in the price of, or availability constraints on or interruptions in the supply of, raw materials and/or disruption in the operations of our suppliers or contract manufacturers for any reason, such as changes in economic and political conditions, tariffs, trade disputes, regulatory requirements, import restrictions, loss of certifications, power interruptions, transportation delays, shipment issues, quality, manufacturing or other regulatory issues, natural or man-made disasters, inclement weather conditions, war, acts of terrorism, outbreak of viruses, widespread illness, infectious diseases, contagions and the occurrence of unforeseen epidemics (including the COVID-19 pandemic and its potential impact on our financial results) and other unforeseen or catastrophic events, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Also, currency fluctuations, including the decline in the value of the Brazilian Real, could result in higher costs for raw materials purchased abroad. Our suppliers or contract manufacturers may be forced to reduce or cease their production, undertake corrective and preventive actions, shut down their operations or file for bankruptcy due to financial instability, difficulties or problems associated with their business. Our suppliers may consolidate, increasing their market power. Our business is dependent upon the ability of our suppliers and contract manufacturers to locate, train, employ and retain adequate personnel. Our suppliers and contract manufacturers may increase their pricing if their raw materials become more expensive, and may pass the increase in sourcing costs to us through price increases, thereby impacting our margins. Material changes in the pricing practices of our suppliers and contract manufacturers could negatively impact our profitability. Additionally, our business could be adversely affected if any of these third parties fail to comply with governmental regulations applicable to the safety, quality or manufacturing of our products and/or government authorities impose certain restrictions or additional requirements onto their business. If we experience significant increases in demand for our products, we and our suppliers and contract manufacturers may not be able to obtain in a timely manner the raw materials, equipment or packaging materials required to manufacture our products and allocate sufficient capacity to us in order to meet our requirements, fill our orders in a timely manner or meet our safety and quality standards.

If any of our suppliers or contract manufacturers fail to make timely shipments, do not meet our safety and quality standards or otherwise fail to deliver us product in accordance with our plans, there could be a material adverse effect on our results of operations. If our significant suppliers or contract manufacturers were to fail to meet our supply, safety or quality requirements, sever their relationship with us or significantly alter the terms of our relationship, including due to changes in applicable trade policies, we may not be able to obtain replacement materials or products in a timely manner or on favorable terms or at all. Even if we are able to expand existing or find new manufacturing or sources of materials, we may encounter delays in production and added costs as a result of the time it takes to train suppliers in our methods, products, quality control standards and labor, health and safety standards. The occurrence of one or more of these events could impact our ability to get products to our consumers and retail partners, result in disruptions to our operations, increase our costs and decrease our profitability.

In addition, regulatory requirements could pose barriers to the manufacture of our products. In general terms, our products are required to be manufactured in compliance with the regulations of the Brazilian Ministry of Agriculture, the local municipalities and fire departments, Federal, state or local environmental authorities, sanitary authorities and the Brazilian Consumer Law (Brazilian Federal Law no. 8,078), among others. As a result, the facilities used by us or any of our current or future third-party manufacturers must be compliant with such regulations. In addition, the negligent actions of our third-party manufacturers that result in environmental damage may expose us to the risk of joint and several liability to remediate such environmental damages caused exclusively by third parties directly related to our activities. In that case, we could adversely affected. If our third-party manufacturers cannot successfully manufacture material, components, and products that conform to our specifications and the strict regulatory requirements of the above mentioned authorities and/or any applicable foreign regulatory authority, our products may be deemed noncompliant, and we could face recalls or enforcement actions. If we need to find alternative manufacturing facilities, we could be subject to disruptions in supply, which could negatively impact our sales.

We are subject to third-party transportation and logistics risks, and we rely on a limited number of available third-party suppliers to deliver our products.

We depend on fast and efficient transportation and logistics services to, among other things, deliver and distribute our products. Any prolonged disruption of these services may have a material adverse impact on our business, financial condition and results of operations. For example, on May 21, 2018, a national truckers’ strike commenced in Brazil regarding increases in fuel prices. The strike materially disrupted the supply chain of various industries across the country. There can be no assurance that the truckers will not seek to engage in any future strikes if, for instance, there is a steep rise of fuel prices and the Brazilian federal government or any other party involved is unable to meet the demands of the truckers in a satisfactory manner. Any such strike could adversely affect our supply chain or the operation of our production facilities. In addition, a significant increase in fuel prices and transportation service rates as well as any other reduction in the reliability or availability of transportation or logistics services, including as a result of, among other things, flooding, warehouse fires, global shipping container shortages, or labor strikes, could adversely affect our ability to satisfy our supply chain requirements and deliver our products to our customers in a commercially viable manner. Any such disruption to the transportation or logistics services that we depend on could have a material adverse impact on our results of operations and financial condition.

On June 30, 2023, the Brazilian Federal Supreme Court, or STF, rendered null and void certain parts of Law No. 13,103/2015, or the Truck Driver’s Law, relating to working hours and daily and weekly resting periods. This decision has increased truck drivers’ hiring costs and as a result it may cause a raise in freight costs, which will require additional fleet to support our operations and have an adverse impact in transportation productivity and in our operating results.

Our holding company structure makes us dependent on the operations of our subsidiaries.

Our material assets are our direct and indirect equity interests in our subsidiaries. We are, therefore, dependent upon payments, dividends and distributions from our subsidiaries for funds to pay our holding company’s operating and other expenses and to pay future cash dividends or distributions, if any, to holders of our shares, and we may have tax costs in connection with any dividend or distribution. Furthermore, exchange rate fluctuation will affect the U.S. dollar value of any distributions our subsidiaries make with respect to our equity interests in those subsidiaries.

Dividend distribution out of Brazilian companies is currently exempted from income tax in Brazil, and new legislation may come to terminate such exemption.

US tax rules may impose certain restrictions or additional burdens on taxable gains and income accrued by our foreign subsidiaries Boni Logistica Ltda. and BR Brands S.A.

We may not be able to secure financing on favorable terms, or at all, to meet our future capital needs.

We have funded our operations since inception primarily through equity financing, bank credit facilities, and financing arrangements. We do not know when or if our operations will generate sufficient cash to fund our ongoing operations. In the future, we may require additional capital to respond to business opportunities, refinancing needs, challenges, acquisitions, or unforeseen circumstances or contingent or materialized liabilities and may decide to engage in equity or debt financings or enter into credit facilities for other reasons, and we may not be able to secure any such additional debt or equity financing or refinancing on favorable terms, in a timely manner, or at all. Any debt financing obtained by us in the future could also include restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Our future credit facilities will likely contain restrictive covenants, including customary limitations on the incurrence of certain indebtedness and liens. Our ability to comply with these covenants, if any, may be affected by events beyond our control, and breaches of these covenants could result in a default under our credit facilities and any future financing agreements into which we may enter. If not waived, defaults could cause our outstanding indebtedness under our credit facilities and any future financing agreements that we may enter into under these terms to become immediately due and payable. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

As a general rule, in our operations we have to pay our suppliers within 7 days after delivery of our products and we receive payment from our clients within 65 days after we sell our products. As a result, we have significant working capital needs that we may or may not sustain throughout any given fiscal year. Moreover, these needs may be increased in case suppliers reduce their payment deadlines or if customers increase theirs.

Implementing our growth strategy, including new investment products and business initiatives, may be unsuccessful.

We may be subject to a number of risks and uncertainties associated with our growth strategy, including the risk that new business initiatives will not contribute towards achieving our objectives or that we will not execute such new initiatives successfully. New initiatives may also be difficult to launch, for instance where we do not have a proven track record within the area of the new initiative, or may not reach the set goals and expectations following launch. New brands may not be well perceived by consumers. Given our diverse offering of products and services, these initiatives could increase our costs and expose us to new market risks and legal and regulatory requirements and could expose us to greater reputation and litigation risk. Implementing our growth strategy may also entail significant difficulties and costs, including the logistical and overhead costs of opening and expanding offices, the cost of recruiting, training and retaining a higher number of investment advisory professionals and higher costs arising from exposure to additional jurisdictions (including the laws, rules and regulations thereof) and activities. New initiatives and expanding our business, including to open new offices or develop new product offerings, could also divert significant time and attention of our senior management in the development of such new initiatives to the detriment of our existing business. Furthermore, we may be directly exposed to new business risks or be subjected to enhanced exposure to existing risks if business initiatives are financed with our own capital.

Misconduct of our employees, suppliers, consultants or subcontractors could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

Our employees, suppliers, consultants and subcontractors could engage in misconduct that adversely affects our business and reputation. We are subject to a number of obligations and standards arising from our asset management business and our authority over the assets managed by our asset management business. The violation of these obligations and standards by any of our employees, suppliers, consultants and subcontractors would adversely affect our clients and us. If our employees, consultants and subcontractors were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position and current and future business relationships. Detecting or deterring employee misconduct is not always possible, and the extensive precautions we take to detect and prevent this activity may not be effective in all cases. If one of our employees, consultants and subcontractors were to engage in misconduct or were to be accused of such misconduct, our business and our reputation could be adversely affected.

Risks Related to Doing Business in Brazil

The Brazilian federal government has exercised, and continues to exercise, significant influence over the Brazilian economy. This involvement, as well as Brazil’s political and economic conditions, could harm us and the price of our shares.

The Brazilian federal government frequently exercises significant influence over the Brazilian economy and occasionally makes significant changes in policy and regulations. The Brazilian government’s actions to control inflation, foster GDP growth and other policies and regulations have often involved, among other measures, increases or decreases in interest rates, changes in fiscal policies, wage and price controls, foreign exchange rate controls, blocking access to bank accounts, currency devaluations, capital controls and import restrictions. We have no control over and cannot predict what measures or policies the Brazilian government may take in the future. We and the market price of our securities may be harmed by changes in Brazilian government policies, as well as general economic factors, including, without limitation:

•        growth or downturn of the Brazilian economy;

•        interest rates and monetary policies;

•        exchange rates and currency fluctuations;

•        inflation;

•        liquidity in Brazilian financial and capital market;

•        import and export controls;

•        exchange controls and restrictions on remittances abroad;

•        modifications to laws and regulations according to political, social and economic interests;

•        fiscal policy and changes in tax laws;

•        economic, political and social instability;

•        labor and social security regulations;

•        energy and water shortages and rationing; and

•        other political, diplomatic, social and economic developments in or affecting Brazil.

Uncertainty over whether the Brazilian federal government will implement changes in policy or regulation affecting these or other factors in the future may affect economic performance and contribute to economic uncertainty in Brazil, which may have an adverse effect on us and our shares.

Political instability and economic uncertainty in Brazil may adversely affect us.

Brazil’s political environment has historically affected, and continues to affect, the performance of the country’s economy and, consequently, the confidence of investors and the general public. As a result, historically, a political crisis may cause an economic deceleration and heightened volatility in the securities issued by companies with operations in Brazil.

The Brazilian markets experienced an increase in volatility due to the uncertainties arising from several ongoing investigations into money laundering and corruption charges conducted by the Brazilian Federal Police and the Federal Public Prosecutor’s Office. These investigations have had a negative impact on the country’s economy and political environment. We have no control over and cannot predict whether such investigations or allegations will lead to further political and economic instability or whether new allegations against government officials and/or executives of private companies will arise in the future, adversely affecting us. In recent years, the Brazilian political environment has experienced intense instability as a result of, among other factors, successive significant corruption scandals, political crises and institutional conflicts among the branches of government, all of which have adversely affected the Brazilian economy.

Furthermore, any difficulty by the federal government in reaching a majority in the national congress could result in impasse in Congress, political unrest and massive demonstrations and/or strikes that could adversely affect our operations. Uncertainties regarding the implementation, by the current government, of changes relating to monetary, fiscal and social security policies, as well as the relevant legislation, may contribute to economic instability.

The result of the presidential election, with a change of Federal Government from January 2023, as well as the elections for members of the Legislative branch, causes uncertainty in relation to the monetary and fiscal policies of the new government of Luiz Inácio Lula da Silva, which may differ significantly from those adopted by the previous government.

In addition, the Minister of Economy, Mr. Fernando Haddad, has a critical view on tax incentives to certain economic sectors and had suggested cutting some of these incentives. In November 2024, responding to increasing pressures on the government to reduce its spending, Minister Haddad announced a package of policies including the government’s intention to prohibit the granting, increase or extension of tax incentives whenever the federal government records a primary deficit. This package was, however, seen as insufficient by the market and as a result the government is under current pressure to adopt additional measures to cut its spendings and increase revenue, which will likely impact the productive sector. We cannot guarantee that these or similar policies will not have a negative impact in our business in the future. In 2025, we expect an increase in tax collection and in the medium term an increase in government spending.

Political and economic uncertainty and any new policies or changes to current policies could have a material adverse effect on our business, results of operations, financial condition and prospects. Uncertainty as to whether the Brazilian government will implement significant reforms in public policy in the future may contribute to economic uncertainty in Brazil and to heightened volatility in the Brazilian markets and the securities issued by Brazilian companies. These factors may be further aggravated by the government’s need to deliver on its campaign promises and to create political alliances in order to strengthen its position in the upcoming 2026 elections, which we expect to be as polarized as the 2022 elections. As a result, there may be high volatility in the domestic financial markets in the short to medium term, and economic recovery in the long term may be hindered. Accordingly, improvements in the labor market and income growth may be limited, which could have an adverse effect on our operations and financial results. Worsening political and economic conditions in Brazil may increase production and supply chain costs and adversely affect our business, results of operations and financial condition.

Inflation and certain measures by the Brazilian government to curb inflation may adversely affect us.

Brazil has historically faced high rates of inflation. Such inflation added to certain measures taken by the Brazilian government in an attempt to curb inflation have, historically, adversely affected the Brazilian economy.

In accordance to the National Consumer Price Index (Índice Nacional de Preços ao Consumidor Amplo — IPCA), which is published by the Instituto Brasileiro de Geografia e Estatistica (Brazilian Institute of Geography and Statistics, IBGE), Brazilian inflation rates were 4,62%, 5.79%, 10.06%, 4.52% and 4.31% in 2023, 2022, 2021 and 2020, respectively.

In an attempt to curb the inflation, Brazil’s government has historically taken certain intervening measures and policies, which include the maintenance of a restrictive monetary policy with high interest rates that restricted credit availability and reduced economic growth, causing volatility in interest rates, and may introduce policies that could harm our business and the price of our shares.

In 2021, the Brazilian Central Bank (Banco Central do Brasil, “BACEN”) began increasing the country’s base interest rates in an attempt to curb increasing inflation rates due to, among other factors, the COVID-19 pandemic. The Company sells products with payment terms of up to 65 days after delivery to our customers. As a result, the cost of capital to finance our operations and working capital has become more costly to the Company. To avoid leveraging for operating cash flow with high interest rates using Brazilian finance institutions, the Company has decided to shift its financing needs to U.S. finance institutions (including this offering), to continue its expansion plan and mitigate the high cost of capital in Brazil.

BACEN’s monetary policy decisions, particularly the adjustments to the Brazilian basic interest rate (“Selic rate”), have a direct effect on our borrowing costs and working capital. In May 2024, BACEN reduced the Selic rate to 10.50%, from a 13.25% interest rate set in August 2023, increasing market liquidity and alleviating the cost of our debts and working capital. Our borrowing and sale of receivables costs increased in 2023 because of high inflation and high interest rates, adversely affecting cash generation and causing a negative impact on our results of operations for 2023. Brazil’s economic scenario coupled with government incentives to accelerate economic growth and job creation have consequently increased inflation. In order to address inflation, the government raised the Selic rate to 12.25% in December 2024. During the 2025 fiscal year, BACEN made a number of increases in the Selic rate, in an effort to contain the rise in the price of domestic products, with its most recent Selic rate increase to 15.00% occurring in June

2025. We cannot accurately forecast whether inflation levels will decrease and that the Selic rate will follow a downward trend. We are able to pass on part of the increased cost of working capital to our customers through our product pricing strategy. Thus, an increase of the Selic rate would adversely affect our financial results as the financial cost directly affects our working capital, reducing our cash generation capacity and negatively impacting our financial condition.

If Brazil experiences high inflation and interest rates in the future, we may not be able to adjust the prices we charge our customers in order to offset the effects of inflation on our cost structure, which could increase our costs and reduce our net and operating margins.

Exchange rate instability may have adverse effects on the Brazilian economy, and, as result, us.

The Brazilian currency (Brazilian Real) has been historically volatile and has suffered significant depreciation over the past three decades in relation to U.S. dollar and other foreign currencies. Since 1999, Brazil government adopted, with support of the Central Bank, measures that allowed the Brazilian Real/U.S dollar exchange rate to float freely.

During this period, the Brazilian government has implemented a number of economic plans and exchange rate policies, including sudden devaluations, periodic mini-devaluations (during which the frequency of adjustments has ranged from daily to monthly), exchange controls, dual exchange rate markets and a floating exchange rate system. We cannot assure you these measures will not be taken by the Brazilian government in the future or that we will not be adversely affected by a depreciation or appreciation of the Brazilian Real against the U.S. dollar and other currencies.

The variation of the Brazilian Real against U.S dollar during the past three years corresponds:

(i)     In 2022, the Brazilian Real appreciated by approximately 6.9% against the U.S. dollar and on December 30, 2022, the Brazilian real/U.S. dollar exchange rate was R$5.2860 per US$1.00.

(ii)    In 2023, the Brazilian Real appreciated by approximately 10% against the U.S. dollar and on December 29, 2023, the Brazilian Real/U.S. dollar exchange rate was R$4.8521 per US$1.00.

(iii)   In 2024, the Brazilian Real depreciated by approximately 27% against the U.S. dollar and on December 31, 2024, the Brazilian Real/U.S. dollar exchange rate was R$6.1840 per US$1.00.

We cannot assure you that the Brazilian Real will not significantly appreciate or depreciate in relation to the U.S. dollar.

Depreciation of the Brazilian Real may create additional inflationary pressures in Brazil and cause increases in interest rates, which may negatively affect the overall Brazilian economy and, consequently, us, due to decreased consumption and increased costs. We have no control over and cannot predict the Brazilian foreign exchange policy. We may be adversely affected by changes in foreign exchange policies.

In addition, any depreciation of the Brazilian Real against the U.S. dollar would adversely affect the U.S. dollar value of our revenues and any distributions and dividends we make with respect to our shares, which will be made by our subsidiaries in reais.

On the other hand, an appreciation of the Brazilian Real relative to the U.S. dollar and other foreign currencies may deteriorate the Brazilian foreign exchange current accounts. We and certain of our suppliers purchase goods and services from countries outside of Brazil, and thus changes in the value of the U.S. dollar compared to other currencies may affect the costs of goods and services that we purchase.

Depending on the circumstances, either devaluation or appreciation of the Brazilian Real relative to the U.S. dollar and other foreign currencies could restrict the growth of the Brazilian economy, as well as our business, results of operations and profitability.

Risks related to the global economy may affect the perception of risks in other countries, particularly in the United States, China, Europe, Middle East and emerging markets, adversely affecting the Brazilian economy and the market price of Brazilian securities, including ours.

The market value of securities of Brazilian companies or companies with substantial operations in Brazil is affected to varying degrees by geopolitical, economic and market conditions in other countries, including the United States, China, European countries, the Middle East and other Latin American and emerging market countries. Although economic conditions in the United States and European countries may differ significantly from economic conditions in Brazil, investors’ reactions to developments in these countries (such as the United Kingdom’s withdrawal from the European Union, the COVID-19 pandemic, the Russian-Ukraine war, the war in the Gaza strip, and the escalating confrontations between Iran on one side and Israel and the United States on the other) may adversely affect the market value of securities of such companies, including our shares. Moreover, crises or significant developments in other countries and capital markets may diminish investors’ interest in securities of such companies, including our shares, and their trading price, limiting or preventing our access to capital markets and to funds to finance our future operations at acceptable terms.

Additionally, the financial crisis and political instability in the world, including as a result of the effects of the banking crisis in the United States and Europe, the Russian-Ukraine war, the war in the Gaza strip, the escalating confrontations between Iran on one side and Israel and the United States on the other), tensions between the United States and China, the COVID-19 pandemic, or other factors beyond our control may produce a number of effects that directly or indirectly affected the Brazilian capital markets and economy, including fluctuations in the price of securities of listed companies, reduced availability of credit, deterioration of the global economy, fluctuation in exchange rates and inflation, among others, which may adversely affect us. In addition, uncertainty surrounding presidential elections in the United States may adversely affect the Brazilian economy. If economic conditions in Brazil deteriorate due to, among other factors, a downturn in economic activity, depreciation of the real, inflation, or increases in domestic interest rates or increased unemployment rates, a higher percentage of our customers may default, causing a material adverse effect on our business.

As economic problems in emerging market countries or elsewhere adversely affect Brazil, our business and the market price of our securities may also be adversely affected. The decrease in foreign investment in Brazil can negatively affect growth and liquidity in the Brazilian economy, which, in turn, can have a negative impact on our business. The interruption or volatility in global financial markets may further increase the negative effects on the economic and financial scenario in Brazil, which may have a material adverse effect on us.

Any further downgrading of Brazil’s credit rating could reduce the trading price of our shares.

We may be harmed by investors’ perceptions of risks related to Brazil’s sovereign debt credit rating. Rating agencies regularly evaluate Brazil and its sovereign ratings, which are based on a number of factors including macroeconomic trends, fiscal and budgetary conditions, indebtedness metrics and the perspective of changes in any of these factors.

The rating agencies began to review Brazil’s sovereign credit rating in September 2015. Subsequently, the three major rating agencies downgraded Brazil’s investment-grade status:

•        Standard & Poor’s initially downgraded Brazil’s foreign currency credit rating from BBB-negative to BB-positive and subsequently downgraded it again from BB-positive to BB, maintaining its negative outlook, citing a worse credit situation since the first downgrade. On January 11, 2018, Standard & Poor’s further downgraded Brazil’s credit rating from BB to BB-negative, and on December 11, 2019, the agency affirmed the rating at BB- and revised the outlook on Brazil to positive. On April 7, 2020, the rating was reaffirmed as BB- with stable outlook, reflecting uncertainties stemming from the coronavirus pandemic, along with how extraordinary government spending will adversely affect the fiscal performance in 2020. On November 30, 2021 and June 15, 2022, Standard & Poor’s further reaffirmed Brazil’s rating at BB with stable outlook. On June 14, 2023, the agency affirmed the rating at BB- and revised its outlook of Brazil to positive. On December 19, 2023, Standard & Poor upgraded Brazil’s rating to BB with a neutral outlook, citing recent economic reform measures. However, Standard & Poor may downgrade Brazil’s credit rating, if Brazil fails to control its public spending.

•        In December 2015, Moody’s placed Brazil’s Baa3’s issue and bond ratings under review for downgrade and subsequently downgraded the issue and bond ratings to below investment grade, at Ba2 with a negative outlook, citing the prospect of a further deterioration in Brazil’s debt indicators, taking into account the low growth environment and the challenging political scenario. On April 9, 2018, Moody’s revised the outlook to stable, reaffirming the Ba2 rating. In September 2020, Moody’s maintained Brazil’s credit rating at Ba2 and with a stable outlook. In May 2020, Moody’s confirmed Brazil’s long-term foreign currency sovereign credit rating at Ba2 maintaining the stable outlook. On May 25, 2021, April 12, 2022 and October 20, 2023, Moody’s further reaffirmed Brazil’s rating at Ba2 with stable outlook.

•        In February 2018, Fitch downgraded Brazil’s sovereign credit rating from BB-positive to BB-negative, citing, among other reasons, fiscal deficits, the increasing burden of public debt and an inability to implement reforms that would structurally improve Brazil’s public finances. In November 2020, Fitch Ratings affirmed Brazil’s long-term foreign currency sovereign credit rating at BB- with a negative outlook. On December 14, 2021, Fitch further reaffirmed Brazil’s credit rating at BB-negative with a negative outlook. On July 14, 2022, while reaffirming Brazil’s credit rating at BB-negative, Fitch changed its outlook on Brazil’s credit rating to a positive outlook. On July 26, 2023, Fitch upgraded Brazil’s credit rating at BB and changed its outlook on Brazil’s credit rating to a stable outlook.

Brazil’s sovereign credit rating is currently rated below investment grade by the three main credit rating agencies. Consequently, the prices of securities issued by companies with significant Brazilian operations have been negatively affected. A prolongation or worsening of the recent Brazilian recession and continued political uncertainty, among other factors, could lead to further ratings downgrades. Any further downgrade of Brazil’s sovereign credit ratings could heighten investors’ perception of risk and, as a result, cause the trading price of our shares to decline.

Enforcement risks related to civil liabilities due to our subsidiaries and our officers and directors being located in Brazil.

Our operational subsidiaries (BR Brands S.A. (formerly BR Brands Ltda.) and Boni Logística Ltda.) are companies incorporated under the laws of Brazil and part of our directors and executive officers are individuals resident in Brazil. As a result, it may be more difficult to enforce liabilities, rulings and judgments on these individuals and entities in the U.S. Investors who wish to invest in our shares are subject to several limitations in effecting service of process and enforcing civil liabilities in Brazil; especially considering the lack of reciprocity and treaties between Brazil and U.S. for service of process and the reasonable costs that may be incurred in any future litigation against our subsidiaries, directors and officers located in Brazil. Our directors and officers do not have process agents in the U.S.

A final conclusive judgment for civil liabilities rendered by any court in the United States in respect of these individuals and entities would be recognized by Brazilian courts (to the extent they have jurisdiction) without reconsideration of the merits of the original lawsuit, upon recognition by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). Decisions on interlocutory measures may likewise be enforced in Brazil in accordance with applicable laws. Recognition will occur if the foreign decision (i) complies with all formalities necessary for its enforcement under the laws of the place where it was issued; (ii) is issued by a court of competent jurisdiction or authority within the jurisdiction where it was awarded, after proper service of process on the relevant party (and, if the relevant party is located in Brazil, service of process has been made in accordance with Brazilian law) or the absence of the relevant party is duly certified; (iii) is final and therefore not subject to appeal (res judicata) in the jurisdiction where it was awarded; (iv) is not contrary to Brazilian national sovereignty or public policy or morality or violate human dignity; (v) does not violate a final and unappealable decision issued by a Brazilian court; (vi) does not violate the exclusive jurisdiction of Brazilian courts; and (vii) is duly authenticated by a competent Brazilian consulate or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, and be accompanied by a sworn translation thereof into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory.

Notwithstanding the foregoing, we cannot assure that (1) the confirmation of any judgment issued by a foreign court will be obtained, (2) the proceedings described above can be conducted promptly or (3) Brazilian courts will enforce any penalty established by the foreign final judgment in the event the defendant refuses to comply with it.

Risks Related to Our Indebtedness

If we are unable to generate sufficient cash to service all of our indebtedness, we may be forced to take other actions to fund the satisfaction of our obligations under our indebtedness, which may not be successful.

If our cash flow is insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, raise additional debt or equity capital or restructure or refinance our indebtedness. However, we may not be able to implement any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Even if new financing were available, it may be on terms that are less attractive to us than our then existing indebtedness or it may not be on terms that are acceptable to us.

If we cannot generate sufficient cash flow to permit us to make scheduled payments on our debt, then we will be in default and holders of that debt could declare all outstanding principal and interest to be due and payable. If our existing indebtedness were to be accelerated, there can be no assurance that we would have, or be able to obtain, sufficient funds to repay such indebtedness in full.

Risks Related to the Offering, Our Securities and the Securities Markets

There is no existing market for our shares, and we do not know whether one will develop to provide you with adequate liquidity. If the trading price of our shares fluctuates after this offering, you could lose all or a significant part of your investment.

Prior to this offering and the sales of our common stock by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, there has not been a public market for our shares. If an active trading market does not develop, you may have difficulty selling any of our shares that you buy. We cannot predict the extent to which investor interest in our Company will lead to the development of an active trading market on Nasdaq, or otherwise or how liquid that market might become or if it will be maintained active or sustained in the long term. The initial public offering price for our shares will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell our shares at prices equal to or greater than the price paid by you in this offering or at all.

In addition, the stock market in general has experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially harm the market price of our shares, regardless of our operating performance. In the past, following periods of volatility in the market price of certain companies’ securities, securities class action litigation has been instituted against these companies. This litigation, if instituted against us, could adversely affect our financial condition or results of operations. If a market does not develop or is not maintained, the liquidity and price of our shares could be seriously harmed.

Trading in our securities may be prohibited if the PCAOB determines that it cannot inspect or fully investigate our auditors, and as a result, Nasdaq may determine not to list or to delist our securities.

Our auditor, Russell Bedford GM Auditores Independentes S/S, an independent registered public accounting firm headquartered in Brazil, is currently subject to PCAOB inspections and has not been inspected by the PCAOB on a regular basis. However, Russell Bedford GM Auditores Independentes S/S has been registered with the PCAOB since October 6, 2020 and is currently subject to, and available for, PCAOB inspection at any time. If the PCAOB is unable to inspect the work papers of our accounting firm, such lack of inspection could cause trading in our common stock to be prohibited, and as a result, an exchange may determine not to list or to delist our common stock. The delisting and the cessation of trading of our common stock, or the threat of our common stock being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. If our auditors fail to timely meet the PCAOB inspection requirement, our common stock may be prohibited from trading on Nasdaq.

Sales of substantial amounts of our shares in the public market, or the perception that these sales may occur, could cause the market price of our shares to decline.

Sales of substantial amounts of our shares in the public market, or the perception that these sales may occur, could cause the market price of our shares to decline. This could also impair our ability to raise additional capital through the sale of our equity securities.

Under our articles of incorporation, we are authorized to issue up to 30,000,000 shares with a par value of $0.001 per share. We and our existing shareholders have agreed in connection with this offering, subject to certain exceptions, not to offer, sell, or dispose of any shares of our share capital or securities convertible into or exchangeable or exercisable for any shares of our share capital during the 180-day period following the date of this offer without their prior written approval. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our shares.

Following the completion of this offering, we will have 16,304,467 shares of common stock outstanding, or 16,866,967 shares of common stock if the underwriters exercise in full their option to purchase additional shares.

Our controlling shareholder will, in the aggregate, own at least 54.0% of our issued shares and nonetheless will control all matters requiring shareholder approval. Our controlling shareholder also has the right to nominate a majority of our board and consent rights over certain corporate transactions. This concentration of ownership limits your ability to influence corporate matters.

Prior to the date of this prospectus, Mr. Paulo R. Bonifacio, our Chief Executive Officer, President and Director and controlling shareholder, held approximately 73.4% of our outstanding shares of common stock. Immediately following the completion of this offering, our controlling shareholder will own approximately 54.0% of our outstanding shares and will continue to be our controlling shareholder following the completion of this offering. As a result, the controlling shareholder will control a majority of our voting power and will have the ability to control matters affecting us which are submitted to a vote of shareholders for approval. Mr. Paulo R. Bonifacio will have the power to, among other matters, elect the members of our board of directors and of our subsidiaries in Brazil, set our management policies and exercise significant control over the outcome of all decisions at our shareholders’ meetings. He will also be able to direct our actions in areas such as business strategy, financing, distributions, acquisitions and dispositions of assets or businesses.

The interests of our controlling shareholder may potentially conflict with, or differ from, the interests of our other shareholders. For example, our controlling shareholder may cause us to make acquisitions that increase the amount of our indebtedness or outstanding shares, sell revenue-generating assets, decrease our level of working capital or inhibit change of control transactions that may benefit other shareholders. He may also pursue acquisition opportunities for himself that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. Such potential conflicts of interest could cause the interests of our controlling shareholder to differ from the interests of our other shareholders.

As long as Mr. Paulo R. Bonifacio continues to own a majority of our outstanding shares, he will have the power to significantly influence all our corporate decisions and may be able to effect or inhibit changes in the control of our Company.

Given the capital needs to finance and sustain the growth of the Company, Mr. Paulo R. Bonifacio and our management may have to propose a retention of cash and not recommend the distribution of dividends to shareholders in order for the Company to have sufficient funds to meet its financial, working capital and investment needs.

We are a “controlled company” as defined under Nasdaq Listing Rules, and we are permitted to elect to rely on certain exemptions from corporate governance rules; although we do not expect to rely on the “controlled company” exemption under the listing standards of the Nasdaq, we expect to have the right to use such exemption and therefore we could in the future avail ourselves of certain reduced corporate governance requirements.

We are a “controlled company” as defined under the Nasdaq Listing Rules because our shareholder, Mr. Paulo R. Bonifacio, currently beneficially owns approximately 73.4% of the voting power prior to this offering and the sales of our common stock by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, and will own approximately 54.0% of the voting power at the completion of this offering. As long as Mr. Paulo R. Bonifacio continues to own at least 50% of the voting power of our Company, we will continue to be a controlled company under Nasdaq rules. For so long as we are a controlled company under that definition, we are permitted however to elect to rely on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the controlled company exemptions provided under the Nasdaq Listing Rules, we expect to have the right to use such exemptions in the future. To the extent we use the controlled company exemption under the Nasdaq Listing Rules in the future, a majority of the members of our board of directors may not be independent directors, and each of the Compensation Committee and the Nominating and Corporate Governance Committee may not consist solely of independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our shares and our trading volume could decline.

The trading market for our shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our Company. If no or too few securities or industry analysts commence coverage of our Company, the trading price for our shares would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our shares or publish inaccurate or unfavorable research about our business, the price of our shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our shares could decrease, which might cause the price of our shares and trading volume to decline.

The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders and you may lose all or part of your investment.

Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of our common stock may fluctuate or decline significantly in the future and you could lose all or part of your investment.

Certain broad market and industry factors may materially decrease the market price of our common stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including recently. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Our ability to pay dividends to our shareholders is restricted by applicable laws and regulations and by the ability of our subsidiaries to pay dividends to us.

Our revenues depend on the dividend stream coming out of our Brazilian subsidiaries.

In order to increase our cash position and strengthen our working capital levels and reduce third-party capital needs, we currently intend to retain our future earnings, if any, for the foreseeable future, to fund the operation of our business and future growth. We and our subsidiaries do not intend to pay any dividends to holders of our shares for a period that may exceed 5 years from this offer. As a result, capital appreciation in the price of our shares, if any, will be your only source of gain on an investment in our shares.

In addition to what is described above, we cannot guarantee that we will be able to pay dividends to holders of our shares following this offering. Holders of our shares are only entitled to receive cash dividends to the extent our board of directors out of funds legally available for such payments. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. In addition, our holding company structure makes us dependent on the operations and payment of dividends of our subsidiaries. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Brazilian corporate legislation imposes certain restrictions on dividend distribution, such as a mandatory offset of losses and payment of corporate income taxes prior to any such distribution. Additionally, Brazilian corporate legislation allows companies to suspend the distribution of mandatory dividends in any specific fiscal year if the board of directors informs the shareholders that such distribution would be inadvisable, given economic and financial conditions. If this occurs, holders of our common shares may not receive dividends or interest on equity, adversely affected the trading price and liquidity of our common shares. Additionally, dividends may also be significantly reduced depending on market variables, such as domestic interest rates.

New investors in our shares will experience immediate and substantial book value dilution after this offering.

The initial public offering price of our shares will be substantially higher than the pro forma net tangible book value per share of the outstanding shares immediately after this offering. Based on an assumed midpoint initial public offering price of $4.50 per share (the midpoint of the price range set forth on the cover page of this prospectus) and our net tangible book value as of December 31, 2024, if you purchase our shares in this offering you will pay more for your shares than the amounts paid by our existing shareholders for their shares and you will suffer immediate dilution of approximately $3.88 per share in pro forma net tangible book value. As a result of this dilution, investors purchasing our shares in this offering may receive significantly less than the full purchase price that they paid for the shares purchased in this offering in the event of a liquidation.

The offering price of the primary offering and resale offering could differ.

The offering price of our common stock in the initial public offering has been determined by negotiations between us and the underwriters. The offering price in the initial public offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. The selling shareholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the offering and listing of our common stock on the Nasdaq Capital Market. Therefore, the offering prices of the initial public offering and resale offering could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in the primary offering.

The resale by the Selling Shareholders may cause the market price of our common stock to decline.

The resale of shares of our common stock by the selling shareholders, as well as the issuance of our common stock in this offering could result in resales of our common stock by our current shareholders concerned about the potential dilution of their holdings. In addition, the resale by the selling shareholders after expiration of the lock-up period could have the effect of depressing the market price for our common stock.

The Selling Shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Common Stock.

12,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our selling shareholders may be able to sell their shares of common stock under Rule 144 after the completion of this offering. Because these selling shareholders have paid a lower price per share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our common stock following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before the selling shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period.

We may need to raise additional capital in the future by issuing securities or may enter into corporate transactions with an effect similar to a merger, which may dilute your interest in our share capital and affect the trading price of our shares.

We may need to raise additional funds to grow our business and implement our growth strategy through public or private issuances of shares or securities convertible into, or exchangeable for, our shares, which may dilute your interest in our share capital or result in a decrease in the market price of our shares. In addition, we may also enter into mergers or other similar transactions in the future, which may dilute your interest in our share capital or result in a decrease in the market price of our shares. Any fundraising through the issuance of shares or securities convertible into or exchangeable for shares, or the participation in corporate transactions with an effect similar to a merger, may dilute your interest in our capital stock or result in a decrease in the market price of our shares.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations.

The future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise will dilute all other stockholdings.

We have reserved a total of 815,000 shares of common stock in our 2023 Equity Incentive Plan to fulfill any future grants under the Company’s 2023 Equity Incentive Plan or other future grants by the Company to its employees, officer or directors.

As of the date of this prospectus, we have granted to certain director and employees of the Company or its subsidiaries (the “Beneficiaries”) restricted stock units for an aggregate total of 515,000 shares of our common stock.

The restricted stock units granted to the Beneficiaries were made pursuant to certain restricted stock unit grant agreements entered into between the Company and each respective Beneficiary (“RSU Agreement”). Pursuant to the RSU Agreements, an aggregate total of (a) 177,500 restricted stock units vested on July 1, 2024; (b) 5,000 restricted stock units vested on November 30, 2024; (c) 177,500 restricted stock units vested on December 28, 2024; (d) 5,000 restricted stock units vested on December 30, 2024; (e) 5,000 restricted stock units each vested on March 28, 2025 and March 30, 2025; (f) 10,000 restricted stock units vested on April 1, 2025; (g) 5,000 restricted stock units vested on June 26, 2025, (h) 5,000 restricted stock units vested on June 30, 2025, (i) 5,000 restricted stock units vested on September 30, 2025 (j) 5,000 restricted stock units each vest on December 30, 2025, March 30, 2026, June 30, 2026, September 30, 2026, December 30, 2026, March 30, 2027, June 30, 2027, September 30, 2027, December 30, 2027, March 30, 2028, June 30, 2028, September 30, 2028, December 30, 2028, March 30, 2029 and June 30, 2029; and (k) 10,000 restricted stock units each vest on April 1 of 2026, 2027, 2028, and 2029, respectively. Consequently, as of the date of this prospectus, 400,000 restricted stock units have vested and 115,000 restricted stock units will vest after the consummation of this offering.

The purpose of the 2023 Equity Incentive Plan is to establish rules for employees of the Company to acquire our shares, with the aim of: (i) aligning the interests of executives and other employees with those of the Company’s shareholders, in generating results and creating sustainable value, and (ii) reinforcing the long-term orientation of decisions taken by executives. The goal is to create a long-term incentive, based on the concept of a stock option, which consists of granting a right and not an obligation to buy Company common shares at pre-established prices and terms.

We may grant all our common stock reserved for grants under the Company’s option plan or other future grants by the Company to its employees, officer or directors without any further action or approval by our stockholders. Any common stock issued/transferred in connection with our incentive plans, the exercise of outstanding stock options or otherwise would dilute the percentage ownership held by the investors who purchase common stock in this offering.

Our costs could increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

Proceedings to enforce a U.S. Court judgment in Brazil with respect to our shares may be payable only in Brazilian Real.

All of our operational assets and our operational subsidiaries are located in Brazil. If proceedings are brought in Brazil seeking to enforce a U.S. court judgment in respect of our shares, our subsidiaries may not be required to discharge our obligations in a currency other than the Brazilian Real. Under Brazilian exchange control laws, an obligation in Brazil to pay amounts denominated in a currency other than the Brazilian Real may only be satisfied in Brazilian currency at the exchange rate, as determined by the Central Bank, in effect (1) on the date of actual payment, (2) on the date on which such judgment is rendered or (3) on the date on which collection or enforcement proceedings are commenced, and such amounts are then typically adjusted to reflect exchange rate variations and monetary restatements through the effective payment date. The then-prevailing exchange rate may not afford non-Brazilian investors with full compensation for any claim arising out of or related to our obligations under the shares.

The judicial recognition process for foreign judgments before the Brazilian Superior Court of Justice may be time consuming and may also give rise to difficulties in enforcing such foreign judgment in Brazil. Accordingly, we cannot assure you that judicial recognition of a foreign judgment would be successful, that the judicial recognition process would be conducted in a timely manner or that a Brazilian court would enforce a judgment of non-Brazilian courts. Furthermore, upon its recognition by the Brazilian Superior Court of Justice, the enforcement of a foreign judgment would be delegated to a lower federal court.

Our shares may not be a suitable investment for all investors, as investment in our shares presents risks and the possibility of financial losses.

The investment in our shares is subject to risks. Investors who wish to invest in our shares are thus subject to asset losses, including loss of the entire value of their investment, as well as other risks, including those related to our shares, us, the sector in which we operate, our shareholders and the general macroeconomic environment in Brazil, among other risks.

Each potential investor in our shares must therefore determine the suitability of that investment in light of its own circumstances.

In particular, each potential investor should:

•        have sufficient knowledge and experience to make a meaningful evaluation of our shares, the merits and risks of investing in our shares and the information contained in this offer;

•        have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in shares and the impact our shares will have on its overall investment portfolio;

•        have sufficient financial resources and liquidity to bear all of the risks of an investment in our shares;

•        understand thoroughly the terms of our shares and be familiar with the behavior of any relevant indexes and financial markets;

•        be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks; and

•        be willing to be exposed to investment in emerging markets and the food industry.

Our stock price may change significantly following this offering, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

Even if a trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. You may not be able to resell your shares at or above the initial public offering price due to a number of factors such as those listed in “— Risks Related to Our Business” and the following:

•        results of operations that vary from the expectations of securities analysts and investors;

•        results of operations that vary from those of our competitors;

•        changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•        changes in economic conditions for companies in our industry;

•        changes in market valuations of, or earnings and other announcements by, companies in our industry;

•        declines in the market prices of stocks generally, particularly those of dry food companies;

•        additions or departures of key management personnel;

•        strategic actions by us or our competitors;

•        announcements by us, our competitors our suppliers of significant contracts, price reductions, new products or technologies, acquisitions, dispositions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;

•        changes in preference of our customers and our market share;

•        changes in general economic or market conditions or trends in our industry or the economy as a whole;

•        changes in business or regulatory conditions;

•        future sales of our common stock or other securities;

•        investor perceptions of or the investment opportunity associated with our common stock relative to other investment alternatives;

•        changes in the way we are perceived in the marketplace, including due to negative publicity or campaigns on social media to boycott certain of our products, our business or our industry;

•        the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•        changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business;

•        announcements relating to litigation or governmental investigations;

•        guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•        the development and sustainability of an active trading market for our common stock;

•        changes in accounting principles; and

•        other events or factors, including those resulting from informational technology system failures and disruptions, epidemics, pandemics, natural disasters, war, acts of terrorism, civil unrest or responses to these events.

Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation against various issuers. If we were to become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation, which may adversely affect the market price of our common stock.

Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders could have rights senior to holders of our common stock to make claims on our assets and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities or securities convertible into equity securities, existing stockholders will experience dilution and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, you bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have no current plans to pay cash dividends on our common stock. The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, and will depend on, among other things, general and economic conditions, our results of operations and financial condition, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions under our credit agreements and other indebtedness we may incur, and such other factors as our board of directors may deem relevant. See “Dividend Policy.” As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than your purchase price.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of our shares in this offering will be approximately $14,797,392 assuming an initial public offering price of $4.50 per share, which is the midpoint of the range set forth on the cover page of this prospectus, and assuming no exercise of the underwriter’s over-allotment option to purchase additional shares.

We intend to use the net proceeds from this in the following ways:

(i)     80% of the net proceeds for general corporate purposes, including working capital, capital expenditures, and operating expenses such as procurement of IT systems, marketing and sales expenses, supply chain expenses, and logistics;

(ii)    10% of the net proceeds to acquire additional resources to support our product developments and business growth strategies; and

(iii)   10% of the net proceeds may be allocated to potential strategic investments in unaffiliated entities or joint ventures that are aligned with our long-term objectives and intended to enhance our operational capabilities and/or expand our geographic reach. These investments may include companies engaged in the packaged food sector, such as specialty food brands or regional distributors, as well as logistics or supply chain businesses, particularly those with operations or networks complementary to our own. These investments may also include foodservice or wholesale businesses with established presence in our key markets. As of the date of this prospectus, we have not identified any specific acquisition targets or joint venture opportunities, and we are not currently engaged in any substantive negotiations of definitive agreements with respect any such transactions. Any such investments, if pursued, would be subject to customary due diligence, internal review, and applicable regulatory approvals.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition and our actual use of proceeds may vary based upon management’s judgement. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the actual amounts that we will spend on the uses set forth above.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of those net proceeds. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, tax considerations, legal or contractual restrictions, business prospects, the requirements of current or then-existing debt instruments, general economic conditions and other factors our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025 presented:

•        On an actual basis; and

•        On a pro forma as adjusted basis, to give further effect to (i) the sale of 3,750,000 shares of common stock by us in this offering at the assumed midpoint initial public offering price of $4.50 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and assuming no exercise of the underwriters’ over-allotment option to purchase additional shares; (ii) 154,467 shares of common stock issuable upon conversion of the 2023A Convertible Note, 2023B Convertible Note, 2023C Convertible Note, and 2024 Convertible Note and accrued payment-in-kind interest of approximately $58,615 as of September 30, 2025, at a conversion price of $2.93 (equal to 65% of the offering price per share of common stock in this offering, which is assumed to be $4.50 per share, the midpoint of the estimated offering price range set forth on the cover page of this prospectus); and (iii) 400,000 restricted stock units granted to certain employees of the Company.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2025
	Actual	As Adjusted
Cash and cash equivalents	$17	$16,875,017
Total current assets	$1,442,576	$18,317,576
Total assets	$2,088,671	$18,963,671
Current liabilities	$8,761,234	$8,316,613
Total liabilities	$8,823,358	$8,378,737
Stockholders’ equity:
Common stock, par value $0.001 per share; 30,000,000 authorized shares, 12,000,000 shares issued and outstanding, actual; 30,000,000 authorized shares; 16,304,467 shares issued and outstanding, as adjusted	$12,000	16,275
Additional paid-in capital	$1,000,492	18,320,113
Accumulated deficit	$7,874,762	7,874,762
Total stockholders’ equity (deficit)	$(6,734,687)	10,584,934
Common stock outstanding	12,000,000	16,304,467

Each $1.00 increase or decrease in the assumed midpoint initial public offering price of $4.50 per share (which is the midpoint of the range set forth on the cover page of this prospectus) would increase or decrease each of cash, total stockholder’s equity and total capitalization on an as adjusted basis by approximately $3,750,000, assuming the number of shares offered, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 share increase or decrease in the number of shares offered in this offering would increase or decrease each of cash, total stockholder’s equity and total capitalization on an as adjusted basis by approximately $3,750,000, assuming that the price per share for the offering remains at $4.50 (which is the midpoint of the range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma as adjusted information set forth above is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in our common stock in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per share of common stock in this offering and the net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of September 30, 2025 was $(7,246,699), or approximately $(0.60) per share of our common stock.

“Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding on September 30, 2025.

After giving further effect to the sale of 3,750,000 shares in this offering at an assumed midpoint initial public offering price of $4.50 per share, the midpoint of the range set forth on the cover page of this prospectus, and assuming no exercise of the underwriter’s over-allotment option to purchase additional shares, and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $10,072,922 or $0.62 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $17,319,621 or $1.44 per share to the existing stockholders and an immediate dilution of $(3.88) per share to new investors. The following table illustrates this per share dilution:

The following table illustrates this dilution:

Assumed public offering price per share	$4.50
Pro forma net tangible book value per share as of September 30, 2025	$(0.60)
Increase in pro forma net tangible book value per share attributable to the offering	$1.44
Pro forma as adjusted net tangible book value per share as of September 30, 2025 after the offering	$0.62
Dilution per share to new investors in the offering	$(3.88)

A $1.00 increase (decrease) in the assumed midpoint initial public offering price of $4.50 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted net tangible book value per share after this offering by $0.44 ($0.44), and would increase (decrease) dilution per share to new investors in this offering by $2.04 ($2.04), assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares of common stock in the number of shares offered by us would increase (decrease) our as adjusted net tangible book value per share after this offering by approximately $0.72 ($0.72) per share and decrease (increase) the dilution to new investors by approximately $2.16 ($2.16) per share, assuming that the assumed initial public offering price remains the same, and after deducting the underwriting discount and estimated offering expenses payable by us. The pro forma as adjusted information set forth above is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing.

The following table shows, as of September 30, 2025, after giving effect to the number of shares of common stock purchased from us, the total consideration paid to us and the price paid per share by the existing stockholders and by new investors purchasing shares of common stock in this offering at an assumed midpoint initial public offering price of $4.50 per share, before deducting the underwriting discount and estimated offering expenses payable by us, and assuming no exercise of the underwriter’s over-allotment option or conversion of the convertible notes (in thousands, except per share amounts and percentages):

		Shares Purchased		Total Consideration Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	12,000,000	76.2%	$1,012,492	5.7%	$0.08
New investors	3,750,000	23.8%	$16,875,000	94.3%	$4.50
Total	15,750,000	100.0%	$17,887,492	100.0%	$1.14

The above table and discussion include 12,000,000 shares of common stock outstanding as of September 30, 2025, and excludes:

•        815,000 shares of common stock reserved for issuance upon the exercise of incentive stock options (ISOs) under the 2023 Equity Incentive Plan and non-qualified stock options (NSOs), at a weighted average exercise price of $4.50, or other securities that may be granted under the 2023 Equity Incentive Plan.

•        562,500 shares reserved for the exercise of the underwriter’s over-allotment option.

•        Conversion of $451,815 convertible notes into shares of common stock (154,467 as of the date hereof at a conversion price equal to 65% of the offering price per share of common stock in this offering. which is assumed to be $4.50 per share).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

This discussion and analysis contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, those factors set forth under the “Cautionary Statement Concerning Forward-Looking Statements”, “Presentation of Financial Information”, and “Risk Factors” sections of this prospectus that could cause actual results to differ materially from those anticipated in these forward-looking statements. Additionally, our historical results are not necessarily indicative of the results that may be expected for any future period.

Overview

BRB Foods Inc. (the “Company”) is a Wyoming-incorporated holding company that indirectly owns two subsidiaries based in Brazil: BR Brands S.A., formerly BR Brands Ltda., (“BR Brands”), a food production company, and Boni Logistica Ltda. (“Boni Logistica”), a logistics and distribution company. Our primary mission is to enhance the everyday meals of Brazilian families by offering healthy, high-quality food products, while maintaining a strong commitment to sustainability. Aligned with Brazilians’ dietary preferences and the growing trend toward healthier eating, we provide a diverse range of food products made from grains, cereals, milk and plant-based proteins, vegetables, and fruits. Our products are cultivated and processed to the highest operational standards, ensuring quality and freshness.

Strategic Growth and Product Expansion

Since launching operations in 2021, the Company has steadily gained traction in the Brazilian market. Initial market tests in São Paulo for Knorr-branded products were met with success, capturing a 7% market share in 2022. This validation of our product offering led to agreements with Unilever, and in 2022 and 2023, we agreed to create and launch 61 new products under well-known brands such as Arisco, Maizena, Knorr and Mãe Terra. One of the license agreements, which covers 20 of the 61 planned new products under the Arisco brand, expired on December 1, 2025. We are in discussions with Unilever regarding a potential extension of this agreement; however, extension has not been finalized and there can be no assurance that this agreement will be renewed or extended on acceptable terms, if at all. The remaining three Unilever agreements remain in effect and they continue to support the eventual launch of the remaining 41 planned products. The remaining 41 products will complement our current offerings and we expect these products will be distributed nationwide by the end of the first quarter of 2026, positioning the Company for significant growth in market share and revenue.

Our product portfolio expansion, resulting in 44 products across various categories, includes rice, corn, pasta, natural sugars, and cereals, is expected to boost both revenue and EBITDA. This comprehensive portfolio is designed to meet consumer demand for healthier, more nutritious food, while taking advantage of economies of scale to lower production and distribution costs.

Product Portfolio Expansion:

In 2022 and 2023, we signed agreements with Unilever for the creation and launch of 61 different products such as rice, corn, potatoes, pasta, natural sugars, cocoa and cereals, under the brands Arisco, Maizena, Knorr and Mãe Terra. One of these four Unilever agreements, which covers 20 of the 61 planned new products under the Arisco brand, expired on December 1, 2025. We are in discussions with Unilever regarding a potential extension of this agreement; however, extension has not been finalized and there can be no assurance that this agreement will be renewed or extended on acceptable terms, if at all. The remaining three Unilever agreements remain in effect and they continue to support the eventual launch of the remaining 41 planned products. We expect the remaining 41 different products will be launched by the end of the first quarter of 2026, which, when combined with our existing 3 products, provides us with a portfolio totaling 44 products. This comprehensive portfolio is expected to significantly increase our revenue and improve EBITDA.

Operational Strategy and Logistics:

Our logistics subsidiary, Boni Logística, plays a critical role in our operational success. With 14 strategically located third-party independent distribution centers (“IDCs”) across Brazil, we believe we are positioned to ensure the efficient nationwide delivery of our products. Leveraging our management’s logistics experience, we believe we continue to improve our operational efficiency, reduce our costs, and enhance sustainability across our supply chain.

During the fiscal year ended December 31, 2023, we completed the technical and commercial qualification of 14 IDCs and 16 national suppliers. Building on this foundation, in the second quarter ended June 30, 2024, we made the strategic decision to temporarily pause sales to fully prepare for the launch of our expanded product line. As a result, net revenue declined sharply to US$40,463 in fiscal year 2024, compared to US$10,054,390 in fiscal year 2023. We believe our sales pause has enabled us to consolidate and integrate our logistics operations, finalize supplier onboarding, streamline our supply chain, and focus on delivering a complete product portfolio to the market.

We believe our sales pause has provided an opportunity to complete the development of 41 new SKUs under our licensed brands and to prepare for their coordinated launch across Brazil. During this period, the Company:

•        finalized technical and commercial approval of all 41 new SKUs and associated packaging;

•        completed the integration and homologation process with the 14 IDCs and 16 of the previously qualified suppliers;

•        implemented SAP Business One and warehouse and transportation management systems (WMS/TMS);

•        trained our commercial team for national product deployment; and

•        maintained commercial relationships with over 2,500 points of sale.

As of the third quarter ended September 30, 2025, we are preparing for the launch of 41 new products by the end of the first quarter of 2026; expanding our product portfolio to 44 products. Our sales pause is expected to continue, at a minimum, into the fourth quarter of 2025, due to ongoing product readiness and commercial planning efforts. We believe increasing our product portfolio to 44 products will represent a significant step toward our goal of delivering greater value to our customers while strengthening our market position.

We have been working diligently to ensure each of the 41 new products meets the highest standards of product quality and we believe our new product offerings will not only strengthen our market presence, but also establish new industry benchmarks in labeling, product portfolio and brand excellence, which we believe will enable us to compete while having the highest standard related to product quality in Brazil.

Future Opportunities:

The Company is in advanced discussions with three major companies — two multinational and one national — that would enable us to further diversify our product portfolio with complementary products such as desserts, cookies, and coffee. While these negotiations are ongoing, the potential business relationships represent a key opportunity for future revenue growth. There can be no assurance that any of these negotiations will result in agreements or increased revenue or profits.

Operational Update

During the year ended December 31, 2023, we improved the strength, structure, and the capabilities of our Company. Our use of well-known brands has proven to be effective with sales of our existing products and when launching new products and entering new food categories. Our sell-out workforce is focused on increasing the end-customer experience, which increases our final sales volumes and brand awareness. Our distribution efficiency in our third-party IDCs continues to play a key role in our operation as it makes our Company more competitive and sustainable.

We consider our food operations with emphasis on distribution and logistics to be a viable business model. A key challenge remains our cash flow management. New investments are expected to support our working capital needs and facilitate growth. With access to new cash infusions to be used as working capital, we believe we will be able to generate the necessary cashflow to meet our existing demand and realize our projected growth.

During the year ended December 31, 2023, we also reached important milestones. We increased our logistic presence to seventeen (17) Brazilian states and completed the homologation process of fourteen (14) strategically located IDCs, and a completed homologation of twenty (20) new suppliers, which will give us the ability to manufacture, sell and distribute our 44 products to all of Brazil. We have already negotiated with our third-party vendors and will execute agreements with them once our sales resume. During the second quarter ended June 30, 2024, we made the strategic decision to temporarily pause sales to focus on preparing for the launch of our expanded product line. In addition, we believe our 41 new products will be launched by the end of the first quarter of 2026, which when combined with our existing 3 products, provides us with a portfolio of 44 products in total. This comprehensive portfolio is expected to significantly increase revenue and improve EBITDA.

We believe our product portfolio expansion and distribution operations will enable us to increase our gross margin, improve cash management and increase efficiency and sustainability of our entire business operation.

The Company’s fiscal year 2022 results underscore our ability to adapt and innovate in a volatile economic environment. Despite setbacks in fiscal 2023 and fiscal 2024 due to operational and external factors, we believe the Company’s strategic focus on optimizing operational efficiency and pursuing aggressive growth strategies positions it well for future success. With a comprehensive new product portfolio and advanced logistics, we believe we are poised for a strong recovery and sustained growth as the Brazilian market conditions improve.

External Economic Environment:

External challenges such as limited credit availability and high financing costs resulted in our recording, interest expense of $1,172,087 in fiscal year 2024 which was lower than interest expense of $1,466,976 recorded in fiscal year 2024. The lower interest expense recorded in fiscal year 2024 was due to our strategic suspension in sales in fiscal year 2024. At the end of FYE 2022, Brazil’s Central Bank set the monetary policy rate at 12.73%, up from 4.91% in the previous year. This meant an increase in the cost of working capital financing of approximately 30% per year to advance our receivables, which also reduced the availability of credit lines, and significantly increased financial expenses from US$772,952 in fiscal year 2022 to US$1,466,976 in fiscal year 2023. In fiscal year 2024, we recorded financial expenses of $1,172,087. At the end of FYE 2024, the benchmark interest rate remained 12.73% per year.

High interest rates in Brazil have a significant impact on our financial condition, particularly on our balance sheet. As interest rates have increased, our borrowing costs have also increased and these borrowing cost increases have affected various aspects of our financial performance including (i) higher interest rates leading to higher inventory storage costs, as we need to finance our inventory storage for longer periods of time, this increases our cost of goods sold and reduces our profit margins; (ii) we recorded higher financing costs for our accounts payable, as our suppliers in Brazil pass on their increased borrowing costs to us; (iii) higher debt servicing costs, which reduce our cash flows and increase our debt-to-equity ratio; and (iv) higher accrued interest expenses, further reducing our cash flows.

To fund these additional costs attributable to increased interest rates in Brazil, we have implemented various strategies including (i) we pass on a portion of the increased costs to our customers through our product pricing; (ii) the expansion of our portfolio of products to dilute fixed costs relating to our operations; and (iii) we are prioritizing our cash flows to ensure timely debt servicing and maintaining adequate cash reserves.

The cost of debt is not transferable to our customers, and the increased borrowing costs directly reduce our cash generation capacity. This limits our growth potential, as we need to allocate a larger portion of our cash flows towards debt servicing, rather than investing in our operations and expansion. Looking ahead, a material increase in financing costs, reduced consumer demand, or changes in taxation applicable to our product categories could affect our near-term plans and performance as we resume operations. We continue to monitor macroeconomic conditions and intend to phase execution to align capital with the pacing of retail activation.

Strategic Investments:

General and administrative expenses decreased by 78.34% from 2024 to 2023, due to our decision to suspend sales in order to prepare for the simultaneous launch of 44 products in Brazil.

EBITDA:

EBITDA significantly decreased from US$(2,807,834) in 2023 to US$(192,250) in 2024, reflecting the strategic decision to temporarily suspend sales and adapting to a challenging economic scenario.

Strategic Operational Decisions to Temporarily Pause Sales:

In the first quarter of 2024, we began reducing sales volume in preparation for the launch of a broader and more profitable product portfolio. In the second quarter ended June 30, 2024, we made the strategic decision to temporarily pause all sales activities in order to complete the operational alignment of our logistics and commercial functions and prepare for the national rollout of our expanded product line.

We believe this tactical decision has allowed us to focus our resources on consolidating relationships with third-party distribution centers, implementing new enterprise systems, and finalizing product development. Our goal was to ensure that, upon resumption of sales, we would offer a more complete, high-margin product portfolio supported by a more efficient and scalable logistics network.

While the qualification of 14 independent distribution centers and 16 national suppliers was completed in the fiscal year ended December 31, 2023, integration and full operational deployment occurred during the sales pause period in fiscal 2024. We believe this approach supported the execution of a more sustainable and cost-effective go-to-market strategy.

As a result of the sales pause, no revenue or cost of products sold was recorded during the nine months ended September 30, 2025. However, the Company expects this strategic repositioning to result in improved profitability and strengthened market presence beginning in the first quarter of 2026, with a planned launch of 41 new products by the end of the first quarter of 2026.

Financial Performance and External Challenges

The Company remains financially stable and strategically focused on long-term growth. In 2024, we recorded a sharp decline in revenue from US$10,054,390 in fiscal year 2023, to US$40,463 in fiscal year 2024, and recorded a net loss of US$1,627,821, largely due to increased borrowing costs driven by rising interest rates in Brazil and the strategic decision to halt sales in order facilitate our planned simultaneous launch of 44 products, using our 14 IDCs, across Brazil in the first quarter of 2026. We believe the launch of 41 new products will result in synergies with our logistics area, visibility in the market and improved EBITDA margins.

We believe our financial outlook is positive, particularly with the planned nationwide launch of our expanded product line by the end of the first quarter of 2026. This planned launch, supported by a robust supply chain, is expected to significantly increase our revenue and market share in the coming fiscal quarters. We believe that our strategic decision to temporarily halt sales and focus on a broader, more impactful launch of 41 new products, in addition to our 3 existing products, will drive stronger long-term performance.

Innovation and Sustainability

Innovation is a core pillar of our growth strategy. We continuously seek new opportunities, partnerships, and product development to meet changing consumer demands. In 2023, we successfully implemented an enterprise resource planning (“ERP”) system to streamline our operations, allowing us to manage larger volumes and improve efficiency across all sectors of the Company.

Our commitment to sustainability is reflected in our efforts to optimize resource use, reduce packaging waste, and offer more nutritious food products. We are also focused on strengthening our relationships with suppliers who share our values of quality, ethical business practices, and long-term collaboration.

Logistics Business:

We expect Boni Logística Ltda. (“Boni Logistica”), our logistics operations subsidiary in Brazil, to facilitate our product transfers to 14 independent distribution centers (“IDCs”), thereby ensuring we effectively satisfy customer supply needs.

Logistical Advancements:

Boni Logística’s robust infrastructure will facilitate product transfers to 14 IDCs, ensuring efficient customer supply and exploring new market opportunities for increased profitability.

Conclusion:

We believe the Company is well-positioned for a strong recovery and sustained growth in fiscal 2025 and beyond. Our comprehensive new product portfolio, advanced logistics network, and strategic partnerships with globally recognized brands like Unilever put us in a favorable position to capitalize on emerging market opportunities. As we continue to refine our operations and explore new avenues for growth, we remain committed to delivering long-term value to our stakeholders.

Constant Innovation:

We prioritize innovation, continually seeking new opportunities and partnerships to meet consumer demands and stay ahead of market trends. We believe we stand out in our industry due to our daily and constant search for innovation, improving ourselves through research, and engaging with product development. We monitor market trends and we are always looking for new ideas, opportunities, partnerships and creating new products to surprise, care for and satisfy consumer desires.

Operational Cornerstones

Excellence in supply chain:    Due to the nature of our business, we need to have a well-implemented structure for all stages of the production chain. From purchasing inputs, to manufacturing, logistics (receipt, storage and delivery) and planning, the Company has a team of qualified professionals leading these activities, so that BR Brands, has a smooth and efficient flow of products, utilizing the partnership and support of Boni Logística., our subsidiary in Brazil, for logistics operations.

Quality as the primary goal:    Our subsidiaries have teams dedicated to quality control, to ensure that the interactions between the end customer and the supermarket, in the B2B2C model, occurs efficiently and safely. These quality control teams also work at the point-of-sale, closely monitoring product shelves and everything occurring in retail establishments. As a result, the Company believes it obtains a holistic view of the point of sale and can react quickly where necessary.

Conducting our business with high ethical standards, in compliance with applicable legislation, is fundamental for the Company. For this reason, we select suppliers aligned with our values and commitments, who can contribute to building quality and long-term relationships.

Business Model

Developing categories and building brands

We are responsible for managing certain licensed brands with significant nationwide brand-recognition in Brazil, such as Knorr, Maizena and Mãe Terra. Consequently, we verify our entire production and distribution process meets our quality control and sustainability standards. We recognize that our main focus is the point of sale, the point where our product’s relationship with the customer begins and the customer’s needs are satisfied.

Combining the strength of our licensed brands and the experience of our executives in the food and logistics sector, we were able to foster the expansion of our licensed brands to categories in which they were not previously present, despite the significant recognition these licensed brands had in Brazil.

The significant regionalization of brands in different product categories in Brazil, the result of tax and regulatory differences from state to state in Brazil, and the universality of the products that the Company began developing, presented us with the challenge of how to produce and sell product categories in Brazil — a large country.

Common brands in one region of Brazil may be unknown brands in other regions, creating a tangle of products with which we would come to compete with global strength products, such as Knorr and Maizena, and others of great national strength, such as Arisco and Mãe Terra.

Our Operations

Since we began operating in 2020, the Company has structured its processes to be based on pillars of the environmental, social, and corporate governance (“ESG”) philosophy, focusing on food safety, quality associated with excellence and recognition of our licensed brands and work safety. We work against child labor, avoid suppliers we are aware of maintaining poor workplace conditions, and respect the environment and employ best practices in our product quality.

We believe our products are cultivated, selected and prepared with the highest rigor and operational standards. Our products are carefully selected from their origin to their packaging, all while adhering to the strictest planting, harvesting and processing practices.

In addition to ensuring that production is carried out with the strictest standards, we verify compliance our product quality standards by analyzing product samples, storing products using the strictest product-storing criteria, and processing the products with adherence to the ESG pillars at all stages.

Considering the sales process is a central element of our business activities, our products are packaged and distributed seeking to engage the consumer by using clear and direct packaging communicating the quality and benefits of the product to perfect traceability from the package on the shelf to the arrival of the purchase of feedstock. To this end:

•        we identify opportunities, anticipate trends and propose a product portfolio to our customers;

•        from a matrix of products, we develop and certify suppliers — whether in accordance with our strict quality and standards, or customized to the specific requirements of each client;

•        we develop packaging and visual communication materials;

•        we register our products with major supermarket chains which sell our products;

•        we deliver our products through our own logistics division using vehicles we continuously monitor and track; and

•        through our own SAC, we believe we can satisfy our end customers.

Growth Strategy

Innovation, focus on the customer, sustainability, an agile cost-efficient structure, improved sales processes and customer experience, and absolute quality are the essential elements that we were able to strengthen during the fiscal year 2023, resulting in an improved relationship between the Company and Unilever, the licensor of our major brands. In 2025, we will continue to improve national distribution of certain products we sell, which were previously regionalized and standardize distribution of these products nationally.

In 2022 and 2023, we signed agreements with Unilever for the creation and launch of 61 different products such as rice, corn, potatoes, pasta, natural sugars, cocoa and cereals, under the brands Arisco, Maizena, Knorr and Mãe Terra. One of these four Unilever agreements, which covers 20 of the 61 planned new products under the Arisco brand, expired on December 1, 2025. We are in discussions with Unilever regarding a potential extension of this agreement; however, extension has not been finalized and there can be no assurance that this agreement will be renewed or extended on acceptable terms, if at all. The remaining three Unilever agreements remain in effect and they continue to support the eventual launch of the remaining 41 planned products. The remaining products will be launched by the end of the first quarter of 2026, which, when combined with our existing 3 products, provides us with a portfolio totaling 44 products.

In addition, we are a vertically operated Company and must ensure we make good use of our assets, we have cohesion in our values and practices, we maintain win-win relationships in the value chain, and we cultivate leaders capable of adequately guiding our business.

Our strategic direction is based on strengthening as a national food company in Brazil and paving way for our international operations through profitable growth, expansion of our operational efficiency through optimization in our use of natural resources, reduction in our use of product packaging, and development of more nutritious products. Our projected business expansion occurs based on two key pillars:

•        Current business growth through geographic diversification: to this end, we pay particular attention to our product portfolio, product mix and distribution channels, taking advantage of our existing logistics network with a focus on agile processes.

•        Entry into new product categories that may occur organically or inorganically, focusing on products that have synergy with our current business: our entry into new product categories is focused on expanding the Company’s product portfolio with brands and products offering greater added value thereby increasing our current margins.

To sustain our growth strategy, the Company relies on a solid business model and a commercial strategy based on consistent investments in marketing, assertive pricing models, use of technology and new methodologies to meet market trends.

Innovation is also an important pillar of our strategy. SAP Business One (a business management software designed for small and medium-sized businesses and sold by the software company SAP SE) was implemented for all sectors of the Company at the end of the first quarter of 2023, further increasing control and speed and accuracy of key information, thereby allowing the management team to make strategic data-based decisions on a daily-basis.

The Company relies on the involvement of its management and employees in all areas of the Company’s growth strategy and vision. We foresee the Company’s future as a consolidated large national and international food company, with diversified operations, sustainable growth and respect for origins.

Strategic Planning

Our long-term strategic plan is anchored in maintaining a strong market presence in Brazil, managing our licensed brands, and ensuring excellent operational and financial management. We believe that it is up to leadership to meticulously study movements in the national and international markets — with projects such as those carried out in recent years, for the acquisition of leading companies — and capture opportunities related to innovation and differentiation in a sector of strong competition.

We voluntarily paused sales during the second quarter ended June 30, 2024, to facilitate our transition from regional SKU-limited operations to a national, multi-category business in Brazil. During the ongoing sales pause period, the Company remains operational and has established a network of 14 independent distribution centers and maintains its relationships with large retailers and supermarkets to safeguard its presence in over 2,500 points of sale when its expected launch of 41 new products in the first quarter of 2026 occurs.

We recognize the importance of maintaining a long-term perspective that gives confidence to our stakeholders regarding the Company’s direction and vision.

Our long-term strategic plan reflects a transition from regional, SKU-limited operations to a fully national, multi-category business. While product sales were paused during the second quarter ended June 30, 2024, the Company remains operational and has pre-qualified 14 independent distribution centers and over 2,500 points of sale. These distribution points continue to be part of our commercial infrastructure and are positioned for reactivation in connection with our product sales.

Our strategic pillars include:

•        Strategic national relaunch in Brazil:    Coordinated launch of 44 products under highly recognized brands, replacing the prior limited portfolio.

•        Brand strength:    Leveraging licensed brands (including Knorr, Maizena, and Mãe Terra) to drive immediate consumer recognition.

•        Optimized logistics:    14 distribution centers, all system-integrated, to support national fulfillment at scale.

•        Technology backbone:    SAP ERP and WMS/TMS infrastructure implemented to support operational efficiency and control.

•        Deferred margin optimization:    Deliberate suspension of low-scale operations to enable high-margin national rollout of our portfolio of 44 products.

•        Excellent operational and financial management:    The Company operates its leased factory and warehouse, duly equipped, with balance sheets being audited by external auditors since 2020 and excellence in operational controls.

•        Significant growth:    we achieved relevant sales growth in 2021 and 2022, when the company obtained 7% market share. In 2024, we strategically decided to halt sales to prepare to launch 41 new products nationwide through our 14 independent distribution centers. We plan the launch of these 41 new products for the first quarter of 2026.

Our Priorities

Since the beginning of the Company’s activities, our directors, advisors and other leaders have mobilized in the development of our strategic plan, and translation into actions, projects and investments designed to enhance efficiency, integration of operations and greater profitability of the Company and thus build an assertive long-term path, further enhancing the Company’s strengths.

Through this strategic planning, we believe we will reinforce management in the most critical areas and evolve in areas of success in recent years, always oriented to generate value in a consistent and planned manner.

Achieving this vision is based on our competitive advantages and is guided by three central guidelines:

•        Global presence with strong brands — we are leaders among the main cash-and-carry companies in Greater São Paulo, Brazil;

•        Focus on the main product categories in which we operate — strengthening the portfolio and its quality and convenience is part of a constant effort, which requires prioritization and focus on the main categories in which we operate; and

•        Capturing opportunities — growth through investments in production, joint ventures and partnerships. We must, therefore, keep an eye out for all opportunities to grow and gain market share.

Critical Accounting Policies and Estimates

Estimates and accounting judgments

Our financial statements are prepared in accordance with U.S. GAAP, requiring judgment and estimates that may affect reported figures. The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and assumptions are reviewed on an ongoing basis. Reviews in relation to accounting estimates are recognized in the period in which the estimates are reviewed and in any affected future periods.

Foreign Currency Translation

All our operations are conducted in Brazil; thus we consider the Brazilian Real our functional currency.

The assets and liabilities in Brazil are converted into US dollars, which is our reporting currency, at exchange rates existing at the relevant balance sheet dates. Revenue and expenses are converted at average exchange rates and shareholders’ equity and net worth are converted at historical exchange rates. Adjustments resulting from converting the financial statements from Brazilian Real into US dollars are included in the foreign currency conversion adjustment, a component of accumulated other comprehensive income (loss).

Description of the Line Items of our Statement of Profit (Loss)

Revenue Recognition

U.S. GAAP states the specific conditions under which revenue must be recognized and determines the accounting for such revenue. Typically, revenue is recognized when a critical event occurs, when a product or service is delivered to a customer and the cash value is easily measurable by the Company.

Management has also to ensure that all revenue recognition principles within the Company remain constant over time, so historical financials can be reviewed and revised for seasonal trends or inconsistencies by investors and stakeholders.

The revenue recognition principle is also regulated by ASC 606 in U.S. GAAP terms and requires that revenues are recognized in the income statement in the period in which they are transferred/realized and earned — not necessarily when cash is received.

The revenue-generating activity must be fully or essentially completed to be included in revenue during the respective accounting period. In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received. Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Accounting Standards Codification (ASC) 606: On May 28, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 606, referring to revenue from contracts with customers. ASC 606 provides a uniform framework for recognizing revenue from contracts with customers. The old guidance was industry-specific, which created a fragmented policy system. The updated revenue recognition standard is industry-neutral and therefore more transparent. It allows for better comparability of financial statements with standard revenue recognition practices across industries.

The five steps required under U.S. GAAP to satisfy the updated revenue recognition principle, all of which are followed by the Company, are as follows:

•        Identify the agreement with the customer;

•        Identify contractual enforcement obligations;

•        Determine the consideration amount/price of the transaction;

•        Allocate the determined amount of consideration/price to the contractual obligations and;

•        Recognize revenue when the performing party satisfies the performance obligation.

In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received. Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Government Grants

Government grants are recognized when there is reasonable assurance that the entity will comply with all conditions. When the benefit refers to an expense item, it is recognized as revenue over the benefit period, in line with the credit reporting period under the accrual basis of accounting.

The government grants we receive are in form of tax incentives received from the various states in which we operate in the amount of ICMS (Imposto sobre Circulação de Mercadorias e Serviços, a State Value-Added Tax on Services and Circulation of Goods) that may be due and levied on the Company’s business.

We are eligible to benefit from tax benefits arising from government subsidies related to the reduction of the ICMS calculation base on the sale of grains, which therefore grant a presumed credit to the Company for purposes of calculating the ICMS to be paid by the Company.

The portion of net income resulting from these tax incentives, not taxed, in accordance with article 195-A of Law 6,404/76, is allocated to a tax incentive reserve in our financials, which is consequently excluded from the profit distribution calculation, and used only for capital increase or the absorption of accumulated losses.

According to Brazilian tax law, tax benefits granted in the form of presumed/granted ICMS credits arising of operations with food products carried out by industrial and commercial establishments (which is the case of the Company) in the states of Rio de Janeiro, Paraná and São Paulo are now considered subsidies for investments, and may be deducted from the calculation basis of income tax and social contribution on net profits. Thus, the Company calculated the ICMS tax benefit in the accumulated total of US$3,681 as of December 31, 2024 (US$914,913 on December 31, 2023). As provided for in Article 30 of Brazilian Law no. 12,973/14, the tax incentive reserve may be used to absorb accumulated losses, provided that the other Profit Reserves (with the exception of the Legal Reserve), if any, have previously been fully absorbed, or for a capital stock increase. Within the same legal provision, the tax incentive reserve and legal reserve do not make up the calculation base for the minimum mandatory dividend, and the Company must submit it to taxation, in case of distribution.

Taxes

Current income and social contribution taxes, tax rates and laws used to calculate the amounts are those in force at the base date of the relevant financial statements. In Brazil, income taxes include both income and social contribution taxes. Under the taxable profit based on accounting records regime (“lucro real”), applicable to the Company, income tax is calculated at the rate of 15% on taxable profit, plus 10% surtax on profit exceeding BRL240 thousand over 12 months, whereas social contribution tax is levied at a rate of 9% on taxable profit, both recognized on an accrual basis, therefore additions to book income of temporarily nondeductible expenses or exclusions of temporarily nontaxable income upon determination of current taxable profit generate deferred tax assets or liabilities.

Sales taxes

Revenues, expenses and assets are recognized net of sales taxes, except:

•        When sales taxes incurred on the purchase of assets or services are not recoverable from tax authorities, in which case sales taxes are recognized as part of the acquisition cost of the asset or expense item, as applicable;

•        When amounts receivable and payable are stated together with sales taxes; and

•        When net sales taxes, either recoverable or payable, are included as a component of amounts receivable or payable in the statements of financial position. Revenues from sales in Brazil are subject to the following taxes and contributions, at the basic rates below:

Rates
State value-added tax (ICMS)	0.00% to 20.00%
Contribution tax on gross revenues for social security financing (COFINS)	0.00% to 7.60%
Contribution tax on gross revenues for social integration (PIS)	0.00% to 1.65%
Federal value-added tax (IPI)	0.00% to 5.00%
Services tax (ISS)	0.00% to 5.00%

Non-cumulative PIS/COFINS credits are recorded as a deduction of cost of products sold or general and administrative expenses in the statements of profit or loss, according to the source of the expenditure. Taxes recoverable are stated under current or noncurrent assets according to their estimated realization. Revenues are stated net of taxes in the statements of profit or loss.

Cost of Goods Sold

We work in a business-to-business-to-consumer (“B2B2C”) model, in which we sell directly to the consumer, but the sale is facilitated by a third-party (including supermarkets, wholesalers and other retailers), so that the business model includes the entire chain.

In practice, the Company buys raw materials from its producers, sends the raw materials to the factory, which performs the raw material quality process and sends it to the distribution partner.

In the case of Knorr beans, for example, BR Brands buys the raw material and manages the processing at the factory, in order to ensure the quality of the beans. Then, the product is packaged, with Unilever’s brand logo, but designed by BR Brands which sells directly to wholesalers and supermarkets.

At this stage, there is great operational synergy with Boni Logística, which delivers the finished product to our distributor. We handle all stages of the supply chain including production, factory, manufacturing, services and sale to the final consumer.

BR Brands works under the assumption that the point of sale is to be handled with state-of-the-art techniques, transforming the supermarket shelves with an attractive visual identity for the consumer, combined with the training of teams that are on-site focused on sales promotion, and an automated process for inspecting the shelves where customers’ brand products are displayed.

Selling and Marketing expenses

Selling and marketing expenses comprise (i) expenses for our sales team, (ii) commissions paid to franchisee, (iii) advertising expenses, and (iv) allowance for expected credit losses for account receivables.

In the context of the sales process, the sales promoter is the most important element in our sales process, seeking to have the best possible relationship with store managers as well as all wholesalers and supermarket employees directly involved. There is constant search for space on shelves, for the product to be available and for the presentation of product posters on sales islands.

General and Administrative Expenses

We incur general and administrative expenses in the management and support of our operating activities. Our main general and administrative expenses are personnel expenses, provision for contingencies, and depreciation and amortization.

Financial Result

Financial result represents financial income less financial costs. For the fiscal years ended December 31, 2024 and 2023, the main items that comprise our financial result are interest on loans and debts and revenue from financial investments (cash equivalents).

Businesses

Results of Operations for the Nine Months Ended September 30, 2025 and 2024

The following table shows the components of our results of operations for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended September 30,
	2025 ($)	2024 ($)	$ Change	% Change
Net revenue	—	40,463	(40,463)	(100.0)%
Cost of products sold	—	(48,616)	48,616	(100.0)%
Gross Loss	—	(8,153)	8,153	(100.0)%

Operating Income (Expenses)
General and Administrative Expenses	(557,250)	(263,233)	(294,017)	111.7%
Sales expenses	—	(23,518)	(23,518)	(100.0)%
Operating Loss before financial income	(557,250)	(294,904)	(262,346)	89.0%

Financial Income
Financial Revenue	—	—	—	(—)%
Financial Expenses	(255,538)	(661,713)	406,175	(61.4)%
Net Loss before Income Tax	(812,788)	(956,617)	143,829	(15.0)%
Income Tax	—	(2,942)	2,942	(100.0)%
Net Loss	(812,788)	(959,559)	146,771	(15.3)%

For the nine months ended September 30, 2024, compared to the nine months ended September 30, 2025, our net revenue decreased from $40,463 to $0, representing a decrease of 100.0%. This decrease was related to the continued significant reduction of the Company’s product sales which began during the second quarter of 2024 and continued through the third quarter of 2025. Instead of concentrating on boosting sales of its existing products, the Company strategically redirected its resources to establish new distribution channels for new products, broadening its offerings and paving the way for a strategic shift towards higher-margin products with the complete portfolio of 64 planned products. The Company’s decision was made in anticipation of the costs efficiencies expected to follow from this initial public offering, positioning the Company to implement a more profitable and sustainable business model.

The Company’s general and administrative expenses, including essential support and operational management-related expenses, increased by $(294,017) during the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024. Despite this increase, we continued to invest in our workforce to support the Company’s strategic direction.

EBITDA decreased significantly, due to our strategic decision to temporary pause sales during the second quarter of 2024, from $(113,924) in the nine months ended September 30, 2024 to $(417,904) in the nine months ended September 30, 2025. The negative EBITDA reflects the transitional costs associated with scaling our operations and adapting to a challenging economic landscape.

Interest expenses decreased from $(661,713) in the nine months ended September 30, 2024 to $(255,538) in the nine months ended September 30, 2025. The interest expense amount recorded for the nine months ended September 30, 2024 and the nine months ended September 30, 2025 was a result of higher interest rates in Brazil. Our interest expense underscores the broader economic challenges faced by businesses in Brazil’s high-interest environment.

Despite these adversities, we believe the Company’s strengths, and the potential demonstrated in the third quarter of 2025, offer a platform for our future recovery and growth.

Total assets were $2,172,299 as of December 31, 2024 and decreased to $2,088,671 as of September 30, 2025, a decrease of approximately 3.8%. This decrease was due to our net sales decreasing during the relevant period as a result of our ongoing pause of product sales which commenced during the second quarter ended June 30, 2024.

Total current liabilities increased by 25.3% as of September 30, 2025, compared to December 31, 2024. As of December 31, 2024, total current liabilities were $6,992,147 and as of September 30, 2025 total current liabilities were $8,761,234. This increase was primarily driven by loans and suppliers. Suppliers increased from $3,458,792 as of December 31, 2024 to $4,600,752 as of September 30, 2025, or by approximately 33.0%, while loans increased from $2,317,609 as of December 31, 2024 to $2,735,448 as of September 30, 2025, or by approximately 18.0%.

Total liabilities were $7,045,505 as of December 31, 2024 and increased to $8,823,358 as of September 30, 2025, an increase of approximately 25.2%. This increase was primarily due to the rise in interest rates and the impact of higher foreign exchange rates on our outstanding obligations.

Liquidity and Capital Resources

The following discussion of our liquidity and capital resources is based on the financial information derived from our unaudited consolidated financial statements as of and for the nine months ended September 30, 2025, included elsewhere in this prospectus.

Liquidity

Our sources of liquidity have primarily been derived from our: (i) advance of 100% of our receivables by local banks and others financial institutions, with high level of interest rates; and (ii) our founders and earlier investors’ capital contributions.

Our main uses of capital include: (i) purchase of raw materials; (ii) logistic and warehouse expenses; and (iii) product placement in retail channels.

Our primary capital needs relate to funding requirements that affect our liquidity, including: (i) working capital needs; (ii) the purchase of raw materials on more favorable financial terms; and (iii) continued investment in product development. As of September 30, 2025, we had a working capital deficit of approximately US$(7.3) million, which raises substantial doubt about our ability to continue as a going concern. We are actively exploring opportunities to improve our liquidity position, including the potential infusion of equity capital and improvements to our cost of capital, both of which would have a significant impact on our ability to support ongoing operations and improve profitability.

Our cash and cash equivalents include cash on hand, deposits with banks, and other short-term, highly liquid investments with original maturities of three months or less, which carry an immaterial risk of change in value. For more information, see the notes to our interim consolidated financial statements.

Cash Flows

Our net cash provided by operating activities consisted of loss for the period adjusted for certain non-cash items including, but not limited to, depreciation and amortization, other financial costs, cumulative translation adjustments, as well as adjustments for changes in our operating assets and liabilities, the amounts for income taxes and social contributions that we pay, and net interest income that we receive during the period.

Our net cash used in investing activities consisted of amounts paid on our purchase of property and equipment, purchases and development of intangible assets.

We work with prepayment of receivables operations with local Fundos de Investimento em Direitos Creditórios, or FIDCs (Credit Rights Investment Funds), which will be settled upon receipt from customers.

The table below summarizes our Statement of Cash Flows for the nine months ended September 30, 2025 and 2024:

	September 30, 2025 ($)	September 30, 2024 ($)
Net Loss	(812,788)	(959,559)
Net cash used for operating activities	(230,754)	(30,662)
Net cash used for investment activities	(2,323)	(53,986)
Net cash provided by financing activities	233,068	83,616

For the nine months ended September 30, 2025, net cash used for operating activities was $(230,754), primarily as a result of:

•        Net loss of $(812,788), adjusted for non-cash expenses consisting primarily of depreciation and amortization of $116,413 and cumulative translation adjustments of $(1,048,692), interest of $255,538, and other adjustments of $(1). The total amount of adjustment to net loss from non-cash items for the nine months ended September 30, 2025, was $(676,742).

•        Net cash from changes in working capital, arising from changes in operating assets and liabilities, totaled an outflow of $1,258,775 principally due to a decrease in accounts receivable of $(1,226), an increase in suppliers of $1,141,960, a decrease in inventory of $(8,805), and other variations of $126,847.

EBITDA

EBITDA is the earnings before interest, depreciation and amortization.

	2025 ($)	2024 ($)
Net Loss for the period	(812,788)	(959,559)
(+) Interest	255,538	661,714
(+) Depreciation and amortization	116,413	180,979
(+) Income Tax and Social Contribution	—	2,942
EBITDA	(440,837)	(113,924)
(+) Non-Recurring Expenses – PCLD	22,933	—
Total Adjusted EBITDA	(417,904)	(113,924)

Introduction to adjusted EBITDA

We have introduced adjusted EBITDA among our indicators, with the intention of providing more detail on the items that impact our activities and presenting how we evaluate our lines of business.

Adjusted EBITDA is part of the business performance assessment process established by our management.

The comparative information of the adjustment items was obtained from the audited financial statements for the respective periods. The introduction of adjusted EBITDA does not change the accounting information already published, it only complements them.

It is important to emphasize, on the one hand, that these were non-recurring events, and on the other, that they did not affect the Company’s ability to produce future results.

We present below the reconciliation of EBITDA to adjusted EBITDA for the nine months ended September 30, 2025:

Nine Months Ended September 30, 2025 ($)
EBITDA	(440,837)
(+) Non-Recurring Expenses – Provisions	—
(+) Non-Recurring Expenses – PCLD	22,933
(-) Non-Recurring Expenses – Adjustments	—
Total adjusted EBITDA	(417,904)

Results of Operations for the Years Ended December 31, 2024 and 2023

The following table shows the components of our results of operations for the fiscal years ended December 31, 2024 and 2023:

	Restated Fiscal Years Ended December 31,
	2024 ($)	2023 ($)	$ Change	% Change
Net revenue	40,463	10,054,390	(10,013,927)	(99.6)%
Cost of products sold	(48,616)	(10,703,707)	(10,655,091)	(99.5)%
Gross Loss	(8,153)	(649,317)	641,164	(98.7)%

Operating Income (Expenses)
General and Administrative Expenses	(387,678)	(1,784,167)	(1,396,489)	(78.3)%
Sales expenses	(56,961)	(1,962,985)	(1,906,024)	(97.1)%
Operating Loss before financial income	(452,792)	(4,396,469)	3,943,677	89.7%
Financial Income
Financial Revenue	—	25,630	(25,630)	(100.0)%
Financial Expenses	(1,172,087)	(1,466,976)	(294,889)	(20.1)%
Net Loss before Income Tax	(1,624,879)	(5,837,815)	4,212,936	72.2%
Income Tax	2,942	1,529	1,413	92.4%
Net Loss	(1,627,821)	(5,839,344)	4,211,523	72.1%

Restatements

For the years ended December 31, 2024 and 2023, the Company restated its results. As discussed in Note 4, Consolidated Financial Statements Restated, to the audited financial statements for the year ended December 31, 2024:

•        For the years ended December 31, 2024 and 2023, in accordance with Staff Accounting Bulletin Topic 5, which provides that specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering, the Company recorded expenses related to legal and consulting services directly attributable to its IPO process amounting to USD 1,025,195, which have been properly deferred. Separately, expenses related to research and development (“R&D”) in the amount of USD 1,166,238 were expensed as incurred in accordance ASC 730. The Company made an adjustment of US$1,166,238 (was made as a GAAP adjustment) because the Company’s local books are maintained under IFRS. Per IAS 38 guidance, companies are required to capitalize and amortize development expenditures. However, for GAAP purposes, R&D costs were expenses as incurred, consistent with ASC 730.

Results of Operations and Impact of Strategic Realignment

In 2023, BRB Foods ambitiously aimed to double its revenue, despite streamlining its product range to just three core items. Initial trends were promising, with first-quarter growth at 69% year-over-year, projecting potential annual revenues nearing $34 million. During the second quarter ended June 30, 2024, we made the strategic decision to temporarily pause sales to focus on preparing for the launch of our expanded product line. We believe this tactical move allowed us to streamline our supply chain and reduce costs. The Company’s sales and expenses significantly reduced in fiscal year 2024.

However, external challenges including a lack of access to available credit and high financing costs impacted our growth and resulted in a 99.6% decline in revenue in fiscal year 2024 compared to fiscal year 2023. We recorded a gross loss of $(8,153) in fiscal year 2024 compared to a gross loss of $(649,317) recorded in fiscal year 2023. We believe this setback in our profitability underscores the volatile economic environment rather than a failure in our operational execution.

The Company’s general and administrative expenses, including essential support and operational management activities, decreased by $(1,396,489) (or 78.3%). Despite this decrease in general and administrative expenses, we continued investing in our workforce in order to support the strategic direction of our business.

EBITDA increased significantly, due to our strategic decision to temporary pause sales during fiscal year 2024, from $(3,255,654) in fiscal year 2023 to $(427,369) in fiscal year 2024. The negative EBITDA reflects the transitional costs associated with scaling our operations and adapting to a challenging economic landscape.

Interest expenses decreased from $1,466,976 in 2023 to $1,172,087 in 2024. However the interest expense amount recorded for fiscal year 2024 was a result of higher interest rates in Brazil. Our interest expense underscores the broader economic challenges faced by businesses in Brazil’s high-interest environment.

Despite these adversities, we believe the Company’s strengths, and the potential demonstrated in fiscal year 2024, offer a platform for our future recovery and growth.

In 2022 and 2023, we signed agreements with Unilever for the creation and launch of 61 different products such as rice, corn, potatoes, pasta, natural sugars, cocoa and cereals, under the brands Arisco, Maizena, Knorr and Mãe Terra. One of these four Unilever agreements, which covers 20 of the 61 planned new products under the Arisco brand, expired on December 1, 2025. We are in discussions with Unilever regarding a potential extension of this agreement; however, extension has not been finalized and there can be no assurance that this agreement will be renewed or extended on acceptable terms, if at all. The remaining three Unilever agreements remain in effect and they continue to support the eventual launch of the remaining 41 planned products. We expect the remaining products will be launched by the end of the first quarter of 2026, which when combined with our existing 3 products, provides us with a portfolio totaling 44 products. This comprehensive portfolio is expected to significantly increase revenue and improve EBITDA.

Total assets were $2,547,193 in 2023 and decreased to $2,172,299 in 2024, a decrease by 14.7%. This is the result of our net sales decreasing and reduction of operations in 2024.

Current liabilities increased by 17.6% from 2023 to 2024. In 2023 total current liabilities were $5,943,336 and in 2024 total current liabilities were $6,992,147. Most of these increases were driven by loans, for which the increase was 130.5% and loans were $1,005,576 in 2023 and $2,317,609 in 2024. Additionally, the Company’s accounts payable decreased by 12.7% between 2023 and 2024 and were $3,963,058 in 2023 and $3,458,792 in 2024.

Total liabilities were $7,284,226 in 2023 and decreased to $7,045,505 in 2024, a decrease of 3.3%. This decrease was due to the interest and foreign exchange rate.

Our average accounts receivable collection period was 65 days for the year ended December 31, 2024 while our accounts payable were settled at an average of 7 days during the same period. In order to manage our cash flow, we are working to reduce the average accounts receivable collection period.

Liquidity and Capital Resources

The following discussion of our liquidity and capital resources is based on the financial information derived from our audited consolidated financial statements.

Liquidity

Our sources of liquidity have primarily been derived from our: (i) advance of 100% of our receivables by local banks and others financial institutions, with high level of interest rates; and (ii) our founders and earlier investors’ capital contributions.

Our main uses of capital include: (i) purchase of raw materials; (ii) logistic and warehouse expenses; and (iii) product placement in retail channels.

Our liquidity balance has been affected by our average accounts receivable collection period of 65 days for the year ended December 31, 2024 compared to our accounts payable average days outstanding of 7 days for the same period. In order to manage our cash flow, we are working to reduce our average accounts receivable collection period.

Our primary capital needs relate to funding that affect our liquidity and include: (i) supporting our working capital; (ii) purchase of raw materials on better financial terms; and (iii) investment in product development. We may encounter operational challenges, or unexpected costs in relaunching our product sales, however, an improvement in our costs of cash or an infusion of equity could significantly affect our profitability.

Our cash and cash equivalents include cash on hand, deposits with banks and other short-term highly liquid investments with original maturities of three months or less, which have an immaterial risk of change in value. For more information, see notes to our audited consolidated financial statements.

Cash Flows

Our net cash provided by operating activities consisted of loss for the period adjusted for certain non-cash items including, but not limited to, depreciation and amortization, other financial costs, cumulative translation adjustments, as well as adjustments for changes in our operating assets and liabilities, the amounts for income taxes and social contributions that we pay, and net interest income that we receive during the period.

Our net cash used in investing activities consisted of amounts paid on our purchase of property and equipment, purchases and development of intangible assets.

We work with prepayment of receivables operations with local Fundos de Investimento em Direitos Creditórios, or FIDCs (Credit Rights Investment Funds), which will be settled upon receipt from customers.

The table below summarizes our Statement of Cash Flows for the years ended December 31, 2024 and 2023:

	Restated Year Ended December 31, 2024 ($)	Restated Year Ended December 31, 2023 ($)
Net Loss	(1,627,821)	(5,839,344)
Net cash (used in) provided by operating activities	(78,355)	2,132,178
Net cash used in investment activities	(8,630)	(1,904,265)
Net cash provided by (used in) financing activities	79,247	(238,623)

Net cash provided by operating activities

For the year ended December 31, 2024, net cash used in operating activities was $(78,355), primarily as a result of:

•        Net loss of $(1,627,821), adjusted for non-cash expenses consisting primarily of depreciation and amortization of $235,119 and cumulative translation adjustments of $1,491,647 and interest of $147,657. The total amount of adjustment to net loss from non-cash items for the year ended December 31, 2024, was $1,874,423.

•        Net cash from changes in working capital, arising from changes in operating assets and liabilities, totaled an outflow of $324,958 principally due to:

•        a decrease in accounts receivable of $78,080, a decrease in suppliers of $512,462 a decrease in inventory of $45,203, and other variations of $64,221.

EBITDA

EBITDA is the earnings before interest, depreciation and amortization.

	2024 ($)	2023 ($)
Net Loss for the year	(1,627,821)	(5,839,344)
(+) Interest	1,172,087	1,441,346
(+) Depreciation and amortization	235,119	499,346
(+) Income Tax and Social Contribution	2,942	1,529
EBITDA	(217,673)	(3,897,123)
(+) Non-Recurring Expenses – PCLD	23,128	159,281
Total Adjusted EBITDA	(194,545)	(3,737,842)

Introduction to adjusted EBITDA

We have introduced adjusted EBITDA among our indicators, with the intention of providing more detail on the items that impact our activities and presenting how we evaluate our lines of business.

Adjusted EBITDA is part of the business performance assessment process established by our management.

The comparative information of the adjustment items was obtained from the audited financial statements for the respective periods. The introduction of adjusted EBITDA does not change the accounting information already published, it only complements them.

It is important to emphasize, on the one hand, that these were non-recurring events, and on the other, that they did not affect the Company’s ability to produce future results.

We present below the nature of the reconciliation items, with a brief description of the adjustments, in the order in which they are presented:

•        Non-recurring expenses related to the allowance for doubtful accounts of specific clients (PCLD) in the amount of US$23,128. Such amounts are not recurring and are not associated with a recurring operation;

We present below the reconciliation of EBITDA to adjusted EBITDA for the year ended December 31, 2024:

2024 ($)
EBITDA	(217,673)
(+) Non-Recurring Expenses – Provisions	—
(+) Non-Recurring Expenses – PCLD	23,128
(-) Non-Recurring Expenses – Adjustments	—
Total adjusted EBITDA	(194,545)

Past Offerings

2023A Convertible Note Offering

On February 17, 2023, we closed a private placement (the “2023A Convertible Note Offering”) of a convertible note (the “2023A Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023A Convertible Note has an annual rate of return of six and one-half percent (6.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2023A Convertible Note.

The 2023A Convertible Note shall mature nine (9) months from the closing date of the 2023A Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023A Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of February 17, 2023, $100,000 of the 2023A Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2023B Convertible Note Offering

On August 4, 2023, we closed a private placement (the “2023B Convertible Note Offering”) of a convertible note (the “2023B Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023B Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2023B Convertible Note.

The 2023B Convertible Note shall mature nine (9) months from the closing date of the 2023B Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023B Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of August 4, 2023, $150,000 of the 2023B Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2023C Convertible Note Offering

On October 13, 2023, we closed a private placement (the “2023C Convertible Note Offering”) of a convertible note (the “2023C Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023C Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2023C Convertible Note.

The 2023C Convertible Note shall mature nine (9) months from the closing date of the 2023C Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023C Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of October 13, 2023, $43,200 of the 2023C Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2024 Convertible Note Offering

On February 15, 2024, we closed a private placement (the “2024 Convertible Note Offering”) of a convertible note (the “2024 Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2024 Convertible Note has an annual rate of return of six and one-half percent (6.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2024 Convertible Note.

The 2024 Convertible Note shall mature nine (9) months from the closing date of the 2024 Convertible Note Offering (the “Maturity Date”). Additionally, the Company shall issue with the 2024 Convertible Notes warrants to purchase up to $100,000 of the Company’s common stock (the “Warrants”) and the Warrants shall be exercisable for a period of three (3) years at a price equal to one hundred and twenty five percent (125%) of the per share price of the securities sold in this offering. All or parts of the outstanding principal balance and accrued interest of the 2024 Convertible Note may be converted into common stock of the Company, at the sole discretion of the note holder, immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective (the “Financing Event”). Additionally, the 2024 Convertible Note provides for a true-up issuance of additional shares of our common stock to the note holder in the event the conversion price on the date which is 20 trading days after the Financing Event is less than the conversion price on the date of the Financing Event.

As of February 15, 2024, $100,000 of the 2024 Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

Quantitative and Qualitative Disclosures About Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of fluctuations in interest rates and foreign currency exchange rates. We do not hold or issue financial instruments for trading purposes.

Foreign Currency Exchange Risk

The reporting currency for our consolidated financial statements is the US dollar. However, during the fiscal year ended December 31, 2024 we generated 100% of our revenue in Brazil and therefore the Brazilian Real is our functional currency.

As a result, we have been impacted by changes in exchange rates and may be impacted materially for the foreseeable future. For example, if the US dollar strengthens it would have a negative impact on our Brazilian operating results upon translation of those results into US dollars for the purposes of consolidation. The exchange rate of the Brazilian Real against the US dollar is currently near a multi-year high.

To the extent the ratio between our revenue generated in Brazilian reais increases as compared to our expenses generated in Brazilian reais, we expect that our results of operations will be further impacted by changes in exchange rates. We do not currently hedge foreign currency fluctuations. However, in the future, in an effort to mitigate losses associated with these risks, we may at times enter into derivative financial instruments, although we have not historically done so. These may take the form of forward sales contracts and option contracts. We do not, and do not intend to, engage in the practice of trading derivative securities for profit.

Interest Rate Risk

We are exposed to market risk from changes in interest rates on our debt. We manage our interest rate risk through normal operating and financing activities and, when determined appropriate, through the use of derivative financial instruments.

Inflation

Inflationary factors such as increases COGS and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative costs as a percentage of revenue if our prices do not increase with these increases.

Other

The Company has entered into certain intellectual property license agreements with certain parties and we have commenced product sales using brands licensed pursuant to these license agreements (“Intellectual Property License Agreements”).

Effective December 1, 2022, BR Brands Ltda. (currently BR Brands S.A.) entered into an Intellectual Property License Out Agreement with Unilever Brasil Ltda (the “IP License Out — Foods Agreement”) pursuant to which we obtained a license to use, in Brazil only, certain intellectual property rights owned or acquired by Unilever Brasil for the purpose of enabling our use of certain Unilever-owned products and trademarks for our products and product packaging. The IP License Out — Foods Agreement may be terminated by either party upon at least 30 days prior notice to the other party if the other party breaches any provision of the IP License Out — Foods Agreement and fails to remedy such breach within 30 days of written notice of such breach. Unilever may terminate the IP License Out — Foods Agreement for, among other things, our failure to pay any amount due within 7 business days of the due date such failure not being remedied within 7 business days of written notice from Unilever. The IP License Out — Foods Agreement has a term of three (3) years and expired on December 1, 2025.

Effective March 1, 2023, BR Brands Ltda. (currently BR Brands S.A.) entered into an Intellectual Property License Out Agreement with Conopco, Inc., d/b/a Unilever (the “Conopco License Agreement”) pursuant to which we obtained a license to use, in Brazil only, certain intellectual property rights owned or acquired by Unilever for the purpose of enabling our use of certain Unilever-owned products and trademarks for our products and product packaging. The Conopco License Agreement may be terminated by either party upon at least 30 days prior notice to the other party if the other party breaches any provision of the Conopco License Agreement and fails to remedy such breach within 30 days of written notice of such breach. Unilever may terminate the Conopco License Agreement for, among other things, our failure to pay any amount due within 7 business days of the due date and such failure not being remedied within 7 business days of written notice from Unilever. The Conopco License Agreement has a term of three (3) years and expires on February 28, 2026.

Effective March 1, 2023, BR Brands Ltda. (currently BR Brands S.A.) entered into an Intellectual Property License Out Agreement with Mãe Terra Produtos Naturais Ltda (the “Mãe Terra License Agreement”) pursuant to which we obtained a license to use, in Brazil only, certain intellectual property rights owned or acquired by Unilever for the purpose of enabling our use of certain Unilever-owned products and trademarks for our products and product packaging. The Mãe Terra License Agreement may be terminated by either party upon at least 30 days prior notice to the other party if the other party breaches any provision of the Mãe Terra License Agreement and fails to remedy such breach within 30 days of written notice of such breach. Unilever may terminate the Mãe Terra License Agreement for, among other things, our failure to pay any amount due within 7 business days of the due date and such failure not being remedied within 7 business days of written notice from Unilever. The Mãe Terra License Agreement has a term of three (3) years and expires on March 1, 2026.

Effective July 1, 2023, BR Brands Ltda. (currently BR Brands S.A.) entered into an Intellectual Property License Out Agreement with Unilever IP Holdings B.V. (the “IP License Out — Nutrition & Ice Cream Agreement”) Pursuant to which we obtained a license to use, in Brazil only, certain intellectual property rights owned or acquired by Unilever for the purpose of enabling our use of certain Unilever-owned products, food compositions and trademarks for our products and product packaging. The IP License Out –Foods Agreement may be terminated by either party following written notice to the other party if the other party breaches any provision of the IP License Out — Nutrition & Ice Cream Agreement and fails to remedy such breach within 30 days of the written notice of such breach. Unilever may terminate the IP License Out — Nutrition & Ice Cream Agreement for, among other things, our failure to pay any amount due within 7 business days of the due date such failure not being remedied within 7 business days of written notice from Unilever. The IP License Out — Nutrition & Ice Cream Agreement has a term of three (3) years and expires on June 30, 2026.

BUSINESS

Overview

BRB Foods Inc. (the “Company” or “BRBF”) is a producer, manufacturer and distributor of dry food products under name brands licensed from Unilever Brasil Ltda. (“Unilever Brasil”), Unilever IP Holdings B.V. (“Unilever IP”), Mãe Terra Produtos Naturais Ltda. (“Mãe Terra”), and Conopco, Inc. (“Conopco”) d/b/a Unilever. Our Company specializes in acquiring, producing, processing, manufacturing and packaging high-quality dry food products that are distributed to and marketed at major retailers and food service establishments throughout Brazil. We employ sales personnel who prepare retail displays at the physical locations of products’ sales. For the nine months ended September 30, 2025, we did not generate any net revenue. We generated net revenue of approximately $0.04 million and $10.1 million during the fiscal years ended December 31, 2024 and 2023, respectively.

Our product portfolio includes a wide range of dry food products such as pasta, rice, beans, corn, cassava, potato, snacks, and other dry food items that are produced under strict quality guidelines and procedures. Our most popular brand products include Knorr, Maizena and Mãe Terra. We also offer a variety of packaging options, including custom packaging solutions, to meet the specific needs of our clients.

We are committed to sustainability and responsible sourcing. We work with local farmers and suppliers to ensure that our raw materials are ethically sourced and sustainably produced. Our production processes are designed to minimize waste and reduce our environmental impact. Since the beginning of activities, in 2020, we have always been very clear that the entire approval process would be based on the pillars of the ESG philosophy, focusing on food safety, quality associated with excellence and tradition of brands and work safety, in addition to strict respect for the environment and good market practices with the quality area.

We work closely with our clients to ensure that their specific needs and requirements are met, and we strive to provide them with the highest level of customer service and product quality. Our state-of-the-art facilities utilize the latest technology to ensure that our products meet the highest standards of food safety and quality control. Our team of experienced professionals is dedicated to providing our clients with exceptional service and high-quality products that meet their specific needs. We are proud to partner with named brand food companies such as Unilever.

Our agreements with Unilever all have minimum required royalties, no up-front payment requirements, target sales volumes and are licensed on a non-exclusive basis (except that Unilever cannot issue a license for the same property in Brazil) and provide for the following number of products and term:

•        Mãe Terra brand:    contract terminates on March 1, 2026, 27 products.

•        Arisco brand:    contract terminated on December 1, 2025, 11 described products but in this contract no identification of specific stock keeping unit (“SKU”) that will vary in quantities.

•        Maizena brand:    contract terminates on February 28, 2026, 5 described products, but do not specify the SKUs which is expected to be at least double that in the portfolio due to variations of those products.

•        Knorr brand:    contract terminates on June 30, 2026, 15 specified products.

Our Operations

Our products are cultivated, selected and prepared within the highest rigor and operational standards, and carefully selected from the origin to their packaging, within the planting, harvesting and processing practices. Considering the sales process as a central element, the product is packaged and distributed seeking to dialogue with the consumer, from clear and direct packaging describing the quality and benefits involved in that product to perfect traceability from the package on the shelf to the arrival of the purchase of feedstock.

All of our assets and operational subsidiaries are located in Brazil, consequently it may be more difficult to enforce liabilities, rulings and judgments on our subsidiaries located in Brazil. See “Risk Factors — Risks Related to Doing Business in Brazil — Enforcement risks related to civil liabilities due to our subsidiaries and our officers and directors being located in Brazil” on page 34 of this prospectus for more information.

•        We identify opportunities, anticipate trends and propose a product portfolio to our customers

•        From a matrix of products, we develop and certify suppliers — whether in accordance with our strict quality and standards, or customized to the specific requirements of each client

•        We develop packaging and visual communication materials.

•        We register our products in the main supermarket chains and sell them.

•        We deliver our products through our own logistics division, with vehicles continuously monitored and tracked.

•        Through our own SAC (Aftersales Customer Service), we guarantee the satisfaction of our end customers.

We work in a B2B2C model, which means Business-to-Business-to-Consumer, in which sales are made directly to the consumer, but the sale is facilitated by the retailer (supermarkets, wholesalers and retailers), so that the business model includes the entire commercial chain, benefiting all parties. In practice, the Company buys from the producer, sends it to the factory, which performs the raw material quality testing and packaging, and then it is sent to the distribution partner.

For example, in the case of Knorr beans, the Company buys the raw material (e.g., foods) and manages the processing at the factory, in order to ensure the quality of the beans. Then, the product goes through packaging with the customer’s visual identity that is licensed to BR Brands. BR Brands then sells directly to wholesalers. Wholesale customers include GPA, Carrefour and Sendas. Although our selling process ends with the wholesaler, the Company has a strong final sales team to increase B2C sales (i.e., sales from the wholesaler to the consumer) and thereby increase the quality of customer experience and reduce the time interval until the next wholesaler order.

To ensure a smooth and efficient process, we have two essential pillars: a qualified team and business intelligence. Decisions are worked out based on analysis and continuously updated numbers. In the case of beans, to give you an idea, we monitor, in real time, the price of beans, inventory levels, average price, factory costs, in order to have sufficient subsidies to allow strategic decisions based on data and intelligence, always looking for the greatest possible efficiency with technology and sustainability. This model allows us to be specialized in the management and operation of production, marketing and sales, in a format similar to that of licensing, which allows the client to remain in its core business, product and brand development.

Our quality management flow consists of:

•        Monitoring of standards and quality inspections in production

•        Audit of inventories carried out by suppliers

•        Quality analyses of raw materials and finished products, and competitors’ products, by region

•        Quality analyses of raw materials and finished products, and competitors’ products by region (multi-brand)

Suspension of Sales and Market Reentry Challenges

Since the second quarter of fiscal 2024, the Company temporarily suspended sales of its products to focus on the preparation and future launch of an expanded product portfolio of 44 products. This product sales suspension has resulted in a pause in sales revenue and may have adversely affected the Company’s brand visibility, market presence and customer loyalty.

Our product sales suspension poses several challenges to our business, including the potential loss of market share as competitors may have increased their presence during the period of our product sales suspension. Additionally, our customer and vendor relationships may have been weakened, which may require significant effort to rebuild and we may need to renegotiate terms with our vendors upon market reentry.

Our ability to successfully reenter the market depends on multiple factors, including the timely introduction of new products, effectiveness of our marketing strategies, competitive pricing, and the restoration of our sales and distribution channels. We may face risks of delays, increased operation costs, and difficulties in reestablishing prior commercial relationships, any of which could adversely impact our future revenue and financial performance.

Industry

The dry food manufacturing industry in Brazil and South America is a significant and growing sector of the economy. Brazil is the largest economy in South America and has a well-developed food and beverage industry, including dry food manufacturing. The industry in this region primarily focuses on producing and exporting dry food products such as grains, cereals, and pasta. Brazil is one of the world’s leading producers and exporters of soybeans, corn, and wheat, which are key ingredients in many dry food products. The country is also a major producer and exporter of rice, another important staple in the dry food industry. During the pandemic, there was an increase in the habits of cooking, sanitizing food and practicing physical exercises. Throughout 2020, there was a slight increase in the consumption of fruits and vegetables, and a reduction in sweets, fast food, fried food and processed food.

The dry food manufacturing industry in Brazil and South America is characterized by a mix of small and large producers, with many companies operating in the middle market. While large multinational companies such as Nestle and Unilever have a presence in the region, there are also many local and regional players cater to the unique tastes and preferences of consumers in the area.

With a focus on cash-and-carry in the metropolitan region of São Paulo, and with just one brand (Knorr) and types of beans (pinto bean, black and black-eyed beans), BRB Foods reached fourth place in the State of São Paulo, ahead of consolidated brands, and we reached first place among the major cash-and-carry brands. Currently, the State of São Paulo represents 23% of national bean sales. This puts us at almost 1% of the national market, despite operating locally and with much less operational history than our major competitors.

Source: meuvarejo360.com.br

One of the key challenges facing the industry in South America is the need to maintain competitiveness in an increasingly global market. While the region has many advantages, such as abundant natural resources and a favorable climate, there are also challenges such as high production costs and infrastructure limitations. To address these challenges, companies in the industry are investing in technology and innovation to increase efficiency and reduce costs. Additionally, there is a growing focus on sustainable and responsible production practices, with many companies working to reduce their environmental impact and improve the welfare of their employees and local communities.

Overall, the dry foods manufacturing industry in Brazil and South America is a vibrant and dynamic sector that we believe poised for continued growth and success in the years to come.

Growth Strategies

Innovation, focus on the customer, sustainability, an agile cost-efficient structure, improved sales processes and customer experience, and absolute quality are the essential elements that we were able to strengthen during the fiscal year 2023, resulting in an improved relationship between the Company and Unilever, the licensor of our major brands. In 2025, we will continue to improve national distribution of certain products we sell which were previously regionalized and standardize distribution of these products nationally. The Company aims a different sales strategy, unlike other companies in the industry. Our main focus is on the sell-out, which is an industry specific term that refers to actions taken at the physical location where the product is sold. Such sell-out actions are intended to promote more efficient product visibility for consumers, thereby, increasing final sales.

In 2022 and 2023, we signed new agreements with Unilever for the creation and launch of 61 different products such as rice, corn, potatoes, pasta, natural sugars, cocoa and cereals, under the brands Arisco, Maizena, Knorr and Mãe Terra. One of these four Unilever agreements, which covers 20 of the 61 planned new products under the Arisco brand, expired on December 1, 2025. We are in discussions with Unilever regarding a potential extension of this agreement; however, extension has not been finalized and there can be no assurance that this agreement will be renewed or extended on acceptable terms, if at all. The remaining three Unilever agreements remain in effect and they continue to support the eventual launch of the remaining 41 planned products. The remaining products will be launched by the end of the first quarter of 2026, which, when combined with our existing 3 products, provides us with a portfolio totaling 44 products.

We have a responsibility to deliver convenient, innovative and reliable products that respond to the needs of each consumer and respect the cultures of the country. In addition, we are a vertically operated company and must ensure we make good use of assets, have cohesion in our values and practices, maintain win-win relationships in the value chain and cultivate leaders capable of adequately guiding the business.

Our strategic direction is based on strengthening as a national food company and expanding our international operations, through profitable growth, through the expansion of operational efficiency with optimization in the use of natural resources, reduction in the use of packaging and product development focused on nutrition. We expect this expansion to take place through the following pillars:

•        Current business growth through geographic diversification. To this end, we intend to pay particular attention to our portfolio, product mix and distribution channels, taking advantage of the existing logistics network, with a focus on agile processes.

•        Entry into new planning categories that may occur organically or inorganically, focusing on products that have synergy with our current business. Entry into new categories will focus on expanding the Company’s portfolio, with brands and products with greater added value, increasing current margins.

To sustain our growth strategy, we will rely on a business model and commercial strategy based on consistent investments in marketing, assertive pricing models, the use of technology and new methodologies to meet market trends. Innovation will also be an important pillar of the strategy such as the implementation of our new ERP system, SAP Business One, for all sectors of the Company. The system was successfully implemented at the end of the first quarter of 2023.

The Company relies on the involvement of all areas of its business in the growth strategy and vision. The future foresees consolidation as a large national and international food company, with diversified operations, sustainable growth and respect for origins. Our strategic pillars include:

•        Strategic national relaunch in Brazil:    Coordinated launch of 44 products under highly recognized brands, replacing the prior limited portfolio.

•        Brand strength:    Leveraging licensed brands (including Knorr, Maizena, and Mãe Terra) to drive immediate consumer recognition.

•        Optimized logistics:    14 distribution centers, all system-integrated, to support national fulfillment at scale.

•        Technology backbone:    SAP ERP and WMS/TMS infrastructure implemented to support operational efficiency and control.

•        Deferred margin optimization:    Deliberate suspension of low-scale operations to enable high-margin national rollout of our portfolio of 44 products.

•        Excellent operational and financial management:    The Company operates its leased factory and warehouse, duly equipped, with balance sheets being audited by external auditors since 2020 and excellence in operational controls.

•        Significant growth:    we achieved relevant sales growth in 2021 and 2022, when the company obtained 7% market share. In 2024, we strategically decided to halt sales to prepare to launch 41 new products nationwide through our 14 independent distribution centers. We plan the launch of these 41 new products for the first quarter of 2026.

Intellectual Property

The Company and its subsidiaries own trademarks “BR Brands” and domain name (brbfoods.com). If, in the future, the Company decides to develop proprietary intellectual property, we may have to obtain registrations with the INPI to enforce the ownership of our rights. The registration process with INPI can be very time-inefficient and may be subject to challenges from third parties.

Furthermore, we have entered into license agreements with Unilever Brasil, Unilever IP, Mãe Terra, and Conopco d/b/a Unilever to market our products under brands owned by Unilever in Brazil (namely Arisco, Knorr, Maizena and Mãe Terra). These agreements will also have to be registered with INPI in order to be enforceable before third parties. However, we have the rights to use the brands, regardless of whether these registrations are implemented or not, as they already are enforceable between the parties (Unilever and us).

Employees

As of September 30, 2025, we had approximately 30 employees of which 18 employees were located in our headquarters in São Paulo, Brazil, and 12 employees were located at our integrated distribution center located in São Paulo, Brazil. We believe we have strong employee and labor relations domestically, and historically we have not experienced work stoppages that materially and adversely affected our operations.

We strive to foster an inclusive and diverse culture of high performance and accountability, characterized by colleague engagement and open communication, and we view our human capital-related initiatives as an ongoing priority. Such initiatives include (i) implementing a robust talent acquisition approach, including through competitive pay and benefits, (ii) implementing initiatives to promote diversity and foster a sense of connection and community through our Company, including our various affinity groups, (iii) offering an array of learning and development opportunities, including live programs and online courses, and (iv) conducting employee engagement surveys and developing action plans based on the survey outcomes.

Properties

As of September 30, 2025, we leased a total of approximately 2,408 square meters (approximately 26,000 square feet) of administrative, manufacturing, warehouse and distribution space in Brazil. We currently lease two (2) facilities totaling approximately 2,408 square meters in Brazil. We are required to pay real estate taxes and maintenance costs relating to most of our leased properties.

We believe that these properties, taken as a whole, are generally well-maintained, and are adequate for current and reasonably foreseeable business needs.

All our facilities can only operate under certain permits to be issued by the relevant municipalities and subject to restrictions and requirements set forth by the local fire departments. Moreover, we are subject to inspections by these entities and also by sanitation departments of these locations where our facilities are located.

Government Regulations

Since our business is established in Brazil, our operation and most of our food products are subject to regulation, registration and labeling requirements in accordance with Brazilian laws. Regulatory activities cover both finished products and the inputs and procedures used in their production, comprising all stages of the process, from the field crops to the delivery of the products to the consumer.

Government agencies, besides the compliance with strict rules, require the presentation or updating of licenses, authorizations and ratification of documents, among other legal requirements. Any non-compliance, delay or lack of the relevant documentation or procedures may result in penalties that vary from warnings, fines, or even temporary or permanent suspension of our operations.

Under current legislation, the registration of establishment with the Ministry of Agriculture, Livestock and Supply (Ministério de Agricultura, Pecuária e Abastecimento or “MAPA”) is generally mandatory for companies that are involved in activities related to agriculture, livestock and supply in Brazil. This can include a variety of sectors and types of business, such as the food industry, agro-industries, slaughterhouses, beverage companies, dairies and rural producers. The process of registering an establishment with MAPA varies according to the activity and type of establishment.

In addition, some products from the above-mentioned establishments must have MAPA certification, which regularizes goods from this sector, even before the product is marketed. This registration aims to guarantee the quality of products of animal and plant origin, as well as chemical products used in agriculture. Veterinary pharmacies, animal vaccine factories and breeding centers are also under MAPA supervision.

The sanitary permit (Alvará Sanitário) serves as the basic instrument for licensing the health-related aspects of companies’ operations and is issued by state or local health authorities in order to verify that an industrial or commercial establishment is functioning in accordance with regulated health standards. Each establishment must obtain an independent sanitary permit, which must be renewed annually.

Furthermore, the National Health Survenillance Agency (Agência Nacional de Vigilância Sanitária or “ANVISA”) imposes several requirements to be followed by all Brazilian companies engaged in general and food processing business in particular; aiming to eliminate, reduce or avoid risks associated with food distribution and consumption. These sanitation departments also regulate rules including, but not limited to, labeling regulations, nutritional composition, food identity and quality which are to be followed by companies engaged in food processing business.

Furthermore, the Technical Regulations on Hygiene and Sanitary Conditions and Good Manufacturing Practices (Regulamento Técnico sobre Condições Higiênico-Sanitárias e de Boas Práticas de Fabricação) stipulate standards that must be met by companies in the food industry. Products in the food industry must be generally subject to registration with ANVISA. However, products made from vegetables, cereals, starches, flours and meals are exempt from this registration, and the presentation of a notice that these products are being produced to the local sanitary entity is considered sufficient.

In addition, the employment of industrial production of vegetables, grains or cereals, under Brazilian law, should be registered with the Regional Council of Engineering and Agronomy (Conselho Regional de Engenharia e Agronomia, or “CREA”), and a legally accredited technical supervisor is required to oversee the industrial process involving these products.

Similarly, companies involved in the food and nutrition industries in Brazil must be registered with the Regional Council of Nutritionists (Conselho Regional de Nutricionistas, or CRN). Each operating unit must be properly registered with the regional CRN office in the jurisdiction where it is located. Furthermore, companies and their subsidiaries involved in operations related to the field of chemistry, such as processing, milling, roasting and manufacture of food products of vegetable origin should be registered with the Regional Council of Chemistry (Conselho Regional de Química), or CRQ.

Please note that Law No. 6.839/80 states that the registration of companies with professional councils is mandatory if the basic activity, or the service provided to a third party, is considered one of the private acts of the regulated profession. In this sense, if the same basic activity falls under the competence of more than one professional council, the company will be able to choose which council it wishes to register with.

Environmental Laws and Regulations

According to Brazilian legislation, the construction, installation, expansion and operation of any establishment or activity using environmental resources or that is deemed actually or potentially polluting, as well as those capable of causing any kind of environmental degradation, depend on a prior licensing process. Generally, environmental licensing procedures follow three stages:

•        Preliminary License (Licença Prévia, or “LP”) — it is granted during the preliminary stage of planning the enterprise or activity approving its location, conception and environmental feasibility, and sets forth the basic and conditioning requirements to be met during the subsequent stages of its implementation;

•        Installation License (Licença de Instalação, or “LI”) — it authorizes the setting up of the enterprise or operation according to the specifications of the approved plans, programs and designs, including measures of environmental control and requirements; and,

•        Operation License (Licença de Operação, or “LO”) — it authorizes the operation of the activity or enterprise, after effective compliance with the preliminary licenses and with the environmental control measures and requirements determined for the operation.

•        Environmental licenses are issued for a specific term and must be renewed periodically. The renewal request must be filed within 120 (one hundred and twenty) days before the expiration date, so the respective license remains valid until the environmental authority’s final decision.

In this regard, the Brazilian legislation provides that the absence of environmental licenses to construct, implement, operate, expand or enlarge an enterprise that is required by any applicable environmental law to undergo an environmental licensing process, subjects the wrongdoers to administrative penalties such as shutdowns, embargos and the payment of administrative fines, as well as possible criminal liability provided in Federal Law No. 9.605/1998.

Moreover, environmental licenses typically set forth technical conditions that must be fulfilled by the titleholder in order to maintain the validity of the respective license.

Reverse Logistic

The National Policy of Solid Waste (“Política Nacional de Resíduos Sólidos”), or PNRS, Law No. 12,305, dated August 2, 2010 and Decree No. 7,404, dated December 23, 2010, establishes the responsibility for the lifecycle of products as the set of individualized and chained allocations of manufacturers, importers, distributors and traders, consumers and holders of public services for urban cleaning and solid waste management, to minimize the volume of solid waste, as well as to reduce the impacts resulting from the product life cycle on human health and environmental quality.

The Sectorial Agreement for the Implementation of the Reverse Logistics System for Packaging in General was signed on November 25, 2015, and aims to ensure the environmentally appropriate final destination of the packaging. Such packaging can be composed of paper and cardboard, plastic, aluminum, steel, glass, or even by the combination of these materials, such as long-life carton packs, for example.

The agreement includes support for cooperatives of recyclable material collectors and partnerships with commerce for the installation of voluntary receiving locations. It also presents the possibility of entering into agreements between the public services of urban cleaning and municipal solid waste management and the signatory companies.

It should be noted that, pursuant to article 2 of Decree No. 9,177/2017, even if the company is not a signatory to the sectoral agreement mentioned above, it is obliged to structure and implement a reverse logistics system for packaging in general.

Note that, in addition to the obligation to repair the damage caused to the environment, breach the obligation provided for in the reverse logistics system implemented under the terms of the PNRS, depending on the specific responsibilities established for that system, subjects the violator to the penalties provided for by law, ranging from fines of R$5,000.00 to R$50,000,000.00, according to Article 61 of Federal Decree no. 6.514/2008.

Legal Proceedings

The Company may be subject to litigation in the future under consumer, tax, social security, employment and contracts law, among others.

We are involved in proceedings initiated by the former employees of one of our business partners, in which we are exposed to an aggregate total claimed amount of US$57,738.48 for two (2) of these lawsuits, not including court fees, attorneys’ fees, social security charges and a gross-up of income taxation. We believe that we have been wrongfully associated with these claims and expect that we will not be liable to pay any amounts, although there can be no assurance that the Company is correct in such belief. However, even if the Company is liable to pay to the claimants, we believe we will have recourse rights against their actual employers.

Currently, except for the claims explained above, the Company is not a party to any relevant legal proceedings and the management is unaware of any pending or threatened litigation against the Company.

MANAGEMENT

The following table sets forth certain information about our executive officers, key employees and directors as of the date of this Registration Statement.

Name	Age	Position	Residence
Paulo R. Bonifacio	60	Chief Executive Officer, President and Director	Brazil
Leonardo Pucci Burti	44	Chief Financial Officer	Brazil
Joel A. Gallo*	53	Director	China
Jacques Benoliel*	63	Director	Spain

____________

*        Independent Director.

Mr. Paulo R. Bonifacio currently serves as the Chief Executive Officer and President of the Company and resides in Brazil. Mr. Bonifacio has served as our Chief Executive Officer and a director since February 2025 and has served as our President since the Company’s inception in October 2022. Mr. Bonifacio has served as the President of BR Brands S.A., our 100% owned indirect subsidiary, since its inception in December 2020. Mr. Bonifacio has over six (6) years of experience in the dry foods goods industry. Mr. Bonifacio previously served as Chief Executive Officer of Araxa Metais S.A., a mining company in Brazil, from January 2015 to April 2017. He also founded Bonifacio Logistics and served as CEO from of Bonifacio Logistics from January 1994 to September 2007, where he led the merger with GATX, a railcar leasing and service company, led another merger with Tegma, a Brazilian transport company, and led Tegma until its initial public offering on the Brazilian stock market. Mr. Bonifacio also has past experience in different markets such as importation.

Mr. Leonardo Pucci Burti currently serves as our Chief Financial Officer and resides in Brazil. Mr Burti has served as our Chief Financial Officer since May 2024. Mr Burti is an engineer and has 15 years of experience in finance. Prior to joining the Company, Mr. Burti served as CEO of HSM Consulting from March 2019 to August 2023, where he was involved in management consulting. Mr. Burti previously served as the chief financial officer of Credit Brasil FIDC Multisetorial from January 2014 to January 2019, where he focused in the creditor rights market for this organization. He previously served as head of finance and later CEO of Editora Gráficos Burti, a family-owned printing business, from 1999 to 2014. Mr. Burti earned a degree in engineering from the Instituto Maua de Tecnologia in Brazil in 2004.

Mr. Joel A. Gallo currently serves as a Director and resides in China. Mr. Gallo has served as our Director since October, 2023. Mr. Gallo also currently serves as Chief Financial Officer of HD EDU, a technology firm based in Shenzhen, China, and has served in this role since February 2023. Mr. Gallo also currently serves on the board of directors of Hywin Wealth Management Co. Ltd., a subsidiary of Hywin Holdings Ltd. (Nasdaq ticker: HYW). Mr. Gallo also currently serves as a director of International Technical Holdings Corporation. He also currently serves as an independent director nominee of Good Faith Technology. Prior to joining HD EDU, Mr. Gallo served as the Chief Financial Officer of CoinTiger, a cryptocurrency trading platform company, from July 2022 to January 2023. Mr. Gallo served as the Chief Financial Officer of ETAO International Group, a telehealth company, from March 2021 to May 2022. He served as Chief Executive Officer of Columbia China League Business Advisory Co., a professional advisory services company, from November 2019 to February 2021, providing professional advisory services to various companies, including advising Chinese companies on initial public offerings in the United States. Mr. Gallo served as co-founder and principal of GLS Group LLC from April 2013 to December 2018, and was responsible for providing management consulting services to financial sector firms. From February 1994 to March 2013, Mr. Gallo was a senior executive at Scudder Kemper Investments (Deutsche Bank Asset Management), TLX Trading Networks, Deloitte, Ernst & Young, PricewaterhouseCoopers, EMC. In those roles, Mr. Gallo advised about 100 global financial institutions on strategy, transformation, risk management projects. Mr. Gallo obtained his bachelor’s degree in management from Binghamton University — State University of New York, in 1993. He obtained a master of arts degree in international relations from Tufts University, in 2008. He obtained a master of public administration degree from Columbia University in 2018. Based on Mr. Gallo’s previous business experience discussed above, primarily including his previous experience serving in directorship roles, the Company has concluded that Mr. Gallo should serve as a director of the Company.

Mr. Jacques Benoliel currently serves as a Director and resides in Spain. Mr. Benoliel has served as our Director since May 2024. Mr. Benoliel has over 30 years of experience in IT and innovation. Mr. Benoliel currently serves as founder and CEO at Distrisave, an automation and AI services company, and has served in this role since 2020. From June 2019 to December 2022, Mr. Benoliel served as a director at Industrial Technical Holdings Corporation, an engineering company in China. He obtained a civil engineering degree from the Ecole des Ponts & Chaussées in Paris, in 1984. Mr. Benoliel has developed his career across Spain, France, and the US, and is fluent in Spanish, French, and English.

Based on Mr. Benoliel’s previous business experience discussed above, primarily including his previous experience serving in a directorship role, the Company has concluded that Mr. Benoliel should serve as a director of the Company.

Recent Management Changes

On February 11, 2025, Bruno Bonifacio, the then Chief Executive Officer and director of the Company, provided written notice to our board of directors of his resignation as the Chief Executive Officer and a member of the board of directors, effective February 11, 2025. Mr. Bruno Bonifacio’s resignation was not due to any disagreements between him and the Company or our board of directors.

On February 12, 2025, our board of directors appointed Mr. Paulo R. Bonifacio, the President of our Company, as Chief Executive Officer and Director of the Company. Mr. Paulo R. Bonifacio is our principal executive officer.

Family Relationships

Bruno Bonifacio, our former CEO and a former Director, is the son of our new Chief Executive Officer, President and Director, Paulo Bonifacio. Rafael Bonifacio, an employee of the Company and the holder of 772,500 shares of our common stock, which are owned through MALP Holdings Ltd, a Bahamian international business company, of which Mr. Rafael Bonifacio is the sole owner and member, is the son of our new Chief Executive Officer, President and Director, Paulo Bonifacio.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Corporate Governance

Director Independence

We expect that more than 50% of the voting power of the common stock of the Company will be held by one shareholder after the closing of this offering; therefore we are deemed a “controlled company” under Nasdaq corporate governance rules. “Controlled” companies are exempt from the requirements to have a board with a majority of independent members and the requirements regarding compensation and nominating committees. However, we do not intend to rely on the “controlled company” exemption. See “Risk Factors — We are a ‘controlled company’ as defined under Nasdaq Listing Rules, and we are permitted to elect to rely on certain exemptions from corporate governance rules; although we do not expect to rely on the ‘controlled company’ exemption under the Nasdaq Listing Rules, we expect to have the right to use such exemption and therefore we could in the future avail ourselves of certain reduced corporate governance requirements.”

Our Board has reviewed the independence of our directors based on the Nasdaq listing standards. Based on this review, our Board determined that each of Joel A. Gallo and Jacques Benoliel are independent within the meaning of the Nasdaq rules. In making this determination, our Board considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board deemed relevant in determining their independence. In addition, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board of Directors: Term of Office

Our Bylaws provide that each member of our Board of Directors shall serve for a term of one (1) year and hold office until their successors are elected and qualified at the following annual meeting of stockholders.

Board Committees

Our Board will establish the following three standing committees: audit committee; compensation committee; and nominating and governance committee. Our board of directors will adopt written charters for each of these committees. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Duties of Directors

Under Wyoming law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in a manner they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to act with skill, care and diligence, which contains both objective and subjective elements. This duty requires directors to act with the skill, care and diligence that may reasonably be expected of a person of the director’s knowledge and skill carrying out the same functions as are carried out by that director in relation to the Company, and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be reimbursed for all traveling, hotel and other expenses incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the business of the Company. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertakings, property, and uncalled capital or any part thereof, and to issue debentures, debenture stock, mortgages, bonds and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

Audit Committee

The audit committee is responsible for, among other matters:

•        appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

•        discussing with our independent registered public accounting firm the independence of its members from its management;

•        reviewing with our independent registered public accounting firm the scope and results of their audit;

•        approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•        reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

•        coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures

•        establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

•        reviewing and approving related-person transactions.

Our audit committee consists of Joel Gallo and Jacques Benoliel, with Joel Gallo serving as the chairman. Nasdaq rules require us to have one independent audit committee member upon the listing of our common stock, a majority of independent directors within 90 days of the date of this prospectus and all independent audit committee members within one year of the date of this prospectus. Each member of our audit committee can read and understand fundamental financial statements in accordance with the SEC and the Nasdaq audit committee requirements. In arriving at this determination, our Board has examined Jacques Benoliel and Joel Gallo’s scope of experience and the nature of their prior and/or current employment.

Compensation Committee

The compensation committee is responsible for, among other matters:

•        reviewing key employee compensation goals, policies, plans and programs;

•        reviewing and approving the compensation of our directors and executive officers;

•        reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

•        appointing and overseeing any compensation consultants or advisors.

Our compensation committee consists of Joel Gallo and Jacques Benoliel, with Jacques Benoliel serving as the chairman.

Nominating and Governance Committee

The purpose of the nominating and governance committee is to assist the board in identifying qualified individuals to become board members, in determining the composition of the board and in monitoring the process to assess board effectiveness. Our nominating committee consists of Joel Gallo and Jacques Benoliel, with Jacques Benoliel serving as the chairman.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics that applies to our directors, officers and employees. Upon completion of this offering, a copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Board Diversity

While we do not currently have a formal diversity policy, it is our expectation that our Nominating and Corporate Governance Committee will adopt a formal diversity policy and plans to comply with the new rule adopted by Nasdaq for board diversity (the “Nasdaq Diversity Rule”), on or before to the date required under the Nasdaq Diversity Rule. The Nasdaq Diversity Rule requires, assuming our shares of common stock are listed on the Nasdaq Capital Market and that we are a smaller reporting company, that we will have at least two directors serving on our board of directors, one of which identifies as female and the second of which identifies as female, underrepresented minority or LGBTQ+, by December 31, 2026, unless our board of directors is comprised of five or less directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and our two most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of December 31, 2024 for services rendered in all capacities to us for the years ended December 31, 2024 and 2023. These three individuals are referred to as our “Named Executive Officers”.

Other than as set forth in the table and described more fully below, during the fiscal years ended December 31, 2024 and 2023, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the Named Executive Officers. The compensation reported in this summary compensation table below is not necessarily indicative of how we will compensate our Named Executive Officers in the future. We expect that we will continue to review, evaluate, and modify our compensation framework as a result of becoming a publicly traded company, and our compensation program could vary significantly from our historical practices in the future.

Name	Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Share- based Awards ($)	Total ($)
Bonifacio, Paulo R.	Chief Executive Officer, President	2024	168,000		—	—	168,000
	and Director	2023	168,000		—		168,000
Leonardo Pucci Burti	Chief Financial Officer	2024	—		—		—
		2023	—		—		—
Bruno Bonifacio	Former Chief Executive Officer and	2024	96,000		—		96,000
	former Director(1)	2023	96,000		—		96,000

____________

(1)      Mr. Bruno Bonifacio resigned as our Chief Executive Officer and Director on February 12, 2025.

Employment Agreements

On June 30, 2023, the Company and Bruno Bonifacio entered into an agreement, pursuant to which Bruno Bonifacio agreed to be employed as the Chief Executive Officer of the Company. The Company agreed to pay Bruno Bonifacio (i) a base annual salary of BRL 384,000 (or approximately USD79,834); (ii) a discretionary bonus of up to 2.0% of salary. Effective February 11, 2025, Bruno Bonifacio resigned as the Chief Executive Officer and Director of the Company.

On June 30, 2023, the Company and Paulo R. Bonifacio entered into an agreement, pursuant to which Paulo R. Bonifacio agreed to be employed as the President of the Company. The Company agreed to pay Paulo R. Bonifacio (i) a base annual salary of BRL 1,260,000 (or approximately USD261,954); (ii) a discretionary bonus of up to 2.0% of salary. On February 12, 2025, the Company entered into an amendment to Paulo R. Bonifacio’s employment agreement (the “Amendment), which provides for revised responsibilities reflecting his new role as Chief Executive Officer. Under the Amendment, the Company agreed to pay Mr. Paulo Bonifacio a base annual salary of USD96,000 and a cash performance bonus in an amount equal to 100% of Mr. Paulo Bonifacio’s base annual salary upon achievement of certain key performance indicators as determined by the Company’s board of directors.

On April 3, 2024, the Company and Leonardo Pucci Burti entered into an agreement, pursuant to which Leonardo Pucci Burti agreed to be employed as the Chief Financial Officer of the Company. The Company agreed to pay Leonardo Pucci Burti (i) a base annual salary of BRL 600,000 (or approximately USD123,658); (ii) a discretionary bonus of up to 2.0% of salary.

Under these agreements, we may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, which include, but are not limited to, a conviction or plea of guilty to a non-vehicular felony or any act involving moral turpitude, willful misconduct or gross negligence, dishonest acts to our detriment, continued failure to satisfactorily follow lawful and reasonable directives of the Board, or breach of certain restrictive covenants set forth in the employment agreement. We may also terminate an officer’s employment without cause upon giving 180-day advance written notice.

Each of the executive officers has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment, any confidential information or trade secrets of ours, our customers or prospective customers, or the confidential or proprietary information of any third-party received by us and for which we have confidential obligations. Each of the executive officers has also agreed to disclose in confidence to us all inventions and designs which they conceive or develop during the executive officer’s employment with us and to assign all right, title and interest in them to us.

Non-Executive Director Compensation

The non-executive members of our board of directors have not received any compensation prior to this offering and no arrangements have been entered into in relating to compensation after this offering. Following this offering, the board of directors will establish a compensation package for the non-executive members of the board of directors.

Clawback Policy

We will adopt a clawback policy in accordance with SEC and Nasdaq rules prior to completion of this offering. Under this policy, which will be administered by our Compensation Committee, each of our officers is required to execute an agreement with the Company pursuant to which the Company shall have the ability to recover any erroneously awarded incentive-based compensation received by current and former executive officers in the event of a required accounting restatement.

2023 Equity Incentive Plan

We have reserved a total of 815,000 shares of common stock in our 2023 Equity Incentive Plan to fulfill any future grants under the Company’s 2023 Equity Incentive Plan or other future grants by the Company to its employees, officer or directors.

As of the date of this prospectus, we have granted to certain director and employees of the Company or its subsidiaries (the “Beneficiaries”) restricted stock units for an aggregate total of 515,000 shares of our common stock. Further, on June 30, 2023, the Company granted 150,000 restricted stock units to Mr. Fabio L. Farina, former Chief Financial Officer of the Company. Effective March 1, 2024, Mr. Fabio L. Farina resigned as the Chief Financial Officer and Director of the Company. Consequently, all restricted stock units granted to Mr. Fabio L. Farina were forfeited to the Company on March 1, 2024. No stock-based compensation expense related to Mr. Farina or other Beneficiaries was recognized in the 2023 fiscal year.

The restricted stock units granted to the Beneficiaries were made pursuant to certain restricted stock unit grant agreements entered into between the Company and each respective Beneficiary (“RSU Agreement”). Pursuant to the RSU Agreements, an aggregate total of (a) 177,500 restricted stock units vested on July 1, 2024; (b) 5,000 restricted stock units vested on November 30, 2024; (c) 177,500 restricted stock units vested on December 28, 2024; (d) 5,000 restricted stock units vested on December 30, 2024; (e) 5,000 restricted stock units each vested on March 28, 2025 and March 30, 2025; (f) 10,000 restricted stock units vested on April 1, 2025; (g) 5,000 restricted stock units vested on June 26, 2025, (h) 5,000 restricted stock units vested on June 30, 2025, (i) 5,000 restricted stock units vested on September 30, 2025, (j) 5,000 restricted stock units each vest on December 30, 2025, March 30, 2026, June 30, 2026, September 30, 2026, December 30, 2026, March 30, 2027, June 30, 2027, September 30, 2027, December 30, 2027, March 30, 2028, June 30, 2028, September 30, 2028, December 30, 2028, March 30, 2029 and June 30, 2029; and (k) 10,000 restricted stock units each vest on April 1 of 2026, 2027, 2028, and 2029, respectively. Consequently, as of the date of this prospectus, 400,000 restricted stock units have vested and 115,000 restricted stock units will vest after the consummation of this offering.

The purpose of the 2023 Equity Incentive Plan is to establish rules for employees of the Company to acquire our shares, with the aim of: (i) aligning the interests of executives and other employees with those of the Company’s shareholders, in generating results and creating sustainable value, and (ii) reinforcing the long-term orientation of decisions taken by executives. The goal is to create a long-term incentive, based on the concept of a stock option, which consists of granting a right and not an obligation to buy Company common shares at pre-established prices and terms. Under the terms of our 2023 Equity Incentive Plan, if a participant ceases to be a service provider, other than upon the participant’s termination as the result of the participant’s death or disability, the participant may exercise his or her option within such period of time as is specified in the award agreement (but in no event later than the expiration of the term of such option as set forth in the award agreement) to the extent that the option is vested on the date of termination. In the absence of a specified time in the award agreement, the option shall remain exercisable for three months following the participant’s termination. Unless otherwise provided by the administrator, if on the date of termination the participant is not vested as to his or her entire option, the shares covered by the unvested portion of the option will be forfeited and revert to the Plan. If after termination the participant does not exercise the vested portion of his or her option within the time specified by the administrator, the option will terminate, and the shares covered by such option will revert to the Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Unless described below, during the last two fiscal years ended December 31, 2024 and 2023 and during the period beginning January 1, 2025 through the date herein, there are no transactions or series of similar transactions to which we were a party or will be a party, in which:

•        the amounts involved exceeded or will exceed the lesser of (i) $120,000, or (ii) 1% of the average of BRB Foods Inc.’s total assets for the last two completed fiscal years; and

•        any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Employment Agreements

The Company has entered into employment agreements with executive officers. See summaries of such agreements under “Executive Compensation — Employment Agreements”.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2024, and as adjusted to reflect the sale of common stock being offered in this offering by:

•        each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock;

•        each of our current directors;

•        each of our named executive officers; and

•        all of our current directors and executive officers as a group.

The information in the following table has been presented in accordance with the rules of the SEC. Under such rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown. Except as otherwise indicated, each stockholder named in the table is assumed to have sole voting and investment power with respect to the number of shares listed opposite the stockholder’s name.

The calculations of beneficial ownership in this table are based on 12,000,000 shares of common stock outstanding on December 31, 2024.

Names of Beneficial Owners	Shares Beneficially Owned	Percent of Class	Percent of Class after this Offering
5% Beneficial Owners:
Rafael Bonifacio(3)	772,500	6.4%	4.8%
MALP Holdings Ltd(3)	772,500	6.4%	4.7%
Bruno Bonifacio(7)	772,500	6.4%	4.7%
Named Executive Officers and Directors(1):
Paulo R. Bonifacio(2)	8,802,000	73.4%	54.0%
Leonardo Pucci Burti(4)	10,000	* %	* %
Joel A. Gallo(5)	0	0%	0%
Jacques Benoliel(6)	0	0%	0%
All of our directors and officers as a group(5)	8,812,000	73.4%	54.0%

____________

*        Less than 1%

(1)      Unless otherwise indicated, the business address of each of the named individuals is Rua Doutor Eduardo de Souza Aranha, 387 — Conjunto 151, São Paulo, SP 04543-121, Brazil.

(2)      Mr. Paulo R. Bonifacio is the owner of 8,802,000 shares of our common stock, 599,000 shares of which are owned through Tivix Investments LLC, a Delaware limited liability company, of which Mr. Paulo R. Bonifacio is the sole owner and member. Mr. Paulo R. Bonifacio has the voting, dispositive or investment power over his respective shares owned through Tivix Investments LLC. The address of Tivix Investments LLC is 2255 Glades Road, Suite 122A, Boca Raton, FL 33431.

(3)      Mr. Rafael Bonifacio is the owner of 772,500 shares of our common stock, which are owned through MALP Holdings Ltd, a Bahamian international business company, of which Mr. Rafael Bonifacio is the sole owner and member. Mr. Rafael Bonifacio has the voting, dispositive or investment power over his respective shares owned through MALP Holdings Ltd. The address of MALP Holdings Ltd is Bahamas Financial Center, third floor, BF11, Shirley and Charlotte streets, Nassau, NP Bahamas.

(4)      Mr. Leoardo Pucci Burti has been granted restricted stock units for 50,000 shares of our common stock, with 10,000 restricted stock units vested on April 1, 2025 and the remaining restricted stock units vesting at 10,000 each on April 1 of 2026, 2027, 2028 and 2029, respectively.

(5)      Mr. Joel A. Gallo owns 2,000 options to acquire 2,000 shares at a price of $4.50, which options vest commencing one year from the date of this Offering.

(6)      Mr. Leoardo Pucci Burti owns 2,000 options to acquire 2,000 shares at a price of $4.50, which options vest commencing one year from the date of this Offering.

(7)      Mr. Bruno Bonifacio, our former Chief Executive Officer and director, is the owner of 772,500 shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our articles of incorporation and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and bylaws, all of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of Wyoming law.

General

Our articles of incorporation authorizes us to issue a total of 30,000,000 shares, par value $0.001 per share.

Common Stock

We are authorized to issue 30,000,000 shares, par value $0.001 per share. As of the date hereof, a total of 12,000,000 shares of our common stock are issued and outstanding, which does not include shares of common stock issuable upon conversion of promissory notes.

Each share of common stock is entitled to one vote on the election of any director or any other matter upon which stockholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights.

Issuance of additional shares of common stock in the future will reduce proportionate ownership and voting power of each share outstanding. Directors can authorize the issuance of additional shares of common stock without stockholder approval, to the extent authorized.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. Holders of our common stock are entitled to receive dividends when and as declared by our board of directors, out of funds legally available. We have not paid cash dividends in the past and do not expect to pay any within the foreseeable future.

Anti-Takeover Issues

Wyoming law does not impose enhanced fiduciary duties on directors in attempted takeover situations. Instead, the “business judgment rule” is applied to the use of antitakeover tactics, which may allow directors to consider the interests of shareholders as just one factor among others.

Cumulative voting is not provided for in our Articles of Incorporation or Bylaws or in the Wyoming Business Corporation Act, which may make it harder for third parties to gain control over the Company. We do not currently have a staggered Board of Directors, and we have not adopted any shareholders’ rights plans, or so-called poison pills.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of this offering. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of this offering. The payment of any cash dividends subsequent to this offering will be within the discretion of our board of directors at such time. Further, if we incur any additional indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Registrar

VStock Transfer, LLC is the transfer agent and registrar for our common stock. VStock Transfer, LLC’s offices are located at 18 Lafayette Place, Woodmere, NY 11598.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering and the sales of our common stock by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, no public market for our common stock existed, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock from time to time and could impair our future ability to raise equity capital in the future. Furthermore, because only a limited number of shares of our common stock will be available for sale shortly after this offering due to certain contractual and legal restrictions on resale described below, sales of substantial amounts of our common stock in the public market after such restrictions lapse, or the anticipation of such sales, could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

Based upon the 12,000,000 shares outstanding as of December 31, 2024, upon the closing of this offering, we will have outstanding an aggregate of 15,750,000 shares of common stock, assuming no exercise of the underwriters’ over-allotment option, no exercise of outstanding options and without giving effect to the conversion of the convertible notes. All of the 3,750,000 shares sold in this offering by us will be freely tradable without restrictions or further registration under the Securities Act, unless held by our affiliates, as that term is defined under Rule 144 under the Securities Act, or subject to lock-up agreements. The remaining shares of common stock outstanding upon the closing of this offering are restricted securities as defined in Rule 144. Restricted securities may be sold in the U.S. public market only if registered or if they qualify for an exemption from registration, including by reason of Rule 144 or Rule 701 under the Securities Act, which rules are summarized below. These remaining shares will generally become available for sale in the public market as follows:

•        2,572,642 shares will be eligible for sale by selling shareholders in this offering in the public market on the date of this prospectus; and

•        approximately 12,624,432 shares will be eligible for sale in the public market upon expiration of lock-up agreements one (1) year after the date of this prospectus, subject in certain circumstances to the volume, manner of sale and other limitations of Rule 144 and Rule 701.

We may issue shares of common stock from time to time as consideration for future acquisitions, investments or other corporate purposes. In the event that any such acquisition, investment or other transaction is significant, the number of shares of common stock that we may issue may in turn be significant.

We may also grant registration rights covering those shares of common stock issued in connection with any such acquisition and investment.

Rule 144

In general, persons who have beneficially owned restricted shares of our common stock for at least six months, and any affiliate of the Company who owns either restricted or unrestricted shares of our common stock, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (3) we are current in our Exchange Act reporting at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months, but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•        1% of the number of shares of our common stock then outstanding, which will equal approximately 162,621 shares immediately after the closing of this offering assuming no exercise of the over-allotment option (or approximately 168,246 shares assuming full exercise of the over-allotment option).

•        An amount equal to the average weekly trading volume of shares of our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Persons who are not our affiliates and have beneficially owned our restricted shares of common stock for more than one year are not subject to the restrictions above.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701, a person who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been one of our affiliates during the immediately preceding 90 days may sell these shares in reliance upon Rule 144, but without being required to comply with the notice, manner of sale, public information requirements or volume limitation provisions of Rule 144. Rule 701 also permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701. None of our shares of our outstanding common stock have been issued in reliance on Rule 701.

Lock-Up Arrangements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the representative, it will not, for a period of one (1) year after the closing of the offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any notion or contract to sell, grant any option, right or warrant to purchase, lead, or otherwise transfer or dispose of directly or indirectly, any share of capital share of the Company or any securities convertible into or exercisable or exchangeable for shares of capital share of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital share of the Company of any securities convertible into or exercisable or exchangeable for shares of capital shares of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital share of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital share of the Company or such other securities, in such or otherwise.

Our directors, executive officers and shareholders have agreed, subject to limited exceptions set forth below, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (the “Lock-Up Securities”), that transfers, in whole or in part, any of the economic consequences of ownership of our shares of common stock or such other securities for a period of one (1) year after the closing of this offering, without the prior written consent of the representative.

Notwithstanding the foregoing to the contrary and subject to the conditions below, a holder may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities (i) as a bona fide gift, by will or intestacy, (ii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, or (iii) to a family member or trust for the benefit of a family member (for purposes hereof, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the holder, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the representative a lock-up agreement substantially in the form of this lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.

See “Underwriting”.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, and applicable Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•        certain former citizens or long-term residents of the United States;

•        partnerships or other pass-through entities (and investors therein);

•        “controlled foreign corporations”;

•        “passive foreign investment companies”;

•        corporations that accumulate earnings to avoid U.S. federal income tax;

•        banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities;

•        tax-exempt organizations and governmental organizations;

•        tax-qualified retirement plans;

•        persons subject to the alternative minimum tax;

•        persons that own, or have owned, actually or constructively, 5% or more of our common stock;

•        accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•        persons who have elected to mark securities to market;

•        persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•        broker, or dealer or trader in securities;

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•        persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, wash sale or other integrated transaction, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•        an entity or arrangement treated as a partnership;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

BRB Foods Inc. is taxed as a “C” Corporation subject to federal, state and local income taxes. As described under the section titled “Dividend Policy,” we have not paid and do not anticipate paying dividends. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “Gain on Disposition of Our Common Stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (commonly referred to as FATCA), dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) and satisfy applicable certification and other requirements. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our common stock, unless:

•        the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•        the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•        our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

If we are a USRPHC and either our common stock is not regularly traded on an established securities market or a non-U.S. holder holds, or is treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, gain described in the third bullet point above will generally be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. If we are a USRPHC and our common stock is not regularly traded on an established securities market, a non-U.S. holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our common stock paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the non-U.S. Holder is not a United States person and certain other conditions are met or the non-U.S. Holder otherwise qualifies for an exemption.

If a non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the non-U.S. Holder is not a United States person, or the non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax at a rate of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). FATCA withholding tax generally applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. Accordingly, the entity through which a non-U.S. Holder holds our common stock will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our common stock. Under applicable Treasury Regulations and administrative guidance, withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, but under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on such proposed regulations pending finalization), no withholding would apply with respect to payments of gross proceeds.

Prospective investors are encouraged to consult with their own tax advisors regarding FACTA and the possible implications of this legislation on their investment in our common stock.

UNDERWRITING

Alexander Capital, L.P. is acting as representative of the underwriters of the offering. We have entered into an underwriting agreement (the “underwriting agreement”) with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters have agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite the underwriter’s name in the following table at the initial public offering price per share less underwriting discounts and commissions, as set forth on the cover page of this prospectus.

Underwriter	Number of Shares
Alexander Capital, L.P.	[•]
Network 1 Financial Securities, Inc.	[•]
Total	3,750,000

The underwriters are committed to purchase all of the shares offered by us other than those shares covered by the Over-Allotment Option described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option to purchase from us up to an additional 562,500 shares of our common stock, solely to cover over-allotments, if any. The shares of our common stock to be purchased pursuant to the Over-Allotment Option will be acquired at the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option, in whole or in part, for our common stock, any time and from time to time during the 45-day period from the date of this prospectus. If this option is exercised in full, the total net proceeds before expenses to us will be $19,406,250.

Underwriting Discount, Commissions and Expenses

The following table shows the per share of common stock and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares, assuming an assumed midpoint initial public offering price of $4.50 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise in Full of Over-Allotment Option
Public offering price(1)	$4.50	$16,875,000	$19,406,250
Underwriting discount and commissions(2)	$0.36	$1,350,000	$1,552,500
Proceeds, before expenses, to us	$4.14	$15,525,000	$17,853,750

____________

(1)      Initial public offering price per share is assumed as $4.50 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)      Represents underwriting discounts of 8.00% of the public offering price per common stock. The underwriting discounts do not include (i) the warrants to purchase common stock equal to 7.0% of the number of shares sold in the offering, (ii) a 1.0% non-accountable expense allowance, or (iii) certain out-of-pocket expenses, each as described below.

After the initial public offering, the public offering price, concession and discount may be changed.

We have also agreed to pay all of the expenses relating to the offering, including, but not limited to, (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the Representative may reasonably require); (iii) the costs of preparing and printing stock certificates and warrant certificates; (iv) the costs of any due diligence meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the Representative’s counsel up to $100,000; (viii) background checks of the Company’s officers and directors up to $15,000; (ix) preparation of bound volumes and mementos in such quantities as the Representative may reasonably request up to $2,500; (x) transfer taxes, if any, payable upon the transfer of securities from the Company to the Representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the Representative shall not exceed $175,000.

We have paid a $40,000 expense advance to the Representative, which shall be applied against actual out-of-pocket-accountable expenses, which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). Upon the closing of this offering, we may pay up to an additional $135,000 for out-of-pocket accountable expenses to the Representative. We have agreed to pay to the Representative 1% of the gross proceeds of the offering for non-accountable expenses, payable upon the closing of the offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, and including the above-referenced advance to the Representative, will be approximately $725,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares offered hereby to any accounts over which they have discretionary authority.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Representative’s Warrants

We have agreed to issue to the Representative or its designees at the closing of this offering warrants to purchase the number of common stock equal to 7.0% of the aggregate number of shares sold in this offering. The warrants are exercisable commencing 180 days following the date of commencement of sales of the offering and for a period of five years from the date of commencement of sales of the offering, in whole or in part. The warrants will be exercisable immediately at a per share price equal to 125% of the initial public offering price per share in the offering. The Warrants provide for resale registration rights including one demand and unlimited “piggy-back” rights for periods of five and five years, respectively, from the commencement of sales of this offering. In compliance with FINRA Rule 5110(g)(8), such registration rights are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part, and such demand rights may be exercised on only one occasion.

The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. Pursuant to FINRA 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated, nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons of affiliates or as otherwise permitted under FINRA Rule 5110(e)(2). The warrants and the common stocks underlying the warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or recapitalization, reorganization, merger or consolidation.

Lock-Up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the representative, it will not, for a period of one (1) year after the closing of the offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any notion or contract to sell, grant any option, right or warrant to purchase, lead, or otherwise transfer or dispose of directly or indirectly, any share of capital share of the Company or any securities convertible into or exercisable or exchangeable for shares of capital share of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital share of the Company of any securities convertible into or exercisable or exchangeable for shares of capital shares of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital share of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital share of the Company or such other securities, in such or otherwise.

Our directors, executive officers and shareholders have agreed, subject to limited exceptions set forth below, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (the “Lock-Up Securities”), that transfers, in whole or in part, any of the economic consequences of ownership of our shares of common stock or such other securities for a period of one (1) year after the closing of this offering, without the prior written consent of the representative.

Notwithstanding the foregoing to the contrary and subject to the conditions below, a holder may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities (i) as a bona fide gift, by will or intestacy, (ii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, or (iii) to a family member or trust for the benefit of a family member (for purposes hereof, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the holder, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the representative a lock-up agreement substantially in the form of this lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.

Listing

We have applied to have our shares of common stock approved for listing on the Nasdaq Capital Market under the symbol “BRBF”.

Determination of Initial Public Offering Price

Before this offering, there has been no public market for shares of our common stock. Accordingly, the initial public offering price will be negotiated between us and the underwriter. Among the factors to be considered in these negotiations are:

•        the information set forth in this prospectus and otherwise available to the underwriter;

•        the prospects for our Company and the industry in which we operate;

•        an assessment of our management;

•        our past and present financial and operating performance;

•        our prospects for future earnings;

•        financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

•        the prevailing conditions of United States securities markets at the time of this offering; and

•        other factors deemed relevant.

Neither we nor the underwriter can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

•        Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•        Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•        Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriter sells more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be affected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriter, and selling group members may engage in passive market making transactions in our securities on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Federative Republic of Brazil

The shares of our common stock offered hereby may not be offered or sold to the public in Brazil, except in circumstances that do not constitute a public offering, placement or unauthorized distribution of securities in the Brazilian capital market, under Brazilian laws and regulations. Accordingly, this prospectus has not been nor will it be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) nor has it been submitted to the foregoing agency for approval. Documents relating to the offer, as well as the information contained therein, may not be supplied to the public in Brazil, as the offering of the shares of our common stock pursuant to this prospectus is not a public offering of securities in Brazil, nor used in connection with any offer for subscription or sale of the shares of our common stock to the public in Brazil, except in circumstances that do not constitute a public offering, placement or unauthorized distribution of securities in the Brazilian capital market, under Brazilian laws and regulations. Investors should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time.

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive;

•        provided that no such offer of shares of common stock shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of shares of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom, and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Canada

The securities may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Australia.

This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act” and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the securities has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the securities under this prospectus may only be made to persons: (i) to whom it is lawful to offer the securities without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients”, as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the securities sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Hong Kong.

The securities may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China (the “PRC”).

This prospectus may not be circulated or distributed in the PRC, and the securities may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan.

The securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the securities in Taiwan.

The address of Alexander Capital, L.P. is 10 Drs. James Parker Blvd. Suite 202, Red Bank, New Jersey 07701.

LEGAL MATTERS

Robinson & Cole, LLP, Stamford, Connecticut has acted as our counsel in connection with the preparation of this prospectus. The McCabe Law Firm PC has acted as our special counsel in connection with the issuance of an opinion relating to the validity of the securities offered in this prospectus. Cescon, Barrieu, Flesch & Barreto Advogados has acted as our special counsel in connection with certain legal matters as to Brazil laws. Kherner International A. A. Ltd has acted as our special counsel in connection with legal matters as to Brazil tax laws. Loeb & Loeb LLP, has acted as counsel to the underwriters with respect to the laws of the United States of America and the laws of the State of New York with respect to the offering.

EXPERTS

Our audited consolidated financial statements as of December 31, 2024 and 2023 have been included in this prospectus in reliance upon the report of Russell Bedford GM Auditores Independentes S/S, an independent registered public accounting firm, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement., The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement, or other document are summaries of all material information about the documents summarized but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Upon completion of this offering, we will become subject to the information reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, and other information are available for inspection and copying at the website of the SEC referred to above. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We maintain a corporate website at www.brbf.com.br. Information contained in, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations.

BRB FOODS INC.
Index to Consolidated Financial Statements

BRB FOODS INC.

ASSETS
UNAUDITED AS OF SEPTEMBER 30, 2025, AUDITED AS OF DECEMBER 31, 2024.
(Amounts expressed in US Dollar — USD)

	Notes	September 30, 2025	December 31, 2024 (Restated)
CURRENT ASSETS
Cash and cash equivalents	5	17	26
Accounts receivable	6	12,552	11,326
Inventory	7	62,404	53,599
Other credits	8	14,400	12,369
Related Parties	25	136,678	134,071
Advance to Suppliers	9	119,825	114,112
Recoverable Taxes	10	71,505	61,416
Other Assets	11	1,025,195	1,025,195
Total Current Assets		1,442,576	1,412,114

NON-CURRENT ASSETS
Property, Plant and Equipment	12	77,074	79,228
Operating lease assets	13	57,009	168,945
Intangible assets	14	512,012	512,012
Total Non-Current Assets		646,095	760,185
TOTAL ASSETS		2,088,671	2,172,299

Management’s explanatory notes form an integral part of these consolidated financial statements. The September 30, 2025 information is unaudited.

BRB FOODS INC.

LIABILITIES AND NEGATIVE SHAREHOLDERS’ EQUITY
UNAUDITED AS OF SEPTEMBER 30, 2025, AUDITED AS OF DECEMBER 31, 2024.
(Amounts expressed in US Dollar — USD)

	Notes	September 30, 2025	December 31, 2024 (Restated)
CURRENT LIABILITIES
Suppliers	15	4,600,752	3,458,792
Loans	16	2,735,448	2,317,609
Related Parties	26	736,133	693,120
Taxes	18	315,020	239,580
Labor and social security liabilities	19	226,761	156,683
Other obligations		12,540	10,771
Lease	13	134,580	115,592
Total Current Liabilities		8,761,234	6,992,147

NON-CURRENT LIABILITIES
Loans	16	—	—
Lease	13	62,124	53,358
Taxes	18	—	—
Total Non-Current Liabilities		62,124	53,358

NEGATIVE SHAREHOLDERS’ EQUITY
Capital stock		1,012,492	1,012,492
Common stock, par value $0.001 per share; 30,000,000 authorized shares, 12,000,000 shares issued and outstanding
Accumulated Losses		(7,874,762)	(7,061,973)
Cumulative translation adjustment (CTA)		127,583	1,176,275
Negative Total Shareholders’ Equity	20	(6,734,687)	(4,873,206)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		2,088,671	2,172,299

Management’s explanatory notes form an integral part of these consolidated financial statements. The September 30, 2025 information is unaudited.

BRB FOODS INC.

UNAUDITED CONSOLIDATED INCOME STATEMENT
FOR THREE AND NINE MONTHS ENDED AS OF SEPTEMBER 30, 2025 AND 2024.
(Amounts expressed in US Dollar — USD)

		For three months ended		For nine months ended
		September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
NET REVENUE	21	—	—	—	40,463
Cost of products sold	22	—	—	—	(48,616)
GROSS PROFIT		—	—	—	(8,153)
OPERATING INCOME (EXPENSES)
General and Administrative Expenses	23	(150,641)	(98,030)	(557,250)	(263,233)
Sales expenses	23	—	(1,858)	—	(23,518)
OPERATING INCOME BEFORE FINANCIAL INCOME		(150,641)	(99,888)	(557,250)	(294,904)

FINANCIAL INCOME
Financial revenue	24
Financial expenses	24	(24,297)	(96,900)	(255,538)	(661,713)
NET INCOME (LOSS) BEFORE INCOME TAX		(174,938)	(196,788)	(812,788)	(956,617)
Income Tax	25	—	—	—	(2.942)
NET INCOME (LOSS) FOR THE YEAR		(174,938)	(196,788)	(812,788)	(959,559)
Earnings per share:	27
Basic		(0.01)	(0.02)	(0.07)	(0.08)
Diluted		(0.01)	(0.02)	(0.07)	(0.08)
Weighted average shares outstanding	27
Basic		12,000,000	12,000,000	12,000,000	12,000,000
Diluted
Dividends per common share		—	—	—	—

Management’s explanatory notes form an integral part of these unaudited consolidated financial statements.

BRB FOODS INC.

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES TO SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2024, AND THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025.
(Amounts expressed in US Dollar — USD)

	Capital stock	Accumulated Profit/Losses	Cumulative Translation Adjustments	Total shareholders’ equity
Balance on 12/31/2023	1,012,492	(5,434,153)	(315,372)	(4,737,033)

Net Income (Loss)for the year	—	(630,311)	—	(630,311)
Currency Translation Adjustments	—	—	197,388	197,388
Balance on 03/31/2024	1,012,492	(6,064,464)	(117,984)	(5,169,956)

Net Income (Loss)for the year	—	(132,460)	—	(132,460)
Currency Translation Adjustments	—	—	459,171	459,171
Balance on 06/30/2024	—	(7,194,433)	341,187	(4,546,495)

Net Income (Loss)for the year	—	(196,788)	—	(196,788)
Currency Translation Adjustments	—	—	46,748	46,748
Balance on 09/30/2024	1,012,492	(5,252,897)	387,935	(3,852,470)
Balance on 12/31/2024	1,012,492	(7,061,973)	1,176,275	(4,873,206)

Net Income (Loss)for the year	—	(516,241)	—	(516,241)
Currency Translation Adjustments	—	—	(390,445)	(390,445)
Balance on 03/31/2025	1,012,492	(7,578,214)	785,830	(5,779,892)

Net Income (Loss)for the year	—	(121,609)	—	(121,609)
Currency Translation Adjustments	—	—	(465,380)	(465,380)
Balance on 06/30/2025	1,012,492	(7,699,823)	320,450	(6,366,881)

Net Income (Loss)for the year	—	(174,938)	—	(174,938)
Currency Translation Adjustments	—	—	(192,867)	(192,867)
Balance on 09/30/2025	1,012,492	(7,874,762)	127,583	(6,734,687)

Management’s explanatory notes form an integral part of these unaudited consolidated financial statements.

BRB FOODS INC.

UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THREE AND NINE MONTHS ENDED AS OF SEPTEMBER 30, 2025 AND 2024.
(Amounts expressed in US Dollar — USD)

	For three months ended		For nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
NET INCOME (LOSS) FOR NINE MONTHS	(174,938)	(196,788)	(812,788)	(959,559)
Other comprehensive income (loss), net of tax:	—	—	—	—
Net foreign currency translation (loss) gains	(192,867)	46,748	(1,048,692)	703,307

COMPREHENSIVE INCOME	(367,805)	(150,040)	(1,861,480)	(256,252)

Management’s explanatory notes form an integral part of these unaudited consolidated financial statements.

BRB FOODS INC.

CASHFLOW STATEMENT
FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025
(Amounts expressed in US DOLLAR — USD)

	For three months ended
	September 30, 2025	September 30, 2024
Cash Flows From Operating Activities
Loss for the year	(174,938)	(196,788)

Adjustments to reconcile the income with cash and cash equivalents generated by operating activities
Depreciation	60,670	62,498
Cumulative Translation Adjustments	(192,867)	46,748
Allowance for doubtful accounts	—	—
Interest	24,297	96,901
Other adjustments	(283)	(215,924)
Appropriation of revenue receivable	—
Decreases/(increase) in assets	—	—
Accounts Receivable	(228)	(835)
Inventory	(1,584)	(1,251)
Taxes to recover	(1,815)	(1,433)
Advance to Suppliers	9,661	(2,664)
Credits to partners	—	(4,425)
Other credits	(366)	3,288
(Decreases)/increase in liabilities	—	—
Suppliers	251,274	188,019
Labor and social security liabilities	25,551	14,390
Taxes	17,410	8,864
Lease	(13,243)	3,945
Other liabilities	318	251
Net cash provided by operations activities	3,857	1,584
Cash Flows From Investing Activities:
Lease	—	—
Property, Plant and Equipment	718	718
Intangible assets	(4,477)	(179,148)
Write-off of fixed assets	—	—
Marketable securities	—	—
Net cash used for investing activities	(3,759)	(178,430)
Cash Flows From Financing Activities:
Lease	(30,184)	(718)
Loans	28,077	182,262
Advance Receivables	—	—
Intercompany	2,000	(4,709)
Accounts Payable	—	—
Capital Subscription	—	—
Net cash provided by (used for) financing activities	(107)	176,835
(Decrease)increase in cash and cash equivalents	(9)	(11)
Cash and equivalents at the beginning of the year	26	6,744
Cash and cash equivalents the end of the year	17	6,733
(Decrease)increase in cash and cash equivalents	(9)	(11)

Management’s explanatory notes form an integral part of these unaudited consolidated financial statements.

BRB FOODS INC.

CASHFLOW STATEMENT — (Continued)
FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025
(Amounts expressed in US DOLLAR — USD)

	For nine months ended
	September 30, 2025	September 30, 2024
Cash Flows From Operating Activities
Loss for the year	(812,788)	(959,559)

Adjustments to reconcile the income with cash and cash equivalents generated by operating activities
Depreciation	116,413	180,979
Cumulative Translation Adjustments	(1,048,692)	703,307
Allowance for doubtful accounts	—	—
Interest	255,538	661,714
Other adjustments	(1)	(501,406)
Appropriation of revenue receivable	—	—
Decreases/(increase) in assets	—	—
Accounts Receivable	(1,226)	48,740
Inventory	(8,805)	37,845
Taxes to recover	(10,089)	9,313
Advance to Suppliers	(5,713)	19,774
Credits to partners	(2,607)	(58,161)
Other credits	(2,031)	17,110
(Decreases)/increase in liabilities	—	—
Suppliers	1,141,960	(302,875)
Labor and social security liabilities	70,078	40,179
Taxes	75,440	104,054
Lease	—	(23,943)
Other liabilities	1,769	(7,733)
Net cash used for operations activities	(230,754)	(30,662)
Cash Flows From Investing Activities:
Lease	—	—
Property, Plant and Equipment	2,154	1,436
Intangible assets	(4,477)	(55,422)
Write-off of fixed assets	—	—
Marketable securities	—	—
Net cash used for investing activities	(2,323)	(53,986)
Cash Flows From Financing Activities:
Lease	27,754	(1,436)
Loans	162,301	(81,632)
Advance Receivables	—	—
Intercompany	43,013	166,684
Accounts Payable	—	—
Capital Subscription	—	—
Net cash provided by financing activities	233,068	83,616
(Decrease)increase in cash and cash equivalents	(9)	(1,032)
Cash and equivalents at the beginning of the year	26	7,765
Cash and cash equivalents the end of the year	17	6,733
(Decrease)increase in cash and cash equivalents	(9)	(1,032)

Management’s explanatory notes form an integral part of these unaudited consolidated financial statements.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS

Organization and Description of Business

BRB FOODS Inc, is a corporation with its headquarters office in State of Wyoming is to be located at 36 Shadow Brook Lane Lander, WY 82520 of Kent, and currently owns 100% of issued shares of Thamuz LLC, a company with its headquarters office in State of Delaware is to be located at 8 The Green, Ste R, in the City of Dover County of Kent, which, in turn, owns 100% of issued shares of the companies BR Brands S.A. and Boni Logistica Ltda, both headquartered at Rua Dr, Eduardo de Souza Aranha, no. 387 — Conjunto 151B, in the capital of the State of Sao Paulo in Brazil, having a legal personality under private law, where its duration is indeterminate, and its performance is established throughout the national territory. BR Brands S.A. and Boni Logistica Ltda, started their activities in 2020, through brands with strong recognition through brands with strong recognition and leadership in the markets where it operates.

BR Brands S.A. and Boni Logistica Ltda were incorporated in Brazil by members of the Bonifácio family in 2020 who subsequently in 2022 conferred their equity in these entities to Thamuz LLC in November, 2022, date in which Thamuz LLC became the sole shareholder of BR Brands S.A. and Boni Logistica Ltda, BRB Foods Ltd, in its turn was incorporated on October 13, 2022, and afterwards the then shareholders of Thamuz’s LLC (i.e., the members of the Bonifácio family who founded BR Brands S.A. and Boni Logistica Ltda), conferred the issued and outstanding shares of Thamuz LLC into the capital of the Company. As a result of this corporate restructuring: (i) Mr. Paulo R. Bonifacio contributed to the Capital of the Company, according to their services and vesting agreement, Mr. Paulo R. Bonifacio is (and shall be after the offer) owner of record and beneficial owner of the majority of the shares of the Company and therefore is a controlling shareholder; (ii) the Company will directly own 100% of Thamuz LLC’s shares; and (iii) Thamuz LLC will directly own 100% of BR Brands S.A. and the Boni Logistica Ltda.’s respective shares.

We are an operating company incorporated under US law and conduct business through our operating subsidiaries. The structure of the group follows:

Company	Activities	Country	Units	Participation	Percentage
BRB Foods Inc.	Holding	USA	1	—	100%
Thamuz LLC	Holding	USA	1	Direct	100%
BR Brands S.A.	Industrialization and sale of grains (mainly rice and beans), pasta, flour, among other products	Brazil	4	Indirect	100%
Boni Logística Ltda.	Distribution centers, transports and logistics solutions	Brazil	1	Indirect	100%

BRB Foods Ltd. incorporated on October 13, 2022, headquartered in Dover, Delaware in the United States of America, is a holding company whose subsidiaries are BR Brands S.A. founded on December 1, 2020 and Boni Logística Ltda. founded on February 26, 2020, both located in São Paulo in Brazil. On October 31, 2023, the company changed its name to BRB Food Inc. and changes its address to Wyoming. BRB FOODS Inc. is a corporation with its headquarters office in State of Wyoming is to be located at 36 Shadow Brook Lane Lander, WY 82520 of Kent.

The consolidated financial statements are intended to provide information for comparative purposes and result from the aggregation of the individual financial statements of its subsidiaries.

We operate in the food segment, supplying high quality products to retailers and wholesalers, operating in the South, Southeast and Midwest regions.

We entered into licensing agreements with Unilever — one of the largest suppliers of food and personal care products in the world, for the licensing of the brands Knorr, Arisco, Maizena and Mae terra.

Through our operational subsidiaries based in São Paulo, Brazil, we aim to be present in all meals of Brazilian families, by introducing healthy and quality food. We currently provide our products in seventeen (17) Brazilian states through fourteen (14) integrated distribution centers (IDCs). Aligned with Brazilians’ eating habits and with the search for

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS (cont.)

natural foods for a healthy life, we offer products based on grains, cereals, milk protein, vegetable protein, vegetables, and fruits. Our products are cultivated, selected, and prepared within the highest operational standards. The company invested the nine-month period ended September 30, 2025 increasing our expenses, to prepare our back office team, our sales teams and operational staff for start to sell new 64 products for all Brazilian territory, and 14 integrated distribution centers, which will start in the first quarter of 2026.

We are licensed to launch, produce, sell, and distribute certain food products under four (4) well-known brands in Brazil. Additionally, due to our management’s logistics experience, our distribution capabilities continue to be further improved. We consider our distribution capabilities a key aspect of our business as it allows us to provide improved delivery services to our customers while increasing efficiency and sustainability.

Management Letter

In 2023, we leveraged the Company’s strategy by adding 64 new products to our portfolio, under brands known throughout Brazil such as Knorr, Maizena, Arisco and Mãe Terra. This portfolio covers the global food base and mainly in Latin America, and Brazil, such as fresh grains, beans and rice, as well as other grains made from wheat, which will be sold in our pasta and macaroni, cassava and corn, sold through of a complete line of flours, including tapioca and popcorn, products that will be under the Arisco and Maizena brands. Completing the launches of new products, a complete line of natural and organic products including cocoa, brown sugar, oats, among others that will be sold under the Mãe Terra brand.

Since that 14 external suppliers were developed and certified by the Company’s quality department, within the strictest standards of good practices to guarantee food safety, work safety and the well-being of the people involved in the entire process, as well as environmental safety.

These developments begin in 2024, the construction of our Environmental, Social and Governance (ESG) pillar, aiming for the highest level in people management, governance, environment and surrounding communities.

Continuing with the go to market, the Company hired 14 new independent distribution centers (“IDC”s) strategically located close to the main consumer centers in Brazil and with them we can improve our distribution in more than 90 thousand and ninety thousand points of sale, according to our sales plan, business.

Considering the increased portfolio achieved in 2023, our presence at the point of sales will be significantly increased. This means an expressive growth in contribution margins, and revenue if compared to the 2022 fiscal year. It will guarantee the continuous growth of the Company and provide resource to realize payments of the outstanding balances of suppliers and other liabilities recognized by the Company, as mentioned in the financial statements.

The growth is due to the significant increase in the portfolio and expansion territory, which compares to 2022, when we only had 3 products been sold in supermarket shelves in just part of the state of São Paulo, Brazil. Even in this scenario, in 2022, we managed to reach a very expressive market share of 7% within the beans category in the city of São Paulo, far surpassing brands already established in this market.

In relation to territorial expansion through our logistics, where we will operate from the 14 IDCs, we will be able to reach the notable number of 90 thousand points of sale and consequently growth at an expressive CAGR for the next years, in accordance with our business plan. Our projected EBITDA margin for next years will be higher due to the quality of the portfolio achieved in 2023 and also to the territorial expansion, as mentioned above, which will be achieved in sales during the next period.

Financial support for this growth will be attributed to the initial public offering of BRB Foods Inc. which has been ongoing since the first SEC filing in May 2023 and which became signaling an initial public offering for capitalization of U$8 million (eight million US dollars) and eventually follow ons estimated for the next fiscal years. These events will provide for continued growth, acquisitions and expansion new territories.

Since February 2023, the Company has received funds through regulated instruments (as convertible notes), leading up to the initial public offering, which we hope to finalize in the last quarter of 2025.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The main accounting policies adopted by the Companies in these financial statements are described below. These policies have been consistently applied in the years presented, unless otherwise indicated.

The interim financial statements for the three months ended September 30, 2025, were prepared to assume the normal continuity of its activities and do not include any adjustments related to the realization and classification of asset values or liability values.

Statement of compliance

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and are presented pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). The issuance of these financial statements was authorized by Management on December 03, 2025.

All information relevant to the financial statements, and only such information, is evidenced herein and corresponds to the information used by Management in its activities.

Measurement basis

The financial statements were prepared based on historical cost basis, except for derivative and non-derivative financial instruments measured by the fair value through profit or loss.

NOTE 3 — FUNCTION CURRENCY AND USE OF ESTIMATES

In line with our review of the operations and business of companies in Brazil, mainly related to the elements to determine its functional currency, the Management concluded that BRL is its functional currency. This conclusion is based on the review of the following indicators:

•        Currency that most influences prices of goods and services in Brazil;

•        Currency of the country, which competitive powers and regulations most influence the determination of the selling price of its products and services;

•        Currency that most influences material and other costs to supply products or services;

•        Currency through which the proceeds of financial activities are substantially obtained; and

•        Currency in which amounts received from operating activities are normally accumulated.

The amounts in US Dollar (USD) presented in the financial statements of the Companies are measured translate from BRL (as the functional currency which is the currency that best reflects the economic environment in which the Company is included and the way it is managed).

Transactions in foreign currency

Transactions in foreign currency are converted to the relevant functional currency of the company at the exchange rates on the dates of the transactions.

Monetary assets and liabilities denominated and calculated in foreign currencies on the reporting date of the statement of financial position are reconverted to the functional currency at the exchange rate determined on that date. Non-monetary assets and liabilities which are measured at fair value in foreign currency are reconverted to the functional currency at the exchange rate on the calculation date of the fair value. Differences of foreign currencies resulting from reconversion are generally recognized in the statement of profit or loss. Non-monetary items that are measured on a historical cost basis in foreign currency are not converted.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — FUNCTION CURRENCY AND USE OF ESTIMATES (cont.)

Financial statements presentation currency

In compliance with the provisions of the Brazilian Law, the financial statements are being presented in Reais, by converting the US dollars into Reais, through the following criteria:

•        Assets and liabilities by the exchange rate of the end of the year;

•        Statement of profit or loss, of comprehensive and of cash flows by early average rates; and

•        Equity, at the historical amount of composition.

Exchange rate variations from the conversion of the abovementioned accounts are recognized in a specific account of equity under the name “Equity valuation adjustments”.

The statements of financial position as of September 30, 2025, and December 31, 2024, and the statements of profit or loss for the fiscal years ended on such dates in functional currency (Reais) translated to presentation currency (US dollars).

Use of Estimates

In preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) and are presented pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), Management is required to make estimates and assumptions that could affect the values of the assets and liabilities presented on the reporting dates, as well as the amounts of revenues, costs and expenses of the fiscal years presented. Although these estimates are based on the best knowledge available to Management regarding present and future events, actual results may differ from those estimates.

Estimates and assumptions are reviewed on an ongoing basis. The estimates reviews are recognized on a prospective basis.

Information about uncertainties on premises and estimates with a significant risk of resulting in material adjustment as of September 30, 2025, is included in the following notes:

Note — Impairment losses on trade receivables,

Note — Provision for adjustment to inventories realization value,

Note — Provisions for legal proceedings and provision for credits and incentives to be granted.

NOTE 4 — MAIN ACCOUNTING PRACTICES

Classifications of current and non-current items

In the balance sheet, assets and obligations falling due or expected to be realized within the next year are classified as current items and those maturing or expected to be realized later are classified as non-current items.

Offsets between accounts

As a general rule, in financial statements, neither assets and liabilities, or revenues and expenses are offset against each other, except when offsetting is required or permitted by a Brazilian accounting pronouncement or standard and this offsetting reflects the substance of the transaction.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

Functional currency and presentation currency

In line with our review of the operations and business of companies in Brazil, mainly related to the elements to determine its functional currency, the Management concluded that BRL is its functional currency. This conclusion is based on the review of the following indicators:

•        Currency that most influences prices of goods and services in Brazil;

•        Currency of the country, which competitive powers and regulations most influence the determination of the selling price of its products and services;

•        Currency that most influences material and other costs to supply products or services;

•        Currency through which the proceeds of financial activities are substantially obtained; and

•        Currency in which amounts received from operating activities are normally accumulated.

The amounts in US Dollar (USD) presented in the financial statements of the Companies are measured translate from BRL (as the functional currency which is the currency that best reflects the economic environment in which the Company is included and the way it is managed).

Basic financial instruments

The “Company” classifies the following financial instruments as basic financial instruments:

•        Cash and cash equivalents; and

•        Debt instruments.

Debt instruments include accounts receivable and payable and loans payable, and these are valued at the balance sheet dates at amortized cost.

Cash and cash equivalents

Cash and cash equivalents include cash held by the Company, bank deposits with free movement and financial investments with short-term maturities of approximately three months or less from the date of the transaction.

Accounts receivable

Accounts receivable correspond to amounts receivable for the collection of its receivables and respective fees arising from activities in the normal course of the company. Short- term receivables are initially recognized at transaction cost and long-term receivables at cost adjusted to present value. Subsequently, these accounts are measured at amortized cost using the effective interest rate method, net of impairment losses (losses on receivables). The provision is constituted when considered necessary for the management of the Company, in an amount sufficient for the recovery of credits.

Inventory

Inventories are valued at the average cost of acquisition or formation of finished products and are maintained below net realizable value. The cost of finished products consists of purchased raw materials, labor, processing, storage and transport, all related to the process of adapting the products to salable conditions. Losses related to the production process make up the production cost in the respective month.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

Property, plant and equipment

All property, plant and equipment items are stated at cost less accumulated depreciation. Cost includes expenditures directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Subsequent costs are included in the carrying amount of the asset or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow and the cost of the item can be reliably measured. Any gains and losses on the disposal of an item of property, plant and equipment are recognized in profit or loss. Land is not depreciated.

Depreciation of other assets is calculated using the straight-line method with corporate rates, the estimated useful lives for the current and comparative period are as follows:

•        IT equipment — 5 years

•        Furniture and Utensils — 10 years

•        Machinery and Equipment — 10 years

•        Vehicles — 5 years

Depreciation methods, useful lives and residual values are reviewed at each balance sheet date and adjusted if appropriate.

Reduction to recoverable value

Assets that are subject to depreciation or amortization are reviewed for impairment losses whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its recoverable amount. The latter is the higher of an asset’s fair value less costs to sell and value in use.

Accounts payable to suppliers are obligations payable for goods or services that were acquired from suppliers in the ordinary course of business and are initially recognized at cost and subsequently measured at amortized cost using the effective interest rate method. In practice, they are usually recognized at the corresponding invoice amount.

Loans and financing

Loans and financing are initially recognized at transaction cost, i.e., the present value payable to the creditor and, subsequently, stated at amortized cost. Any difference between the amounts raised and the amount paid is recognized in the statement of income during the period in which the loans are in progress, using the effective interest rate method.

Adjustment to present value of assets and liabilities

Long-term monetary assets and liabilities are monetarily restated and, therefore, are adjusted to their present value. The adjustment to present value of short-term monetary assets and liabilities is calculated and only recorded if considered relevant in relation to the financial statements taken as a whole.

For recording purposes and determination of relevance, the adjustment to present value is calculated taking into account the contractual cash flows and the explicit interest rate, and in certain cases implicit, of the respective assets and liabilities.

Based on the analyzes carried out and Management’s best estimate, the Company concluded that the adjustment to present value of current monetary assets and liabilities is irrelevant in relation to the financial statements taken as a whole and, accordingly, did not register any adjustment.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

Other current and non-current assets, liabilities

An asset is recognized in the balance sheet when it is probable that its future economic benefits will be generated in favor of the “Company” and its cost or value can be reliably measured. A liability is recognized in the balance sheet when the “Company” has a legal or constituted obligation as a result of a past event, it being probable that an economic resource will be required to settle it in the future. They are stated at their known or estimated amounts, plus, when applicable, the corresponding income, charges and monetary restatements incurred up to the balance sheet date and, in the case of assets, corrected by provision for losses when necessary.

Provisions

Provisions are recognized when the “Company” has an obligation on the date of the financial statements, as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the value has been reliably estimated.

Provisions are measured at the best estimate of the amount required to settle the obligation at the balance sheet date. When the effect of the time value of money is material, the amount of the provision is the present value of the outlay expected to be required to settle the obligation.

Calculation of income

The income of operations is determined in accordance with the accrual basis of accounting, both for the recognition of revenues and expenses.

Revenue recognition

Revenue recognition is a General Accepted Accounting Principle (GAAP) that identifies the specific conditions under which revenue can be recognized by the Company and determines how to account for it. Typically, revenue is recognized when a critical event occurs, when a product or service is delivered to a customer and the cash value is easily measurable for the company.

Revenue accounting is pretty straight-forward when a product is sold and revenue is recognized when the ownership or possession of products is transferred to the customer, but typically when a company takes a long time to produce a product or is financed by the customer, the recognition of revenue may be subject to exceptions.

Revenue recognition principles within a company must also remain constant over time, so historical financials can be reviewed and revised for seasonal trends or inconsistencies.

The revenue recognition principle is also regulated by ASC 606 in USGAAP terms. The revenue recognition principle requires that revenues be recognized in the income statement in the period in which they are transferred/realized and earned — not necessarily when cash is received.

The revenue-generating activity must be fully or essentially completed to be included in revenue during the respective accounting period. In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received. Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Accounting Standards Codification (ASC) 606: On May 28, 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) issued Accounting Standards Codification (ASC) 606, referring to revenue from contracts with customers. ASC 606 provides a uniform framework for recognizing revenue from contracts with customers. The old guidance was industry-specific, which created a fragmented policy system. The updated revenue recognition standard is industry-neutral and therefore more transparent. It allows for better comparability of financial statements with standard revenue recognition practices across industries.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

There are five steps required to satisfy the updated revenue recognition principle, all of which are followed by the Company:

•        Identify the agreement with the customer;

•        Identify contractual enforcement obligations;

•        Determine the consideration amount/price of the transaction;

•        Allocate the determined amount of consideration/price to the contractual obligations and;

•        Recognize revenue when the performing party satisfies the performance obligation.

In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received. Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Revenue from the sale of products is recognized when the control, significant risks and benefits of ownership of the goods are transferred to the buyer, to the extent that it is probable that economic benefits will be generated for BR Brand and when it can be reliably measured. Revenue is measured based on the fair value of the consideration received, excluding discounts, rebates and sales taxes or charges. Revenue from the sale of products is recognized when the tax document is issued, a moment very close to the delivery of the products and respective transfer of ownership (sales contract). Revenue is not recognized if there is significant uncertainty as to its realization.

In logistics terms, revenue recognition also involves controls aimed at ensuring the integrity of transaction records, conditioned to the appropriate moment in which services are provided and recognized by the customer. Considering the volume of transactions involved, portfolio of transport services, logistics and storage management, geographic location of logistics and customer service, revenue recognition involves a high dependence on the proper functioning of the internal controls determined by the Company.

Judgment and use of accounting estimates

The preparation of the financial statements requires that the Company’s management base itself on estimates for the recording of certain transactions that affect the assets and liabilities, revenues and expenses, as well as the disclosure of information about data from its financial statements.

The income from such transactions and information, upon their effective realization in subsequent periods, may differ from these estimates:

I.       Service life and residual value of the property, plant and equipment;

II.     Recoverability of property, plant and equipment, intangible assets and inventories; and

III.    Provisions in general.

Government grants

The government grants received by BR Brands has the nature of tax incentives received from the states determined from the amount of ICMS due and levied on business carried out by units.

BR Brands has tax benefits arising from government grants related to the reduction of the ICMS tax base on the sale of grains (“beans”), which have presumed credit for ICMS purposes.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

Consolidated Financial Statements Restated

The Company has updated the disclosures and footnotes related to intangible assets for the fiscal years ended as of December 31, 2024 and 2023, to reflect adjustments required under U.S. GAAP. These adjustments resulted in GAAP adjustments of USD1,166,238 and USD 1,140,815, respectively.

As of December 31, 2023, the Company had recorded USD2,166,010 within its intangible assets account under “other operating assets”. Upon review, the Company determined that this amount included (i) deferred offering costs of USD1,025,195, which represent legal and consulting expenses directly attributable to the Company’s proposed IPO. In accordance with Staff Accounting Bulletin Topic 5, which provides that specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering once completed, these costs were reclassified to “Other Assets” (as deferred offering costs), and (ii) research and development (“R&D”) expenses of USD1,140,815 in 2023 and USD 25,423 which were previously capitalized. However, under U.S. GAAP (ASC 730) such R&D costs are required to be expensed and the Company has expensed these R&D costs as required under ASC 730.

These restatements reflect the differences between IFRS, which the Company uses for its local books, and U.S. GAAP, which governs the preparation of the Company’s consolidated financial statements for SEC reporting purposes. Specifically, IAS 38 requires companies to capitalize development expenditures, therefore these costs are capitalized and amortized under IFRS, while ASC 730 requires R&D costs be expensed as incurred.

Considering the GAAP adjustment related to R&D in the amount of USD 1,140,815 in 2023 and USD 25,423 in 2024 that were recorded as R&D costs, and the reclassification adjustments related to deferred offering costs to other assets (current assets) in the amount of USD 1,025,195 in 2023, the Company has restated its consolidated financial statements for the year ended December 31, 2024. The impact on disclosures and footnotes in 2024 were:

BALANCE SHEETS RESTATED

			December 31, 2024
	Notes		Restated	Adjustment	Prior
OTHER CURRENT ASSETS			386,919		386,919
Other Assets	11	(a)	1,025,195	1,025,195	—
Total Current Assets			1,412,114	1,025,195	386,919
OTHER NON-CURRENT ASSETS			248,173	—	248,173
Intangible assets	13	(b)	512,012	(2,191,433)	2,703,445
Total Non-Current Assets			760,185	(2,191,433)	2,951,618
TOTAL ASSETS			2,172,299	(1,166,238)	3,338,537

Total Current Liabilities			6,992,147	—	6,992,147
Total Non-Current Liabilities			53,358	—	53,358
Capital stock			1,012,492	—	1,012,492
Accumulated Losses		(c)	(7,061,973)	(1,166,238)	(5,895,736)
Cumulative translation adjustment (CTA)			1,176,275	—	1,176,275
Negative Total Shareholders’ Equity	19		(4,873,206)	(1,166,238)	(3,706,969)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY			2,172,299	(1,166,238)	3,338,537

____________

(a)      Reclassification adjustments related to deferred offering costs,

(b)      Reclassification adjustments related to deferred offering costs and GAAP Adjustments related to R&D Costs

(c)      GAAP Adjustments related to R&D Costs,

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

STATEMENT OF CHANGES TO SHAREHOLDERS’ EQUITY RESTATED

		Total shareholders’ equity
		Restated	Adjustment	Prior
Balance on 12/31/2023		(4,737,033)	(1,140,815)	(3,596,218)
Net Income (Loss) for the year	(a)	(1,627,821)	(25,423)	(1,602,398)
Currency Translation Adjustments		1,491,647	—	1,491,647
Balance on 12/31/2024		(4,873,206)	(1,166,238)	(3,706,969)

____________

(a)      GAAP Adjustments related to R&D Costs

INTANGIBLE ASSETS RESTATED

		December 31, 2024
		Restated	Adjustment	Prior
S,A,P		54,434	—	54,434
Operational		457,578	—	457,578
Other Operational	(a)	—	(2,191,433)	2,191,433
(-) Amortization
Total		512,012	(2,191,433)	2,703,445

____________

(a)      Reclassification adjustments related to deferred offering costs and GAAP Adjustments related to R&D Costs

STOCKHOLDERS’ EQUITY RESTATED

		December 31, 2024
		Restated	Adjustment	Prior
Capital stock		1,012,492	—	1,012,492
Net Loss for the year	(a)	(7,061,973)	(1,166,238)	(5,895,736)
Equity valuations adjustments (CTA)		1,176,275	—	1,176,275
		(4,873,206)	(1,166,238)	(3,706,969)

____________

(a)      GAAP Adjustments related to R&D Costs

NOTE 5 — CASH AND CASH EQUIVALENTS, MARKETABLE SECURITIES

CASH AND CASH EQUIVALENTS

Financial investments are substantially represented by fixed income investment funds with remuneration close to the Interbank Deposit Certificate (CDI) and can be redeemed at any time without prejudice to the appropriate remuneration.

			Change
	09/30/2025	12/31/2024	$	%
Banks	17	26	(9)	-35%
	17	26	(9)	-35%

NOTE 6 — ACCOUNT RECEIVABLE

The amounts below contemplate the sale and delivery of beans to customers at the end of each period, the settlement of which usually occurs within the contractual terms established by each customer, or full settlement. Part of the receivables comprises guarantees for credit operations with FIDCs, such operation generates an interest approximately 2.5% by transaction done with financial institution.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — ACCOUNT RECEIVABLE (cont.)

The sales policies for customers are subordinated to the credit policies established by its management and are aimed at minimizing any problems resulting from default by its customers.

The expected credit loss was constituted by Management based on default in the realization of credits. The Company performs detailed analysis by client in order to determine the amount of expected credit loss to be recorded at account receivables and surrounding any risk related to financial impacts.

			Change
	09/30/2025	12/31/2024	$	%
Accounts Receivable	227,869	203,711	24,158	12%
Allowance for doubtful accounts	(215,318)	(192,385)	(22,933)	12%
	12,552	11,326	1,226	11%

NOTE 7 — INVENTORIES

The inventory of the Company includes raw material, packaging and finished goods available for sales, as follows:

			Change
	09/30/2025	12/31/2024	$	%
Inventories(1)	—	—	—	—
Packaging	62,404	53,599	8,805	16%
	62,404	53,599	8,805	16%

____________

(1)      The Company performs write-off inventories for any excess or obsolete inventories or when we believe that the net realizable value of inventories is less than the carrying value.

NOTE 8 — OTHER CREDITS

Our other credits consisted of the following:

			Change
	09/30/2025	12/31/2024	$	%
Judicial Deposit	14,400	12,369	2,031	14%
	14,400	12,369	2,031	14%

NOTE 9 — ADVANCE TO SUPPLIERS

The advance to suppliers substantially refers to payments in advances for raw materials (beans) suppliers.

			Change
	09/30/2025	12/31/2024	$	%
Advance to Suppliers	119,825	114,112	5,713	5%
	119,825	114,112	5,713	5%

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — RECOVERABLE TAXES

Recoverable Taxes includes value added tax (ICMS), income tax & social contribution and sales tax (PIS and COFINS), as follows:

			Change
	09/30/2025	12/31/2024	$	%
Recoverable taxes(2)

COFINS	43,618	37,341	6,247	17%
ICMS	12,485	10,839	1,646	15%
PIS	9,296	8,114	1,182	15%
IRPJ	3,575	2,918	657	23%
CSLL	2,134	1,833	301	16%
INSS	397	341	56	16%
Total	71,505	61,416	10,089	16%

NOTE 11 — OTHER ASSETS

			Change
	09/30/2025	12/31/2024	$	%
Deferred offering costs	1,025,195	1,025,195	0	0
	1,025,195	1,025,195	0	0

Deferred offering costs were related to efforts of the Company in order to perform the initial public offering (“IPO”) in the amount of USD 1,025,195. Therefore, the main expenses were due to legal and consulting services in the amount of USD 562,601 and USD 462,594 respectively.

NOTE 12 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at historical cost less accumulated depreciation and disposals. Historical cost includes expenditures that are directly attributable to the purchase of the items and the costs attributable to bringing the asset to its working condition for its intended use. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets. Assets are depreciated to their residual values.

	09/30/2025	(+) Acquisitions	(-) Disposals	12/31/2024	Change
					$	%
Furniture & Fixtures	1,234	—	—	1,234	—	0%
Computers and Peripherals	10,404	—	—	10,404	—	0%
Vehicles	78,959	—	—	78,959	—	0%
Improvements in third party properties	40,657	—	—	40,657	—	0%
(-) Accumulated depreciation	(54,180)	—	—	(52,026)	(2,154)	4%
	77,074	—	—	79,228	(2,154)	-3%

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — OPERATING LEASE ASSETS

			Change
	09/30/2025	12/31/2024	$	%
Right-of-use (“ROU”) assets	603,942	603,942	—	—
(-) Depreciation	(546,933)	(434,997)	(111,936)	25.73%
	57,009	168,945	(111,936)	66.26%

BRB leases floors of operation buildings, warehouses and vehicles. In general, lease contracts are made from fixed 1-year to 4-year periods, however, they may have extension options.

The right-of-use asset is subsequently depreciated on a straight-line basis from the date of inception of the lease to the end of the lease term.

The Company worked out the operating leasing, right-of-use assets for all leasing contract and for the amount recorded of net present value were used the discount rate of 10%. The main contract is related to leasing held by the Company as of June 30, 2025, were as following:

09/30/2025
	Non-Current Assets	Current Liabilities	Non-Current Liabilities
Energy Group	4,123	12,000	—
HSTONES	1,151	4,987	—
PFZ	41,037	70,486	62,124
ARBROS MATRIZ	10,699	47,107	—
TOTAL	57,009	134,580	62,124
12/31/2024
	Non-Current Assets	Current Liabilities	Non-Current Liabilities
Energy Group	12,218	10,308	—
HSTONES	3,411	4,283	—
PFZ	121,611	60,541	53,358
ARBROS MATRIZ	31,705	40,460	—
TOTAL	168,945	115,592	53,358

NOTE 14 — INTANGIBLE ASSETS

	09/30/2025	(+) Acquisitions	(-) Disposals	12/31/2024	Change
					$	%
SAP	54,434	—	—	54,434	—	0%
Operational	457,578	—	—	457,578	—	0%
(-) Amortization	—	—	—	—	—	0%
Total	512,012	—	—	512,012	—	0%

Intangible assets comprise rights that have as object intangible assets intended for the maintenance of the entity or exercised for this purpose. The Company expects to realize the amortization of expenses recorded as intangible when start its operations.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — INTANGIBLE ASSETS (cont.)

Intangible assets are acquired, measured and presented at acquisition or formation cost less accumulated amortization. The useful life of the intangible asset is evaluated as defined according to annual amortization rates that take into account the evaluation made by Management of the technical, technological and commercial aspects:

Project	Categories	Useful life
SAP B1 (*)	Software	5 years
Operational (**)	Commercial	5 years
Other operational (***)	Preoperational	5 years

____________

(*)      We are implementing the SAP Business One (ERP) platform, a financial planning and control system with enterprise resources that will help us record all transactional data used in our Brazilian operations. Expenditure on software maintenance is recognized as an expense as incurred.

(**)    Right to supply products to a specific customer and the customer’s commitment to purchase our products with certain commercial conditions.

(***)  Other operational expenses for opening companies, with consultants and lawyers.

Amortization

Intangible assets with defined useful lives are amortized on the straight-line basis over their estimated useful lives. Licenses and supply and distribution rights are amortized over the period in which the rights exist, which generally vary from 5 years based on the term of the contracts.

Amortization of intangible assets with finite lives is recognized in the statement of income in the expense category consistent with the use of the intangible asset.

NOTE 15 — ACCOUNTS PAYABLE

These are obligations related to the purchase of raw materials, inputs and contracting of service providers for short-term payments.

SUPPLIERS

			Change
	09/30/2025	12/31/2024	$	%
Domestic supplier	4,600,752	3,458,792	1,141,960	33%
	4,600,752	3,458,792	1,141,960	33%
	09/30/2025	12/31/2024
Domestic supplier	—	—
Past due 01 – 90 days	410,082	101,319
Past due 91 – 180 days	628,427	729,746
Past due 181 – 360 days	640,003	482,003
Past due 360 days	2,922,240	2,145,724
Total	4,600,752	3,458,792

These are the amounts payable to our raw material suppliers and service provider.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — ACCOUNTS PAYABLE (cont.)

Domestic supplier	Main	Fees	09/30/2025
Santa Efigenia Agropecuaria Ltda	453,060	90,915	575,402
Agrosalto	285,357	57,262	362,412
Vieno Comércio de Cereais Ltda	260,251	52,224	330,528
Jota Alimentos Ltda	228,132	45,779	289,735
Unilever Brasil Ltda	212,122	42,566	269,402
Pontarollo Comércio de Cereais Ltda	202,130	40,561	256,712
Safras Comercio de Cereais Ltda	149,316	29,963	189,636
Jota Alimentos Ltda – Arrendamento	82,571	16,569	104,867
NEXP Representação Negócios e Participações Eireli	56,767	11,391	72,096
4 PS Promoções e Eventos Ltda	50,064	10,046	63,583
Fernandes Comércio de Cereais e Transportes Eireli	45,164	9,063	57,360
Peacook Alimentos Ltda	43,476	8,724	55,216
A,M,J Tatui Comercio Atacadista de Cereais Ltda	42,109	8,450	53,480
Others	1,161,324	654,117	1,920,321
Total	3,271,845	1,077,633	4,600,752
Domestic supplier	Main	Interest	12/31/2024
Santa Efigenia Agropecuaria Ltda	453,061	43,388	496,449
Agrosalto	285,357	27,328	312,684
Vieno Comércio de Cereais Ltda	260,252	24,923	285,175
Jota Alimentos Ltda	228,132	21,847	249,979
Unilever Brasil Ltda	212,123	20,314	232,437
Pontarollo Comércio de Cereais Ltda	202,131	19,357	221,488
Safras Comercio de Cereais Ltda	149,316	14,300	163,616
Jota Alimentos Ltda – Arrendamento	82,570	7,908	90,478
NEXP Representação Negócios e Participações Eireli	56,768	5,436	62,204
4 PS Promoções e Eventos Ltda	50,064	4,795	54,859
Fernandes Comércio de Cereais e Transportes Eireli	45,164	4,325	49,489
Peacook Alimentos Ltda	43,476	4,164	47,640
A,M,J Tatui Comercio Atacadista de Cereais Ltda	42,109	4,033	46,142
Others	1,002,516	143,637	1,146,153
Total	3,113,037	345,755	3,458,792

NOTE 16 — LOANS

The Company advance receivables with Credit Rights Investment Funds — FIDC, the balances of receivables are transferred to the Funds with a corresponding entry being recognized under the heading “Loans and financing” in current liabilities according to the maturity age, the interest and other transaction financial costs are recognized as expenses at the time of the transaction. Due to the position of Assignor of credit rights, we are jointly and severally liable with the debtors (clients) for the punctuality and total settlement of all credit rights assigned to the FIDC, for the payment of principal, interest, fines, and other charges related to each operation in case of default.

Accounts receivables are written off upon receipt in full from its customers and/or upon assignment of these securities to the FIDC, in which the FIDC acquires directly from the Company the rights represented by trade notes arising from its commercial sales to its customers.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — LOANS (cont.)

	Current		Non-Current		Total
	09/30/2025	12/31/2024	06/30/2025	12/31/2024	09/30/2025	12/31/2024
Advance Receivables	691,977	594,403	—	—	691,977	594,403
Loans Bank	2,043,471	1,723,207	—	—	2,043,471	1,723,207
TOTAL	2,735,448	2,317,609	—	—	2,735,448	2,317,609

Advance Receivables

	09/30/2025	Interest Paid	Interest Provision	12/31/2024
PREMIER	672,400	—	94,811	577,589
RDF SOLUÇÕES FINANCEIRAS	5,423	—	765	4,658
ML BANK SECURITIZADORA S/A	14,154	—	1,998	12,156
TOTAL	691,977	—	97,574	594,403

Loans Bank

	09/30/2025	Acquisition	Interest Paid	Interest Provision	Payments	12/31/2024
Loans Bank	2,043,471		—	320,264		1,723,207

NOTE 17 — CONVERTIBLE NOTE

2023A Convertible Note Offering

On February 17, 2023, we closed a private placement (the “2023A Convertible Note Offering”) of a convertible note (the “2023A Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act, The 2023A Convertible Note has an annual rate of return of six and one-half percent (6.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in the Company’s initial public offering, at the Maturity Date of the 2023A Convertible Note.

The 2023A Convertible Note shall mature nine (9) months from the closing date of the 2023A Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023A Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of February 17, 2023, $100,000 of the 2023A Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2023B Convertible Note Offering

On August 4, 2023, we closed a private placement (the “2023B Convertible Note Offering”) of a convertible note (the “2023B Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023B Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in the Company’s initial public offering, at the Maturity Date of the 2023B Convertible Note.

The 2023B Convertible Note shall mature nine (9) months from the closing date of the 2023B Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023B Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — CONVERTIBLE NOTE (cont.)

As of August 4, 2023, $150,000 of the 2023B Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2023C Convertible Note Offering

On October 13, 2023, we closed a private placement (the “2023C Convertible Note Offering”) of a convertible note (the “2023C Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023C Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in the Company’s initial public offering, at the Maturity Date of the 2023C Convertible Note.

The 2023C Convertible Note shall mature nine (9) months from the closing date of the 2023C Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023C Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of October 13, 2023, $43,200 of the 2023C Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2024 Convertible Note Offering

On February 15, 2024, we closed a private placement (the “2024 Convertible Note Offering”) of a convertible note (the “2024C Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2024 Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in the Company’s initial public offering, at the Maturity Date of the 2024 Convertible Note.

The 2024 Convertible Note shall mature nine (9) months from the closing date of the 2024 Convertible Note Offering (the “Maturity Date”), The outstanding principal balance of the 2024 Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of February 15, 2024, $100,000 of the 2024 Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

NOTE 18 — TAXES

Liabilities arising from its operational activities, not having any overdue or installment debts.

			Change
	09/30/2025	12/31/2024	$	%
Federal tax payable	126,008	96,729	29,279	30%
State tax payable	188,822	142,698	46,124	32%
Municipal tax payable	190	153	37	24%
	315,020	239,580	75,440	31%

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — TAXES (cont.)

	Current	Current	Non- Current	Non- Current	Total	Total
	09/30/2025	12/31/2024	09/30/2025	12/31/2024	09/30/2025	12/31/2024
COFINS	68,108	51,798	—	—	68,108	51,798
Contribuição Sindical	4,918	3,740	—	—	4,918	3,740
CSRF	11,047	8,402	—	—	11,047	8,402
INSS	1,264	961	—	—	1,264	961
IPI	18	13,72	—	—	18	14
IRPJ	11,578	8,805,27	—	—	11,578	8,805
IRRF	7,221	5,484	—	—	7,221	5,484
PIS	16,252	12,360	—	—	16,252	12,360
Tax Fine	6,509	4,949,94	—	—	6,509	4,950
Tax Government Program	—	—	—	—	—	—
ISS	201	153	—	—	201	153
ICMS	187,631	142,698	—	—	187,631	142,698
ICMS ST	282	214	—	—	282	214
	315,020	239,580	—	—	315,020	239,580

NOTE 19 — LABOR AND SOCIAL SECURITY LIABILITIES

Liabilities arising from its operational activities

			Change
	09/30/2025	12/31/2024	$	%
Salaries	99,601	64,245	35,356	55%
Social Security	120,701	88,857	31,844	36%
Labor Provisions	6,459	3,581	2,878	90%
	226,761	156,683	70,078	45%
Salaries	09/30/2025	12/31/2024
Salaries	81,673	53,024
13º Salaries	14,940	10,139
Vacation	2,988	1,082
	99,601	64,245

Social Security

	09/30/2025	12/31/2024
INSS	105,010	77,591
FGTS	15,691	11,266
	120,701	88,857

Labor Provisions

	09/30/2025	12/31/2024
Vacation Provision	5,491	3,581
13º Salaries Provision	968	—
	6,459	3,581

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — STOCKHOLDERS’ EQUITY

(i) Common stock, $0.001 par value. 30,000,000 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 12,000,000 shares issued and outstanding as of September 30, 2025, and December 31, 2024,

As required by ASC 505-10-50-3, we provide the following disclosure regarding our outstanding securities:

Common Stock:

•        Shares Outstanding:    12,000,000 shares

•        Major Shareholders:

o       Paulo Roberto Bonifacio:    8,203,000 shares (68.36%)

o       Bruno Bonifacio:    772,500 shares (6.44%)

o       Tivix Investments LLC:    599,000 shares (4.99%)

•        Unaffiliated Shareholders:    Various, totaling 2,425,500 shares (20.21%)

Warrants:

•        Issued Warrants:    Warrants allowing purchase of stock worth $100,000, exercisable on a cashless basis with a strike price at 125% of the IPO price, valid for three years.

Convertible Notes:

•        SMC Family Limited Partnership:    $12,500

•        Philip R H Connor LLC:    $12,500

•        Jasper Holdings LLC:    $75,000

•        Mont Saint Consultoria e Investimentos Ltda:    $43,200

•        Alidora LLC:    $100,000, with attached warrants enabling the purchase of stock worth $100,000, exercisable on a cashless basis at a strike price of 125% of the IPO price, valid for three years. Proceeds are exclusively for IPO-related expenses, and shares issued upon conversion are registered to be freely tradable.

•        True-Up Period:    On the date that is twenty (20) trading days from the Financing Event that the Conversion Shares delivered by the Company to the Subscriber become Free Trading, there shall be a true-up period of 10 business days from the share issuance date. If the conversion price as of the True-Up Date is less than the conversion price sold in the Financing Event, the Company shall deliver additional Conversion Shares (“True-Up Shares”) to the Subscriber as specified.

•        Charles Le Jeune:    $150,000

•        Interest Rate:    6.5% per annum

•        Conversion Terms:    The principal and accrued interest of this note may be converted into shares of the company’s common stock at a conversion price equal to 65% of the per share price of the securities sold in the Financing Event

•        Maturity Date:    Nine months from the date of the note or upon an Event of Default

This disclosure ensures compliance with ASC 505-10-50-3 by providing a clear and concise explanation of the rights and privileges associated with each class of our outstanding securities.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — STOCKHOLDERS’ EQUITY (cont.)

(ii) According to legal basis, based on Complementary Law No. 160, of August 7, 2017, began to treat as a subsidy for investment the tax benefits granted in the form of presumed/granted credit provided for in the ICMS regulation of the states of Rio de Janeiro, Paraná and São Paulo granted in operations with food products carried out by industrial and commercial units, the tax incentives granted by the states or the Federal District began to be considered subsidies for investments, deductible for the calculation of income tax and social contribution. As provided for in Article 30 of Law 12,973/14, the Tax Incentive Reserve may be used to absorb losses, provided that previously the other profit reserves have been fully absorbed, except for the legal reserve, or for capital increase. Within the same legal provision, the reservation of tax incentives and legal reserve does not compose the basis of calculation of the mandatory minimum dividend, and the company must submit it to taxation, in case of distribution.

	09/30/2025	12/31/2024	Change
			$
		(Restated)
Capital stock	1,012,492	1,012,492	—
Loss of the year	(7,874,762)	(7,061,973)	(812,788)
Equity valuations adjustments (CTA)	127,583	1,176,275	(1,048,692)
	(6,734,687)	(4,873,206)	(1,861,480)

Authorized Stock and Amendments

Partner	Capital	%
AC SKAF HOLDINGS LTD	500,000	4.167%
ACCELERA SOLUTIONS S,A,	275,000	2.292%
DANIELA SERIO BONIFACIO	100,000	0.833%
PAULO ROBERTO BONIFACIO	8,203,000	68.358%
GUILHERME REIF CARVALHAES	8,000	0.067%
CASA III HOLDINGS	772,500	6.438%
ERIK JAKOB ENGSTROM	2,000	0.017%
MALP HOLDINGS	772,500	6.438%
CHRISTOFER CHARLES LE JEUNE	70,000	0.583%
OPENCAP GLOBAL INC	145,000	1.208%
ROBERT OSSELAER	5,000	0.042%
PRHC LLC	260,600	2.172%
ANTOINE DE SEJOURNET DE RAMEIGNIES	5,000	0.042%
MR, PHILIPPE DE COCK DE RAMEYEN	2,400	0.020%
RANDWYCK LLC	40,000	0.333%
SMC FAMILY LIMITED PARTNERSHIP	233,000	1.942%
CAROLINE SOREL	5,000	0.042%
TIVIX INVESTMENTS LLC	599,000	4.992%
PATRICK GEORGES VANHERCK	2,000	0.017%
TOTAL	12,000,000	100%

NOTE 21 — REVENUE RECOGNITION

Revenue recognition is a General Accepted Accounting Principle (GAAP) that identifies the specific conditions under which revenue can be recognized by the Company and determines how to account for it. Typically, revenue is recognized when a critical event occurs, when a product or service is delivered to a customer and the cash value is easily measurable for the company.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 — REVENUE RECOGNITION (cont.)

Revenue accounting is pretty straight-forward when a product is sold and revenue is recognized when the ownership or possession of products is transferred to the customer, but typically when a company takes a long time to produce a product or is financed by the customer, the recognition of revenue may be subject to exceptions.

Revenue recognition principles within a company must also remain constant over time, so historical financials can be reviewed and revised for seasonal trends or inconsistencies.

The revenue recognition principle is also regulated by ASC 606 in U.S. GAAP terms. The revenue recognition principle requires that revenues be recognized in the income statement in the period in which they are transferred/realized and earned — not necessarily when cash is received.

The revenue-generating activity must be fully or essentially completed to be included in revenue during the respective accounting period. In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received. Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Accounting Standards Codification (ASC) 606: On May 28, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 606, referring to revenue from contracts with customers. ASC 606 provides a uniform framework for recognizing revenue from contracts with customers. The old guidance was industry-specific, which created a fragmented policy system. The updated revenue recognition standard is industry-neutral and therefore more transparent. It allows for better comparability of financial statements with standard revenue recognition practices across industries.

There are five steps required to satisfy the updated revenue recognition, principle, all of which are followed by the Company:

•        Identify the agreement with the customer;

•        Identify contractual enforcement obligations;

•        Determine the consideration amount/price of the transaction;

•        Allocate the determined amount of consideration/price to the contractual obligations and;

•        Recognize revenue when the performing party satisfies the performance obligation,

In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received. Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Revenue from the sale of products is recognized when the control, significant risks and benefits of ownership of the goods are transferred to the buyer, to the extent that it is probable that economic benefits will be generated for BR Brand and when it can be reliably measured. Revenue is measured based on the fair value of the consideration received, excluding discounts, rebates and sales taxes or charges. Revenue from the sale of products is recognized when the tax document is issued, a moment very close to the delivery of the products and respective transfer of ownership (sales contract). Revenue is not recognized if there is significant uncertainty as to its realization.

In logistics terms, revenue recognition also involves controls aimed at ensuring the integrity of transaction records, conditioned to the appropriate moment in which services are provided and recognized by the customer. Considering the volume of transactions involved, portfolio of transport services, logistics and storage management, geographic location of logistics and customer service, revenue recognition involves a high dependence on the proper functioning of the internal controls determined by the Company.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 — REVENUE RECOGNITION (cont.)

	For three months ended		Change
	09/30/2025	09/30/2024	$	%
Gross Sales	—	—	—	0%
(-) Sales Return	—	—	—	0%
(-) Conditional discounts	—	—	—	0%
(-) ICMS	—	—	—	0%
(-) PIS	—	—	—	0%
(-) COFINS	—	—	—	0%
Total	—	—	—	0%
	For nine months ended		Change
	09/30/2025	09/30/2024	$	%
Gross Sales	—	58,857	(58,857)	-100%
(-) Sales Return	—	(4,601)	4,601	-100%
(-) Conditional discounts	—	(2,209)	2,209	-100%
(-) ICMS	—	(7,492)	7,492	-100%
(-) PIS	—	(1,408)	1,408	-100%
(-) COFINS	—	(2,684)	2,684	-100%
Total	—	40,463	(40,463)	-100%

NOTE 22 — Cost of products sold

The balance of operating expenses corresponds to the total amount, consisting of the sum of the balances, as detailed.

	For three months ended		Change
	09/30/2025	09/30/2024	$	%
(-) Cost of products sold	—	—	—	0%
(-) Freight	—	—	—	0%
Total	—	—	—	0%
	For nine months ended		Change
	09/30/2025	09/30/2024	$	%
(-) Cost of products sold	—	(47,029)	47,029	-100%
(-) Freight	—	(1,587)	1,587	-100%
Total	—	(48,616)	48,616	-100%

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 — Sales, General and administrative expenses

General and administrative expenses

These are all expenses related to administrative and commercial service providers, payroll, consumption expenses to maintain the company’s routine.

	For three months ended		Change
	09/30/2025	09/30/2024	$	%
Administrative expenses
Services 3rd parties	(83,439)	(28,268)	(55,171)	195%
General expenses	—	—	—	—
Labor	(6,532)	(7,264)	732	-10%
PLCD	—	—	—	—
Other expenses	—	—	—	—
Depreciation	(60,670)	(62,498)	1,828	-3%
Total	(150,641)	(98,030)	(52,611)	54%
Sales expenses
Sales commission	—	—	—	—
General expenses	—	—	—	—
Labor	—	(1,858)	1,858	100%
Royalties	—	—	—	—
Total	—	(1,858)	1,858	100%
	For nine months ended		Change
	09/30/2025	09/30/2024	$	%
Administrative expenses
Services 3rd parties	(421,270)	(67,915)	(353,355)	520%
General expenses		(3,165)	3,165	100%
Labor	(19,567)	(11,173)	(8,394)	75%
Depreciation	(116,413)	(180,979)	64,566	35%
Total	(557,250)	(263,232)	(294,018)	111%

Sales expenses
Sales commission	—	—	—	—
General expenses	—	(9)	9	100%
Labor	—	(22,093)	22,093	100%
Royalties	—	(1,416)	1,416	100%
Total	—	(23,518)	23,518	100%

NOTE 24 — FINANCIAL INCOME

The balance of the financial income corresponds to the total amount, consisting of the sum of the balances, according to detail. The financial expenses composed of discounts granted, bank expenditure, billing expenses, IOF, monetary variation, fines and interest on loans. Financial revenues comprise the amounts related to income on interest received and discounts obtained.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 — FINANCIAL INCOME (cont.)

	For three months ended		Change
	09/30/2025	09/30/2024	$	%
Financial Expenses
Banking Expenses	—	(8)	8	-100%
Interest	(24,297)	(96,892)	72,595	-75%
	(24,297)	(96,900)	72,603	-75%
	For nine months ended		Change
	09/30/2025	09/30/2024	$	%
Financial Expenses
Banking Expenses	—	(554,970)	544,970	-100%
Interest	(255,538)	(106,743)	(148,795)	139%
	(255,538)	(661,713)	406,175	-61.38%

NOTE 25 — TAX

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes.

In Brazil, taxation on profit comprises income tax and social contribution, as described below:

Income Tax (IRPJ) — in the form of taxation on taxable income, is computed on taxable income at the rate of 15%, plus an additional 10% for profits that exceed R$ 240,000 in a 12-month period.

Social Contribution (CSLL) — applied at the rate of 9% on taxable income, recognized on an accrual basis.

	09/30/2025	09/30/2024
IRPJ	—	(1.843)
CSLL	—	(1,099)
Total	—	(2,942)

Taxable Income — are the additions to accounting income of temporarily non-deductible expenses or exclusions of temporarily non-taxable income, considered for the calculation of current taxable income, which generate deferred tax credits or debits.

In addition, the sale of basic basket products (e.g. “Beans”) has a state tax incentive as an investment subsidy, such as reductions in the ICMS(*), IRPJ and CSLL calculation bases, rate reduction, exemption, deferral related to the benefit of the ICMS presumed credit.

The tax rates and tax laws used to calculate the amount are those in effect at the balance sheet date.

(*) State value-added tax on services and circulation of goods.

Taxes on sales

Revenues, expenses and assets are recognized net of sales tax, except:

When sales taxes incurred on the purchase of goods or services are not recoverable from the tax authorities, in which case the sales tax is recognized as part of the acquisition cost of the asset or expense item, as the case may be.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 25 — TAX (cont.)

The net amount of sales tax, recoverable or payable, is included as a component of amounts receivable or payable in the balance sheet. Revenues from sales in Brazil are subject to the following taxes and contributions, at the following basic rates:

Rates

ICMS – Tax on Circulation of Goods and Services	18%
COFINS – Social Security Contribution	7.60%
PIS – Social Integration Program	1.65%
IPI – Tax on Industrialized Products	5%
ISSQN – Tax on Services of Any Nature	5%

Credits arising from non-cumulative PIS/COFINS are shown deducted from cost of goods sold or general and administrative expenses, in the statement of income, depending on the source of the expenditure. Amounts subject to offsetting are stated in current or non-current assets, according to their expected realization. In the income statement, revenues are presented net of these taxes.

The Company is framed as opting for the real profit subject to the incidence of legal income tax (IRPJ) and the social contribution on net income (CSLL) on the result determined in each year.

However, it contributes to the income tax on fixed or variable income financial investments, upon retention by the institutions in which financial investments are carried out.

Deferred Tax Liabilities

The Company’s has no deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at September 30, 2025.

NOTE 26 — RELATED PARTY TRANSACTIONS

During the fiscal year, we entered into related party transactions with some of our shareholders or other related parties. These operations arise from the provision of logistics services as well as from financial transactions entered into under market conditions, in accordance with our interests, customary market practices at the time of their execution and do not have relevant amounts individually or in aggregate.

From time to time, we enter into transactions with related parties, including entities involving certain members of our board of directors or senior management. The definition of a related party is based on applicable accounting standards and our internal policy, which may be more restrictive in relation to applicable laws and regulations under certain circumstances.

In addition, we have not entered into any related party transaction that is or was unusual in nature or conditions during the current or last prior financial year, nor has such transaction been proposed that is or would be material to our business. Our policy on related party transactions prohibits us from extending loans or guarantees to members of our board of directors, our management, or key management or any members of their close family members.

Name	Principal Position	Year	Salary ($)
Bruno Bonifacio	Former Chief Executive Officer and former Director	2024	96,000
		2023	96,000
Bonifacio, Paulo R.	Chief Executive Officer, President and Director	2024	168,000
		2023	168,000
Burti, Leonardo P.	Chief Financial Officer	2024	108,000
Farina, Fabio L	Former Chief Financial Officer	2023	72,000

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 26 — RELATED PARTY TRANSACTIONS (cont.)

Intercompany

	09/30/2025		12/31/2024
	Receivable	Payable	Receivable	Payable
Boni Logistica	22,053	—	18,397	—
BR Brands	515,467	22,053	442,737	18,397
BRB Foods	—	515,467	—	442,737
Total	537,520	537,520	461,134	461,134

Related Parties

C-Level	09/30/2025	(+)Add	(+) Interest	Payments	12/31/2024
D.S.B	133,738	—	23,030	—	115,408
E.S.B	60,248	—	5,941	—	54,307
P.B	109,298	—	16,283	—	93,015
Shareholders	432,849	—	2,459	—	430,390
Total Liabilities		—		—	693,120
P.B	136,678	—	2,607	—	134,071
Total Assets	136,678	—	2,607	—	134,071

NOTE 27 — EARNINGS PER SHARE (EPS):

The Company reports basic and diluted earnings per share in accordance with ASC 260-10-45. For periods of net loss, the diluted EPS calculation excludes potentially dilutive securities as they would have an antidilutive effect. Accordingly, basic and diluted EPS are identical for the periods presented.

The table below summarizes the potentially dilutive securities excluded due to their antidilutive nature:

Type of Security	Issuance Date Potential	Dilution (Shares)
Convertible Notes	September 2025	154,467
Restricted Stock Units	September 2025	400,000
Total Potential Shares		554,467

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 27 — EARNINGS PER SHARE (EPS): (cont.)

The table below presents the determination of net income available to holders of common shares and the weighted average number of common shares outstanding used to calculate basic and diluted earnings per share in each reporting exercise.

	For three months ended		For nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
NET INCOME (LOSS) FOR THE YEAR	(174,938)	(196,788)	(812,788)	(959,550)
	For three months ended		For nine months ended
	September 30, 2025	September 30, 2024	September 30, 2024	September 30, 2023
Basic numerator
Net income (loss) allocated to controlling shareholder	(174,938)	(196,788)	(812,788)	(959,559)
Net income allocated to controlling shareholder	(174,938)	(196,788)	(812,788)	(959,559)

Basic denominator
Weighted average of shares

Basic earnings (loss) per share	(0.01)	(0.02)	(0.07)	(0.08)
Basic earnings per share	(0.01)	(0.02)	(0.07)	(0.08)

Diluted numerator
Net income (loss) allocated to controlling shareholder	(174,938)	(196,788)	(812,788)	(959,559)
Net income allocated to controlling shareholder	(174,938)	(196,788)	(812,788)	(959,559)

Diluted denominator
Weighted average of outstanding shares	12,000,000	12,000,000	12,000,000	12,000,000
Convertible Notes	154,467	144,709	154,467	144,709
Restricted Stock Units	400,000	177,500	400,000	177,500
Diluted weighted average of outstanding shares	12,544,467	12,322,209	12,544,467	12,322,209

Diluted earnings (loss) per share	(0.01)	(0.02)	(0.07)	(0.08)
Diluted earnings per share	(0.01)	(0.02)	(0.07)	(0.08)

NOTE 28 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the filing of this Financial Year Report, and determined that there have been no events that have occurred that would require adjustments to our disclosures in the consolidated financial statements,

INDEPENDENT AUDITOR’S REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

To the Directors and Shareholders of
BRB FOODS INC.
Wyoming — US

Opinion on the Consolidated Financial Statements

We have audited the consolidated financial statements of BRB FOODS INC. and its subsidiaries, which comprise the statement of financial position as of December 31, 2024 and 2023, and the respective statements of profit or loss, comprehensive income, changes in equity, and cash flows for the year then ended, and notes, including significant accounting policies and other explanatory information.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of BRB FOODS INC. as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year in the period ended December 31, 2024 and 2023, in conformity with generally accepted accounting principles in the United States.

Basis for Opinion

These consolidated financial statements of BRB FOODS INC. and its subsidiaries are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (“PCAOB”) and are required to be independent of the company under U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits following the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter — Related to going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1, 2 and 13 to the consolidated financial statements, the Company incurred accumulated losses of $7,061,973 as of December 31, 2024 (compared to $5,434,153 as of December 31, 2023) and had a shareholders’ deficit of $4,873,206 as of December 31, 2024 (compared to $4,737,033 as of December 31, 2023). These conditions, among others described in the accompanying notes, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans to address this uncertainty include obtaining financial support through an initial public offering (“IPO”), for which a draft registration statement on Form S-1 was submitted with the SEC on May 15, 2023, signaling an offering amounting to $15 million. The Company also plans to pursue continued growth, acquisitions, and expansion into new Brazilian states. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is unchanged on this matter.

Emphasis

Financial statements presentation currency

As indicated in Note 3, the statements of financial position as of December 31, 2024 and 2023, and the statements of profit or loss for the fiscal years ended on such dates, are presented in the Company’s functional currency (Reais) and translated to reporting currency (US dollars). The conversion from US dollars to Reais was conducted using the following criteria: assets and liabilities were converted at the exchange rate at the end of the year; the statement of profit or loss, comprehensive income, and cash flows were converted at the average rates at the beginning of the year; and equity was converted at the historical rates of composition. Exchange rate variations from the conversion of the aforementioned accounts are recognized in a specific equity account under the name “Equity Valuation Adjustments.” Our opinion is unchanged on this matter.

Consolidated Financial Statements Restated

Please note that in Note 4, “Consolidated Financial Statements Restated,” the consolidated financial statements as of December 31, 2024 and 2023 have been amended and are being restated to reflect the update made to the notes related to intangible assets in the financial statements for the fiscal years ended December 31, 2024 and 2023, therefore recording a GAAP Adjustment of USD 1,166,238 and USD 1,140,815, respectively. On December 31, 2023, the Company had recorded the amount of USD 2,166,010 as other operation assets at intangible assets account. As per Staff Accounting Bulletin Topic 5, specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering, given that the Company recorded expenses related to Legal and Consulting expenses directly attributable to IPO process, in the amount of USD 1,025,195, however the other portion were expenses related to R&D in the amount of USD 1,140,815 in 2023 and USD 25,423 and were expensed as incurred in agreement with R&D costs in the scope of ASC 730. Also, Company informs which was a GAAP adjustment, considering which local books is under IFRS, as per IAS 38 guidance in IAS 38 requires companies to capitalize development expenditures, therefore are generally capitalized and amortized. This report replaces our previous report dated May 2, 2025, which has been withdrawn and should no longer be relied upon. We have reissued our report to reflect these adjustments in the consolidated financial statements as of December 31, 2024 and 2023. Our new report, which replaces the previous report, does not contain any modified opinion related to this matter.

/s/ Russell Bedford GM Auditores Independentes S/S

Russell Bedford GM Auditores Independentes S/S

Barueri, Brazil

June 30, 2025

We have served as the Company’s auditor since 2022.

BRB FOODS INC.

ASSETS

YEAR ENDED AS OF DECEMBER 31, 2024
(Amounts expressed in US Dollar — USD)

	Notes	December 31, 2024 (Restated)	December 31, 2023 (Restated)
CURRENT ASSETS
Cash and cash equivalents	5	26	7,765
Accounts receivable	6	11,326	89,406
Inventory	7	53,599	98,802
Other credits	8	12,369	31,176
Related Parties	25	134,071	80,899
Advance to Suppliers	9	114,112	149,553
Recoverable Taxes	10	61,416	79,160
Other Assets	11	1,025,195	1,025,195
Total Current Assets		1,412,114	1,561,956

NON-CURRENT ASSETS
Property, Plant And Equipment	12	79,228	80,664
Operating lease assets	13	168,945	402,628
Intangible assets	14	512,012	501,945
Total Non-Current Assets		760,185	985,237
TOTAL ASSETS		2,172,299	2,547,193

Management’s explanatory notes form an integral part of these consolidated financial statements.

BRB FOODS INC.

LIABILITIES AND NEGATIVE SHAREHOLDERS’ EQUITY

YEAR ENDED AS OF DECEMBER 31, 2024
(Amounts expressed in US Dollar — USD)

	Notes	December 31, 2024 (Restated)	December 31, 2023 (Restated)
CURRENT LIABILITIES
Suppliers	15	3,458,792	3,963,058
Loans	16	2,317,609	1,005,576
Related Parties	26	693,120	536,543
Taxes	18	239,580	139,912
Labor and social security liabilities	19	156,683	130,417
Other obligations		10,771	19,982
Lease	13	115,592	147,848
Total Current Liabilities		6,992,147	5,943,336

NON-CURRENT LIABILITIES
Loans	16	—	1,248,466
Lease	13	53,358	68,240
Taxes	18	—	24,184
Total Non-Current Liabilities		53,358	1,340,890

NEGATIVE SHAREHOLDERS’ EQUITY
Capital stock		1,012,492	1,012,492
Common stock, par value $0.001 per share; 30,000,000 authorized shares, 12,000,000 shares issued and outstanding
Accumulated (Losses)		(7,061,973)	(5,434,153)
Cumulative translation adjustment (CTA)		1,176,275	(315,372)
Negative Total Shareholders’ Equity	20	(4,873,206)	(4,737,033)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		2,172,299	2,547,193

Management’s explanatory notes form an integral part of these consolidated financial statements.

BRB FOODS INC.

INCOME STATEMENT
YEAR ENDED AS OF DECEMBER 31, 2024
(Amounts expressed in US Dollar — USD)

		Year Ended
		December 31, 2024 (Restated)	December 31, 2023 (Restated)
NET REVENUE	21	40,463	10,054,390
Cost of products sold	22	(48,616)	(10,703,707)
GROSS PROFIT		(8,153)	(649,317)

OPERATING INCOME (EXPENSES)
General and Administrative Expenses	23	(387,678)	(1,784,167)
Sales expenses	23	(56,961)	(1,962,985)
OPERATING INCOME BEFORE FINANCIAL INCOME		(452,792)	(4,396,469)

FINANCIAL INCOME
Financial revenue	24	—	25,630
Financial expenses	24	(1,172,087)	(1,466,976)
NET INCOME (LOSS) BEFORE INCOME TAX		(1,624,879)	(5,837,815)
Income Tax	25	(2,942)	(1,529)
NET INCOME (LOSS) FOR THE YEAR		(1,627,821)	(5,839,344)

Earnings per share:	27
Basic		(0.14)	(0.49)
Diluted		(0.14)	(0.49)
Weighted average shares outstanding	27
Basic		12,000,000	12,000,000
Diluted		12,512,142	12,300,047
Dividends per common share		—	—

Management’s explanatory notes form of these consolidated financial statements.

BRB FOODS INC.

STATEMENT OF CHANGES TO SHAREHOLDERS’ EQUITY
(Amounts expressed in US Dollar — USD)

	Capital stock	Accumulated Profit/Losses	Cumulative Translation Adjustments	Total shareholders’ equity (Restated)
Balance on 12/31/2022	1,008,590	405,191	(156,091)	1,257,690

Net Income (Loss) for the year	—	(5,839,344)	—	(5,839,344)
Currency Translation Adjustments		—	(159,281)	(159,281)
Currency Translation Adjustments	3,902	—	—	3,902
Balance on 12/31/2023	1,012,492	(5,434,153)	(315,372)	(4,737,033)

Net Income (Loss) for the year	—	(1,627,821)	—	(1,627,821)
Currency Translation Adjustments	—	—	1,491,647	1,491,647
Balance on 12/31/2024	1,012,492	(7,061,973)	1,176,275	(4,873,206)

Management’s explanatory notes form of these consolidated financial statements.

BRB FOODS INC.

COMPREHENSIVE INCOME
YEAR ENDED AS OF DECEMBER 31, 2024
(Amounts expressed in US Dollar — USD)

	For Year Ended
	December 31, 2024 (Restated)	December 31, 2023 (Restated)
NET INCOME (LOSS)	(1,627,821)	(5,839,344)

Other comprehensive income (loss), net of tax:	—	—
Net foreign currency translation (loss) gains	1,491,647	(159,281)
COMPREHENSIVE INCOME	(136,174)	(5,998,625)

Management’s explanatory notes form an integral part of these consolidated financial statements.

BRB FOODS INC.

CASHFLOW STATEMENT
FOR YEAR ENDED DECEMBER 31, 2024
(Amounts expressed in US DOLLAR — USD)

	For year ended
	December 31, 2024 (Restated)	December 31, 2023 (Restated)
Cash Flows From Operating Activities
Loss for the year	(1,627,821)	(5,839,344)

Adjustments to reconcile the income with cash and cash equivalents generated by operating activities
Depreciation	235,119	449,349
Cumulative Translation Adjustments	1,491,647	159,281
Allowance for doubtful accounts	—	(156,518)
Interest	147,657	(525,300)
Other adjustments	—	(3,932)
Appropriation of revenue receivable	—	—
Decreases/(increase) in assets	—	—
Accounts Receivable	78,080	3,489,814
Inventory	45,203	371,269
Taxes to recover	17,744	6,359
Advance to Suppliers	35,441	493,144
Credits to partners	(53,172)	(23,513)
Other credits	18,807	(31,176)
Other Assets	—	(1,025,195)
(Decreases)/increase in liabilities	—	—
Suppliers	(512,462)	3,283,054
Labor and social security liabilities	26,266	105,992
Taxes	75,484	131,884
Lease	(47,138)	215,851
Other liabilities	(9,211)	5,964
Net cash (used) for provided by operations activieis	(78,355)	1,106,983
Cash Flows Investing Activities:
Lease	—	(603,942)
Property, Plant and Equipment	1,436	(36,444)
Intangible assets	(10,066)	(343,821)
Write-off of fixed assets	—	9,309
Marketable securities	—	95,828
Net cash used for investing activities	(8,630)	(879,070)
Cash Flows Financing Activities:
Lease	(1,436)	—
Loans	(84,090)	(238,623)
Advance Receivables	—	—
Intercompany	164,773	—
Accounts Payable	—	—
Capital Subscription	—	—
Net cash provided by (used) for financing activities	79,247	(238,623)
Decrease in cash and cash equivalents	(7,739)	(10,710)
Cash and equivalents at the beginning of the year	7,765	18,475
Cash and cash equivalents the end of the year	26	7,765
Decrease in cash and cash equivalents	(7,739)	(10,710)

Management’s explanatory notes form an integral part of these consolidated financial statements.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS

Organization and Description of Business

BRB FOODS Inc, is a corporation with its headquarters office in State of Wyoming is to be located at 36 Shadow Brook Lane Lander, WY 82520 of kent, and currently owns 100% of issued shares of Thamuz LLC, a company with its headquarters office in State of Delaware is to be located at 8 The Green, Ste R, in the City of Dover County of Kent, which, in turn, owns 100% of issued shares of the companies BR Brands S,A and Boni Logistica Ltda, both headquartered at Rua Dr, Eduardo de Souza Aranha, n° 387 — Conjunto 151B, in the capital of the State of Sao Paulo in Brazil, having a legal personality under private law, where its duration is indeterminate, and its performance is established throughout the national territory, BR Brands S,A and Boni Logistica Ltda started their activities in 2020, through brands with strong recognition through brands with strong recognition and leadership in the markets where it operates.

BR Brands S,A and Boni Logistica Ltda were incorporated in Brazil by members of the Bonifácio family in 2020 who subsequently in 2022 conferred their equity in these entities to Thamuz LLC in November, 2022, date in which Thamuz LLC became the sole shareholder of BR Brands S,A and Boni Logistica Ltda, BRB Foods Ltd, in its turn was incorporated on October 13, 2022, and afterwards the then shareholders of Thamuz’s LLC (i,e,, the members of the Bonifácio family who founded BR Brands S,A and Boni Logistica Ltda), conferred the issued and outstanding shares of Thamuz LLC into the capital of the Company, As a result of this corporate restructuring: (i) Mr, Paulo R, Bonifacio contributed to the Capital of the Company, according to their services and vesting agreement, Mr, Paulo R, Bonifacio is (and shall be after the offer) owner of record and beneficial owner of the majority of the shares of the Company and therefore is a controlling shareholder; (ii) the Company will directly own 100% of Thamuz LLC’s shares; and (iii) Thamuz LLC will directly own 100% of BR Brands S,A and the Boni Logistica Ltda,’s respective shares.

We are an operating company incorporated under US law and conduct business through our operating subsidiaries, The structure of the group follows:

Company	Activities	Country	Units	Participation	Percentage
BRB Foods Inc,	Holding	USA	1	—	100%
Thamuz LLC	Holding	USA	1	Direct	100%
BR Brands S,A,	Industrialization and sale of grains (mainly rice and beans), pasta, flour, among other products	Brazil	4	Indirect	100%
Boni Logística Ltda,	Distribution centers, transports and logistics solutions,	Brazil	1	Indirect	100%

BRB Foods Ltd, incorporated on October 13, 2022, headquartered in Dover, Delaware in the United States of America, is a holding company whose subsidiaries are BR Brands S,A, founded on December 1, 2020 and Boni Logística Ltda, founded on February 26, 2020, both located in São Paulo in Brazil, In October 31st, 2023, The company changes to BRB Food Inc, and changes its address to Wyoming, BRB FOODS Inc, is a corporation with its headquarters office in State of Wyoming is to be located at 36 Shadow Brook Lane Lander, WY 82520 of kent.

The consolidated financial statements are intended to provide information for comparative purposes and result from the aggregation of the individual financial statements of its subsidiaries.

We operate in the food segment, supplying high quality products to retailers and wholesalers, operating in the South, Southeast and Midwest regions.

We entered into licensing agreements with Unilever — one of the largest suppliers of food and personal care products in the world, for the licensing of the brands Knorr, Arisco, Maizena and Mae terra.

Through our operational subsidiaries based in São Paulo, Brazil, we aim to be present in all meals of Brazilian families, by introducing healthy and quality food, We currently provide our products in seventeen (17) Brazilian states through fourteen (14) integrated distribution centers (IDCs), Aligned with Brazilians’ eating habits and with the search for natural foods for a healthy life, we offer products based on grains, cereals, milk protein, vegetable protein, vegetables,

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS (cont.)

and fruits, Our products are cultivated, selected, and prepared within the highest operational standards, The company invested last nine months, increasing our expenses, to prepared Back office team, our sales teams and operational staff for start to sell new 64 products for all Brazilian territory, and 14 new integrated distribution centers, which will start in the first semester of 2025.

We are licensed to launch, produce, sell, and distribute certain food products under four (4) well-known brands in Brazil, Additionally, due to our management’s logistics experience, our distribution capabilities continue to be further improved, We consider our distribution capabilities a key aspect of our business as it allows us to provide improved delivery services to our customers while increasing efficiency and sustainability.

Management Letter

In 2023 was a year in which we leveraged the Company’s strategy by adding 64 new products to our portfolio, under brands known throughout Brazil such as Knorr, Maizena, Arisco and Mãe Terra, This portfolio covers the global food base and mainly in Latin America, and Brazil, such as fresh grains, beans and rice, as well as other grains made from wheat, which will be sold in our pasta and macaroni, cassava and corn, sold through of a complete line of flours, including tapioca and popcorn, products that will be under the Arisco and Maizena brands, Completing the launches of new products, a complete line of natural and organic products including cocoa, brown sugar, oats, among others that will be sold under the Mãe Terra brand.

Since that 14 external suppliers were developed and certified by the Company’s quality department, within the strictest standards of good practices to guarantee food safety, work safety and the well-being of the people involved in the entire process, as well as environmental safety.

These developments begin in 2024, the construction of our Environmental, Social and Governance (ESG) pillar, aiming for the highest level in people management, governance, environment and surrounding communities.

Continuing with the go to market, the Company hired 13 new Distribution Centers (DCs) strategically located close to the main consumer centers in Brazil and with them we can improve our distribution in more than 90 thousand and ninety thousand points of sale, according to our sales plan, business.

Considering the increased portfolio achieved in 2023 and which now comes into force in 2024, our presence at the point of sales will be significantly increased, This means an expressive growth in contribution margins, and revenue if compared to the 2022 fiscal year, It will guarantee the continuous growth of the Company and provide resource to realize payments of the outstanding balances of suppliers and other liabilities recognized by the Company, as mentioned in the financial statements.

The growth is due to the significant increase in the portfolio and expansion territory, which compares to 2022, when we only had 3 products been sold in supermarket shelves in just part of the state of São Paulo, Brazil, Even in this scenario, in 2022, we managed to reach a very expressive market share of 7% within the beans category in the city of São Paulo, far surpassing brands already established in this market.

In relation to territorial expansion through our logistics, where we will operate from the new 13 DCs, we will be able to reach the notable number of 90 thousand points of sale and consequently growth at an expressive CAGR for the next years, in accordance with our business plan, Our projected EBITDA margin for next years will be higher due to the quality of the portfolio achieved in 2023 and also to the territorial expansion, as mentioned above, which will be achieved in sales during the next period.

Financial support for this growth will be attributed to the initial public offering of BRB Foods Inc, which has been ongoing since the first SEC filing in May 2023 and which became signaling an initial public offering for capitalization of U$8 million, eight million US dollars and eventually follow Ons estimated for the next years, Those events will be provided for continues growth, acquisitions and expansion new territories.

Since January this year, the Company has already received funds through regulated instruments (as convertible notes), and more are in negotiation, leading up to the initial offering, which we hope to finalize in the first half of next year.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The main accounting policies adopted by the Companies in these financial statements are described below, These policies have been consistently applied in the years presented, unless otherwise indicated.

The financial statements for the fiscal year ended December 31, 2024, were prepared to assume the normal continuity of its activities and do not include any adjustments related to the realization and classification of asset values or liability values.

Statement of compliance

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and are presented pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), The issuance of these financial statements was authorized by Management on March 05, 2025.

All information relevant to the financial statements, and only such information, is evidenced herein and corresponds to the information used by Management in its activities.

Measurement basis

The financial statements were prepared based on historical cost basis, except for derivative and non-derivative financial instruments measured by the fair value through profit or loss.

NOTE 3 — FUNCTION CURRENCY AND USE OF ESTIMATES

In line with our review of the operations and business of companies in Brazil, mainly related to the elements to determine its functional currency, the Management concluded that BRL is its functional currency, This conclusion is based on the review of the following indicators:

•        Currency that most influences prices of goods and services in Brazil;

•        Currency of the country, which competitive powers and regulations most influence the determination of the selling price of its products and services;

•        Currency that most influences material and other costs to supply products or services;

•        Currency through which the proceeds of financial activities are substantially obtained; and Currency in which amounts received from operating activities are normally accumulated.

The amounts in US Dollar (USD) presented in the financial statements of the Companies are measured translate from BRL (as the functional currency which is the currency that best reflects the economic environment in which the Company is included and the way it is managed).

Transactions in foreign currency

Transactions in foreign currency are converted to the relevant functional currency of the company at the exchange rates on the dates of the transactions.

Monetary assets and liabilities denominated and calculated in foreign currencies on the reporting date of the statement of financial position are reconverted to the functional currency at the exchange rate determined on that date, Non-monetary assets and liabilities which are measured at fair value in foreign currency are reconverted to the functional currency at the exchange rate on the calculation date of the fair value, Differences of foreign currencies resulting from reconversion are generally recognized in the statement of profit or loss, Non- monetary items that are measured on a historical cost basis in foreign currency are not converted.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — FUNCTION CURRENCY AND USE OF ESTIMATES (cont.)

Financial statements presentation currency

In compliance with the provisions of the Brazilian Law, the financial statements are being presented in Reais, by converting the US dollars into Reais, through the following criteria:

•        Assets and liabilities by the exchange rate of the end of the year;

•        Statement of profit or loss, of comprehensive and of cash flows by early average rates; and

•        Equity, at the historical amount of composition.

Exchange rate variations from the conversion of the abovementioned accounts are recognized in a specific account of equity under the name “Equity valuation adjustments”.

The statements of financial position as of December 31, 2024, and December 31, 2023, and the statements of profit or loss for the fiscal years ended on such dates in functional currency (Reais) translated to presentation currency (US dollars).

Use of Estimates

In preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) and are presented pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), Management is required to make estimates and assumptions that could affect the values of the assets and liabilities presented on the reporting dates, as well as the amounts of revenues, costs and expenses of the fiscal years presented, Although these estimates are based on the best knowledge available to Management regarding present and future events, actual results may differ from those estimates.

Estimates and assumptions are reviewed on an ongoing basis, The estimates reviews are recognized on a prospective basis.

Information about uncertainties on premises and estimates with a significant risk of resulting in material adjustment as of December 31, 2024, is included in the following notes:

Note — Impairment losses on trade receivables.

Note — Provision for adjustment to inventories realization value.

Note — Provisions for legal proceedings and provision for credits and incentives to be granted.

NOTE 4 — MAIN ACCOUNTING PRACTICES

Classifications of current and non-current items

In the balance sheet, assets and obligations falling due or expected to be realized within the next year are classified as current items and those maturing or expected to be realized later are classified as non-current items.

Offsets between accounts

As a general rule, in financial statements, neither assets and liabilities, or revenues and expenses are offset against each other, except when offsetting is required or permitted by a Brazilian accounting pronouncement or standard and this offsetting reflects the substance of the transaction.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

Functional currency and presentation currency

In line with our review of the operations and business of companies in Brazil, mainly related to the elements to determine its functional currency, the Management concluded that BRL is its functional currency, This conclusion is based on the review of the following indicators:

•        Currency that most influences prices of goods and services in Brazil;

•        Currency of the country, which competitive powers and regulations most influence the determination of the selling price of its products and services;

•        Currency that most influences material and other costs to supply products or services;· Currency through which the proceeds of financial activities are substantially obtained; and

•        Currency in which amounts received from operating activities are normally accumulated.

The amounts in US Dollar (USD) presented in the financial statements of the Companies are measured translate from BRL (as the functional currency which is the currency that best reflects the economic environment in which the Company is included and the way it is managed).

Basic financial instruments

The “Company” classifies the following financial instruments as basic financial instruments:

•        Cash and cash equivalents; and,

•        Debt instruments.

Debt instruments include accounts receivable and payable and loans payable, and these are valued at the balance sheet dates at amortized cost.

Cash and cash equivalents

Cash and cash equivalents include cash held by the “Company”, bank deposits with free movement and financial investments with short-term maturities of approximately three months or less from the date of the transaction.

Accounts receivable

Accounts receivable correspond to amounts receivable for the collection of its receivables and respective fees arising from activities in the normal course of the company, Short- term receivables are initially recognized at transaction cost and long-term receivables at cost adjusted to present value, Subsequently, these accounts are measured at amortized cost using the effective interest rate method, net of impairment losses (losses on receivables), The provision is constituted when considered necessary for the management of the “Company”, in an amount sufficient for the recovery of credits.

Inventory

Inventories are valued at the average cost of acquisition or formation of finished products and are maintained below net realizable value, The cost of finished products consists of purchased raw materials, labor, processing, storage and transport, all related to the process of adapting the products to salable conditions, Losses related to the production process make up the production cost in the respective month.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

Property, plant and equipment

All property, plant and equipment items are stated at cost less accumulated depreciation, Cost includes expenditures directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management, Subsequent costs are included in the carrying amount of the asset or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow and the cost of the item can be reliably measured, Any gains and losses on the disposal of an item of property, plant and equipment are recognized in profit or loss, Land is not depreciated.

Depreciation of other assets is calculated using the straight-line method with corporate rates, the estimated useful lives for the current and comparative period are as follows:

•        IT equipment – 5 years

•        Furniture and Utensils – 10 years

•        Machinery and Equipment – 10 years

•        Vehicles – 5 years

Depreciation methods, useful lives and residual values are reviewed at each balance sheet date and adjusted if appropriate.

Reduction to recoverable value

Assets that are subject to depreciation or amortization are reviewed for impairment losses whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, An impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its recoverable amount, The latter is the higher of an asset’s fair value less costs to sell and value in use.

Accounts payable to suppliers are obligations payable for goods or services that were acquired from suppliers in the ordinary course of business and are initially recognized at cost and subsequently measured at amortized cost using the effective interest rate method, In practice, they are usually recognized at the corresponding invoice amount.

Loans and financing

Loans and financing are initially recognized at transaction cost, i,e,, the present value payable to the creditor and, subsequently, stated at amortized cost, Any difference between the amounts raised and the amount paid is recognized in the statement of income during the period in which the loans are in progress, using the effective interest rate method.

Adjustment to present value of assets and liabilities

Long-term monetary assets and liabilities are monetarily restated and, therefore, are adjusted to their present value, The adjustment to present value of short-term monetary assets and liabilities is calculated and only recorded if considered relevant in relation to the financial statements taken as a whole.

For recording purposes and determination of relevance, the adjustment to present value is calculated taking into account the contractual cash flows and the explicit interest rate, and in certain cases implicit, of the respective assets and liabilities.

Based on the analyzes carried out and Management’s best estimate, the “Company” concluded that the adjustment to present value of current monetary assets and liabilities is irrelevant in relation to the financial statements taken as a whole and, accordingly, did not register any adjustment.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

Other current and non-current assets, liabilities

An asset is recognized in the balance sheet when it is probable that its future economic benefits will be generated in favor of the “Company” and its cost or value can be reliably measured, A liability is recognized in the balance sheet when the “Company” has a legal or constituted obligation as a result of a past event, it being probable that an economic resource will be required to settle it in the future, They are stated at their known or estimated amounts, plus, when applicable, the corresponding income, charges and monetary restatements incurred up to the balance sheet date and, in the case of assets, corrected by provision for losses when necessary.

Provisions

Provisions are recognized when the “Company” has an obligation on the date of the financial statements, as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the value has been reliably estimated.

Provisions are measured at the best estimate of the amount required to settle the obligation at the balance sheet date, When the effect of the time value of money is material, the amount of the provision is the present value of the outlay expected to be required to settle the obligation.

Calculation of income

The income of operations is determined in accordance with the accrual basis of accounting, both for the recognition of revenues and expenses.

Revenue recognition

Revenue recognition is a General Accepted Accounting Principle (GAAP) that identifies the specific conditions under which revenue can be recognized by the Company and determines how to account for it, Typically, revenue is recognized when a critical event occurs, when a product or service is delivered to a customer and the cash value is easily measurable for the company.

Revenue accounting is pretty straight-forward when a product is sold and revenue is recognized when the ownership or possession of products is transferred to the customer, but typically when a company takes a long time to produce a product or is financed by the customer, the recognition of revenue may be subject to exceptions.

Revenue recognition principles within a company must also remain constant over time, so historical financials can be reviewed and revised for seasonal trends or inconsistencies.

The revenue recognition principle is also regulated by ASC 606 in U.S. GAAP terms, The revenue recognition principle requires that revenues be recognized in the income statement in the period in which they are transferred/realized and earned – not necessarily when cash is received.

The revenue-generating activity must be fully or essentially completed to be included in revenue during the respective accounting period, In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received, Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Accounting Standards Codification (ASC) 606: On May 28, 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) issued Accounting Standards Codification (ASC) 606, referring to revenue from contracts with customers, ASC 606 provides a uniform framework for recognizing revenue from contracts with customers, The old guidance was industry-specific, which created a fragmented policy system, The updated revenue recognition standard is industry-neutral and therefore more transparent, It allows for better comparability of financial statements with standard revenue recognition practices across industries.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

There are five steps required to satisfy the updated revenue recognition principle, all of which are followed by the Company:·

Identify the agreement with the customer;

•        Identify contractual enforcement obligations;

•        Determine the consideration amount/price of the transaction;

•        Allocate the determined amount of consideration/price to the contractual obligations; and

•        Recognize revenue when the performing party satisfies the performance obligation.

In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received, Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Revenue from the sale of products is recognized when the control, significant risks and benefits of ownership of the goods are transferred to the buyer, to the extent that it is probable that economic benefits will be generated for BR Brand and when it can be reliably measured, Revenue is measured based on the fair value of the consideration received, excluding discounts, rebates and sales taxes or charges, Revenue from the sale of products is recognized when the tax document is issued, a moment very close to the delivery of the products and respective transfer of ownership (sales contract), Revenue is not recognized if there is significant uncertainty as to its realization.

In logistics terms, revenue recognition also involves controls aimed at ensuring the integrity of transaction records, conditioned to the appropriate moment in which services are provided and recognized by the customer, Considering the volume of transactions involved, portfolio of transport services, logistics and storage management, geographic location of logistics and customer service, revenue recognition involves a high dependence on the proper functioning of the internal controls determined by the Company.

Judgment and use of accounting estimates

The preparation of the financial statements requires that the Company’s management base itself on estimates for the recording of certain transactions that affect the assets and liabilities, revenues and expenses, as well as the disclosure of information about data from its financial statements,

The income from such transactions and information, upon their effective realization in subsequent periods, may differ from these estimates,

I.       Service life and residual value of the property, plant and equipment;

II.     Recoverability of property, plant and equipment, intangible assets and inventories;

III.    Provisions in general.

Government grants

The government grants received by BR Brands has the nature of tax incentives received from the states determined from the amount of ICMS due and levied on business carried out by units.

BR Brands has tax benefits arising from government grants related to the reduction of the ICMS tax base on the sale of grains (“beans”), which have presumed credit for ICMS purposes.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

Consolidated Financial Statements Restated

The Company has updated the disclosures and footnotes related to intangible assets for the fiscal years ended as of December 31, 2024 and 2023, to reflect adjustments required under U.S. GAAP. These adjustments resulted in GAAP adjustments of USD1,166,238 and USD 1,140,815, respectively.

As of December 31, 2023, the Company had recorded USD2,166,010 within its intangible assets account under “other operating assets”. Upon review, the Company determined that this amount included (i) deferred offering costs of USD1,025,195, which represent legal and consulting expenses directly attributable to the Company’s proposed IPO. In accordance with Staff Accounting Bulletin Topic 5, which provides that specific incremental costs directly attributable to a proposed or actual offering of securities may properly be deferred and charged against the gross proceeds of the offering once completed, these costs were reclassified to “Other Assets” (as deferred offering costs), and (ii) research and development (“R&D”) expenses of USD1,140,815 in 2023 and USD 25,423 which were previously capitalized. However, under U.S. GAAP (ASC 730) such R&D costs are required to be expensed and the Company has expensed these R&D costs as reqruied under ASC 730.

These restatetments reflect the differences between IFRS, which the Company uses for its local books, and U.S. GAAP, which govens the preparation of the Company’s consolidated financial statements for SEC reporting purposes. Specifically, IAS 38 requires companies to capitalize development expenditures, therefore these costs are capitalized and amortized under IFRS, while ASC 730 requires R&D costs be expensed as incurred.

Considering the GAAP adjustment related to R&D in the amount of USD 1,140,815 in 2023 and USD 25,423 in 2024 that were recorded as R&D costs, and the reclassification adjustments related to deferred offering costs to other assets (current assets) in the amount of USD 1,025,195 in 2023, the Company has restated its consolidated financial statements for the year ended December 31, 2024. The impact on disclosures and footnotes in 2024 were:

BALANCE SHEETS RESTATED

			December 31, 2024			December 31, 2023
	Notes		Restated	Adjustment	Prior	Restated	Adjustment	Prior
OTHERS CURRENT ASSETS			386,919		386,919
Other Assets	11	(a)	1,025,195	1,025,195	—	1,025,195	1,025,195	—
Total Current Assets			386,919	1,025,195	386,919	1,561,956	1,025,195	536,761
OTHERS NON-CURRENT ASSETS			248,173	—	248,173
Intangible assets	13		512,012	(2,191,433)	2,703,445	501,945	(2,166,010)	2,667,955
Total Non-Current Assets			760,185	(2,191,433)	2,951,618	985,237	(2,166,010)	3,151,247
TOTAL ASSETS			2,172,299	(1,166,238)	3,338,537	2,547,193	(1,140,815)	3,688,008

Total Current Liabilities			6,992,147	—	6,992,147	5,943,336	—	5,943,336
Total Non-Current Liabilities			53,358	—	53,358	1,340,890	—	1,340,890
Capital stock			1,012,492	—	1,012,492	1,012,492	—	1,012,492
Accumulated (Losses)			(7,061,973)	(1,166,238)	(5,895,736)	(5,434,153)	(1,140,815)	(4,293,338)
Cumulative translation adjustment (CTA)			1,176,275	—	1,176,275	(315,372)	—	(315,372)
Negative Total Shareholders’ Equity	19		(4,873,206)	(1,166,238)	(3,706,969)	(4,737,033)	(1,140,815)	(3,596,218)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY			2,172,299	(1,166,238)	3,338,537	2,547,193	(1,140,815)	3,688,008

____________

(a)      Reclassification adjustments related to deferred offering costs.

(b)      Reclassification adjustments related to deferred offering costs and GAAP Adjustments related to R&D Costs

(c)      GAAP Adjustments related to R&D Costs.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

INCOME STATEMENT RESTATED

			Year Ended
			December 31, 2024			December 31, 2023
	Notes		Restated	Adjustment	Prior	Restated	Adjustment	Prior
GROSS PROFIT			(8,153)	—	(8,153)	(649,317)	—	(649,317)
OPERATING INCOME (EXPENSES)
General and Administrative Expenses	22		(387,678)	—	(387,678)	(1,784,167)	—	(1,784,167)
Sales expenses	22	(a)	(56,961)	(25,423)	(31,538)	(1,962,985)	(1,140,815)	(822,170)
OPERATING INCOME BEFORE FINANCIAL INCOME			(452,792)	(25,423)	(427,369)	(4,396,469)	(1,140,815)	(3,255,654)
FINANCIAL RESULTS			(1,172,087)		(1,172,087)
NET INCOME (LOSS) BEFORE INCOME TAX			(1,624,879)	(25,423)	(1,599,456)	(5,837,815)	(1,140,815)	(4,697,000)
NET INCOME (LOSS) FOR THE YEAR			(1,627,821)	(25,423)	(1,602,398)	(5,839,344)	(1,140,815)	(4,698,529)
Earnings per share:	26
Basic		(b)	(0.14)	(0.01)	(0.13)	(0.49)	(0.10)	(0.39)
Diluted		(b)	(0.14)	(0.01)	(0.13)	(0.49)	(0.10)	(0.39)
Weighted average shares outstanding	26
Basic			12,000,000	—	12,000,000	12,000,000	—	12,000,000
Diluted			12,512,142	—	12,512,142	12,300,047	196,495	12,103,552
Dividends per common share					—			—

____________

(a)      GAAP Adjustments related to R&D Costs

(b)      Impacts related to earnings per share.

STATEMENT OF CHANGES TO SHAREHOLDERS’ EQUITY RESTATED

		Total shareholders’ equity
		Restated	Adjustment	Prior
Balance on 12/31/2022		1,257,690	—	1,257,690
Net Income (Loss)for the year	(a)	(5,839,344)	(1,140,815)	(4,698,529)
Currency Translation Adjustments		(159,281)	—	(159,281)
Other		3,902	—	3,902
Balance on 12/31/2023		(4,737,033)	(1,140,815)	(3,596,218)
Net Income (Loss)for the year	(b)	(1,627,821)	(25,423)	(1,602,398)
Currency Translation Adjustments		1,491,647	—	1,491,647
Balance on 12/31/2024		(4,873,206)	(1,166,238)	(3,706,969)

____________

(a)      GAAP Adjustments related to R&D Costs

(b)      GAAP Adjustments related to R&D Costs

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

COMPREHENSIVE INCOME RESTATED

		For Year Ended
		December 31, 2024			December 31, 2023
		Restated	Adjustment	Prior	Restated	Adjustment	Prior
NET INCOME (LOSS)	(a)	(1,627,821)	(25,423)	(1,602,398)	(5,839,344)	(1,140,815)	(4,698,529)
Other comprehensive income (loss), net of tax:		—		—	—		—
Net foreign currency translation (loss) gains		1,491,647	—	1,491,647	(159,281)	—	(159,281)
COMPREHENSIVE INCOME	(a)	(136,174)	(25,423)	(110,751)	(5,998,625)	(1,140,815)	(4,857,810)

____________

(a)      GAAP Adjustments related to R&D Costs

CLASHFLOW STATEMENT RESTATED

		For Year Ended
		December 31, 2024			December 31, 2023
		Restated	Adjustment	Prior	Restated	Adjustment	Prior
Cash Flows From Operating Activities
Loss for the year	(a)	(1,627,821)	(25,423)	(1,602,398)	(5,839,344)	(1,140,815)	(4,698,529)

Adjustments to reconcile the income with cash and cash equivalents generated by operating activities		1,874,423		1,874,423	(73,188)		(73,188)

Decreases/(increase) in assets		142,103	—	142,103	4,305,897	—	4,305,897
Other Assets	(b)	—	—	—	(1,025,195)	(1,025,195)	—
(Decreases)/increase in liabilities		(467,061)	—	(467,061)	3,742,745	—	3,742,745
Net cash (used) for provided by operations activities		(78,355)	(25,423)	(52,932)	1,106,983	(2,166,010)	3,272,993
Cash Flows Investing Activities:
Lease		—	—	—	(603,942)	—	(603,942)
Property, Plant And Equipent		1,436	—	1,436	(36,444)	—	(36,444)
Intangible assets	(c)	(10,066)	25,423	—35,489	(343,821)	2,166,010	(2,509,831)
Write-off of fixed assets		—	—	—	9,309	—	9,309
Marketable securities		—	—	—	95,828	—	95,828
Net cash used for investing activities		(8,630)	25,423	(34,053)	(879,070)	2,166,010	(3,045,080)
Cash Flows Financing Activities:
Net cash provided by (used) for financing activities		79,247	—	79,247	(238,623)	—	(238,623)
Decrease in cash and cash equivalents		(7,739)	—	(7,739)	(10,710)	—	(10,710)
Cash and equivalents at the beginning of the year		7,765	—	7,765	18,475	—	18,475
Cash and cash equivalents the end of the year		26	—	26	7,765	—	7,765
Decrease in cash and cash equivalents		(7,739)	—	(7,739)	(10,710)	—	(10,710)

____________

(a)      GAAP Adjustments related to R&D Costs.

(b)      Reclassification adjustments related to deferred offering costs

(c)      Reclassification adjustments related to deferred offering costs and GAAP Adjustments related to R&D Costs

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

INTANGIBLE ASSETS RESTATED

		December 31, 2024			December 31, 2023
		Restated	Adjustment	Prior	Restated	Adjustment	Prior
S,A,P		54,434	—	54,434	44,367	—	44,367
Operational		457,578	—	457,578	457,578	—	457,578
Other Operational	(a)	—	(2,191,433)	2,191,433	—	(2,166,010)	2,166,010
(-) Amortization		—	—	—	—	—	—
Total		512,012	(2,191,433)	2,703,445	501,945	(2,166,010)	2,667,955

____________

(a)      Reclassification adjustments related to deferred offering costs and GAAP Adjustments related to R&D Costs

STOCKHOLDERS’ EQUITY RESTATED

		December 31, 2024			December 31, 2023
		Restated	Adjustment	Prior	Restated	Adjustment	Prior
Capital stock		1,012,492	—	1,012,492	1,012,492	—	1,012,492
Net Income of the year	(a)	(7,061,973)	(1,166,238)	(5,895,736)	(5,434,153)	(1,140,815)	(4,293,338)
Equity valuations adjustments (CTA)		1,176,275	—	1,176,275	(315,372)	—	(315,372)
		(4,873,206)	(1,166,238)	(3,706,969)	(4,737,033)	(1,140,815)	(3,596,218)

____________

(a)      GAAP Adjustments related to R&D Costs

SALES, GENERAL AND ADMINISTRATIVE EXPENSES RESTATED

		For year ended
		December 31, 2024			December 31, 2023
		Restated	Adjustment	Prior	Restated	Adjustment	Prior
Administrative expenses		(387,678)	—	(387,678)	(1,784,167)	—	(1,784,167)
						—
Sales expenses		(56,960)	(25,423)	(31,537)	(1,960,776)	(1,140,815)	(819,961)
Others Sales Expenses		(31,528)	—	(31,528)	(785,031)	—	(785,031)
General expenses	(a)	(25,432)	(25,423)	(9)	(1,175,745)	(1,140,815)	(34,930)

____________

(a)      GAAP Adjustments related to R&D Costs

EARNINGS PER SHARE RESTATED

	For year ended
	December 31, 2024			December 31, 2023
	Restated	Adjustment	Prior	Restated	Adjustment	Prior
NET INCOME (LOSS) FOR THE YEAR	(1,627,821)	(25,423)	(1,602,398)	(5,839,344)	(1,140,815)	(4,698,529)

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — MAIN ACCOUNTING PRACTICES (cont.)

	For year ended
	December 31, 2024			December 31, 2023
	Restated	Adjustment	Prior	Restated	Adjustment	Prior
Basic numerator
Net income (loss) allocated to controlling shareholder	(1,627,821)	(25,423)	(1,602,398)	(5,839,344)	(1,140,815)	(4,698,529)
Net income allocated to controlling shareholder	(1,627,821)	(25,423)	(1,602,398)	(5,839,344)	(1,140,815)	(4,698,529)

Basic denominator
Weighted average of shares	12,000,000		12,000,000	12,000,000	—	12,000,000

Basic earnings (loss) per share	(0.14)	(0.01)	(0.13)	(0.49)	(0.10)	(0.39)
Basic earnings per share	(0.14)	(0.01)	(0.13)	(0.49)	(0.10)	(0.39)

Diluted numerator
Net income (loss) allocated to controlling shareholder	(1,627,821)	(25,423)	(1,602,398)	(5,839,344)	(1,140,815)	(4,698,529)
Net income allocated to controlling shareholder	(1,627,821)	(25,423)	(1,602,398)	(5,839,344)	(1,140,815)	(4,698,529)

Diluted denominator
Weighted average of outstanding shares	12,000,000	—	12,000,000	12,000,000	—	12,000,000
Convertible Notes	147,142	—	147,142	143,880	—	143,880
Restricted Stock Units	365,000	—	365,000	172,500	—	172,500
Diluted weighted average of outstanding shares	12,512,142	—	12,512,142	12,316,380	—	12,316,380

Diluted earnings (loss) per share	(0.14)	(0.01)	(0.13)	(0.49)	(0.10)	(0.39)
Diluted earnings per share	(0.14)	(0.01)	(0.13)	(0.49)	(0.10)	(0.39)

NOTE 5 — CASH AND CASH EQUIVALENTS, MARKETABLE SECURITIES

CASH AND CASH EQUIVALENTS

Financial investments are substantially represented by fixed income investment funds with remuneration close to the Interbank Deposit Certificate (CDI) and can be redeemed at any time without prejudice to the appropriate remuneration.

			Change
	12/31/2024	12/31/2023	$	%
Banks	26	7,765	(7,739)	-100%
	26	7,765	(7,739)	-100%

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — ACCOUNT RECEIVABLE

The amounts below contemplate the sale and delivery of beans to customers at the end of each period, the settlement of which usually occurs within the contractual terms established by each customer, or full settlement, Part of the receivables comprises guarantees for credit operations with FIDCs, such operation generates an interest approximately 2.5% by transaction done with financial institution,

The sales policies for customers are subordinated to the credit policies established by its management and are aimed at minimizing any problems resulting from default by its customers.

The expected credit loss was constituted by Management based on default in the realization of credits, The Company performs detailed analysis by client in order to determine the amount of expected credit loss to be recorded at account receivables and surrounding any risk related to financial impacts.

			Change
	12/31/2024	12/31/2023	$	%
Accounts Receivable	203,711	304,229	(100,518)	-33%
Allowance for doubtful accounts	(192,385)	(214,823)	22,438	-10%
	11,326	89,406	(78,080)	-87%

NOTE 7 — INVENTORIES

The inventory of the Company includes raw material, packaging and finished goods available for sales, as following:

			Change
	12/31/2024	12/31/2023	$	%
Inventories(1)	—	42,882	(42,882)	-100%
Packaging	53,599	55,920	(2,321)	-4%
	53,599	98,802	(45,203)	-46%

____________

(1)      The Company performs write-off inventories for any excess or obsolete inventories or when we believe that the net realizable value of inventories is less than the carrying value.

NOTE 8 — OTHER CREDITS

Our other credits consisted of the following:

			Change
	12/31/2024	12/31/2023	$	%
Insurance	—	11,779	(11,779)	-100%
Capitalization Title	—	19,397	(19,397)	-100%
Judicial Deposit	12,638	—	12,368	-100%
	12,368	31,176	(18,807)	-60%

NOTE 9 — ADVANCE TO SUPPLIERS

The advance to suppliers substantially refers to payments in advances for raw materials (beans) suppliers.

			Change
	12/31/2024	12/31/2023	$	%
Advance to Suppliers	114,112	149,553	(35,441)	-24%
	114,112	149,553	(35,441)	-24%

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — RECOVERABLE TAXES

Recoverable Taxes includes value added tax (ICMS), income tax & social contribution and sales tax (PIS and COFINS), as follow

			Change
	12/31/2024	12/31/2023	$	%
Recoverable taxes(2)
COFINS	37,341	48,197	(10,826)	-22%
ICMS	10,839	13,979	(3,140)	-22%
PIS	8,114	10,464	(2,350)	-22%
IRPJ	2,918	3,764	(846)	-22%
CSLL	1,833	2,364	(531)	-22%
INSS	341	392	(51)	-13%
Total	61,416	79,160	(17,744)	-22%

NOTE 11 — OTHER ASSETS

Deferred offering costs were related to efforts of the Company in orders to perform the Initial Public Offerings (“IPO”) in the amount of USD 1,025,195, therefore the mainly expenses were due to legal and consulting services in the amount of USD 562,601 and USD 462,594 respectively.

			Change
	12/31/2024	12/31/2023	$	%
Deferred offering costs	1,025,195	1,025,195	—	0%
	1,025,195	1,025,195	—	0%

NOTE 12 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at historical cost less accumulated depreciation and disposals, Historical cost includes expenditures that are directly attributable to the purchase of the items and the costs attributable to bringing the asset to its working condition for its intended use, Depreciation is recognized using the straight-line method over the estimated useful lives of the assets, Assets are depreciated to their residual values.

	12/31/2024	(+) Acquisitions	(-) Disposals	12/31/2023	Change
					$	%
Furniture & Fixtures	1,234	—	—	1,234	—	0,00%
Computers and Peripherals	10,404	—	—	10,404	—	0,00%
Vehicles	78,959	—	—	78,959	—	0,00%
Improvements in third party properties	40,657	—	—	40,657	—	0,00%
(-) Acoumulated depreciaion	(52,026)	—	—	(50,590)	(1,436)	3%
	79,228	—	—	80,664	(1,436)	-2%

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — OPERATING LEASE ASSETS

			Change
	12/31/2024	12/31/2023	$	%
Right-of-use (“ROU”) assets	603,942	603,942	—	0,00%
(-) Depreciation	(434,997)	(201,314)	(233,683)	116,08%
	168,945	402,628	(233,683)	-58,04%

BRB leases floors of operation buildings, warehouses and vehicles, In general, lease contracts are made from fixed 1-year to 4-year periods, however, they may have extension options.

The right-of-use asset is subsequently depreciated on a straight-line basis from the date of inception of the lease to the end of the lease term.

The Company worked out the operating leasing, right-of-use assets for all leasing contract and for the amount recorded of net present value were used the discount rate of 10%, The main contracts related to leasing held by the Company as of December 31, 2024 were as following:

12/31/2023
	Non-Current Assets	Current Liabilities	Non-Current Liabilities
Energy Group	43,675	14,360	—
HSTONES	12,193	5,308	—
PFZ	434,734	77,034	68,240
ARBROS MATRIZ	113,340	51,146	—
TOTAL	603,942	147,848	68,240
12/31/2024
	Non-Current Assets	Current Liabilities	Non-Current Liabilities
Energy Group	43,675	10,308	—
HSTONES	12,193	4,283	—
PFZ	434,734	60,541	53,358
ARBROS MATRIZ	113,340	40,460	—
TOTAL	603,942	115,592	53,358

NOTE 14 — INTANGIBLE ASSETS

	12/31/2024 (Restated)	(+) Acquisitions	(-) Disposals	12/31/2023 (Restated)	Change
					$	%
S,A,P	54,434	10,067	—	44,367	10,067	22,690%
Operational	457,578	—	—	457,578	0	0,000%
(-) Amortization	—	—	—	—	—	—
Total	512,012	10,067	—	501,945	10,067	22,690%

Intangible assets comprise rights that have as object intangible assets intended for the maintenance of the entity or exercised for this purpose, The Company expects to realize the amortization of expenses recorded as intangible when start its operations.

Other operational expenses were related to efforts of the Company in orders to perform the Initial Public Offerings (“IPO”) in the amount of USD 1,025,195, therefore the mainly expenses were due to legal and consulting services in the amount of USD 562,601 and USD 462,594 respectively.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — INTANGIBLE ASSETS (cont.)

Intangible assets are acquired, measured and presented at acquisition or formation cost less accumulated amortization, The useful life of the intangible asset is evaluated as defined according to annual amortization rates that take into account the evaluation made by Management of the technical, technological and commercial aspects:

Project	Categories	Useful life
SAP B1 (*)	Software	5 years
Operational (**)	Commercial	5 years
Other operational (***)	Preoperational	5 years

____________

(*)      We are implementing the SAP Business One (ERP) platform, a financial planning and control system with enterprise resources that will help us record all transactional data used in our Brazilian operations, Expenditure on software maintenance is recognized as an expense as incurred.

(**)    Right to supply products to a specific customer and the customer’s commitment to purchase our products with certain commercial conditions.

(***)  Other operational expenses for opening companies, with consultants and lawyers.

Amortization

Intangible assets with defined useful lives are amortized on the straight-line basis over their estimated useful lives, Licenses and supply and distribution rights are amortized over the period in which the rights exist, which generally vary from 5 years based on the term of the contracts.

Amortization of intangible assets with finite lives is recognized in the statement of income in the expense category consistent with the use of the intangible asset.

NOTE 15 — ACCOUNTS PAYABLE

These are obligations related to the purchase of raw materials, inputs and contracting of service providers for short-term payments.

SUPPLIERS

			Change
	12/31/2024	12/31/2023	$	%
Domestic supplier	3,458,792	3,963,058	(504,266)	-13%
	3,458,792	3,963,058	(504,266)	-13%
	12/31/2024	12/31/2023
Domestic supplier	—	—
Past due 01-90 days	101,319	—
Past due 91-180 days	729,746	1,707,671,00
Past due 181-360 days	482,003	2,255,387,00
Past due 360 days	2,145,724
Total	3,458,792	3,963,058,00

These are the amounts payable to our raw material suppliers and service provider.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — ACCOUNTS PAYABLE (cont.)

Domestic supplier	Main	Fees	12/31/2024
Santa Efigenia Agropecuaria Ltda	453,061	43,388	496,449
Agrosalto	285,357	27,328	312,684
Vieno Comércio de Cereais Ltda	260,252	24,923	285,175
Jota Alimentos Ltda	228,132	21,847	249,979
Unilever Brasil Ltda	212,123	20,314	232,437
Pontarollo Comércio de Cereais Ltda	202,131	19,357	221,488
Safras Comercio de Cereais Ltda	149,316	14,300	163,616
Jota Alimentos Ltda – Arrendamento	82,570	7,908	90,478
NEXP Representação Negócios e Participações Eireli	56,768	5,436	62,204
4 PS Promoções e Eventos Ltda	50,064	4,795	54,859
Fernandes Comércio de Cereais e Transportes Eireli	45,164	4,325	49,489
Peacook Alimentos Ltda,	43,476	4,164	47,640
A,M,J Tatui Comercio Atacadista de Cereais Ltda,	42,109	4,033	46,142
Others	1,002,516	143,637	1,146,153
Total	3,113,037	345,755	3,458,792
Domestic supplier	Main	Fees	12/31/2023
Santa Efigenia Agropecuaria Ltda	593,670,	49,510	643,180
Agrosalto	390,803	48,068	438,872
Vieno Comércio de Cereais Ltda	316,115	3,534	319,650
Jota Alimentos Ltda	297,013	16,812	313,826
Unilever Brasil Ltda	317,940	43,537	361,478
Pontarollo Comércio de Cereais Ltda	269,478	26,705	296,183
Jota Alimentos Ltda – Arrendamento	263,618	59,073	322,691
Safras Comercio de Cereais Ltda	179,340	—	179,340
4 PS Promoções e Eventos Ltda	60,131	—	60,131
Fernandes Comércio de Cereais e Transportes Eireli	58,042	3,797	61,839
Peacook Alimentos Ltda,	56,917	4,699	61,617
A,M,J Tatui Comercio Atacadista de Cereais Ltda,	54,116	3,540	57,657
NEXP Representação Negócios e Participações Eireli	81,966	32,379	114,345
Others	732,244	—	732,244
Total	3,671,400	291,658	3,963,058

NOTE 16 — LOANS

The Company advance receivables with Credit Rights Investment Funds — FIDC, the balances of receivables are transferred to the Funds with a corresponding entry being recognized under the heading “Loans and financing” in current liabilities according to the maturity age, the interest and other transaction financial costs are recognized as expenses at the time of the transaction, Due to the position of Assignor of credit rights, we are jointly and severally liable with the debtors (clients) for the punctuality and total settlement of all credit rights assigned to the FIDC, for the payment of principal, interest, fines, and other charges related to each operation in case of default.

Accounts receivables are written off upon receipt in full from its customers and/or upon assignment of these securities to the FIDC, in which the FIDC acquires directly from the Company the rights represented by trade notes arising from its commercial sales to its customers.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — LOANS (cont.)

	Current		Non-Current		Total
	12/31/2024	12/31/2023	12/31/2024	12/31/2023	31/12/2024	12/31/2023
Advance Receivables	594,403	587,112	—	—	594,403	587,112
Loans Bank	1,723,207	418,464	—	1,248,466	1,723,207	1,666,930
TOTAL	2,317,609	1,005,576	—	1,248,466	2,317,609	2,254,042

Advance Receivables

	12/31/2024	Interest Paid	Interest Provision	12/31/2023
PREMIER	577,589	—	91,381	486,208
RDF SOLUÇÕES FINANCEIRAS	4,658	(81,376)	—	86,034
ML BANK SECURITIZADORA S/A	12,156	(2,714)	—	14,870
TOTAL	594,403	-84,090	91,381	587,112

Loans Bank

	12/31/2024	Acquisition	Interest Paid	Interest Provision	Payments	12/31/2023
Loans Bank	1,723,207	—	—	56,277	—	1,666,930

NOTE 17 — CONVERTIBLE NOTE

2023A Convertible Note Offering

On February 17, 2023, we closed a private placement (the “2023A Convertible Note Offering”) of a convertible note (the “2023A Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023A Convertible Note has an annual rate of return of six and one-half percent (6,5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2023A Convertible Note.

The 2023A Convertible Note shall mature nine (9) months from the closing date of the 2023A Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023A Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of February 17, 2023, $100,000 of the 2023A Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2023B Convertible Note Offering

On August 4, 2023, we closed a private placement (the “2023B Convertible Note Offering”) of a convertible note (the “2023B Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023B Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2023B Convertible Note.

The 2023B Convertible Note shall mature nine (9) months from the closing date of the 2023B Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023B Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of August 4, 2023, $150,000 of the 2023B Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — CONVERTIBLE NOTE (cont.)

2023C Convertible Note Offering

On October 13, 2023, we closed a private placement (the “2023C Convertible Note Offering”) of a convertible note (the “2023C Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023C Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2023C Convertible Note.

The 2023C Convertible Note shall mature nine (9) months from the closing date of the 2023C Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023C Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of October 13, 2023, $43,200 of the 2023C Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2024C Convertible Note Offering

On February 15, 2024, we closed a private placement (the “2024C Convertible Note Offering”) of a convertible note (the “2024C Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2024C Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2024C Convertible Note.

The 2024C Convertible Note shall mature nine (9) months from the closing date of the 2024C Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2024C Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of February 15, 2024, $100,000 of the 2024C Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

NOTE 18 — TAXES

Liabilities arising from its operational activities, not having any overdue or installment debts.

			Change
	12/31/2024	12/31/2023	$	%
Federal tax payable	96,729	80,630	16,099	20%
State tax payable	142,698	83,270	59,428	71%
Municipal tax payable	153	196	(43)	-22%
	239,580	164,096	71,683	46%

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — TAXES (cont.)

	Current	Current	Non- Current	Non- Current	Total	Total
	12/31/2024	12/31/2023	12/31/2024	12/31/2023	12/312024	12/31/202
COFINS	51,798	29,710	—	—	51,798	29,710
Contribuição Sindical	3,740	4	—	—	3,740	4
CSRF	8,402	7,494	—	—	8,402	7,494
INSS	961	1,252	—	—	961	1,252
IPI	14	—	—	—	14	—
IRPJ	8,805	—	—	—	8,805	—
IRRF	5,484	19,233	—	—	5,484	19,233
PIS	12,360	9,617	—	—	12,360	9,617
Tax Fine	4,950	—	—	—	4,950	—
Tax Government Program	—	12,655	—	7,355	—	20,010
ISS	153	195	—	—	153	195
ICMS	142,698	59,482	—	16,829	142,698	76,311
ICMS ST	214	270	—	—	214	270
	239,580	139,912	—	24,184	239,580	164,096

NOTE 19 — LABOR AND SOCIAL SECURITY LIABILITIES

Liabilities arising from its operational activities

			Change
	12/31/2024	12/31/2023	$	%
Salaries	64,425	30,927	32,644	106%
Social Security	88,857	76,712	13,298	17%
Labor Provisions	3,581	22,778	(19,676)	-86%
	156,683	130,417	26,266	20%

Salaries

	12/31/2024	12/31/2023
Salaries	53,024	18,044
13º Salaries	10,139	11,754
Vacation	1,082	1,129
	64,245	30,927

Social Security

	12/31/2024	12/31/2023
INSS	77,591	64,157
FGTS	11,266	12,555
	88,857	76,712

Labor Provisions

	12/31/2024	12/31/2023
Vacation Provision	3,581	13,914
13º Salaries Provision	—	8,864
	3,581	22,778

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — STOCKHOLDERS’ EQUITY

(i)Common stock, $0,001 par value, 30,000,000 shares authorized as of June 30, 2024 and December 31st, 2023, respectively; 12,000,000 shares issued and outstanding as of March 31st, 2024 and December 31st, 2023.

As required by ASC 505-10-50-3, we provide the following disclosure regarding our outstanding securities:

Common Stock:

•        Shares Outstanding:    12,000,000 shares

•        Major Shareholders:

•        Paulo Roberto Bonifacio:    8,203,000 shares (68.36%)

•        Bruno Bonifacio:    772,500 shares (6.44%)

•        Tivix Investments LLC:    599,000 shares (4.99%)

•        Unaffiliated Shareholders:    Various, totaling 2,425,500 shares (20.21%)

Warrants:

•        Issued Warrants:    Warrants allowing purchase of stock worth $100,000, exercisable on a cashless basis with a strike price at 125% of the IPO price, valid for three years.

Convertible Notes:

•        SMC Family Limited Partnership:    $12,500

•        Philip R H Connor LLC:    $12,500

•        Jasper Hodings LLC:    $75,000

•        Mont Saint Consultoria e Investimentos Ltda:    $43,200

•        Alidora LLC:    $100,000, with attached warrants enabling the purchase of stock worth $100,000, exercisable on a cashless basis at a strike price of 125% of the IPO price, valid for three years, Proceeds are exclusively for IPO-related expenses, and shares issued upon conversion are registered to be freely tradable.

•        True-Up Period:    On the date that is twenty (20) trading days from the Financing Event that the Conversion Shares delivered by the Company to the Subscriber become Free Trading, there shall be a true-up period of 10 business days from the share issuance date, If the conversion price as of the True-Up Date is less than the conversion price sold in the Financing Event, the Company shall deliver additional Conversion Shares (“True-Up Shares”) to the Subscriber as specified.

•        Charles Le Jeune:    $150,000

•        Interest Rate:    6,5% per annum

•        Conversion Terms:    The principal and accrued interest of this note may be converted into shares of the company’s common stock at a conversion price equal to 65% of the per share price of the securities sold in the Financing Event.

•        Maturity Date:    Nine months from the date of the note or upon an Event of Default.

This disclosure ensures compliance with ASC 505-10-50-3 by providing a clear and concise explanation of the rights and privileges associated with each class of our outstanding securities.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — STOCKHOLDERS’ EQUITY (cont.)

(ii)According to legal basis, based on Complementary Law No, 160, of August 7, 2017, began to treat as a subsidy for investment the tax benefits granted in the form of presumed/granted credit provided for in the ICMS regulation of the states of Rio de Janeiro, Paraná And São Paulo granted in operations with food products carried out by industrial and commercial units, the tax incentives granted by the states or the Federal District began to be considered subsidies for investments, deductible for the calculation of income tax and social contribution, As provided for in Article 30 of Law 12,973/14, the Tax Incentive Reserve may be used to absorb losses, provided that previously the other profit reserves have been fully absorbed, except for the legal reserve, or for capital increase, Within the same legal provision, the reservation of tax incentives and legal reserve does not compose the basis of calculation of the mandatory minimum dividend, and the company must submit it to taxation, in case of distribution.

			Change
	12/31/2024	12/31/2023	$
Capital stock	1,012,492	1,012,492	—
Accumulated Losses	(7,061,973)	(5,434,153)	(1,627,820)
Equity valuations adjustments (CTA)	1,176,275	(315,372)	1,491,647
	(4,873,206)	(4,737,033)	(136,173)

Authorized Stock and Amendments

Partner	Capital	%
AC SKAF HOLDINGS LTD	500,000	4.167%
ACCELERA SOLUTIONS S,A,	275,000	2.292%
DANIELA SERIO BONIFACIO	100,000	0.833%
PAULO ROBERTO BONIFACIO	8,203,000	68.358%
GUILHERME REIF CARVALHAES	8,000	0.067%
CASA III HOLDINGS	772,500	6.438%
ERIK JAKOB ENGSTROM	2,000	0.017%
MALP HOLDINGS	772,500	6.438%
CHRISTOFER CHARLES LE JEUNE	70,000	0.583%
OPENCAP GLOBAL INC	145,000	1.208%
ROBERT OSSELAER	5,000	0.042%
PRHC LLC	260,600	2.172%
ANTOINE DE SEJOURNET DE RAMEIGNIES	5,000	0.042%
MR, PHILIPPE DE COCK DE RAMEYEN	2,400	0.020%
RANDWYCK LLC	40,000	0.333%
SMC FAMILY LIMITED PARTNERSHIP	233,000	1.942%
CAROLINE SOREL	5,000	0.042%
TIVIX INVESTMENTS LLC	599,000	4.992%
PATRICK GEORGES VANHERCK	2,000	0.017%
TOTAL	12,000,000	100%

NOTE 21 — REVENUE RECOGNITION

Revenue recognition is a General Accepted Accounting Principle (GAAP) that identifies the specific conditions under which revenue can be recognized by the Company and determines how to account for it, Typically, revenue is recognized when a critical event occurs, when a product or service is delivered to a customer and the cash value is easily measurable for the company.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 — REVENUE RECOGNITION (cont.)

Revenue accounting is pretty straight-forward when a product is sold and revenue is recognized when the ownership or possession of products is transferred to the customer, but typically when a company takes a long time to produce a product or is financed by the customer, the recognition of revenue may be subject to exceptions.

Revenue recognition principles within a company must also remain constant over time, so historical financials can be reviewed and revised for seasonal trends or inconsistencies.

The revenue recognition principle is also regulated by ASC 606 in U.S. GAAP terms, The revenue recognition principle requires that revenues be recognized in the income statement in the period in which they are transferred/realized and earned — not necessarily when cash is received.

The revenue-generating activity must be fully or essentially completed to be included in revenue during the respective accounting period, In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received, Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Accounting Standards Codification (ASC) 606: On May 28, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 606, referring to revenue from contracts with customers, ASC 606 provides a uniform framework for recognizing revenue from contracts with customers, The old guidance was industry-specific, which created a fragmented policy system, The updated revenue recognition standard is industry-neutral and therefore more transparent, It allows for better comparability of financial statements with standard revenue recognition practices across industries.

There are five steps required to satisfy the updated revenue recognition, principle, all of which are followed by the Company:

•        Identify the agreement with the customer;

•        Identify contractual enforcement obligations;

•        Determine the consideration amount/price of the transaction;

•        Allocate the determined amount of consideration/price to the contractual obligations; and

•        Recognize revenue when the performing party satisfies the performance obligation.

In addition, there must be a reasonable level of certainty that payment for the revenue earned will be received, Finally, according to the standard principle, revenue and its associated costs must be reported in the same accounting period.

Revenue from the sale of products is recognized when the control, significant risks and benefits of ownership of the goods are transferred to the buyer, to the extent that it is probable that economic benefits will be generated for BR Brand and when it can be reliably measured, Revenue is measured based on the fair value of the consideration received, excluding discounts, rebates and sales taxes or charges, Revenue from the sale of products is recognized when the tax document is issued, a moment very close to the delivery of the products and respective transfer of ownership (sales contract), Revenue is not recognized if there is significant uncertainty as to its realization.

In logistics terms, revenue recognition also involves controls aimed at ensuring the integrity of transaction records, conditioned to the appropriate moment in which services are provided and recognized by the customer, Considering the volume of transactions involved, portfolio of transport services, logistics and storage management, geographic location of logistics and customer service, revenue recognition involves a high dependence on the proper functioning of the internal controls determined by the Company.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 — REVENUE RECOGNITION (cont.)

	For year ended		Change
	12/31/2024	12/31/2023	$	%
Gross Sales	58,857	10,898,942	(10,840,085)	-99%
Subsidy Revenue (ICMS Presumed Credit)	—	914,913	(914,913)	-100%
(-) Sales Return	(4,601)	(368,791)	364,190	-99%
(-) Conditional discounts	(2,209)	—	(2,209)	100%
(-) ICMS	(7,492)	(1,316,562)	1,309,070	-99%
(-) PIS	(1,408)	(12,927)	11,519	-89%
(-) COFINS	(2,684)	(59,543)	56,859	-95%
(-) ICMS ST	—	(1,642)	1,642	-100%
Total	40,463	10,054,390	(10,013,927)	-100%

NOTE 22 — Cost of products sold

The balance of operating expenses corresponds to the total amount, consisting of the sum of the balances, as detailed.

	For year ended		Change
	12/31/2024	12/31/2023	$	%
(-) Cost of produtcs sold	(47,029)	(9,615,614)	9,568,585	-100%
(-) Freight	(1,587)	(876,671)	875,084	-100%
(-) Packaging	—	(173,078)	173,078	-100%
(-) With Stock Loss	—	(28,505)	28,505	-100%
(-) Benefit	—	(9,798)	9,798	-100%
(-) Free Sample	—	(41)	41	-100%
Total	(48,616)	(10,703,707)	10,655,091	-100%

NOTE 23 — Sales, General and administrative expenses

General and administrative expenses

These are all expenses related to administrative and commercial service providers, payroll, consumption expenses to maintain the company’s routine.

	For year ended		Change
	12/31/2024 (Restated)	12/31/2023 (Restated)	$	%
Administrative expenses
Services 3rd parties	(114,223)	(513,827)	399,604	-78%
General expesnes	(4,036)	(482,523)	478,487	-99%
Labor	(11,173)	(256,287)	245,114	-96%
Taxes and fees		(82,138)	82,138	-100%
PLCD	(23,128)	—	(23,128)	0%
Other expenses	—	(43)	43	-100%
Depreciation	(235,119)	(449,349)	214,230	-48%
Total	(387,678)	(1,784,167)	1,396,489	-78%

Sales expenses
Sales commission	—	(196,027)	196,027	-100%
General expenses	(25,432)	(1,175,745)	1,150,313	-98%
Labor	(30,112)	(14,903)	(15,209)	102%
Travel expenses	—	(2,209)	2,209	-100%
Royalties	(1,416)	(574,101)	572,685	-100%
Total	(56,960)	(1,962,985)	1,906,025	-97%

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 — FINANCIAL INCOME

The balance of the financial income corresponds to the total amount, consisting of the sum of the balances, according to detail, The financial expenses composed of discounts granted, bank expenditure, billing expenses, IOF, monetary variation, fines and interest on loans, Financial revenues comprise the amounts related to income on interest received and discounts obtained.

	For year ended		Change
	12/31/2024	12/31/2023	$	%
Financial Revenue
Interest	—	25,630	25,630	-100,00%
	—	25,630	25,630	-100,00%
Financial Expenses
IOF	(1)	(2,954)	2,953	-100%
Banking Expenses	(554,970)	(669,334)	114,364	-17%
Interest	(617,116)	(794,688)	297,262	-37%
	(1,172,087)	(1,466,976)	688,105	-28,26%

NOTE 25 — TAX

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes.

In Brazil, taxation on profit comprises income tax and social contribution, as described below:

Income Tax (IRPJ) — in the form of taxation on taxable income, is computed on taxable income at the rate of 15%, plus an additional 10% for profits that exceed R$240,000 in a 12-month period.

Social Contribution (CSLL) — applied at the rate of 9% on taxable income, recognized on an accrual basis.

	12/31/2024	12/31/2023
IRPJ	(1,843)	(963)
CSLL	(1,099)	(566)
Total	(2,942)	(1,529)

Taxable Income — are the additions to accounting income of temporarily non-deductible expenses or exclusions of temporarily non-taxable income, considered for the calculation of current taxable income, which generate deferred tax credits or debits.

In addition, the sale of basic basket products (e,g, “Beans”) has a state tax incentive as an investment subsidy, such as reductions in the ICMS(*), IRPJ and CSLL calculation bases, rate reduction, exemption, deferral related to the benefit of the ICMS presumed credit.

The tax rates and tax laws used to calculate the amount are those in effect at the balance sheet date.

(*) State value-added tax on services and circulation of goods.

Taxes on sales

Revenues, expenses and assets are recognized net of sales tax, except:

When sales taxes incurred on the purchase of goods or services are not recoverable from the tax authorities, in which case the sales tax is recognized as part of the acquisition cost of the asset or expense item, as the case may be;

When receivables and payables are presented together with the sales tax amount; It is

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 25 — TAX (cont.)

The net amount of sales tax, recoverable or payable, is included as a component of amounts receivable or payable in the balance sheet, Revenues from sales in Brazil are subject to the following taxes and contributions, at the following basic rates:

Rates

ICMS – Tax on Circulation of Goods and Services	18%
COFINS – Social Security Contribution	7,60%
PIS – Social Integration Program	1,65%
IPI – Tax on Industrialized Products	5%
ISSQN – Tax on Services of Any Nature	5%

Credits arising from non-cumulative PIS/COFINS are shown deducted from cost of goods sold or general and administrative expenses, in the statement of income, depending on the source of the expenditure, Amounts subject to offsetting are stated in current or non-current assets, according to their expected realization, In the income statement, revenues are presented net of these taxes.

The Company is framed as opting for the real profit subject to the incidence of legal income tax (IRPJ) and the social contribution on net income (CSLL) on the result determined in each year.

However, it contributes to the income tax on fixed or variable income financial investments, upon retention by the institutions in which financial investments are carried out.

Deferred Tax Liabilities

The Company’s has no deferred tax liabilities, deferred tax assets, and deferred tax asset valuation allowances at December 31, 2024.

NOTE 26 — RELATED PARTY TRANSACTIONS

During the fiscal year, we entered into related party transactions with some of our shareholders or other related parties, These operations arise from the provision of logistics services as well as from financial transactions entered into under market conditions, in accordance with our interests, customary market practices at the time of their execution and do not have relevant amounts individually or in aggregate.

From time to time, we enter into transactions with related parties, including entities involving certain members of our board of directors or senior management, The definition of a related party is based on applicable accounting standards and our internal policy, which may be more restrictive in relation to applicable laws and regulations under certain circumstances.

In addition, we have not entered into any related party transaction that is or was unusual in nature or conditions during the current or last prior financial year, nor has such transaction been proposed that is or would be material to our business, Our policy on related party transactions prohibits us from extending loans or guarantees to members of our board of directors, our management, or key management or any members of their close family members.

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 26 — RELATED PARTY TRANSACTIONS (cont.)

Name	Principal Position	Year	Salary ($)
Bruno Bonifacio	Chief Executive Officer and Director	2024	96,000
		2023	96,000
Bonifacio, Paulo R,	President	2024	168,000
		2023	168,000
Burti, Leonardo P,	Chief Financial Officer	2024	108,000
Farina, Fabio L,		2023	72,000

Intercompany

	12/31/2024		12/31/2023
	Receivable	Payable	Receivable	Payable
Boni Logistica	18,397	—	23,531	—
BR Brands	442,737	18,397	683,339	23,531
BRB Foods	—	442,737	—	683,339
Total	461,134	461,134	706,870	706,870

Related Parties

C-Level	12/31/2024	(+)Add	(+) Interest	Payments	12/31/2023
O,S.	—	—	—	13,581	13,581
D,S,B	115,408	5,109	1,924	—	118,593
B,B	—	—	—	7,432	7,432
E,S,B	54,307	8,272	3,848	—	42,187
P,B	93,015	41,155	—	—	51,860
Shareholders	430,390	100,000	20,384	—	302,890
Total Liabilities	693,120	144,318	26,156	21,013	536,543
P,B	134,071	53,172	—	—	80,899
Total Assets	134,071	53,172	—	—	80,899

NOTE 27 — EARNINGS PER SHARE (EPS):

The Company reports basic and diluted earnings per share in accordance with ASC 260-10-45, For periods of net loss, the diluted EPS calculation excludes potentially dilutive securities as they would have an antidilutive effect, Accordingly, basic and diluted EPS are identical for the periods presented.

The table below summarizes the potentially dilutive securities excluded due to their antidilutive nature:

Type of Security	Issuance Date Potential	Dilution (Shares)
Convertible Notes	December, 2024	147,142
Restricted Stock Units	December, 2024	365,000
Total Potential Shares		512,142

BRB FOODS INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 27 — EARNINGS PER SHARE (EPS): (cont.)

The table below presents the determination of net income available to holders of common shares and the weighted average number of common shares outstanding used to calculate basic and diluted earnings per share in each reporting exercise.

	For year ended
	December 31, 2024 (Restated)	December 31, 2023 (Restated)
LOSS FOR THE YEAR	(1,627,821)	(5,839,344)
	For year ended
	December 31, 2024	December 31, 2023
Basic numerator
Net income (loss) allocated to controlling shareholder	(1,627,821)	(5,839,344)
Net income allocated to controlling shareholder	(1,627,821)	(5,839,344)

Basic denominator
Weighted average of shares	12,000,000	12,000,000
Basic earnings (loss) per share	(0.14)	(0.49)
Basic earnings per share	(0.14)	(0.49)

Diluted numerator
Net income (loss) allocated to controlling shareholder	(1,627,821)	(5,839,344)
Net income allocated to controlling shareholder	(1,627,821)	(5,839,344)

Diluted denominator
Weighted average of outstanding shares	12,000,000	12,000,000
Convertible Notes	147,142	143,880
Restricted Stock Units	365,000	172,500
Diluted weighted average of outstanding shares	12,512,142	12,316,380

Diluted earnings (loss) per share	(0.14)	(0.49)
Diluted earnings per share	(0.14)	(0.49)

NOTE 28 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the filing of this Financial Year Report, and determined that there have been no events that have occurred that would require adjustments to our disclosures in the consolidated financial statements.

3,750,000 Shares

of Common Stock

___________________________________

PRELIMINARY PROSPECTUS

___________________________________

__________, 2025

Alexander Capital, L.P.	Network 1 Financial Securities, Inc.

Until             , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to a dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 12, 2025

BRB Foods Inc.

2,572,642 Shares
of Common Stock

This Resale Prospectus relates to the sale of up to 2,572,642 shares of our common stock by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling shareholders named in this prospectus.

No sales of the common stock covered by this Resale Prospectus shall occur until the Common Stock sold in our initial public offering at an assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated offering price range of $4.00 and $5.00 per share for the Common Stock we are selling in our initial public offering, begin trading on the Nasdaq Capital Market. Thereafter, any common stock sold by the selling shareholders will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders. No sales of the shares covered by this prospectus shall occur until the common stock sold in our initial public offering begin trading on the Nasdaq Capital Market.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, please read “Risk Factors” beginning on page 12 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

The date of this Resale Prospectus is [•], 2025

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RESALE PROSPECTUS SUMMARY	Alt-1
USE OF PROCEEDS	Alt-10
SELLING SHAREHOLDERS	Alt-11
PLAN OF DISTRIBUTION	Alt-13
LEGAL MATTERS	Alt-15

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RESALE PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors,” “Business” and our financial statements and the related notes included elsewhere in this prospectus before investing in our common stock.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “BRBF”, “Company,” “we,” “us,” “our,” or similar references mean BRB Foods Inc. and its subsidiaries on a consolidated basis.

Company Overview

BRB Foods Inc. (the “Company” or “BRBF”), through its Brazilian based subsidiaries, is a manufacturer and distributor of dry food products sold under name brands licensed from Unilever Brasil Ltda. (“Unilever Brasil”), Unilever IP Holdings B.V. (“Unilever IP”), Mãe Terra Produtos Naturais Ltda. (“Mãe Terra”), and Conopco, Inc. (“Conopco”) d/b/a Unilever. Our Company specializes in the entire process of acquiring, processing, manufacturing, selling and packaging high-quality dry food products that are distributed to and marketed at major retailers and food service establishments throughout Brazil. We employ sales personnel who prepare retail displays at the physical locations of products’ sales, also known as the Point of Sale. For the nine months ended September 30, 2025, we did not generate any net revenue. We generated net revenue of approximately $0.04 million and $10.1 million during our fiscal years ended December 31, 2024 and 2023, respectively.

Our product portfolio includes a wide range of dry food products such as pasta, rice, beans, corn, cassava, potato, snacks, and other dry food items that are produced under strict quality guidelines and procedures. Our most popular brand products include Knorr, Maizena and Mãe Terra.

We are committed to sustainability and responsible sourcing. We work with local farmers and suppliers to ensure that our raw materials are ethically sourced and sustainably produced. Our production processes are designed to minimize waste and reduce our environmental impact. Since the beginning of activities in 2020, we have always been very clear that the entire approval process would be based on the pillars of the environmental, social, and corporate governance (“ESG”) philosophy, focusing on food safety, quality associated with excellence and tradition of brands and work safety, in addition to strict respect for the environment, sustainability and good market practices.

We work closely with our clients to ensure that their specific needs and requirements are met, and we strive to provide them with the highest level of customer service and product quality. Our state-of-the-art facilities utilize the latest technology to ensure that our products meet the highest standards of food safety and quality control. Our team of experienced professionals is dedicated to providing our clients with exceptional service and high-quality products that meet their specific needs. We are proud to partner with name brand food companies such as Unilever.

Financial Performance Summary

We began operations in 2020 (through our subsidiaries). As a result of our limited operating history, we have limited financial data that can be used to evaluate our current business, and such data may not be indicative of future performance. Since 2020, most of our free cash flow has been used to fund our operations and growth, capital expenditure investments, human resources and other expenses. As a result, we experienced losses in fiscal year 2021. In 2022, we carried out a series of management, asset and financial adjustments, laying the foundations for improving the Company’s performance for the year ended December 31, 2022. As a result, in the fiscal year of 2022, due to the increase in our performance, we did not record a net loss, but recorded a net profit of US$405,192. However, for the year ended December 31, 2023, we recorded a net loss of approximately $5.8 million due to high cost of money and all the investments made in people, systems, packaging, processes and logistics and for the year ended December 31, 2024, we recorded a net loss of approximately $1.6 million due to the high cost of capital in Brazil, where the benchmark interest rate is currently 12.73% per year, and investments in preserving critical business infrastructure and personnel to support the planned launch of 41 new products in the first quarter of 2026. For the nine months ended September 30, 2025, we recorded a net loss of approximately $0.8 million.

We voluntarily suspended all product sales in the second quarter of 2024. Our product sales pause was not the result of operational failure, but a decision taken to align our current go-to-market strategy in preparation for our anticipated launch of 41 additional products under our licensed brands (including Knorr, Maizena, and Mãe Terra) in Brazil. We decided that selling our then-existing 3 products in the limited region of São Paulo, Brazil only was not commercially

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viable. Instead, we decided to focus on product development, logistical readiness, and finalizing preparations to introduce 41 new products, across all 27 states of Brazil, utilizing 14 independent distribution centers. Due to our suspension of product sales, we recorded no net revenues for the nine months ended September 30, 2025, compared to net revenues of $40,463 for the nine months ended September 30, 2024, and our net revenues for the year ended December 31, 2024 declined to $40,463, compared to $10,054,390 in 2023.

We have encountered, and expect to continue to encounter, risks and difficulties frequently experienced by growing companies, including challenges in financial forecasting accuracy, determining appropriate investments, developing new products and features, maintaining minimum cash and working capital levels, among others.

Despite these major challenges faced by the Company in 2022, we were able to record the best financial performance in the Company’s history in fiscal year 2022. During this period, processes were reviewed, costs were cut, therefore promoting a stronger and more efficient structure to the Company.

Although we did not record a net loss in fiscal year 2022, it is necessary to highlight that the continuance of our growth and expansion required new investments in 2023, retention of cash and accrual of expenses, additional financing needs, which adversely impacted and eliminated our profitability in 2023. As a result of the foregoing and external challenges such as limited credit availability and high financing costs, we recorded a 29.43% decline in revenues in 2023.

The most visible achievements for our business were the additional leadership recruited from the São Paulo metropolitan in the first quarter of 2023 and the continued business with our major cash-and-carry companies, who were able to observe that if we have full operational and financial capacity we will be able to lead in each category of our product portfolio.

At the end of FYE 2022, Brazil’s Central Bank set the monetary policy rate at 12.73%, increased from 4.91% in the previous year. That meant an increase in the cost of working capital financing, which also reduced the availability of credit lines, resulting in significant financial expenses of US$1,466,976 in fiscal year 2023 and US$1,172,087 in fiscal year 2024. While financial expenses decreased year-over-year, they remained a significant component of the Company’s cost structure. At the end of FYE 2024, the benchmark interest rate remained 12.73% per year.

We agreed to create and launch 61 new products under well-known brands such as Arisco, Maizena, Knorr and Mãe Terra. One of these four Unilever agreements, which covers 20 of the 61 planned new products under the Arisco brand, expired on December 1, 2025. We are in discussions with Unilever regarding a potential extension of this agreement; however, extension has not been finalized and there can be no assurance that this agreement will be renewed or extended on acceptable terms, if at all. The remaining three Unilever agreements remain in effect and they continue to support the eventual launch of the remaining 41 planned products. These products will complement our current offerings and will be distributed nationwide by the end of the first quarter of 2026, positioning the Company for significant growth in market share and revenue. Our product portfolio expansion, resulting in 44 products across various categories, including rice, corn, pasta, natural sugars, and cereals, is expected to boost both revenue and earnings before interest, taxes, depreciation, and amortization (“EBITDA”). This comprehensive portfolio is designed to meet consumer demand for healthier, more nutritious food, while taking advantage of economies of scale to lower production and distribution costs.

For the nine months ended September 30, 2025 and 2024:

•        Our net revenue was US$0 and US$40,463, respectively.

•        Our net loss was US$(812,788) and US$(959,559), respectively.

For the fiscal years ended December 31, 2024 and 2023:

•        Our net revenue was US$40,463 and US$10,054,390 respectively.

•        Our net loss was US$1,627,821 and US$5,839,344, respectively.

Market Opportunities

•        Increase market performance in Brazil with national and international well-known brands with more than 100 years.

•        Development of our fully-owned logistics company subsidiary to increase efficiency and expand tailor-made logistics services.

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•        Development of new products using the well-known brands utilized by the Company.

•        Acquisition and mergers with existing companies in order to extend our presence even further and expanding the relationship with customers.

Competitive Strengths

In response to the market opportunities, we have the following competitive strengths:

•        Multiple traditional brands.

•        Well recognized for the quality of our licensed brands products.

•        Strategic price position.

•        Key commercial relationships with large supermarket chains.

•        Brands with more than 100 years on the market.

•        Deep logistics knowledge and fully-owned logistics company subsidiary providing operational logistics support.

•        Experienced management team

Growth Strategy

Innovation, focus on the customer, sustainability, an agile cost-efficient structure, improved sales processes and customer experience, and absolute quality are the essential elements that we were able to strengthen during the fiscal year 2023, resulting in an improved relationship between the Company and Unilever, the licensor of our major brands. In 2025, we will continue to improve the national distribution of certain products we sell which were previously regionalized and standardize distribution of these products nationally.

The Company aims to implement different sales strategy, unlike other companies in the industry. Our main focus is on the sell-out, which is an industry specific term that refers to actions taken at the physical location where the product is sold. Such sell-out actions are intended to promote more efficient product visibility for consumers, thereby, increasing final sales. Once combined with certain key elements, sell-out actions become a powerful tool for sales, as illustrated in the following graphic:

In 2022 and 2023, we signed new agreements with Unilever for the creation and launch of 61 different products such as rice, corn, potatoes, pasta, natural sugars, cocoa and cereals, under the brands Arisco, Maizena, Knorr and Mãe Terra. One of these four Unilever agreements, which covers 20 of the 61 planned new products under the Arisco brand, expired on December 1, 2025. We are in discussions with Unilever regarding a potential extension of this agreement; however, extension has not been finalized and there can be no assurance that this agreement will be renewed or extended on acceptable terms, if at all. The remaining three Unilever agreements remain in effect and they continue to support the eventual launch of the remaining 41 planned products. The remaining products will be launched by the end of the first quarter of 2026, which, when combined with our existing 3 products, provides us with a portfolio totaling 44 products. We have a responsibility to deliver convenient, innovative and reliable products that respond to

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the needs of consumers and respect the cultures of our country. In addition, we are a vertically operated company and must ensure we make good use of assets, have cohesion in our values and practices, maintain win-win relationships in the value chain and cultivate leaders capable of adequately guiding the business.

Our strategic direction is based on strengthening as a national food company and paving the way to international operations through profitable growth, through the expansion of operational efficiency with optimization in the use of natural resources, reduction in the use of packaging and product development. We expect the expansion to take place through the following pillars:

•        Current business growth through geographic diversification. To this end, we intend to pay particular attention to our portfolio, product mix and distribution channels, taking advantage of the existing logistics network, with a focus on agile processes.

•        Entry into new planning categories that may occur organically or inorganically, focusing on products that have synergy with the current business and strategy. Entry into new categories will focus on expanding the Company’s portfolio, with brands and products with greater added value, increasing current margins.

To sustain our growth strategy, the Company relies on a business model and commercial strategy based on consistent investments in marketing, trade marketing, assertive pricing models, use of technology and new methodologies to meet market trends. Innovation is also an important pillar of the strategy. SAP Business One (a business management software designed for small and medium-sized businesses and sold by the software company SAP SE) was implemented for all sectors of the Company at the end of the first quarter of 2023, further increasing control and speed and accuracy of key information, thereby allowing the management team to make strategic data-based decisions on a daily-basis.

The Company relies on the involvement of all areas of its business in the growth strategy and vision. The future foresees consolidation as a large national and international food company, with diversified operations, sustainable growth and respect for origins. Our strategic pillars include:

•        Strategic national relaunch in Brazil:    Coordinated launch of 44 products under highly recognized brands, replacing the prior limited portfolio.

•        Brand strength:    Leveraging licensed brands (including Knorr, Maizena, and Mãe Terra) to drive immediate consumer recognition.

•        Optimized logistics:    14 distribution centers, all system-integrated, to support national fulfillment at scale.

•        Technology backbone:    SAP ERP and WMS/TMS infrastructure implemented to support operational efficiency and control.

•        Deferred margin optimization:    Deliberate suspension of low-scale operations to enable high-margin national rollout of our portfolio of 44 products.

•        Excellent operational and financial management:    The Company operates its leased factory and warehouse, duly equipped, with balance sheets being audited by external auditors since 2020 and excellence in operational controls.

•        Significant growth:    we achieved relevant sales growth in 2021 and 2022, when the company obtained 7% market share. In 2024, we strategically decided to halt sales to prepare to launch 41 new products nationwide through our 14 independent distribution centers. We plan the launch of these 41 new products for the first quarter of 2026.

Recent Management Changes

On February 11, 2025, Bruno Bonifacio, the then Chief Executive Officer and director of the Company, provided written notice to our board of directors of his resignation as the Chief Executive Officer and a member of the board of directors, effective February 11, 2025. Mr. Bruno Bonifacio’s resignation was not due to any disagreements between him and the Company or our board of directors.

On February 12, 2025, our board of directors appointed Mr. Paulo R. Bonifacio, the President of our Company, as Chief Executive Officer and Director of the Company. Mr. Paulo R. Bonifacio is our principal executive officer.

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Summary of Risk Factors

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. These risks are discussed more fully in the section entitled “Risk Factors,” following this prospectus summary. These include:

•        We have incurred net losses from operations, experienced net cash outflows from our operating activities and our independent registered public accounting firm included an explanatory paragraph concerning substantial doubt about our ability to continue as a going concern in its report on our financial statements for the years ended December 31, 2024 and 2023. If we do not effectively manage our cash and other liquid financial assets, execute our plan to increase profitability and obtain additional financing, our ability to continue as a going concern could be negatively affected;

•        Our principal assets are our indirect ownership interests in our subsidiaries BR Brands S.A. (formerly BR Brands Ltda.) and Boni Logística Ltda. If these subsidiaries are restricted from distributing or otherwise transferring funds to us, pursuant to applicable law, regulation or otherwise, our liquidity, financial condition or results of operations could be materially and adversely affected;

•        The categories in which we participate are very competitive, and if we are not able to compete effectively, our results of operations could be adversely affected;

•        Price changes for the commodities we depend on for raw materials, packaging, and energy may adversely affect our profitability;

•        Concerns with the safety and quality of our products could cause consumers to avoid certain products or ingredients;

•        We rely heavily on certain vendors, suppliers, logistics suppliers and distributors, which could adversely affect our business;

•        If our products become adulterated, misbranded, or mislabeled, we might need to recall those items and may experience product liability claims if consumers are injured;

•        We may be unable to anticipate changes in consumer preferences and trends, which may result in decreased demand for our products;

•        We may be unable to grow our market share or add products that are in faster growing and more profitable categories;

•        Our results may be negatively impacted in the event of non-renewal, termination or breach of the existing Intellectual Property License Agreements;

•        One of our key intellectual property license agreements covering 20 of our planned new products expired on December 31, 2025, and failure to renew this agreement may materially limit our product launch plan and our ability to generate expected revenue;

•        Our results may be negatively impacted if consumers do not maintain their favorable perception of our licensed brands;

•        Our reporting currency is the US dollar but a significant portion of our revenue and costs and expenses are denominated in Brazilian Reais, so that exchange rate movements may affect our financial performance;

•        Climate change and other sustainability matters could adversely affect our business;

•        Economic downturns could limit consumer demand for our products;

•        We have a history of net losses and may incur losses in the future;

•        We may experience higher operating costs, including increases in supplier prices and employee salaries and benefits, which could adversely affect our financial performance;

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•        We could face workplace-related lawsuits and be subject to complex social security and employment laws;

•        Litigation concerning food quality, health, employee conduct and other issues could require us to incur additional liabilities;

•        We have a limited operating history with financial results that may not be indicative of future performance, and our revenue growth rate is likely to slow as our business matures;

•        We are subject to economic and political risk, the business cycles and credit risk of our customers and issuing banks and volatility in the overall level of consumer, business and government spending, which could negatively impact our business, financial condition and results of operations;

•        Our insurance policies may not be sufficient to cover all claims;

•        We are subject to regulatory activity and antitrust litigation under competition laws;

•        Changes in tax laws, tax incentives, the termination of existing tax benefits or differing interpretations of tax laws may adversely affect our results of operations;

•        The costs and effects of pending and potential future litigation, investigations or similar matters, or adverse facts and developments related thereto, could materially affect our business, financial position and results of operations;

•        If we lose key personnel our business, financial condition and results of operations may be adversely affected;

•        Our operations may be adversely affected by a failure to timely obtain or renew any licenses required to operate our hubs;

•        Requirements associated with being a public company in the United States will require significant Company resources and management attention;

•        Our holding company structure makes us dependent on the operations of our subsidiaries;

•        We may not be able to secure financing on favorable terms, or at all, to meet our future capital needs;

•        The Brazilian federal government has exercised, and continues to exercise, significant influence over the Brazilian economy. This involvement, as well as Brazil’s political and economic conditions, could harm us and the price of our shares;

•        Political instability and economic uncertainty in Brazil may adversely affect us;

•        Exchange rate instability may have adverse effects on the Brazilian economy, and, as result, us;

•        We are dependent on retail partners for a significant portion of our sales;

•        We are dependent on certain third-party suppliers and contract manufacturers;

•        There is no existing market for our shares, and we do not know whether one will develop to provide you with adequate liquidity. If the trading price of our shares fluctuates after this offering, you could lose a significant part of your investment;

•        The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders and you may lose all or part of your investment;

•        Our ability to pay dividends to our shareholders may be restricted in the future by applicable laws and regulations and by the ability of our subsidiaries to pay dividends to us;

•        We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the federal securities laws. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis, or CD&A, of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

•        engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•        comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•        submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; or

•        disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, an “emerging growth company” may use the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earliest to occur of the following:

•        the last day of the first fiscal year in which our annual gross revenues are at least $1.235 billion;

•        the date on which we have, during the previous three-year period, issued more than $1 billion of non-convertible debt securities;

•        the last day of the fiscal year during which the aggregate market value of our common equity securities held by non-affiliates as of our most recently completed second fiscal quarter is at least $700 million, we have been subject to public company reporting requirements for at least 12 months and we have filed at least one annual report as a public company; and

•        the last day of our fiscal year following the fifth anniversary of the completion of this offering.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Implications of being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250 million as of the prior September 30; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Our Corporate Structure

In November, 2022 the Company and its then-existing shareholders undertook a corporate restructuring whereby: (i) all membership interests of Thamuz LLC were contributed to the Company by certain members of the Bonifacio family (Mr. Rafael Bonifacio, Mr. Bruno Bonifacio and Ms. Daniela S. Bonifacio), thereby making the Company the sole shareholder of Thamuz LLC. Thamuz LLC, in turn, is the 100% owner of each of BR Brands S.A. (formerly BR

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Brands Ltda) and Boni Logística Ltda., (both companies are incorporated under the laws of Brazil); and (ii) Mr. Paulo R. Bonifacio contributed to the capital of the Company, according to his services and vesting agreement. Mr. Paulo R. Bonifacio is (and shall be after the consummation of this offering) owner of record and beneficial owner of the majority of the shares of the Company and therefore is the controlling shareholder.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Corporate Information

We were incorporated in Delaware on October 13, 2022. On September 12, 2023, we filed articles of continuance with the Wyoming Secretary of State to continue from being a corporation governed by the Delaware General Corporation Law to a corporation governed by the Wyoming Business Corporation Act. Effective September 28, 2023, we changed our state of incorporation from the State of Delaware to the State of Wyoming (the “Continuation”). and changed our corporate name from “BRB Foods Ltd.” to BRB Foods Inc. The Continuation was accomplished by the issuance of a certificate of continuance by the Secretary of State of the State of Wyoming on September 28, 2023. Our subsidiaries include: Thamuz LLC, a Delaware limited liability company formed on June 2, 2022; Boni Logistica Ltda, a Brazilian limited company formed on February 26, 2020; and BR Brands S.A. (formerly BR Brands Ltda), a Brazilian corporation (sociedade anônima) formed on December 1, 2020. Our principal executive offices are located at Rua Doutor Eduardo de Souza Aranha, 387 — Conjunto 151 Vila Nova Conceição, São Paulo, SP 04543-121, Brazil. Our telephone number is +55 11 4040-5766. We maintain a website at www.brbf.com.br. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

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THE OFFERING

Common stock to be offered by the Selling Shareholders	2,572,642 shares of common stock, par value $0.001 per share.
Selling price

Any shares sold by the selling shareholders will occur at prevailing market prices or in privately negotiated prices after closing of the initial public offering and listing of the Common Stock on the Nasdaq Capital Market, and such sales by the selling shareholders will not occur until after the Common Stock begin trading on the Nasdaq Capital Market.

Common stock outstanding before this offering, excluding over-allotment shares	12,000,000 shares of common stock.
Common stock to be outstanding after this offering, excluding over - allotment shares and without giving effect to the conversion of the convertible notes	16,145,000 shares of common stock.
Proposed trading market and symbol:

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “BRBF”. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market. If our common stock is not approved for listing on the Nasdaq Capital Market, we will not consummate this offering.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders named in this Resale Prospectus.
Risk factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of the public offering prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders. However, we will incur expenses in connection with the registration of our shares of common stock offered hereby.

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SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of shares of common stock owned by each selling shareholder immediately prior to the date of this Resale Prospectus and the number of shares to be offered by the selling shareholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our common stock by the selling shareholder as adjusted to reflect the assumed sale of all of the shares offered under this Resale Prospectus.

Percentage of beneficial ownership before this offering is based on 12,000,000 shares of common stock outstanding as at the date of this Resale Prospectus. Beneficial ownership is based on information furnished by the selling shareholders. Unless otherwise indicated and subject to community property laws where applicable, the selling shareholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him/her.

Unless otherwise indicated, none of the selling shareholders has had any position, office or other material relationship within the past three years with the Company. None of the selling shareholders is a broker dealer or an affiliate of a broker dealer. None of the selling shareholders has an agreement or understanding to distribute any of the shares being registered. Each selling shareholder may offer for sale from time to time any or all of the shares, subject to the agreements described in the “Plan of Distribution”. The table below assumes that the selling shareholders will sell all of the shares offered for sale hereby:

Name of Selling Shareholder	Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Common Stock to be Sold	Number of Common Stock Owned after Offering	Percentage Common Stock Ownership After Offering (%)
Rafael Bonifacio(7)	772,500		772,500	—	0%
Daniela Serio Bonifacio(8)	100,000		100,000	—	0%
Guilherme Reif Carvalhaes	8,000		8,000	—	0%
Christopher Charles Le Jeune	135,349	(2)	135,349	—	0%
Philippe De Cock De Rameyen	2,400		2,400	—	0%
Antoine De Sejournet De Remeignies	5,000		5,000	—	0%
Erik Jakob Engstrom	2,000		2,000	—	0%
Robert Osselaer	5,000		5,000	—	0%
Caroline Sorel	5,000		5,000	—	0%
Patrick Georges Vanherck	2,000		2,000	—	0%
AC Skaf Holdings Ltd	500,000		500,000	—	0%
Accelera Solutions S.A.	275,000		275,000	—	0%
Jasper Holdings LLC	28,587	(3)	28,587	—	0%
Mont Saint Consultoria E Investimentos Ltda	16,466	(4)	16,466	—	0%
Opencap Global Inc.	145,000		145,000	—	0%
Philip R H Connor LLC	4,764	(5)	4,764	—	0%
PRHC LLC	260,600		260,600	—	0%
Randwyck LLC	40,000		40,000	—	0%
SMC Family Limited Partnership	264,976	(6)	264,976	—	0%
Total	2,572,642		2,572,642	—	0%

____________

(1)      Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of common stock, or convertible or exercisable into our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)      Also includes 51,195 shares of common stock underlying the conversion of $150,000 principal amount of convertible notes at a conversion price equal to 65% of the offering price per share of common stock in this offering. which is assumed to be $4.50 per share (which is the midpoint of the range set forth on the cover page of the Public Offering Prospectus).

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(3)      Includes 25,597 shares of common stock underlying the conversion of $75,000 principal amount of convertible notes at a conversion price equal to 65% of the offering price per share of common stock in this offering. which is assumed to be $4.50 per share (which is the midpoint of the range set forth on the cover page of the Public Offering Prospectus).

(4)      Includes 14,744 shares of common stock underlying the conversion of $43,200 principal amount of convertible notes at a conversion price equal to 65% of the offering price per share of common stock in this offering. which is assumed to be $4.50 per share (which is the midpoint of the range set forth on the cover page of the Public Offering Prospectus).

(5)      Includes 4,266 shares of common stock underlying the conversion of $12,500 principal amount of convertible notes at a conversion price equal to 65% of the offering price per share of common stock in this offering. which is assumed to be $4.50 per share (which is the midpoint of the range set forth on the cover page of the Public Offering Prospectus).

(6)      Also includes 4,266 shares of common stock underlying the conversion of $12,500 principal amount of convertible notes at a conversion price equal to 65% of the offering price per share of common stock in this offering. which is assumed to be $4.50 per share (which is the midpoint of the range set forth on the cover page of the Public Offering Prospectus).

(7)      Mr. Rafael Bonifacio is the owner of 772,500 shares of our common stock, which are owned through MALP Holdings Ltd, a Bahamian international business company, of which Mr. Rafael Bonifacio is the sole owner and member. Mr. Rafael Bonifacio has the voting, dispositive or investment power over his respective shares owned through MALP Holdings Ltd. The address of MALP Holdings Ltd is Bahamas Financial Center, third floor, BF11, Shirley and Charlotte streets, Nassau, NP Bahamas.

(8)      Daniela Bonifacio is the former wife of Paulo Bonifacio, the Chief Executive Officer, President and Director of the Company.

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PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this Resale Prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling shareholder, rather than under this Resale Prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or securities convertible into shares of our common stock for a period of one (1) year after the closing date of the Offering.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

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The selling shareholders and any other persons participating in the sale or distribution of the shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Rule 5110 requires members firms to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of selling shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Financing Department of FINRA and disclosing to FINRA the following:

•        it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•        the complete details of how the selling shareholders’ shares are and will be held, including location of the particular accounts;

•        whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•        in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the resale of the securities by the selling shareholders.

If any of the shares of common stock offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling shareholders will sell all or any portion of the shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this Resale Prospectus. However, each selling shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the selling shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

Robinson & Cole, LLP, 1055 Washington Boulevard, Stamford, CT 06901 has acted as our counsel in connection with the preparation of this prospectus.

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BRB Foods Inc.

2,572,642 Shares
of Common Stock

_________________________

RESALE PROSPECTUS

_________________________

Until [•], 2026, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this Resale Prospectus is [•], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee, the Nasdaq listing fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$5,559
FINRA filing fee	$2,250
Nasdaq listing fee	$55,000
Transfer agent and registrar fees	$45,300
Accounting fees and expenses	$175,000
Legal fees and expenses	$400,000
Printing expenses	$1,500
Miscellaneous expenses	$42,998
Total	$727,607

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Wyoming Business Corporation Act (the “WBCA”), and our Bylaws.

Wyoming Business Corporation Act

The WBCA, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Bylaws

Our bylaws provide that any director or officer acting in good faith, with reasonable and prudent care, and in the best interests of the Company, who is involved in litigation by reason of his or her position as a director or officer of the Company shall be indemnified and held harmless by the Company.

In addition, we have entered into indemnification agreements with each of our current directors and executive officers. The indemnification agreements provide for indemnification against certain liabilities and expenses incurred by such persons in connection with claims made by reason of such person being a director or executive officer of the Company.

Item 15. Recent Sales of Unregistered Securities.

2023A Convertible Note Offering

On February 17, 2023, we closed a private placement (the “2023A Convertible Note Offering”) of a convertible note (the “2023A Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023A Convertible Note has an annual rate of return of six and one-half percent (6.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2023A Convertible Note.

The 2023A Convertible Note shall mature nine (9) months from the closing date of the 2023A Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023A Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of February 17, 2023, $100,000 of the 2023A Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2023B Convertible Note Offering

On August 4, 2023, we closed a private placement (the “2023B Convertible Note Offering”) of a convertible note (the “2023B Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023B Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2023B Convertible Note.

The 2023B Convertible Note shall mature nine (9) months from the closing date of the 2023B Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023B Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective.

As of August 4, 2023, $150,000 of the 2023B Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2023C Convertible Note Offering

On October 13, 2023, we closed a private placement (the “2023C Convertible Note Offering”) of a convertible note (the “2023C Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2023C Convertible Note has an annual rate of return of twelve and one-half percent (12.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2023C Convertible Note.

The 2023C Convertible Note shall mature nine (9) months from the closing date of the 2023C Convertible Note Offering (the “Maturity Date”). The outstanding principal balance of the 2023C Convertible Note and all accrued interest shall automatically convert into common stock of the Company immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective. As of October 13, 2023, $43,200 of the 2023C Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

2024 Convertible Note Offering

On February 15, 2024, we closed a private placement (the “2024 Convertible Note Offering”) of a convertible note (the “2024 Convertible Note”) to an accredited investor pursuant to Rule 506 of Regulation D of the Securities Act. The 2024 Convertible Note has an annual rate of return of six and one-half percent (6.5%) per annum, payable as a Payment-in-Kind in the Company’s common stock valued, at a price equal to sixty five percent (65%) of the per share price of securities sold in this offering, at the Maturity Date of the 2024 Convertible Note.

The 2024 Convertible Note shall mature nine (9) months from the closing date of the 2024 Convertible Note Offering (the “Maturity Date”). Additionally, the Company shall issue with the 2024 Convertible Notes warrants to purchase up to $100,000 of the Company’s common stock (the “Warrants”) and the Warrants shall be exercisable for a period of three (3) years at a price equal to one hundred and twenty five percent (125%) of the per share price of the securities sold in this offering. All or parts of the outstanding principal balance and accrued interest of the 2024 Convertible Note may be converted into common stock of the Company, at the sole discretion of the note holder, immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of its initial public offering effective (the “Financing Event”). Additionally, the 2024 Convertible Note provides for a true-up issuance of additional shares of our common stock to the note holder in the event the conversion price on the date which is 20 trading days after the Financing Event is less than the conversion price on the date of the Financing Event. As of February 15, 2023, $100,000 of the 2024 Convertible Note have been sold. No offers are being taken as a result of the filing of this registration statement.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Articles of Continuance
3.2***	Articles of Incorporation, dated October 13, 2022
3.3***	Bylaws
4.1***	Specimen Common Stock Certificate
4.2***	Form of Representative’s Warrant
4.3***	2023 Equity Incentive Plan
5.1***	Opinion of The McCabe Law Firm PC
8.1***	Opinion of Kherner International A. A. Ltd., Company’s Brazil tax counsel, regarding certain Brazil tax matters
10.1***+

IP License Out (Nutrition & Ice Cream) Agreement, effective March 1, 2023, by and between Conopco, Inc., d/b/a Unilever, and BR Brands Ltda. (portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K)

10.2***+

IP License Out (Foods) Agreement, effective December 1, 2022, by and between Unilever Brasil Ltda. and BR Brands Ltda. (portions of the exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K)

10.3***+

IP License Out (Nutrition & Ice Cream) Agreement, effective July 1, 2023, by and between Unilever IP Holdings B.V. and BR Brands Ltda. (portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K)

10.4***+

IP License Out (Nutrition & Ice Cream) Agreement, effective March 1, 2023, by and between Mae Terra Produtos Naturais Ltda. and BR Brands Ltda. (portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K)

10.5***	Form of Convertible Note for 2023A Convertible Note Offering
10.6***	Form of Convertible Note for 2023B Convertible Note Offering
10.7***	Form of Convertible Note for 2023C Convertible Note Offering
10.8***	Employment Agreement, dated June 30, 2023, by and between BRB Foods Ltd, BR Brands S.A. and Bruno Bonifacio
10.9***	Employment Agreement, dated June 30, 2023, by and between BRB Foods Ltd, BR Brands S.A. and Paulo Bonifacio
10.10***	Form of Convertible Note for 2024 Convertible Note Offering
10.11***	Employment Agreement, dated April 3, 2024, by and between BRB Foods Ltd, BR Brands S.A. and Leonardo Pucci Burti

Exhibit No.	Description
10.12***	Restricted Stock Unit Grant Agreement, dated June 30, 2023, by and between BRB Foods Ltd and Edinaldo Souza
10.13***	Restricted Stock Unit Grant Agreement, dated June 30, 2023, by and between BRB Foods Ltd and Emanuel Balaz
10.14***	Restricted Stock Unit Grant Agreement, dated April 3, 2024, by and between BRB Foods Inc. and Leonardo Pucci Burti
10.15***	Amendment to the Employment Agreement, dated February 12, 2025, by and between BRB Foods Ltd, BR Brands S.A. and Paulo Bonifacio
10.16***	Restricted Stock Unit Grant Agreement, dated October 24, 2024, by and between BRB Foods Inc. and Michel Sousa Secco
14.1***	Code of Business Conduct and Ethics
14.2***	Form of Lock-Up Agreement
21.1***	List of Subsidiaries of Registrant
23.1*	Consent of Russell Bedford GM Auditores Independentes S/S
23.2***	Consent of The McCabe Law Firm PC (included in Exhibit 5.1)
24.1***	Power of Attorney (included on the signature page of this Registration Statement)
99.1***	Audit Committee Charter
99.2***	Compensation Committee Charter
99.3***	Nominating and Corporate Governance Committee Charter
99.4***	Opinion of Cescon, Barrieu, Flesch & Barreto Advogados regarding certain Brazil legal matters
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107***	Filing Fee Table

____________

*        Filed herewith.

***    Previously filed.

+       Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

Item 17. Undertakings.

(a)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)    The undersigned Registrant hereby undertakes that:

(1)    For File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)    Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)     Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(3)    For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of São Paulo, Brazil, on December 12, 2025.

BRB FOODS INC.
By:	/s/ Paulo R. Bonifacio
	Name:	Paulo R. Bonifacio
	Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paulo R. Bonifacio his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Person	Title	Date
/s/ Paulo R. Bonifacio	Chief Executive Officer, President and Director	December 12, 2025
Paulo R. Bonifacio	(Principal Executive Officer)
/s/ Leonardo Pucci Burti	Chief Financial Officer	December 12, 2025
Leonardo Pucci Burti	(Principal Financial and Accounting Officer)
/s/ Joel A. Gallo	Director	December 12, 2025
Joel A. Gallo
/s/ Jacques Benoliel	Director	December 12, 2025
Jacques Benoliel